     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1997

                                                      REGISTRATION NO. 333-21217
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                            SLM HOLDING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6199
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   52-2013874
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                       1050 THOMAS JEFFERSON STREET, N.W.
                             WASHINGTON, D.C. 20007
                                 (202) 298-3152
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               TIMOTHY G. GREENE
                                GENERAL COUNSEL
                            SLM HOLDING CORPORATION
                       1050 THOMAS JEFFERSON STREET, N.W.
                             WASHINGTON, D.C. 20007
                                 (202) 298-3150
                                   Copies to:

                                STEPHEN HAMILTON
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           1440 NEW YORK AVENUE, N.W.
                             WASHINGTON, D.C. 20005
                               RONALD O. MUELLER
                          GIBSON, DUNN & CRUTCHER LLP
                         1050 CONNECTICUT AVENUE, N.W.
                             WASHINGTON, D.C. 20036

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: UPON CONSUMMATION OF THE REORGANIZATION DESCRIBED HEREIN.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

================================================================================

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501 (B) OF REGULATION S-K

ITEM NO.                    DESCRIPTION                            CAPTION IN PROSPECTUS
--------   ---------------------------------------------   -------------------------------------
Item 1     Forepart of Registration Statement and
             Outside Front Cover Page of Prospectus.....   Cover of Registration Statement;
                                                           Outside Front Cover Page of
                                                             Prospectus; Cross Reference Sheet
Item 2     Inside Front and Outside Back Cover Pages of
             Prospectus.................................   Available Information; Table of
                                                           Contents
Item 3     Risk Factors, Ratio of Earnings to Fixed
             Charges and Other Information..............   Summary; Risk Factors
Item 4     Terms of the Transaction.....................   Summary; The Reorganization Proposal;
                                                             Terms of the Reorganization
                                                             Agreement; Comparison of
                                                             Stockholder Rights; Appendix A:
                                                             Agreement and Plan of
                                                             Reorganization; Appendix B: Student
                                                             Loan Marketing Association
                                                             Reorganization Act of 1996
Item 5     Pro Forma Financial Information..............   Summary; Capitalization
Item 6     Material Contacts With the Company Being
             Acquired...................................   Summary; The Reorganization Proposal;
                                                             Terms of the Reorganization
                                                             Agreement; Appendix A: Agreement
                                                             and Plan of Reorganization
Item 7     Additional Information required for
             Reoffering by Persons and Parties Deemed to
             be Underwriters............................   *
Item 8     Interests of Named Experts and Counsel.......   Legal Matters; Experts
Item 9     Disclosure of Commission Position on
             Indemnification for Securities Act
             Liabilities................................   *
Item 10    Information With Respect to S-3
             Registrants................................   *
Item 11    Incorporation of Certain Information by
             Reference..................................   *
Item 12    Information With Respect to S-2 or S-3
             Registrants................................   *
Item 13    Incorporation of Certain Information by
             Reference..................................   *
Item 14    Information With Respect to Registrants Other
             Than S-2 or S-3 Registrants................   Summary; The Reorganization Proposal;
                                                             Terms of the Reorganization
                                                             Agreement; Business; Regulation;
                                                             Proxy Statement Supplement of the
                                                             Majority Directors; Proxy Statement
                                                             Supplement of the CRV
Item 15    Information With Respect to S-3 Companies....   *
Item 16    Information With Respect to S-2 or S-3
             Companies..................................   *

ITEM NO.                    DESCRIPTION                            CAPTION IN PROSPECTUS
--------   ---------------------------------------------   -------------------------------------
Item 17    Information With Respect to Companies Other
             Than S-3 or S-2 Companies..................   Summary; The Reorganization Proposal;
                                                             Terms of the Reorganization
                                                             Agreement; Selected Financial Data;
                                                             Financial Statements; Management's
                                                             Discussion and Analysis of
                                                             Financial Condition and Results of
                                                             Operation; Business; Regulation;
                                                             Management; Proxy Statement
                                                             Supplement of the Majority
                                                             Directors; Proxy Statement
                                                             Supplement of the CRV
Item 18    Information if Proxies, Consents or
             Authorizations are to be Solicited.........   Front Cover Page of Prospectus;
                                                             Summary; Information Regarding
                                                             the Special Meeting; The
                                                             Reorganization Proposal; -- Reasons
                                                             for the Reorganization;
                                                             Recommendation of Sallie Mae and
                                                             the CRV
Item 19    Information if Proxies, Consents or
             Authorizations are not to be Solicited or
             in an Exchange Offer.......................   *

---------------
* Omitted because inapplicable or answer is negative.

(LOGO)
STUDENT LOAN MARKETING ASSOCIATION
1050 Thomas Jefferson Street, N.W.
Washington, D.C. 20007-3871
(202) 298-2500

WILLIAM ARCENEAUX
Chairman of the Board                                                     , 1997

Dear Sallie Mae Shareholder:

    The Board of Directors of the Student Loan Marketing Association ("Sallie Mae") invites you to attend a Special Meeting of Shareholders (the "Special
Meeting") to be held on Thursday,            , 1997, at 11:00 a.m., local time,
at the [         ], Washington, DC [         ]. The Special Meeting is being
called pursuant to an agreement (the "Letter Agreement") between Sallie Mae and The Committee to Restore Value at Sallie Mae (the "CRV"), which is a shareholder group that includes eight current Sallie Mae directors. At the Special Meeting, Sallie Mae shareholders will be asked to consider and vote upon the following matters:

    (1) The approval and adoption of an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for the reorganization (the "Reorganization") of Sallie Mae into a subsidiary of a new holding company named SLM Holding Corporation (the "Holding Company" and such proposal, the "Reorganization Proposal"); and

    (2) If the Reorganization Proposal is approved by shareholders, the selection of a slate of up to 15 nominees that will be appointed as the initial Holding Company Board of Directors in connection with the Reorganization (such proposal, the "Board Slate Proposal"). In the Board Slate Proposal, shareholders may vote either for a 10-person slate nominated by a majority of the current Sallie Mae directors (the "Majority Directors" and such slate, the "Majority Director Slate") or for a 15-person slate nominated by the CRV (the "CRV Slate").

    If the Reorganization Proposal is approved by shareholders, each outstanding share of common stock, par value $.20 per share, of Sallie Mae shall be converted into one share of common stock, par value $.20 per share, of the Holding Company. The Reorganization is described in the attached Proxy Statement/Prospectus, including the reasons why the Sallie Mae Board unanimously voted to approve the Reorganization. If the Reorganization Proposal is approved by shareholders, then as soon as possible after such shareholder approval Sallie Mae shall appoint as directors of the Holding Company the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting. The Proxy Statement Supplements of the Majority Directors and the CRV contain additional information regarding this process. Because the Board Slate Proposal does not constitute an actual election, shareholders may not withhold votes as to individual nominees. Shareholders must use the Majority Directors' BLUE proxy card to vote for the Majority Director Slate or use the CRV's GREEN proxy card to vote for the CRV Slate.

    Federal legislation described herein authorized the Sallie Mae Board to develop a plan for reorganizing Sallie Mae as a subsidiary of a new holding company. The Reorganization Agreement is the plan unanimously approved and recommended by the Sallie Mae Board. The Reorganization would effectively "privatize" Sallie Mae by phasing out its federal sponsorship. This is a unique and important opportunity for Sallie Mae and its shareholders.

    THE MAJORITY DIRECTORS AND THE CRV ARE EACH PROVIDING SHAREHOLDERS A PROXY STATEMENT SUPPLEMENT THAT COMPRISES AN INTEGRAL PART OF THIS PROXY STATEMENT/PROSPECTUS AND SETS FORTH ADDITIONAL INFORMATION REGARDING THEIR RESPECTIVE SLATES OF HOLDING COMPANY DIRECTOR NOMINEES TOGETHER WITH A PROXY CARD FOR VOTING ON THE REORGANIZATION PROPOSAL AND THEIR SLATE. NO MATTER HOW MANY SHARES YOU HOLD, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN AT YOUR EARLIEST CONVENIENCE EITHER THE BLUE PROXY CARD, THAT IS BEING MAILED TO YOU BY THE MAJORITY DIRECTORS, TOGETHER WITH THE MAJORITY DIRECTORS' PROXY STATEMENT SUPPLEMENT, OR THE GREEN PROXY CARD, THAT IS BEING MAILED TO YOU BY THE CRV TOGETHER WITH THE CRV'S PROXY STATEMENT SUPPLEMENT. Returning either the BLUE proxy card or the GREEN proxy card will help to establish a quorum and avoid the cost of further solicitation. We hope that you will be able to attend the meeting and encourage you to read the enclosed materials describing the meeting agenda, the Reorganization and Sallie Mae in detail.

    We look forward to seeing you on              , 1997.

                                       Sincerely,

                                       William Arceneaux
                                       Chairman of the Board

                       STUDENT LOAN MARKETING ASSOCIATION

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON             , 1997

                            ------------------------

     Consistent with the By-Laws of the Student Loan Marketing Association ("Sallie Mae"), notice is hereby given on behalf of the Board of Directors that a Special Meeting of Shareholders of Sallie Mae (the "Special Meeting") will be
held on Thursday,   , 1997, at 11:00 a.m., local time at the [          ],
Washington, DC [          ]. The Special Meeting is being called pursuant to an
agreement (the "Letter Agreement") between Sallie Mae and The Committee to Restore Value at Sallie Mae (the "CRV"), which is a shareholder group that includes eight current Sallie Mae directors.

     The purpose of the meeting is to consider and vote upon the following matters:

        (1) The approval and adoption of an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for the reorganization (the "Reorganization") of Sallie Mae into a subsidiary of a new holding company named SLM Holding Corporation (the "Holding Company" and such proposal, the "Reorganization Proposal"); and

        (2) If the Reorganization Proposal is approved by shareholders, the selection of a slate of up to 15 nominees that will be appointed as the initial Holding Company Board of Directors in connection with the Reorganization (such proposal, the "Board Slate Proposal"). In the Board Slate Proposal, shareholders may vote either for a
              -person slate nominated by a majority of the current Sallie Mae directors (the "Majority Directors" and such slate, the "Majority
            Director Slate") or for a   -person slate nominated by the CRV (the
            "CRV Slate").

     If the Reorganization Proposal is approved by shareholders, each outstanding share of common stock, par value $.20 per share, of Sallie Mae shall be converted into one share of common stock, par value $.20 per share, of the Holding Company and Sallie Mae shall appoint as directors of the Holding Company the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting. The Proxy Statement Supplements of the Majority Directors and the CRV contain additional information regarding this process.

     Holders of record of Sallie Mae Common Stock at the close of business on June 6, 1997 will be entitled to vote at the Special Meeting or any adjournments or postponements thereof. Accompanying this Notice of Special Meeting is the Proxy Statement/Prospectus and a separate Supplemental Proxy Statement describing in detail the business to come before the Special Meeting.

     THE MAJORITY DIRECTORS AND THE CRV ARE EACH PROVIDING SHAREHOLDERS A PROXY STATEMENT SUPPLEMENT THAT COMPRISES AN INTEGRAL PART OF THIS PROXY STATEMENT/PROSPECTUS AND SETS FORTH ADDITIONAL INFORMATION REGARDING THEIR RESPECTIVE SLATES OF HOLDING COMPANY DIRECTOR NOMINEES TOGETHER WITH A PROXY CARD FOR VOTING ON THE REORGANIZATION PROPOSAL AND THEIR SLATE OF NOMINEES. YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN EITHER THE BLUE OR THE GREEN PROXY CARD AT YOUR EARLIEST CONVENIENCE IN ORDER TO BE SURE YOUR VOTE IS RECEIVED AND COUNTED. RETURNING EITHER THE BLUE OR THE GREEN PROXY CARD WILL HELP AVOID THE COSTS OF FURTHER SOLICITATION.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

                                       By Order of the Board of Directors

                                       Ann Marie Plubell
                                       Vice President, Associate General Counsel and
                                       Secretary

          , 1997
Washington, D.C.

     YOU ARE URGED TO MARK, SIGN AND DATE EITHER THE MAJORITY DIRECTORS' BLUE PROXY CARD OR THE CRV'S GREEN PROXY CARD AND RETURN SUCH PROXY AS SOON AS POSSIBLE. ANY SUCH PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE. THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF SALLIE MAE IS REQUIRED FOR APPROVAL OF THE REORGANIZATION.

                   SUBJECT TO COMPLETION, DATED JUNE 18, 1997

                               PROXY STATEMENT OF
                   STUDENT LOAN MARKETING ASSOCIATION AND THE
                    COMMITTEE TO RESTORE VALUE AT SALLIE MAE
                            ------------------------

                     PROSPECTUS OF SLM HOLDING CORPORATION
                            ------------------------

     This Proxy Statement/Prospectus is being furnished to holders of record on June 6, 1997 (the "Record Date") of the common stock, par value $.20 per share (the "Sallie Mae Common Stock"), of the Student Loan Marketing Association, a federally-chartered government-sponsored enterprise ("Sallie Mae"), in connection with the solicitation of proxies by the majority of the current Sallie Mae Board of Directors (the "Majority Directors") and by the Committee to Restore Value at Sallie Mae, a shareholder group that includes eight of the 21 current Sallie Mae directors (the "CRV"), for use at the Special Meeting of Sallie Mae shareholders (the "Special Meeting") to be held on Thursday,
          , 1997 at 11:00 a.m. at the [          ], Washington, DC [          ]
and at any adjournments or postponements thereof. The Special Meeting is being called pursuant to an agreement (the "Letter Agreement") between Sallie Mae and the CRV.

     At the Special Meeting, Sallie Mae shareholders will be asked to consider and vote upon the following matters:

        (1) The approval and adoption of an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for the reorganization (the "Reorganization") of Sallie Mae into a wholly-owned subsidiary of a new holding company named SLM Holding Corporation (the "Holding Company" and such proposal, the "Reorganization Proposal"); and

        (2) If the Reorganization Proposal is approved by shareholders, the selection of a slate of up to 15 nominees that will be appointed as the initial Holding Company Board of Directors in connection with the Reorganization (the "Board Slate Proposal"). In the Board Slate Proposal, shareholders may vote either for a 10-person slate nominated by the Majority Directors (the "Majority Director Slate") or for a 15-person slate nominated by the CRV (the "CRV Slate").

     If the Reorganization Proposal is approved by shareholders, each outstanding share of Sallie Mae Common Stock shall be converted into one share of common stock, par value $.20 per share, of the Holding Company ("Holding Company Common Stock") and Sallie Mae shall appoint as directors of the Holding Company the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting. The Proxy Statement Supplements of the Majority Directors and the CRV contain additional information regarding this process. SEE "RISK FACTORS" COMMENCING ON PAGE 11 FOR A DESCRIPTION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY SHAREHOLDERS OF SALLIE MAE PRIOR TO VOTING.

     The Sallie Mae Board has unanimously approved the Reorganization Agreement and the Sallie Mae Board and the CRV each recommend that holders of outstanding shares of Sallie Mae Common Stock vote to approve the Reorganization Proposal.

     This Proxy Statement/Prospectus also serves as a supplement to the prospectus included as part of a Registration Statement on Form S-4, as amended, that has been filed with the Securities and Exchange Commission (the "SEC") covering the 54,600,000 shares of Holding Company Common Stock issuable in the Reorganization. This Proxy Statement/Prospectus is first being mailed to the holders of Sallie Mae Common Stock together with Proxy Statement Supplements and
related proxy cards on or about June   , 1997.

     The following legend is required by the Privatization Act (as defined herein) in connection with the offering of securities by the Holding Company, including the Holding Company Common Stock:

OBLIGATIONS OF THE HOLDING COMPANY AND ANY SUBSIDIARY OF THE HOLDING COMPANY ARE NOT GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES AND NEITHER THE HOLDING COMPANY NOR ANY SUBSIDIARY OF THE HOLDING COMPANY IS A
GOVERNMENT-SPONSORED ENTERPRISE (OTHER THAN SALLIE MAE) OR AN INSTRUMENTALITY OF THE UNITED STATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JUNE   , 1997.

                             AVAILABLE INFORMATION

     A Registration Statement on Form S-4 has been filed with the SEC under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the shares of Holding Company Common Stock issuable in exchange for Sallie Mae Common Stock in the Reorganization as described herein (the "Registration Statement"). For further information pertaining to the Holding Company Common Stock offered hereby, reference is made to such Registration Statement and to the exhibits thereto, which may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Sallie Mae is exempt from the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Holding Company was formed to effectuate the transactions described under "THE REORGANIZATION." The Holding Company has not previously been subject to the requirements of the Exchange Act, and there currently is no public market for its stock. However, if the Reorganization described herein is approved and consummated, the Holding Company will become subject to the information, reporting and proxy statement requirements of the Exchange Act, and such information may be obtained from the SEC at prescribed rates by addressing written requests for such copies to the public reference facilities of the SEC at the above-stated address and should be available at the SEC's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Sallie Mae Common Stock is presently listed on the New York Stock Exchange (the "NYSE") under the symbol "SLM" and Sallie Mae files quarterly Information Statements and annual reports to shareholders with the NYSE. In addition, Sallie Mae and the Holding Company have applied to have the Holding Company Common Stock listed on the NYSE as of the effective date of the Reorganization described herein. If the Reorganization is approved, Exchange Act reports, proxy statements and other information concerning the Holding Company will be available for inspection and copying at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus in connection with the solicitation made hereby, and if given or made, such information or representation must not be relied upon as having been authorized by Sallie Mae or the Holding Company. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or solicitation of a proxy, to any person in any jurisdiction to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall, under any circumstances, create any inference that there has been no change in the affairs of either Sallie Mae or the Holding Company since the date of this Proxy Statement/Prospectus. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                          FORWARD-LOOKING INFORMATION

     This Proxy Statement/Prospectus contains certain forward-looking statements and information relating to Sallie Mae and the Holding Company that are based on the beliefs of Sallie Mae management as well as assumptions made by and information currently available to Sallie Mae and Holding Company. When used in this document, the words "anticipate," "believe," "estimate" and "expect" and similar expressions, as they relate to Sallie Mae management, are intended to identify forward-looking statements. Such statements reflect the current views of Sallie Mae management with respect to future events and are subject to certain risks, uncertainties and assumptions, described in this Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. Sallie Mae and the Holding Company do not intend to update these forward-looking statements.

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
SUMMARY...............................................................................      1
     Sallie Mae and the Holding Company...............................................      1
     The Special Meeting..............................................................      1
     The Reorganization Proposal......................................................      2
     The Privatization Act............................................................      5
     Other Provisions of the Reorganization...........................................      7
     Certain Federal Income Tax Consequences..........................................      7
     Regulation.......................................................................      7
     Comparison of Stockholder Rights.................................................      8
     Holding Company Board of Directors...............................................      8
     Risk Factors.....................................................................      8
     Summary Selected Financial Data..................................................      9
     Market Data......................................................................     10
RISK FACTORS..........................................................................     11
     No Historical Operations.........................................................     11
     New Board of Directors...........................................................     11
     Political Risks..................................................................     11
INFORMATION REGARDING THE SPECIAL MEETING.............................................     12
     Purpose..........................................................................     12
     Place, Time and Date of Meeting..................................................     13
     Record Date; Shares Entitled to Vote.............................................     13
     Quorum; Votes Required...........................................................     13
     Common Stock Information.........................................................     13
     Voting and Revocation of Proxies.................................................     13
     Solicitation of Proxies..........................................................     14
     No Dissenters' Appraisal Rights..................................................     14
THE REORGANIZATION PROPOSAL...........................................................     15
     Background.......................................................................     15
     Reasons for the Reorganization; Recommendation of Sallie Mae and the CRV.........     19
     Corporate Structure Before and After the Reorganization..........................     20
     Diagrams of Current and Proposed Corporate Structures............................     22
     Exchange of Stock Certificates...................................................     23
     Treatment of Preferred Stock.....................................................     23
     Effect on Stock Options and Employee Benefits....................................     23
     Dividend Policy..................................................................     23
     Stock Exchange Listing...........................................................     24
     Certain Consequences of Shareholder Vote.........................................     24
TERMS OF THE REORGANIZATION AGREEMENT.................................................     25
THE PRIVATIZATION ACT.................................................................     26
     Reorganization...................................................................     26
     Oversight Authority..............................................................     27
     Restrictions on Intercompany Relations...........................................     27
     Limitations on Holding Company Activities........................................     27
     GSE Dissolution After Reorganization.............................................     28
     Charter Sunset If Reorganization Does Not Occur..................................     29
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................................     30
     Reporting Requirement............................................................     31
THE BOARD SLATE PROPOSAL..............................................................     32

                                                                                         PAGE
                                                                                         ----
BUSINESS..............................................................................     33
     General..........................................................................     33
     Industry Overview................................................................     34
     Products and Services............................................................     34
          Loan Purchases..............................................................     34
          Borrower Benefits and Program Technology Support............................     35
          Joint Venture with The Chase Manhattan Bank.................................     36
     Servicing........................................................................     36
     Specialized Financial Services...................................................     36
          Warehousing Advances........................................................     36
          Academic Facilities Financings and Student Loan Revenue Bonds...............     37
          Letters of Credit...........................................................     37
          Private Student Loan Insurance..............................................     37
     Financing/Securitization.........................................................     37
     Economic Impact of the Privatization Act on the Company's Business...............     38
          Funding Costs and Leverage..................................................     38
          Preferred Stock Redemption..................................................     38
          State Taxes.................................................................     38
          Impact on Other Activities..................................................     38
          Consideration...............................................................     38
     Operations Following the Reorganization..........................................     39
     Competition......................................................................     39
     College Construction Loan Insurance Association..................................     40
     Properties.......................................................................     40
     Employees........................................................................     41
     Legal Proceedings................................................................     41
REGULATION............................................................................     42
     Current Regulation...............................................................     42
          GSE Regulation..............................................................     42
          Other Regulation............................................................     43
     Regulation Following Reorganization..............................................     43
     Non-Discrimination and Limitations on Affiliation with Depository Institutions...     43
CAPITALIZATION........................................................................     44
SELECTED FINANCIAL DATA...............................................................     45
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................     46
     Overview.........................................................................     46
     Three Months ended March 31, 1997 and 1996.......................................     47
          Selected Financial Data.....................................................     47
          Results of Operations.......................................................     47
          Student Loan Spread Analysis................................................     49
          Net Interest Income.........................................................     51
          Average Balance Sheets......................................................     52
          Funding Costs...............................................................     53
          Rate/Volume Analysis........................................................     53
          Operating Expenses..........................................................     53
          Privatization...............................................................     54
          Federal and State Taxes.....................................................     55
          Liquidity and Capital Resources.............................................     55
          Preferred Stock.............................................................     58

                                                                                         PAGE
                                                                                         ----
          Other Related Events and Information........................................     58
     Years ended December 31, 1994-1996...............................................     61
          Selected Financial Data.....................................................     61
          Results of Operations.......................................................     61
          Student Loan Spread Analysis................................................     63
          Net Interest Income.........................................................     65
          Average Balance Sheets......................................................     66
          Funding Costs...............................................................     67
          Rate/Volume Analysis........................................................     67
          Operating Expenses..........................................................     68
          Federal and State Taxes.....................................................     69
          Liquidity and Capital Resources.............................................     69
          Preferred Stock.............................................................     73
          Other Related Events and Information........................................     73

DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK..........................................     78
     General..........................................................................     78
     Common Stock.....................................................................     78
     Preferred Stock..................................................................     78
     Warrants.........................................................................     79
COMPARISON OF STOCKHOLDER RIGHTS......................................................     80

MANAGEMENT............................................................................     81
     Holding Company Board of Directors...............................................     81
     Sallie Mae Board of Directors....................................................     81
          Statutory Requirements......................................................     81
     Meetings of the Board............................................................     86
          Audit Committee.............................................................     86
          Compensation and Personnel Committee........................................     86
          Nominations and Board Affairs Committee.....................................     87
     Transactions with Affiliated Institutions........................................     87
DIRECTOR COMPENSATION.................................................................     88

EXECUTIVE OFFICERS OF THE COMPANY.....................................................     89
     Names and Titles.................................................................     89
     Previous Experience..............................................................     89

EXECUTIVE COMPENSATION................................................................     89
     Report of the Compensation and Personnel Committee...............................     90
          Policy......................................................................     90
          Compensation Related to Achievement of Annual and Long-Term Goals...........     90
          Base Salary.................................................................     90
          Annual Bonus................................................................     91
          Incentive Performance Plan..................................................     91
          Stock Option Plan...........................................................     91
     Compensation Tables..............................................................     93
     Description of Benefit Plans.....................................................     95
          Thrift and Savings Plans....................................................     95
          Stock Purchase Plan.........................................................     96
          Deferred Compensation Plan for Key Employees................................     96
          Stock Option Plan...........................................................     96
          Stock Compensation Plan.....................................................     96
          Performance Graph...........................................................     97

                                                                                         PAGE
                                                                                         ----
OWNERSHIP OF SALLIE MAE STOCK.........................................................     98
     Board and Management Ownership of the Company....................................     98
     Principal Holders................................................................     99
LEGAL MATTERS.........................................................................     99
EXPERTS...............................................................................     99
SALLIE MAE ANNUAL MEETING SHAREHOLDER PROPOSALS.......................................    100
FINANCIAL STATEMENTS..................................................................    F-1
APPENDIX A -- AGREEMENT AND PLAN OF REORGANIZATION....................................    A-1
APPENDIX B -- STUDENT LOAN MARKETING ASSOCIATION REORGANIZATION ACT OF 1996...........    B-1
APPENDIX C -- THE FEDERAL FAMILY EDUCATION LOAN PROGRAM...............................    C-1
APPENDIX D -- INTENTIONALLY OMITTED...................................................    D-1
APPENDIX E -- DISSENT TO THE REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE.......    E-1
APPENDIX F -- PROXY STATEMENT SUPPLEMENT OF THE MAJORITY DIRECTORS....................      *
APPENDIX G -- PROXY STATEMENT SUPPLEMENT OF THE CRV...................................     **

---------------
 * Not attached hereto; to be provided separately by the Majority Directors. ** Not attached hereto; to be provided separately by the CRV.

                                    SUMMARY

     The following is a summary of certain important aspects of the Reorganization (as defined below) and related information discussed elsewhere in this Proxy Statement/Prospectus. This Summary does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus, including the Proxy Statement Supplements of the majority of the current Sallie Mae Board of Directors (the "Majority Directors") and of the Committee to Restore Value at Sallie Mae, a shareholder group that includes eight of the 21 current Sallie Mae directors (the "CRV"). Shareholders of the Student Loan Marketing Association are urged to carefully read this Proxy Statement/Prospectus, including the Proxy Statement Supplements of the Majority Directors and of the CRV, in its entirety. Capitalized terms used but not otherwise defined in this Summary have the meanings ascribed to them elsewhere in this Proxy Statement/Prospectus.

SALLIE MAE AND THE HOLDING COMPANY

     The Student Loan Marketing Association ("Sallie Mae" or the "GSE") was established in 1972 as a for-profit, stockholder-owned, government-sponsored enterprise to support the education credit needs of students by, among other things, promoting liquidity in the student loan marketplace through secondary market purchases. Sallie Mae is the largest source of financing and servicing for education loans in the United States. The student loan industry in the United States developed primarily to support federal student loan programs and, accordingly, is highly regulated. The principal government program, the Federal Family Education Loan Program (formerly the Guaranteed Student Loan Program) (the "FFELP"), was created to ensure low cost access by both needy and middle class families to post-secondary education. Sallie Mae's products and services include student loan purchases, commitments to purchase student loans and secured advances to originators of student loans. Sallie Mae also offers operational support to originators of student loans and to post-secondary education institutions. In addition, Sallie Mae provides other education-related financial services. See "BUSINESS."

     The Privatization Act (as defined below) authorized the restructuring of the common stock ownership of Sallie Mae so that all of its outstanding common stock would be owned directly by a holding company. If the Reorganization is approved, SLM Holding Corporation, a recently formed Delaware corporation (the "Holding Company"), will become the holding company of Sallie Mae. See "THE REORGANIZATION PROPOSAL" and "THE PRIVATIZATION ACT." AS USED HEREIN, THE "COMPANY" REFERS TO SALLIE MAE PRIOR TO THE REORGANIZATION AND TO THE HOLDING COMPANY AS A CONSOLIDATED ENTITY FROM AND AFTER THE EFFECTIVE TIME (AS DEFINED BELOW) OF THE REORGANIZATION.

     On May 27, 1997, Sallie Mae and the CRV entered into a letter agreement (the "Letter Agreement"), pursuant to which they agreed, among other things, (i) to cooperate in the preparation and filing of this Proxy Statement/Prospectus (provided that Sallie Mae and the CRV were to provide the contents of the Proxy Statement Supplement of the Majority Directors and the Proxy Statement Supplement of the CRV, respectively, such Proxy Statement Supplements containing such information as Sallie Mae and the CRV, respectively, in their sole discretion, deemed appropriate), (ii) to hold a special meeting of stockholders of Sallie Mae at which the stockholders will vote on (x) the Reorganization Proposal and (y) the Board Slate Proposal, including separate slates of directors to be nominated by Sallie Mae and the CRV, (iii) to cancel all special meetings of stockholders of Sallie Mae called prior to May 27, 1997 in respect of the privatization and to void all proxies solicited prior to such date and
(iv) to terminate the existing litigation between Sallie Mae and the CRV and to release each other from any claim or counterclaim that could have been brought against each other relating to such litigation.

THE SPECIAL MEETING

     The Special Meeting of Sallie Mae shareholders (the "Special Meeting") will
be held on Thursday,                , 1997 at 11:00 a.m., at the
[               ], Washington, DC [       ]. The Special Meeting
is being called pursuant to the Letter Agreement between Sallie Mae and the CRV. At the Special Meeting, Sallie Mae shareholders will be asked to consider and vote upon the following matters:

     (1) The approval and adoption of an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for the reorganization (the "Reorganization") of Sallie Mae into a wholly-owned subsidiary of the Holding Company pursuant to the merger (the "Merger") of a newly-formed subsidiary of the Holding Company ("MergerCo") with and into Sallie Mae, with Sallie Mae as the surviving corporation (such proposal, the "Reorganization Proposal"); and

     (2) If the Reorganization Proposal is approved by shareholders, the selection of a slate of up to 15 nominees that will be appointed as the initial Holding Company Board of Directors in connection with the Reorganization (such proposal, the "Board Slate Proposal"). In the Board Slate Proposal, shareholders may vote either for a 10-person slate nominated by the Majority Directors (the "Majority Director Slate") or for a 15-person slate nominated by the CRV (the "CRV Slate").

     If the Reorganization is approved by shareholders, each outstanding share of common stock, par value $.20 per share, of Sallie Mae ("Sallie Mae Common Stock") shall be converted into one share of common stock, par value $.20 per share, of the Holding Company ("Holding Company Common Stock"). See "INFORMATION REGARDING THE SPECIAL MEETING."

     Under the Privatization Act and Delaware law, the Reorganization requires approval by the affirmative vote of the holders of a majority of the outstanding shares of Sallie Mae Common Stock. Only holders of record of Sallie Mae Common Stock as of the close of business on June 6, 1997 will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Sallie Mae and the CRV have agreed not to adjourn the Special Meeting to a later date except by mutual agreement.

     Under the Board Slate Proposal, if the Reorganization Proposal is approved by shareholders then as soon as possible after such shareholder approval Sallie Mae shall appoint as directors of the Holding Company the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting. The Proxy Statement Supplements of the Majority Directors and the CRV contain additional information regarding this process.

     As of the Record Date, 52,663,133 shares of Sallie Mae Common Stock were outstanding and eligible to be voted, held by approximately 23,000 shareholders. As of the Record Date, Sallie Mae's directors and named executive officers (excluding Robert D. Friedhoff who resigned from his positions with Sallie Mae, effective March 26, 1997, for personal reasons) beneficially owned 295,334 shares of Sallie Mae Common Stock (excluding 374,620 shares underlying stock options), or less than 1 percent of the shares of Sallie Mae Common Stock outstanding as of such date.

     The vote on the Reorganization is being held at a Special Meeting rather than an Annual Meeting because of the importance of the Reorganization to the Company's future and the determination that shareholders should have an opportunity to consider the Reorganization at a meeting dedicated to that purpose. If the Reorganization is consummated, the elected members of the Sallie Mae Board would be appointed by the Holding Company. If the Reorganization is not approved by shareholders, an Annual Meeting of Sallie Mae shareholders will be held as soon as practicable to, among other things, elect Sallie Mae directors.

THE REORGANIZATION PROPOSAL

BACKGROUND

     For the last several years, Sallie Mae has advocated the "privatization" of its business through a corporate restructuring that would permit a transition from government-sponsored enterprise status to a fully private, state-chartered corporation. Sallie Mae's federal charter restricts its business activities to specified education finance related activities and imposes special obligations on it as a government-sponsored enterprise. On September 30, 1996, Congress enacted the Student Loan Marketing Association Reorganization Act of 1996

(the "Privatization Act"), which authorized the creation of a holding company through which the Company could pursue new business opportunities beyond the limited scope of Sallie Mae's restrictive federal charter and effect an orderly wind-down of Sallie Mae following the transfer of ongoing business activities to such a holding company. See "THE REORGANIZATION PROPOSAL."

REASONS FOR THE REORGANIZATION; RECOMMENDATIONS OF SALLIE MAE AND THE CRV

     The Board of Directors of Sallie Mae and the CRV each have unanimously recommended that the holders of outstanding shares of Sallie Mae Common Stock vote for approval of the Reorganization Agreement under the Reorganization Proposal. The Reorganization Agreement is the plan approved by the Sallie Mae Board pursuant to the Privatization Act. For a discussion of the reasons for their recommendation, see "THE REORGANIZATION PROPOSAL -- Reasons for the Reorganization; Recommendation of Sallie Mae and the CRV."

     With respect to the Board Slate Proposal, (i) the Majority Directors unanimously recommend that holders of outstanding shares of Sallie Mae Common Stock cast their votes in favor of the Majority Director Slate, and (ii) the CRV unanimously recommends that holders of outstanding shares of Sallie Mae Common Stock cast their votes in favor of the CRV Slate. The Majority Directors have set forth their reasons for their recommendation of the Majority Director Slate, including information on the nominees who comprise the slate and the corporate governance provisions and business plan for the Holding Company that the Majority Director Slate intends to implement and pursue, in the Proxy Statement Supplement of the Majority Directors of the Sallie Mae Board that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus. The CRV has set forth its reasons for its recommendation of the CRV Slate, including information on the nominees who comprise the slate and the corporate governance provisions and business plan for the Holding Company that the CRV Slate intends to implement and pursue, in the Proxy Statement Supplement of the CRV that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus.

CORPORATE STRUCTURE BEFORE AND AFTER THE REORGANIZATION

     Sallie Mae currently operates as a government-sponsored enterprise, subject to the restrictions of its federal charter. Following the Reorganization, the GSE would be one of several subsidiaries of the Holding Company. The Privatization Act will impose certain restrictions on intercompany relations between the GSE and its affiliates during the period prior to the GSE's dissolution to ensure their separate operation. In particular, the GSE must not extend credit to, nor guarantee any debt obligations of, the Holding Company or the Holding Company's non-GSE subsidiaries. Although the GSE may not finance the activities of its non-GSE affiliates, it may, subject to its minimum capital requirements, dividend retained earnings and surplus capital to the Holding Company, which in turn may use such amounts to support its non-GSE subsidiaries. The Sallie Mae Charter (as defined below) effectively requires that it maintain a minimum capital ratio. The Privatization Act further directs that under no circumstances shall the assets of the GSE be available or used to pay claims or debts of or incurred by the Holding Company. See "THE REORGANIZATION
PROPOSAL -- Corporate Structure Before and After the Reorganization."

EFFECT OF THE REORGANIZATION ON OUTSTANDING SECURITIES OF SALLIE MAE

     Pursuant to the Reorganization Agreement, MergerCo, a newly-formed, wholly-owned subsidiary of the Holding Company, will be merged with and into the GSE with the GSE surviving, each outstanding share of Sallie Mae Common Stock will be converted into one share of Holding Company Common Stock and the outstanding shares of the common stock of MergerCo will be converted into all of the issued and outstanding shares of Sallie Mae Common Stock, all of which will then be owned by the Holding Company. If the Reorganization is approved, the Reorganization will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time"), which is expected to occur as soon as practicable following the Special Meeting. As a result of the Reorganization, Sallie Mae will become a subsidiary of the Holding Company and all of the Holding Company Common Stock outstanding immediately after the Reorganization will be owned by the holders of Sallie Mae Common Stock outstanding immediately prior to the Reorganization.

     The Reorganization will not result in any change to Sallie Mae's outstanding class of preferred stock or to its outstanding debt obligations and all of the outstanding securities of Sallie Mae (other than the Sallie Mae Common Stock and common stock equivalents) will remain outstanding immediately after the Reorganization. The Privatization Act requires that the GSE's preferred stock be repurchased or redeemed upon the GSE's dissolution, no later than September 30, 2008. See "THE REORGANIZATION PROPOSAL -- Treatment of Preferred Stock." The Privatization Act provides that the Reorganization will not modify the attributes accorded to the debt obligations of Sallie Mae by the Sallie Mae Charter.

     It will not be necessary for holders of Sallie Mae Common Stock to immediately exchange their existing stock certificates for stock certificates of the Holding Company in connection with the Reorganization. Following the Reorganization, new certificates bearing the name of SLM Holding Corporation will be issued by Chase Mellon Shareholder Services as outstanding certificates are presented for transfer. In addition, new certificates of the Holding Company will be issued in exchange for old certificates of the GSE upon the request of any shareholder. Certificates presented for transfer to a name other than that in which the surrendered certificate is registered must be properly endorsed, with the signature guaranteed, and accompanied by evidence of payment of any applicable stock transfer taxes. See "TERMS OF THE REORGANIZATION AGREEMENT."

HOLDING COMPANY BOARD OF DIRECTORS

     Assuming shareholder approval of the Reorganization Proposal, as soon as possible after such approval and before the Reorganization is effected Sallie Mae (as sole shareholder of the Holding Company) shall appoint as directors of the Holding Company the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting; provided that, if minority positions exist on the Holding Company Board because the slate of nominees that receives the greater number of votes consists of less than 15 persons, and if any of the nominees of the other slate have consented to serve in such circumstances as minority directors, then that other slate can select from among its consenting nominees, if any, the persons who will be named to fill the minority positions on the Holding Company Board. If the number of nominees who have consented to fill any minority positions on the Holding Company Board is not sufficient to constitute a 15 member Holding Company Board of Directors, then the vacancies shall be either filled by the Holding Company Board of Directors or left vacant until the next election of directors, in either case pursuant to the process set forth in the Holding Company Certificate of Incorporation and By-laws. See "THE BOARD SLATE PROPOSAL."

HOLDING COMPANY CERTIFICATE OF INCORPORATION AND BY-LAWS

     The terms of the corporate governance provisions set forth in the Holding Company Certificate of Incorporation and By-laws following the effective date of the Reorganization depend upon whether the Majority Director Slate or the CRV Slate receives the highest plurality of votes cast in person or by proxy in respect of the Board Slate Proposal. In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, then after Sallie Mae appoints the Majority Director Slate to the Holding Company Board of Directors and before the effectiveness of the Reorganization, the Holding Company Board of Directors and Sallie Mae (as sole shareholder of the Holding Company) will take or cause to be taken any and all actions they deem necessary or appropriate to amend the Holding Company's Certificate of Incorporation and By-laws so as to implement the provisions as described in the Proxy Statement Supplement of the Majority Directors. In the event that the Reorganization Proposal is approved and the CRV Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, then after Sallie Mae appoints the CRV Slate to the Holding Company Board of Directors and before the effectiveness of the Reorganization, the Holding Company Board of Directors and Sallie Mae (as sole shareholder of the Holding Company) will take or cause to be taken any and all actions they deem necessary or appropriate to amend the Holding Company's Certificate of Incorporation and By-laws so as to implement the provisions as described in the Proxy Statement Supplement of the CRV. See "COMPARISON OF STOCKHOLDER RIGHTS."

BUSINESS ACTIVITIES AFTER THE REORGANIZATION

     The manner in which the Company operates its business after the Reorganization depends upon whether the Majority Director Slate or the CRV Slate receive the highest plurality of votes cast in person or by proxy in respect of the Board Slate Proposal. In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, the Holding Company directors who were nominated as members of the Majority Director Slate intend to pursue the business strategy described in the Proxy Statement Supplement of the Majority Directors. In the event that the Reorganization Proposal is approved and the CRV Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, the Holding Company directors who were nominated as members of the CRV Slate intend to pursue the business strategy described in the Proxy Statement Supplement of the CRV.

THE PRIVATIZATION ACT

     The Privatization Act provides the framework for Sallie Mae's reorganization into a wholly-owned subsidiary of a holding company and imposes certain restrictions on the operations of the Holding Company and its subsidiaries after the reorganization is consummated. See "THE PRIVATIZATION ACT" and "REGULATION." The Reorganization Agreement is the plan of reorganization approved by a majority of the Sallie Mae Board. The Privatization Act requires the Company to pay $5 million to the District of Columbia Financial Responsibility and Management Assistance Authority (the "D.C. Financial Control Board") for the restricted use of the "Sallie Mae" name and to issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock, exercisable at any time prior to September 30, 2008 at $72.43 per share.

SUBSIDIARY STOCK AND ASSET TRANSFERS

     The Privatization Act requires that at the Effective Time, or as soon as practicable thereafter, the GSE shall transfer to the Holding Company or one or more of its non-GSE subsidiaries, certain assets, including all of the capital stock of which the GSE is the beneficial owner in certain subsidiaries (the "Transferred Subsidiaries"). It is anticipated that net asset transfers (including the transfer of the Transferred Subsidiaries) occurring in the first year after the Reorganization will aggregate approximately $100 million and that certain fixed assets will be transferred within approximately three years of the Reorganization. Based on preliminary discussions with commercial banking sources, the Company believes it will be able to secure financing at a reasonable cost through the Holding Company for such asset transfers. Although the foregoing asset transfers will likely result in some incremental financing costs and state taxes, such expenses are not expected to have any material impact on the Company's financial results. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Years ended December 31, 1994-1996 -- Liquidity and Capital Resources."

EMPLOYEE AND BENEFIT TRANSFERS

     As required by the Privatization Act, all GSE employees will be transferred from the GSE at the Effective Time. In connection with the Reorganization, employee benefit obligations and benefit plans of the GSE will be transferred to the Holding Company or one of its non-GSE subsidiaries. After the Reorganization, Sallie Mae stock-based employee benefit plans will be amended to provide for the delivery of Holding Company Common Stock instead of Sallie Mae Common Stock.

WIND-DOWN PERIOD

     Following the Reorganization, the GSE entity will be liquidated and dissolved on or before September 30, 2008. During this wind-down period, it is expected that the GSE's operations will be managed by its non-GSE affiliates. Also, during this period, the Holding Company will remain a passive entity which supports the operations of the GSE and its other subsidiaries, and all business activities will be conducted through the GSE and by the other subsidiaries. The use of the "Sallie Mae" name by the Holding Company and its subsidiaries is restricted by the Privatization Act, as described herein.

     During the wind-down period, the GSE's new business activities are limited. The GSE generally may continue to purchase student loans only through September 30, 2007. The GSE's other lines of business, such as warehousing advances, letters of credit and standby bond purchase commitments, will be limited to takedowns on contractual financing and guarantee commitments in place as of the Effective Time. In addition, the business activities of the Holding Company and its non-GSE subsidiaries are also subject to certain limitations, including a limitation against purchases of FFELP loans for so long as the GSE continues this type of activity. Subject to the foregoing, the Holding Company could elect at any time to commence FFELP student loan purchases through its non-GSE subsidiaries. In addition, it is expected that during the wind-down period the GSE would provide financing and letter of credit support under existing contractual commitments which aggregate approximately $2.3 billion and $3.7 billion, respectively, as of March 31, 1997. The GSE would also maintain an investment portfolio during the wind-down.

     After the Reorganization, Sallie Mae will be able to continue to issue debt in the government agency market to finance student loans and other permissible asset acquisitions, although the maturity date of such issuances generally may not extend beyond September 30, 2008, Sallie Mae's final dissolution date. If at anytime during the wind-down period the GSE's capital ratio falls below certain required levels (2 percent of assets until January 1, 2000 and 2.25 percent of assets thereafter), the Holding Company is required to supplement the GSE's capital to achieve the required level. Upon dissolution of the GSE, any remaining GSE obligations will be transferred into a defeasance trust for the benefit of the holders of such obligations. If the GSE has insufficient assets to fully fund such defeasance trust, the Holding Company must transfer sufficient assets to such trust to account for this shortfall.

     A law enacted at the same time as the Privatization Act contains amendments to the Federal Deposit Insurance Act that prohibit depository institutions from being affiliates of government-sponsored enterprises. This restriction effectively limits the ability of the Company and its affiliates to originate insured student loans through an affiliated depository institution as long as the GSE remains in existence.

CHARTER SUNSET IF REORGANIZATION DOES NOT OCCUR

     If a reorganization pursuant to the Privatization Act does not occur on or prior to March 31, 1998, the Privatization Act requires that it submit an alternative wind-down plan to Congress and the Treasury Department by 2007. As required by the Privatization Act, this plan would call for the dissolution of Sallie Mae by 2013. During this alternative wind-down period, Sallie Mae could not engage in new business activities beyond those contemplated by the Sallie Mae Charter but could transfer assets, except for the "Sallie Mae" name, at any time its statutory capital requirements were satisfied. As with the Reorganization, any remaining obligations, and assets sufficient to pay such obligations, would be transferred to a fully collateralized trust at the time of dissolution. All other assets would be distributed to Sallie Mae shareholders. Under this alternative, Sallie Mae generally would have to cease its business activities after 2009 and could not issue debt obligations that mature after 2013. The Secretary of the Treasury, who would monitor the wind-down, could require Sallie Mae to amend its plan of dissolution if deemed necessary to ensure full payment of its obligations.

     The Sallie Mae Board of Directors, which unanimously approved the Reorganization Agreement, believes that the Reorganization is in the best interests of the Company. For the reasons the Sallie Mae Board voted to approve the Reorganization, see "THE REORGANIZATION PROPOSAL -- Reasons for the Reorganization; Recommendation of Sallie Mae and the CRV." As a result of the belief of the Sallie Mae Board that the Reorganization Agreement is in the best interests of shareholders and the recommendation that shareholders approve the Reorganization Agreement, the Sallie Mae Board has not determined what action, if any, it may take with respect to privatization in the event the Reorganization Agreement is not approved. If the Reorganization Agreement is not approved by shareholders, an Annual Meeting of Sallie Mae shareholders will be held as soon as practicable to, among other things, elect Sallie Mae directors. Under the Privatization Act, the effective date of a reorganization providing for the restructuring of common stock ownership of Sallie Mae so that all of its outstanding common stock would be owned directly by a holding company must occur on or prior to March 31, 1998. If the effective date has not occurred prior to such date, the charter sunset provisions would apply. If the Reorganization Agreement is not approved, it appears that there would be sufficient time for the Sallie Mae Board to adopt an alternate plan of reorganization and to seek shareholder approval for such a plan. However, there can be no assurance that the Sallie Mae Board will adopt an alternate plan of reorganization, and, if the Sallie Mae Board adopted an alternate plan, there can be no assurance as to the terms of such a plan or as to whether it would be approved by holders of the requisite number of shares of Sallie Mae Common Stock in a timely manner.

OTHER PROVISIONS OF THE REORGANIZATION

NO DISSENTERS' APPRAISAL RIGHTS

     Sallie Mae shareholders have no statutory appraisal rights. See "COMPARISON OF STOCKHOLDER RIGHTS."

DIVIDEND POLICY

     It is anticipated that the Holding Company will initially pay dividends on Holding Company Common Stock at the rate most recently paid, and on approximately the same schedule, as dividends have been paid on Sallie Mae Common Stock. No assurance, however, can be given as to the amount of future dividends, which will necessarily be dependent on future earnings and the financial requirements of the Holding Company and its subsidiaries, including the GSE, after the Reorganization. The Holding Company's principal source of funds is expected to be funds from dividends on the stock of its subsidiaries and proceeds from any issuances of the Holding Company's equity or debt securities. The ability of the GSE to pay dividends is generally subject to the capital requirements included in Sallie Mae's federal charter set forth in
Section 439, Part B, Title VI of the Higher Education Act of 1965, as amended, codified at 20 U.S.C. sec.1087-2, (the "Sallie Mae Charter"), and to the priority of dividends on the preferred stock. See "THE REORGANIZATION
PROPOSAL -- Dividend Policy."

STOCK EXCHANGE LISTING

     Sallie Mae has filed an application to list the shares of Holding Company Common Stock to be issued in connection with the Reorganization on the New York Stock Exchange ("NYSE"), subject to approval of the Reorganization Agreement by the Sallie Mae shareholders and official notice of issuance. The shares of Sallie Mae Common Stock are traded, and the shares of Holding Company Common Stock are expected to be traded, on the NYSE under the symbol "SLM." If the Reorganization is consummated, shares of Sallie Mae Common Stock will be delisted at the same time the Holding Company shares are listed. See "THE REORGANIZATION PROPOSAL -- Stock Exchange Listing."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The obligation of Sallie Mae to consummate the Reorganization is conditioned upon the receipt by Sallie Mae of an opinion of counsel in form and substance reasonably satisfactory to Sallie Mae, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion and set forth in certificates of officers of the Holding Company, Sallie Mae and others, as well as representation letters of certain holders of Sallie Mae Common Stock, all of which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for U.S. federal income tax purposes as a nonrecognition transfer of shares of Sallie Mae Common Stock by the holders thereof to the Holding Company for shares of Holding Company Common Stock. See "TERMS OF THE REORGANIZATION AGREEMENT" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

REGULATION

     The GSE will continue to be subject to the requirements of the Sallie Mae Charter and to certain regulations irrespective of whether the Reorganization is approved. The Privatization Act amends the Sallie Mae Charter to provide for increased oversight of GSE operations by, and the reimbursement of certain oversight costs to, the Secretary of the Treasury as well as the increase of Sallie Mae's required shareholders' equity ratio from the current level of 2 percent of assets to 2.25 percent of assets beginning after January 1, 2000.

     Following the Reorganization, the Company will be an eligible lender under the Higher Education Act of 1965, as amended, for purposes only of purchasing and holding student loans made by other lenders. Like other participants in the insured student loan programs, the Company will be subject, from time to time, to review of its student lending operations by the U.S. Department of Education, certain guarantee agencies and the General Accounting Office. In addition, Sallie Mae Servicing Corporation, a wholly-owned subsidiary of Sallie Mae, as a servicer of student loans, is subject to certain U.S. Department of Education regulations regarding financial responsibility and administrative capability that govern all third party servicers of insured student loans. See "REGULATION."

COMPARISON OF STOCKHOLDER RIGHTS

     There are certain differences between the present rights of holders of Sallie Mae Common Stock and the rights of holders of Holding Company Common Stock after the Reorganization. These differences depend upon whether the Majority Director Slate or the CRV Slate receives the highest plurality of the votes cast in person or by proxy in respect of the Board Slate Proposal. In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, the nominees included in the Majority Director Slate, once elected to the Holding Company Board, will implement the Holding Company Charter and By-Law provisions described in the Proxy Statement Supplement of the Majority Directors. In the event that the Reorganization Proposal is approved and the CRV Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, the nominees included in the CRV Slate, once elected to the Holding Company Board, will implement the Holding Company Charter and By-Law provisions described in the Proxy Statement Supplement of the CRV. For a comprehensive comparison of the relative rights of holders of Sallie Mae Common Stock and holders of Holding Company Common Stock under the provisions to be implemented under the Majority Director Slate, see the Proxy Statement Supplement of the Majority Directors which is being mailed by the Majority Directors to shareholders together with a copy of this Proxy Statement/Prospectus. For a comprehensive comparison of the relative rights of holders of Sallie Mae Common Stock and holders of Holding Company Common Stock under the provisions to be implemented under the CRV Slate, see the Proxy Statement Supplement of the CRV which is being mailed by the CRV to shareholders together with a copy of this Proxy Statement/Prospectus.

HOLDING COMPANY BOARD OF DIRECTORS

     Sallie Mae, as the sole stockholder of the Holding Company prior to the Reorganization, will appoint the members of the Holding Company Board to serve until their successors are duly elected. After the Effective Time, the Company stockholders will elect all of the members of the Holding Company Board at each annual meeting beginning with the 1998 Annual Meeting of the Company, which meeting is expected to take place in April of 1998. If the Reorganization Proposal is approved by shareholders, then as soon as possible after such approval Sallie Mae shall appoint as directors of the Holding Company the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting in respect of the Board Slate Proposal; provided that, if the Majority Director Slate receives the greater number of votes, and if any of the nominees of the CRV Slate have consented to serve in such circumstances as minority directors, then the CRV Slate can select from among its consenting nominees, if any, the persons who will be named to fill the minority positions on the Holding Company Board. If the number of nominees who have consented to fill any minority positions on the Holding Company Board is not sufficient to constitute a 15 member Holding Company Board of Directors, then the vacancies shall be either filled by the Holding Company Board of Directors or left vacant until the next election of directors, in either case pursuant to the process set forth in the Holding Company Certificate of Incorporation and By-laws. See "THE BOARD SLATE PROPOSAL." For a discussion of the Majority Director Slate, see the Proxy Statement Supplement of the Majority Directors that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus. For a discussion of the CRV Slate, see the Proxy Statement Supplement of the CRV that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus.

RISK FACTORS

     In considering whether to approve the Reorganization Agreement, shareholders of Sallie Mae should consider the lack of history of the Holding Company's operations, that the Holding Company will have a new board of directors, that Sallie Mae currently has a divided board of directors and the political risks associated with the Company's business. See "RISK FACTORS."

                        SUMMARY SELECTED FINANCIAL DATA

     The following table sets forth selected financial and other operating information of Sallie Mae. The selected financial data in the table are derived from the consolidated financial statements of Sallie Mae. The data should be read in conjunction with the consolidated financial statements, related notes, and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere herein.

                                     THREE MONTHS ENDED
                                         MARCH 31,                        YEARS ENDED DECEMBER 31,
                                     ------------------    -------------------------------------------------------
                                      1997       1996       1996       1995(1)     1994(1)     1993(1)     1992(1)
                                     -------    -------    -------     -------     -------     -------     -------

(DOLLARS IN MILLIONS, EXCEPT PER
SHARE AMOUNTS)
OPERATING DATA:
Net interest income...............   $   199    $   233    $   866     $   901     $   982     $ 1,169     $   987
Net income........................       119        103        419         366         420         443         402
Earnings per common share.........      2.17       1.74       7.32        5.27        5.13        4.98        4.30
Dividends per common share........       .44        .40       1.64        1.51        1.42        1.25        1.05
Return on common stockholders'
  equity..........................     57.64%     47.84%     50.13%(3)   29.17%(3)   27.85%(3)   37.68%      37.26%
Net interest margin...............      1.75       1.99       1.90        1.84        2.14        2.74        2.32
Return on assets..................      1.00        .85        .88         .71         .87         .99         .89
Dividend payout ratio.............     20.32      22.94      22.40       28.64       27.66       25.10       24.41
Average equity/average assets.....      2.05       2.10       2.09        2.68        3.39        2.97        2.73
BALANCE SHEET DATA:
Student loans purchased...........   $31,043    $33,881    $32,308     $34,336     $30,571     $26,978     $24,326
Student loan participations.......     1,805          -      1,446           -           -           -           -
Warehousing advances..............     2,533      3,338      2,789       3,865       7,032       7,034       8,085
Academic facilities financings....     1,405      1,371      1,473       1,312       1,548       1,359       1,189
Total assets......................    46,330     48,174     47,630      50,002      53,161      46,682      46,775
Long-term notes...................    20,102     27,731     22,606      30,083      34,319      30,925      30,724
Total borrowings..................    43,105     45,723     44,763      47,530      50,335      44,544      44,440
Stockholders' equity..............     1,010      1,025      1,048(3)    1,081(3)    1,601(3)    1,393       1,321
Book value per common share.......     15.08      14.34      15.53       15.03       18.87       14.03       12.39
OTHER DATA:
Securitized student loans
  outstanding.....................   $ 7,968    $ 2,397    $ 6,263     $   954     $     -     $     -     $     -
Core earnings(2)..................       115         93        391         361         356         398         402
Premiums on debt extinguished.....         -          7          7           8          14         211         141

---------------
(1) Previously reported results for the years ended December 31, 1995, 1994, 1993 and 1992 have been restated to retroactively reflect the recognition of student loan income as earned (see Note 2 to the Consolidated Financial Statements). This restatement resulted in the elimination of the previously reported 1995 cumulative effect of the change in accounting method of $130 million ($1.93 per common share) and an increase to previously reported net income of $17 million ($.22 per common share), $13 million ($.15 per common share) and $8 million ($.09 per common share) for the years ended December 31, 1994, 1993 and 1992, respectively.

(2) Core earnings is defined as Sallie Mae's net income less the after-tax effect of floor revenues and other one-time charges. Management believes that these measures, which are not measures under generally accepted accounting principles (GAAP), are important because they depict Sallie Mae's earnings before the effects of one time events such as floor revenues which are largely outside of Sallie Mae's control. Management believes that core earnings as defined, while not necessarily comparable to other companies use of similar terminology, provide for meaningful period to period comparisons as a basis for analyzing trends in Sallie Mae's student loan operations.

(3) At March 31, 1997 and 1996 and at December 31, 1996, 1995 and 1994,
    stockholders' equity reflects the addition to stockholders' equity of $331 million, $343 million, $349 million, $371 million and $300 million, respectively, net of tax, of unrealized gains on certain investments recognized pursuant to FAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                  MARKET DATA

     Because the Holding Company is a newly-formed corporation and there is currently no established trading market for its securities, no information can be provided as to historical market prices for the Holding Company Common Stock. Historical market prices for Sallie Mae Common Stock, however, may provide relevant historical market information for determining the market value of the Holding Company. Sallie Mae and the Holding Company will take all actions necessary or advisable to ensure that the Holding Company Common Stock will be approved for listing on the NYSE upon consummation of the Reorganization. The Sallie Mae Common Stock trades on the NYSE under the symbol "SLM." The following table sets forth, for the periods indicated, the high and low sales prices per share of Sallie Mae Common Stock as reported on the NYSE Composite Tape, and the quarterly cash dividends per share declared with respect thereto.

                                                              HIGH      LOW       DIVIDEND
                                                              ----      ---       --------
            1994
            First Quarter..................................   $ 49 7/8  $42 7/8     $.35
            Second Quarter.................................     44 1/8   35 3/4      .35
            Third Quarter..................................     39 1/8   32          .35
            Fourth Quarter.................................     35       31 1/4      .37

            1995
            First Quarter..................................     39       32 7/8      .37
            Second Quarter.................................     48 3/8   34 1/2      .37
            Third Quarter..................................     55 3/4   47          .37
            Fourth Quarter.................................     70 7/8   54          .40

            1996
            First Quarter..................................     86 1/8   63 1/4      .40
            Second Quarter.................................     83 1/2   66          .40
            Third Quarter..................................     77       69 1/4      .40
            Fourth Quarter.................................     98 1/4   77 1/4      .44

            1997
            First Quarter..................................    114 1/4   89          .44
            Second Quarter (through June 12, 1997).........    135       94 5/8      .44

     On January 23, 1997, the last trading day before the announcement that the Sallie Mae Board had approved the Reorganization, the last sales price of Sallie Mae Common Stock was $108.00 per share, as reported on the NYSE Composite Tape.

     On        , 1997, the last trading day prior to the printing of this Proxy
Statement/Prospectus, the last sales price of Sallie Mae Common Stock was
$     per share, as reported on the NYSE Composite Tape.

     At June 6, 1997, the Record Date, 52,663,133 shares of Sallie Mae Common Stock were outstanding and eligible to be voted, held by approximately 23,000 shareholders.

                                  RISK FACTORS

     In considering whether to approve the Reorganization Agreement, shareholders of Sallie Mae should consider the following matters.

     NO HISTORICAL OPERATIONS. The Holding Company, which was created in accordance with the terms of the Privatization Act, does not have an operating history, although it will own Sallie Mae and the Transferred Subsidiaries. The operations of the Company following the Reorganization may not reflect Sallie Mae's historical operations. In addition, as a general purpose corporation, the Holding Company will have authority to engage in new lines of business (through non-GSE subsidiaries) which are not authorized under the limited purpose Sallie Mae Charter. There can be no assurance that any new lines of business in which the Company may engage following the Reorganization would be successful. See "THE PRIVATIZATION ACT -- Limitations on Holding Company Activities" and "BUSINESS."

     NEW BOARD OF DIRECTORS. Under either the Majority Director Slate or the CRV Slate, the Holding Company Board will include certain individuals who are not current members of the 21 member Sallie Mae Board. Depending on the composition of the nominees to the Holding Company Board contained in each of the Majority Director Slate and the CRV Slate and the outcome of the Board Slate Proposal, it is possible that the Holding Company Board will be composed of a number of members associated with a majority of the Sallie Mae Board and a number of members associated with the CRV, potentially resulting in continued dissent among directors of the Company. In addition, the nature of the business plan the Holding Company Board will implement for the Company following the Reorganization depends on whether a majority of the nominees from the Majority Director Slate or the CRV Slate receive the highest plurality of the votes cast in person or by proxy in respect of the Board Slate Proposal and institutes its respective business plan. For a further discussion of the nominees comprising the Majority Director Slate and their respective business plans and corporate governance provisions, see the Proxy Statement Supplement of the Majority Directors which is being mailed by the Majority Directors to shareholders together with a copy of this Proxy Statement/ Prospectus. For a further discussion of the nominees comprising the CRV Slate and their respective business plans and corporate governance provisions, see the Proxy Statement Supplement of the CRV, which is being mailed by the CRV to shareholders together with a copy of this Proxy Statement/Prospectus.

     The Majority Directors and the eight current Sallie Mae directors who are members of the CRV advocate different business strategies and different corporate governance provisions for the Company and in the past have disagreed as to the means of implementing privatization. See "THE REORGANIZATION PROPOSAL -- Background." The efforts of the Majority Directors and the CRV to date have, and in the future may, result in debates among shareholders, the Company and its directors.

     POLITICAL RISKS. Although the Holding Company would be a state-chartered corporation, after the Reorganization Sallie Mae will continue to be subject to the political risks attendant to its status as a government-sponsored enterprise. In addition, the student loan business is dependent to a significant degree upon government programs and is highly regulated, and therefore remains subject to political risks. See "THE REORGANIZATION PROPOSAL -- Background," "BUSINESS" and "REGULATION."

                   INFORMATION REGARDING THE SPECIAL MEETING

PURPOSE

     The Special Meeting is being called pursuant to an agreement (the "Letter Agreement") between Sallie Mae and The Committee to Restore Value at Sallie Mae (the "CRV"), which is a shareholder group that includes eight current Sallie Mae directors. At the Special Meeting of Shareholders (the "Special Meeting") of the Student Loan Marketing Association ("Sallie Mae" or the "GSE"), the shareholders of Sallie Mae will be asked to consider and vote upon the following matters:

     (1) The approval and adoption of an Agreement and Plan of Reorganization (the "Reorganization Agreement") among Sallie Mae, SLM Holding Corporation, a newly-formed Delaware corporation and wholly-owned subsidiary of Sallie Mae (the "Holding Company"), and Sallie Mae Merger Company, a newly-formed Delaware corporation and wholly-owned subsidiary of the Holding Company ("MergerCo" and such proposal, the "Reorganization Proposal"); and

     (2) If the Reorganization Proposal is approved by shareholders, the selection of a slate of up to 15 nominees that will be appointed as the initial Holding Company Board of Directors in connection with the Reorganization (such proposal, the "Board Slate Proposal"). In the Board Slate Proposal, shareholders may vote either for a 10-person slate nominated by a majority of the current Sallie Mae directors (the "Majority Director Slate") or for a 15-person slate nominated by the CRV (the "CRV Slate").

     The Reorganization Agreement provides for the reorganization (the "Reorganization") of Sallie Mae into a wholly-owned subsidiary of the Holding Company pursuant to the merger (the "Merger") of MergerCo with and into Sallie Mae, with Sallie Mae as the surviving corporation. If the Reorganization Agreement is approved and the Merger is consummated, (i) each outstanding share of common stock, par value $.20 per share, of Sallie Mae ("Sallie Mae Common Stock") would be converted into one share of common stock, par value $.20 per share of the Holding Company ("Holding Company Common Stock") and (ii) all of the outstanding shares of MergerCo would be converted into all of the issued and outstanding shares of Sallie Mae Common Stock, all of which will then be owned by the Holding Company.

     The Letter Agreement provides that, if shareholders approve the Reorganization Proposal, as soon as possible after such approval and before the Reorganization is effected Sallie Mae (as sole shareholder of the Holding Company) shall appoint as directors of the Holding Company the 15 nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting; provided that, if minority positions will exist on the Holding Company Board because the slate of nominees that receives the greater number of votes consists of less than 15 persons, and if any of the nominees of the other slate have consented to serve in such circumstances as minority directors, then that other slate can select from among its consenting nominees, if any, the persons who will be named to fill the minority positions on the Holding Company Board. If the number of nominees who have consented to fill any minority positions on the Holding Company Board is not sufficient to constitute a 15 member Holding Company Board of Directors, then the vacancies shall be either filled by the Holding Company Board of Directors or left vacant until the next election of directors, in each case pursuant to the process set forth in the Holding Company Certificate of Incorporation and By-laws. See "THE BOARD SLATE PROPOSAL." This Proxy Statement/Prospectus is also furnished to Sallie Mae shareholders to supplement the prospectus of the Holding Company relating to the shares of Holding Company Common Stock issuable in connection with the Reorganization. The vote on the Reorganization is being held at a Special Meeting rather than an Annual Meeting because of the importance of the Reorganization to the Company's future and the determination that shareholders should have an opportunity to consider the Reorganization at a meeting dedicated to that purpose. If the Reorganization is consummated, the Sallie Mae Board would be appointed by the Holding Company. If the Reorganization is not approved by shareholders, an Annual Meeting of Sallie Mae shareholders will be held as soon as practicable prior to August 30, 1997 to, among other things, elect Sallie Mae directors.

PLACE, TIME AND DATE OF MEETING

     The Special Meeting will be held on Thursday,             , 1997 at the
[          ], Washington, DC [          ], beginning at 11:00 a.m., local time,
and at any adjournments or postponements thereof. The Letter Agreement provides that the Special Meeting shall not be adjourned to a later date except by mutual agreement of Sallie Mae and the CRV.

RECORD DATE; SHARES ENTITLED TO VOTE

     Only holders of record (each, a "Record Holder") of shares of Sallie Mae Common Stock at the close of business on June 6, 1997, the record date for the Special Meeting (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

QUORUM; VOTES REQUIRED

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Sallie Mae Common Stock entitled to vote at the Special Meeting will be necessary to constitute a quorum for the transaction of business. If such a quorum is not present, a majority of shares so represented may adjourn the Special Meeting to a future date. Abstentions and broker non-votes are counted when determining the presence of a quorum for the transaction of business.

     Approval of the Reorganization requires the affirmative vote of holders of at least a majority of the outstanding shares of Sallie Mae Common Stock. Abstentions and broker non-votes on the Reorganization Proposal have the same effect as a vote against the Reorganization.

     Under the Board Slate Proposal, the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting shall be appointed as directors of the Holding Company Board. Abstentions and broker non-votes on the Board Slate Proposal will not be counted as votes cast for either slate of nominees.

COMMON STOCK INFORMATION

     As of the Record Date, 52,663,133 shares of Sallie Mae Common Stock were outstanding and eligible to be voted, held by approximately 23,000 shareholders. As of the Record Date, Sallie Mae's directors, named executive officers (excluding Robert D. Friedhoff who resigned from his positions with Sallie Mae effective March 26, 1997, for personal reasons) beneficially owned 295,334 shares of Sallie Mae Common Stock (excluding 374,620 shares underlying stock options), or less than 1 percent of the shares of Sallie Mae Common Stock outstanding as of such date. The Sallie Mae Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "SLM."

VOTING AND REVOCATION OF PROXIES

     Shares of Sallie Mae Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received and not properly revoked will be voted at the Special Meeting in the manner directed on such proxies. Shares may be voted in person or by proxy. Any proxy given by a Record Holder may be revoked by the person giving such proxy at any time before the closing of the polls by executing a new proxy or voting in person his or her shares at the Special Meeting. Only those proxies received and not properly revoked or votes cast prior to the closing of the polls shall be valid. Sallie Mae and the CRV have agreed not to adjourn the Special Meeting to a later date, except by mutual agreement.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the Special Meeting by (i) filing with the Secretary of Sallie Mae a written notice of such revocation bearing a later date than the proxy, (ii) duly executing a proxy relating to the same shares bearing a later date and delivering it to the party soliciting such later dated proxy before the taking of the vote at the Special Meeting, or (iii) voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation of proxies should be addressed as follows: Student Loan Marketing Association,

1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, Attention: Ann Marie Plubell, Secretary, and must be received before the taking of the vote at the Special Meeting.

     If the Reorganization is not approved, Sallie Mae will hold the Annual Meeting of Shareholders of the Student Loan Marketing Association as soon as practicable after the Special Meeting votes are tabulated. Pursuant to the Letter Agreement, the Sallie Mae Board amended the Sallie Mae By-laws to provide that the Annual Meeting shall be held not later than August 30, 1997.

SOLICITATION OF PROXIES

     Sallie Mae will bear all expenses of these solicitations, including the cost of preparing and mailing this Proxy Statement/Prospectus, the cost of preparing and mailing the Proxy Statement Supplement of the Majority Directors, which is being mailed together with an accompanying BLUE proxy card and a copy of this Proxy Statement/Prospectus by Sallie Mae to shareholders, and the cost of preparing and mailing the Proxy Statement Supplement of the CRV which is being mailed together with an accompanying GREEN proxy card and a copy of this Proxy Statement/Prospectus by the CRV to shareholders. In addition to solicitation by mail, directors, officers, regular employees or other agents of Sallie Mae, who will not be specifically compensated for such services but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation, may solicit proxies from Sallie Mae shareholders personally or by telephone, telecopy, telegram or other means of communication. Sallie Mae will also arrange with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to the beneficial owners of shares held of record by such persons. Sallie Mae may reimburse such custodians, nominees and fiduciaries reasonable out-of-pocket expenses incurred in connection therewith. Sallie Mae has retained D.F. King & Co., Inc. to solicit proxies on its behalf in connection with the Special Meeting. D.F. King will be paid a fee, estimated not to exceed $250,000 and will be reimbursed its reasonable out-of-pocket expenses in connection with such Special Meeting solicitation services. The CRV has retained MacKenzie Partners, Inc. to solicit proxies on its behalf in connection with the Special Meeting. MacKenzie Partners, Inc. will be paid a fee, estimated not to exceed $250,000 and will be reimbursed its reasonable out-of-pocket expenses in connection with such Special Meeting solicitation services.

NO DISSENTERS' APPRAISAL RIGHTS

     Sallie Mae shareholders have no statutory appraisal rights in connection with the matters to be considered at the Special Meeting. See "COMPARISON OF STOCKHOLDER RIGHTS."

     SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH ANY PROXY CARD RETURNED IN RESPECT OF THE SPECIAL MEETING.

                          THE REORGANIZATION PROPOSAL

BACKGROUND

     The Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act") was the result of a multi-year effort on the part of Sallie Mae to win executive branch and Congressional support for privatization. As a government-sponsored enterprise Sallie Mae has access to the "government agency" debt market, exemptions from state taxes and certain securities laws, and lower capital requirements. However, Sallie Mae's business activities are subject to restrictions and burdens contained in Sallie Mae's federal charter, which is set forth at Section 439, Part B, Title IV of the Higher Education Act of 1965, as amended, codified at 20 U.S.C. sec. 1087-2 (the "Sallie Mae Charter"). The Sallie Mae Charter may be changed by Congress, subject only to constitutional limitations, without approval from Sallie Mae directors or shareholders. Sallie Mae sought privatization to protect the value of its franchise from the political risks of its government-sponsored enterprise status and the new Federal Direct Student Loan Program (the "FDSLP"). As a government-sponsored enterprise, Sallie Mae is exposed to the ongoing risk of targeted legislation. Over recent years, a number of legislative actions have adversely and uniquely impacted Sallie Mae including: (i) the imposition of a 30 basis point per annum offset fee applicable solely to Sallie Mae, (ii) charter restrictions on the scope of its business and (iii) unfunded mandates requiring certain actions by Sallie Mae (e.g., acting as lender of last resort for the postsecondary education credit program). Moreover, the 1993 expansion of the FDSLP, which originally was intended to ultimately replace the FFELP, demonstrated Sallie Mae's vulnerability to shifts in federal policy. Privatization will reduce the risk of targeted legislation and shifts in federal policy and will allow the Company to invest in new products and services designed to improve its competitive position vis a vis FFELP participants and the FDSLP. In addition, Sallie Mae recognized that changes in the student loan market, including the advent of student loan securitization, had reduced the comparative advantages of government-sponsored enterprise funding and capital levels. After passage of the 1993 Omnibus Budget Reconciliation Act ("OBRA"), which imposed the 30 basis point offset fee referenced above and expanded the FDSLP, Sallie Mae worked with the executive branch to study the "future of Sallie Mae" and put forward a specific legislative framework to effect privatization through a transitional holding company arrangement. During 1995 and 1996, Sallie Mae negotiated with Congress and the executive branch to arrive at legislation intended to provide a fair outcome for the government, Sallie Mae noteholders and Sallie Mae shareholders. The Privatization Act, which was enacted on September 30, 1996, will allow Sallie Mae to transition from a limited purpose government-sponsored enterprise to a general purpose corporation that will independently determine which new business opportunities to pursue.

     The Privatization Act authorized the Sallie Mae Board of Directors (the "Sallie Mae Board") to adopt a plan of reorganization pursuant to which Sallie Mae would become a wholly-owned subsidiary of a holding company. The Reorganization Agreement is the plan approved by the Sallie Mae Board pursuant to the Privatization Act. Set forth below is a summary of the deliberations of the Sallie Mae Board and committees thereof.

     At a Sallie Mae Board meeting held on November 22, 1996, the Sallie Mae Board charged (i) the Nominations and Board Affairs Committee with consideration of the corporate governance structure for the Holding Company, the composition and selection of the Holding Company Board of Directors and the structure of the proposal for presentation to shareholders and (ii) the Finance Committee with consideration of various financial and operational aspects of the plan of reorganization and related asset transfers. Each of these Committees was instructed to formulate recommendations for action by the full Sallie Mae Board at the regular meeting held January 24, 1997.

     Consistent with its charge, the Nominations and Board Affairs Committee met on December 17, 1996, January 16, 1997, January 23, 1997 and January 24, 1997.

     At its meeting on December 17, 1996, the Committee considered the relative merits of a broad range of corporate governance provisions and determined to solicit the further views of the members of the Committee concerning a variety of governance issues. In addition, the Committee determined to solicit the members of the Sallie Mae Board and the President and Chief Executive Officer for the names and qualifications of potential nominees to the Holding Company Board of Directors.

     At the meetings of December 17, 1996 and January 16 and 23, 1997, the Committee also discussed guidelines for the qualifications of Holding Company Directors, as individuals and as members of a cohesive body. The Nominations and Board Affairs Committee unanimously approved guidelines aimed at bringing to the Holding Company Board persons of the highest individual character with diverse resources and background. The guidelines adopted by the Committee provide generally that the Holding Company Board must (i) be able to engage in effective, cohesive conduct that is respectful of divergent views, (ii) be composed of leaders of sufficient professional stature to attract other well-qualified candidates, (iii) be able to attract the support of, and retain the highest quality, managers on behalf of the shareholders and (iv) reflect diverse points of view together with a balance of freshness of views and continuity. According to such guidelines, individuals to be elected to the Holding Company Board should be recognized for having added value within their organizations, be qualified to timely deal with complex business and policy issues and have significant experience of current application to the Company's present business and new, potentially beneficial initiatives. In addition, such guidelines provide that such persons must be able to commit the time required to provide the energy and focus necessary to perform productively as a member of the Holding Company Board, be able to function within the context of a governing body and understand their duties to all shareholders, be capable of independence in their deliberations and decision making and be committed to quality products and services, ethical behavior and excellence.

     At the meetings of January 16 and January 23, 1997, Mr. Brandon, moved that the 14 members of the Sallie Mae Board who were elected by shareholders in 1996 be nominated as a body to constitute the entire Holding Company Board. The motion was defeated, with Messrs. Jacobsen, Durmer, Spiegel and Thayer voting against because the action would have given effective control of the Holding Company to a minority of the present Sallie Mae Board who were initially elected in 1995 representing the CRV. The materials used to solicit proxies for their election in 1995 stated that such directors were not seeking control of the Sallie Mae Board and that their election would not result in their obtaining control of the Sallie Mae Board. In addition, the majority believed such a slate would not provide the breadth and depth desired for the Holding Company Board. Specifically, unlike Sallie Mae, there is no requirement that directors of the Holding Company be affiliated with financial or educational institutions. The majority of the Nominations Committee believed that the Holding Company Board should have representation from persons with a broader range of experience, particularly since the seven directors appointed by the President could not serve on the Holding Company Board. In addition, Mr. Brandon's proposal would not have resulted in a diversity of background, providing for only one minority member and no women on the Holding Company Board.

     At the meeting of January 16, 1997, Mr. Brandon moved that the Company separate the vote on the initial election of the Holding Company Board members from the vote on the plan of reorganization. The motion was defeated, with Messrs. Jacobsen, Durmer, Spiegel and Thayer voting against. The majority of the Committee believed that the identity of the members of the Board of Directors was an essential component of the plan of reorganization, since such individuals would have critical leadership responsibility going forward.

     At its January 23, 1997 meeting, the Committee determined, by a vote of 4-1 (with Mr. Brandon voting against and Mr. Lambert absent) to recommend that the full Sallie Mae Board adopt the charter and by-laws substantially in the form proposed at such meeting. The charter and by-laws recommended, as revised at the March Board Meeting (as defined below), are as described in this Proxy Statement/Prospectus.

     At the January 23, 1997 meeting, Mr. Jacobsen also noted that on January 21, 1997 the names and qualifications of 26 individuals were provided to the Committee members for their comment and review. He then moved that Messrs. Arceneaux, Daberko, Hough, Jacobsen, Ricciardi, Rohr, Sant, Sarni, Shaw, Simms, Spiegel, Ueberroth and Vitale and Mmes. Cross, Gaunt and Reese, as well as Messrs. Lord and Hunt be recommended for election to the initial Holding Company Board of Directors. After discussion, the Committee voted 4-1 (with Mr. Brandon voting against and Mr. Lambert absent) to recommend to the full

Sallie Mae Board that these individuals be nominated for election by Sallie Mae as the members of the Holding Company Board.

     The Finance Committee met on December 19, 1996 and considered a number of financial and operational issues related to the plan of reorganization. These included the structure of the transaction to effect the new entity, the structure of the new entity after reorganization, the transfer of employees and assets and the capital structure of the new entity. On January 23, 1997, the Operations and Finance Committees held a joint meeting to review the strategic considerations relating to privatization, to summarize the economic and business rationale for privatization and to review the mechanics of the Reorganization. For a further discussion of such considerations, see "-- Reasons for the Reorganization; Recommendation of Sallie Mae and the CRV." The Company's outside legal and financial advisors were available to answer questions at both the January 23, 1997 Committee meeting and the January 24, 1997 Board meeting discussed below. Members of management made presentations concerning terms and financial aspects of the proposal at each of the Committee's meetings.

     On January 24, 1997, the Sallie Mae Board met to consider, among other business, the proposed plan of reorganization. Mr. Jacobsen, Chairman of the Nominations and Board Affairs Committee, reviewed the activity of the Committee in detail, including a description of the recommended corporate governance provisions and the proposed slate of the Holding Company Directors and moved adoption of the recommendations.

     As part of the Board's discussion, Mr. Hunt indicated that, while he favored privatization, he opposed the plan of reorganization because he does not view the plan as friendly to shareholders in its governance structure and believes it should provide for a separate vote on the Holding Company Board of Directors. Mr. Lord indicated that he had similar objections.

     A majority of the Sallie Mae Board expressed the view that having nominees on the Holding Company Board who were actively opposed to the plan of reorganization would be confusing and not be in the best interests of shareholders. As a result of this concern the Sallie Mae Board voted to provide that Messrs. Hunt and Lord would have until close of business on January 31, 1997 to confirm that they had no objection to the plan of reorganization other than as summarized in this Proxy Statement/Prospectus, and that neither Mr. Hunt nor Mr. Lord would organize or participate in opposition to the plan of reorganization and the slate of nominees contained therein. The motion was approved with Messrs. Arceneaux, Berger, Daberko, Durmer, Jacobsen, Moore, Rohr, Spiegel, Thayer, Vitale and Mmes. Gilleland, Montoya and Natividad voting for and Messrs. Brandon, Daley, Hunt, Lambert, Lord, Porter, Shapiro and Waterfield voting against such motion.

     The Sallie Mae Board then voted to approve the recommendations of the Nominations and Board Affairs Committee as set out above. The recommendations were approved with Messrs. Arceneaux, Berger, Daberko, Durmer, Jacobsen, Moore, Rohr, Spiegel, Thayer, Vitale and Mmes. Gilleland, Montoya and Natividad voting for and Messrs. Brandon, Daley, Hunt, Lambert, Lord, Porter, Shapiro and Waterfield voting against such recommendations.

     Mr. Vitale, Chairman of the Finance Committee, reviewed the activity of the Finance Committee in detail, including a description of the finance provisions relating to the plan of reorganization and moved that the Sallie Mae Board approve the provisions as described. The Sallie Mae Board voted unanimously to approve the finance provisions relating to the proposed plan of reorganization. The Sallie Mae Board, however, voted 13-8 to approve the recommendations of the Nominations and Board Affairs Committee, including the corporate governance provisions, and 13-8 to approve the proposed plan of reorganization, as a whole. No plan of reorganization or business plan other than the plan of reorganization contained in these documents was presented for consideration.

     On January 31, 1997, Mr. Hunt advised the Chairman of the Sallie Mae Board that, after evaluating his fiduciary duties, he was unable at that date to provide the Sallie Mae Board with the confirmation it sought. On the same date, Mr. Lord advised the Sallie Mae Board that his position on the plan of reorganization and the opposition to the persons named to serve on the Holding Company Board had not changed. Prior to any action in this regard by the Sallie Mae Board, by letters dated March 3, 1997 and March 4, 1997, respectively,

Messrs. Lord and Hunt withdrew their consent to serve as members of the Holding Company Board. On February 5, 1997, a written statement was delivered to the Company on behalf of the Sallie Mae directors who are members of the CRV stating their reasons for their votes, including certain of the reasons noted above. Such directors include eight of the 14 members of the Sallie Mae Board elected by shareholders and none of the seven members appointed by the President of the United States.

     On March 10, 1997, Sallie Mae received a copy of a solicitation statement (the "CRV Solicitation Statement") soliciting agent designations from Sallie Mae shareholders to appoint certain individuals as shareholders' agents in order to call and convene a special meeting of the shareholders of Sallie Mae on behalf of the CRV, a group including the Dissenting Directors. Under the Sallie Mae By-Laws, a special meeting must be called by the Chairman upon the written request of holders of at least one-third of the shares of Sallie Mae having voting power. According to the CRV Solicitation Statement, the purposes of the CRV's proposed special meeting were to consider and vote upon (i) a reorganization plan proposed by the CRV, (ii) the individuals who would be named by Sallie Mae to the Holding Company Board under the CRV reorganization plan and
(iii) a proposal to amend the Sallie Mae By-Laws to provide for the reimbursement of reasonable expenses incurred by Sallie Mae shareholders in calling a special meeting of shareholders. Although the CRV Solicitation Materials indicated that a vote at such a special meeting could be binding, Sallie Mae believes that any vote held at such a meeting would be precatory. On March 18, 1997, Sallie Mae mailed certain materials (the "Revocation Materials") to Sallie Mae shareholders in opposition to the CRV's solicitation and soliciting agent revocations. The Revocation Materials asked shareholders not to give agent designations to the CRV and provided instructions to revoke any agent designations that shareholders may have given already to the CRV.

     At the regular meeting of the Sallie Mae Board held on March 21, 1997 (the "March Board Meeting"), at the recommendation of management, the Sallie Mae Board approved certain modifications to the corporate governance structure of the Reorganization. The modifications included elimination of a classified board and a related requirement for a supermajority vote of stockholders to amend certain provisions of the Holding Company Charter.

     On April 3, 1997, representatives of the CRV delivered a letter to Sallie Mae stating that holders of the requisite number of shares of Sallie Mae Common Stock had returned agent designations to authorize the CRV to request the calling of an additional special meeting of the shareholders and requesting that such meeting be called for May 9, 1997. Under the Sallie Mae By-Laws, the Chairman must call a special meeting of shareholders upon the request of holders of at least one-third of the outstanding shares of Sallie Mae Common Stock..

     On April 9, 1997, the Company mailed its original proxy statement/prospectus soliciting votes for a special shareholders meeting to be held on May 15, 1997 at 10:00 a.m.

     On April 14, 1997, the Company's Chairman called the additional special meeting requested by the CRV for May 15, 1997 at 2:00 p.m. On April 15, 1997, the CRV distributed proxy materials relating to such additional special meeting, indicating that the additional special meeting would be held at 11:00 a.m. on May 9, 1997 and the CRV's belief that a favorable vote by the shareholders on the CRV's proposals considered at such additional special meeting would be binding on the Company for purposes of the Privatization Act.

     On April 18, 1997, in the matter entitled Student Loan Marketing Association v. Albert L. Lord, et al., 1:97CV00784 (HHG) (D.D.C.), the Company filed an action against two current directors and three other individuals who are members of the CRV in the United States District Court for the District of Columbia (the "Action"), seeking both declaratory and injunctive relief. Specifically, the Company sought a temporary restraining order (the "TRO") enjoining the CRV's solicitation of shareholder proxies on the grounds that such activities violated the federal securities laws. The Action also sought preliminary and declaratory relief asserting that the additional special meeting would be precatory only.

     On April 22, 1997, United States District Judge Harold H. Greene, heard argument on the Company's motion for the TRO. The Court denied the Company's motion for the TRO. Accordingly, the Court allowed the additional special meeting to proceed, but declined to consider the merits of the Company's claims, including the claim that any vote at the additional special meeting would be precatory only, until a time after May 9, 1997.

     On May 9, 1997, the CRV convened the meeting scheduled for such date by the CRV. After opening the polls to votes on the CRV proposals, the CRV then moved to adjourn the meeting until May 29, 1997, with the polls remaining open during such time.

     On May 15, 1997, Sallie Mae convened the 10:00 a.m. special meeting scheduled for such date and time by the Chairman to consider and vote upon the Reorganization. After opening the polls to vote on the Reorganization, the Chairman then adjourned the meeting until June 5, 1997, with the polls remaining open during such time.

     On May 27, 1997, Sallie Mae and the CRV entered into a letter agreement (the "Letter Agreement"), pursuant to which they agreed, among other things, (i) to cooperate in the preparation and filing of this Proxy Statement/Prospectus (provided that Sallie Mae and the CRV were to provide the contents of their respective Proxy Statement Supplements, containing such information as Sallie Mae and the CRV, respectively, in their sole discretion, deemed appropriate),
(ii) to hold a special meeting of stockholders of Sallie Mae at which the stockholders will vote on (x) the Reorganization Proposal and (y) the Board Slate Proposal, including separate slates of directors to be nominated by Sallie Mae and the CRV, (iii) to cancel all special meetings of stockholders of Sallie Mae called prior to May 27, 1997 in respect of the privatization and to void all proxies solicited prior to such date, and (iv) that Sallie Mae would dismiss with prejudice the pending litigation that it had brought against the CRV and that Sallie Mae and the CRV would release each other from any claim or counterclaim that could have been brought against each other relating to such litigation.

     Following execution of the Letter Agreement, Sallie Mae issued the following press release:

        WASHINGTON, D.C., May 27, 1997 -- Sallie Mae (NYSE: SLM) and the Committee to Restore Value (CRV) at Sallie Mae Tuesday announced that they have agreed to jointly hold a new special meeting at which shareholders will vote on a single plan of privatization and reorganization. At the special meeting, shareholders also will vote to elect a 15-member holding company board of directors from separate slates nominated by Sallie Mae and the CRV. Sallie Mae and the CRV believe that this approach will ensure approval of privatization for Sallie Mae.

        Sallie Mae and the CRV will jointly file an amended S-4 registration statement with the Securities & Exchange Commission, and will hold the new special meeting approximately 20 days following completion of SEC review and mailing of revised materials to shareholders. The Sallie Mae board has established June 6, 1997 as the record date for determining shareholders entitled to vote at the special meeting. As a result of the agreement, the adjourned May 9 and May 15 special shareholder meetings will not be reconvened and the polls for those meetings are closed. In addition, Sallie Mae will reimburse the CRV for all reasonable proxy related expenses and drop outstanding litigation.

        Sallie Mae, a stockholder-owned corporation, is the nation's leading provider of financial services for postsecondary education needs. The corporation is the nation's largest source of funding and servicing support for education loans for students and their parents.

        The Committee to Restore Value at Sallie Mae is a shareholder group that includes eight current Sallie Mae directors.

REASONS FOR THE REORGANIZATION; RECOMMENDATION OF SALLIE MAE AND THE CRV

     The Sallie Mae Board has unanimously determined that the Reorganization, upon the terms and conditions set forth in the Privatization Act and the Reorganization Agreement, is in the best interests of the shareholders of Sallie Mae and the Sallie Mae Board and the CRV recommend that shareholders approve the Reorganization Agreement. The Reorganization Agreement is the plan approved by the Sallie Mae Board pursuant to the Privatization Act.

     In reaching their determination to adopt the Reorganization Agreement and recommend that the Sallie Mae shareholders approve the Reorganization, the Sallie Mae Board considered a number of factors, including the following material factors:

          a. The expectation that, based upon their own evaluation of the post-Reorganization business strategies that they advocate the Company pursue, the Reorganization will enhance Sallie Mae's core business by enabling the Holding Company to more effectively respond to intensified competition in the student loan marketplace among the Federal Family Education Loan Program ("FFELP") participants, and with the Federal Direct Student Loan Program ("FDSLP") by extending Sallie Mae's schoolbased strategy.

          b. The expectation that, based upon their own evaluation of the post-Reorganization business strategies that they advocate the Company pursue, the Reorganization will provide a mechanism for expansion of the Company's business.

          c. The belief, based on its experience through 1996 with five successful securitization transactions, that, with the advent of student loan securitizations, Sallie Mae's government-sponsored enterprise status is no longer necessary to ensure its ability to obtain large volume, long term funding on advantageous terms.

          d. The fact that the current structure for the Special Meeting will permit shareholders to vote separately on the Reorganization Proposal and the Board Slate Proposal so that shareholders can determine which nominees to the Holding Company Board, related Holding Company Charter and By-Law provisions and related business plan will be selected for the Holding Company.

          e. The expectation that the Reorganization will reduce the level of political risk to which Sallie Mae is subject because of its status as a government-sponsored enterprise.

          f. The belief that the terms, conditions, costs and assessments imposed under the Privatization Act are generally favorable to Sallie Mae compared to those that at various times had been proposed or advocated by some in government. In particular, management presented its view that under the terms of the Privatization Act the value of Sallie Mae is greater as a going concern, with the opportunity to pursue future revenue streams, as compared to the terminal value of a business to be liquidated pursuant to "charter sunset" provisions of the Privatization Act. Given the length of time before liquidation would occur under the "charter sunset" provisions and other uncertainties related to any eventual liquidation, management did not present numerical values. See "THE PRIVATIZATION ACT" and "TERMS OF THE REORGANIZATION AGREEMENT."

          g. The fact that the Reorganization will provide shareholders the ability to amend the Company's certificate of incorporation and to elect all members of the Board of Directors.

          h. The expectation that the Merger will be treated for U.S. federal income tax purposes as a nonrecognition transfer of shares of Sallie Mae Common Stock by the holders thereof to the Holding Company for shares of Holding Company Common Stock. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

     In view of the wide variety of factors considered in connection with its evaluation of the terms of the Reorganization, the Sallie Mae Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their determinations. In addition, individual members of the Sallie Mae Board may have given different weights to different factors.

     EACH OF SALLIE MAE AND THE CRV RECOMMEND THAT THE HOLDERS OF OUTSTANDING SHARES OF SALLIE MAE COMMON STOCK VOTE FOR APPROVAL OF THE REORGANIZATION PROPOSAL.

CORPORATE STRUCTURE BEFORE AND AFTER THE REORGANIZATION

     Sallie Mae was created in 1972 as a federally-chartered, government-sponsored enterprise. The Sallie Mae Charter defines and limits its corporate authority to education finance related activities, while imposing certain fees and obligations on Sallie Mae. The Privatization Act authorizes the reorganization of Sallie Mae into a subsidiary of a state-chartered corporation and provides that Sallie Mae will be gradually liquidated and dissolved on or before September 30, 2008. Under the Privatization Act, consummation of the Reorganization is conditioned on approval by the requisite vote of Sallie Mae shareholders on or prior to March 31, 1998. If shareholder approval is not obtained within this time frame, the Privatization Act's "charter sunset" provisions would require Sallie Mae to restrict operations in the future and to ultimately dissolve by July 1, 2013. See "THE PRIVATIZATION ACT -- Charter Sunset If Reorganization Does Not Occur."

     To carry out the Reorganization, Sallie Mae has formed the Holding Company as a new Delaware corporation. All of the outstanding stock of the Holding Company is owned by Sallie Mae. Two other new Delaware corporations, Sallie Mae Merger Company ("MergerCo") and Sallie Mae, Inc. (the "Management Company") have been organized. Prior to the Reorganization, none of the Holding Company, MergerCo or the Management Company has any business, properties or liabilities of its own except that all of the outstanding stock of MergerCo is owned by the Holding Company.

     The Reorganization would be effected pursuant to the Reorganization Agreement by merging MergerCo with and into Sallie Mae, with Sallie Mae as the surviving corporation, resulting in Sallie Mae becoming a wholly-owned subsidiary of the Holding Company. In addition, as soon as practicable after consummation of the Reorganization, the stock of certain of the GSE's subsidiaries, including Sallie Mae Servicing Corporation (collectively, the "Transferred Subsidiaries") would be transferred to the Holding Company or one of its non-GSE subsidiaries. See "BUSINESS -- Operation Following the Reorganization."

     Sallie Mae's outstanding class of preferred stock and debt securities will remain outstanding as securities of Sallie Mae immediately after the Reorganization. See "-- Treatment of Preferred Stock." Pursuant to the Privatization Act, the Holding Company will issue to the District of Columbia Financial Responsibility and Management Assistance Authority (the "D.C. Financial Control Board") warrants to purchase 555,015 shares of Holding Company Common Stock, exercisable at any time prior to September 30, 2008, at $72.43 per share. These provisions of the Privatization Act were part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

DIAGRAMS OF CURRENT AND PROPOSED CORPORATE STRUCTURES

     The following diagrams show the current corporate structure of the Company and the proposed structure of the Company following the Reorganization.

                    [CURRENT CORPORATE STRUCTURE DIAGRAM]

                         [PROPOSED STRUCTURE DIAGRAM]

EXCHANGE OF STOCK CERTIFICATES

     Because the Reorganization Agreement provides that, at the Effective Time (as defined below), each outstanding share of Sallie Mae Common Stock shall be converted automatically into one share of Holding Company Common Stock, it will not be necessary for holders of Sallie Mae Common Stock to exchange their existing stock certificates for certificates of Holding Company Common Stock.

     Following the Reorganization, as outstanding certificates for Sallie Mae Common Stock are presented to Chase Mellon Shareholder Services for transfer, new certificates bearing the name of the Holding Company will be issued in their place. In addition, upon the request of any shareholder, new certificates for Holding Company Common Stock will be issued in exchange for old certificates of Sallie Mae Common Stock. Certificates presented for transfer to a name other than that in which the surrendered certificate is registered must be properly endorsed, with the signature guaranteed, and accompanied by evidence of payment of any applicable stock transfer taxes.

SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH ANY PROXY CARD RETURNED IN RESPECT OF THE SPECIAL MEETING.

TREATMENT OF PREFERRED STOCK

     The proposed Reorganization will not result in any change in Sallie Mae's outstanding class of preferred stock. The Privatization Act requires that upon the dissolution date of September 30, 2008, Sallie Mae shall repurchase or redeem, or make proper provisions for repurchase or redemption of any outstanding shares of Sallie Mae preferred stock. Management does not believe that such redemption will have a material impact on the financial condition or results of operations of the Holding Company. Sallie Mae has the option of effecting an earlier dissolution if certain conditions are met. Sallie Mae's preferred stock will continue to rank senior to Sallie Mae Common Stock (all of which, after the Reorganization, will be held by the Holding Company) as to dividends and as to the distribution of assets of Sallie Mae in the event of the liquidation of Sallie Mae. The preferred stock is carried at its liquidation value of $50 per share for a total of $214 million and pays a variable dividend that has been at its minimum rate of 5 percent per annum for the last several years. See "FINANCIAL STATEMENTS -- Footnote 13."

EFFECT ON STOCK OPTIONS AND EMPLOYEE BENEFITS

     After the Reorganization, all stock-based Sallie Mae director, officer and employee benefit plans, including the Sallie Mae Employees' Stock Purchase Plan, Employee's Thrift and Savings Plan, Supplemental Employees' Thrift and Savings Plan, Deferred Compensation Plan for Key Employees, key employee stock option plans, Stock Compensation Plan, Incentive Performance Plan, Board of Director's Stock Option Plan, Board of Directors' Deferred Compensation Plan and Board of Directors' Restricted Stock Plan (collectively, the "Plans") will be amended to provide for the delivery of Holding Company Common Stock instead of Sallie Mae Common Stock thereunder. Each right to acquire shares of Sallie Mae Common Stock, including, without limitation, rights (including stock options) to acquire Sallie Mae Common Stock pursuant to any of the Plans, granted and outstanding immediately prior to the Effective Time shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be converted into and become a right to acquire the same number of shares of Holding Company Common Stock at the same price per share, and upon the same terms and subject to the same conditions as were applicable immediately prior to the Reorganization under the relevant right.

DIVIDEND POLICY

     It is anticipated that the Holding Company will initially pay dividends on Holding Company Common Stock at the rate most recently paid, and on approximately the same schedule, as dividends have been paid on Sallie Mae Common Stock. No assurance, however, can be given as to the amount of future dividends, which will necessarily be dependent on future earnings and financial requirements of the Holding Company and its subsidiaries, including Sallie Mae after the Reorganization.

     The Holding Company's principal sources of funds are expected to be dividends on the stock of its subsidiaries and proceeds from any issuances of the Holding Company's equity or debt securities.

     The ability of Sallie Mae to pay dividends on its capital stock is generally subject to the capital requirements set forth in the Sallie Mae Charter, see "REGULATION -- Current Regulation," and to the priority of dividends on outstanding Sallie Mae preferred stock. See "-- Treatment of Preferred Stock."

     Holders of Holding Company Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors of the Holding Company out of funds legally available therefor. The timing and amount of future dividends will be within the discretion of the Board of Directors of the Holding Company and will depend on the consolidated earnings, financial condition, liquidity and capital requirements of the Holding Company and its subsidiaries, applicable governmental regulations and policies, and other factors deemed relevant by the Board of Directors.

     Subject to the earnings and financial condition of the GSE after the Reorganization, dividends on the GSE's preferred stock will continue to be paid at the prescribed times and rates. See "-- Treatment of Preferred Stock." If the Holding Company issues preferred stock subsequent to the Reorganization, the payment of dividends on Holding Company Common Stock may be restricted to the extent that dividends on such preferred stock of the Holding Company have not been paid in accordance with the terms of such stock established by the Board of Directors upon its issuance.

STOCK EXCHANGE LISTING

     Sallie Mae has filed an application to list the shares of Holding Company Common Stock to be issued in connection with the Reorganization on the NYSE, subject to approval of the Reorganization Agreement by the Sallie Mae shareholders and official notice of issuance. The shares of Sallie Mae Common Stock are traded, and the shares of Holding Company Common Stock are expected to be traded, on the NYSE under the symbol "SLM." If the Reorganization is consummated, shares of Sallie Mae Common Stock will be delisted in conjunction with the listing of the shares of Holding Company Common Stock.

CERTAIN CONSEQUENCES OF SHAREHOLDER VOTE

     Under the Privatization Act, the effective date of a reorganization providing for the restructuring of common stock ownership of Sallie Mae so that all of its outstanding common stock would be owned directly by a holding company must occur on or prior to March 31, 1998. If the effective date has not occurred prior to such date, the charter sunset provisions would apply. The Sallie Mae Board believes that Sallie Mae shareholders will support their judgment and expect them to approve the Reorganization Agreement. As a result, the Sallie Mae Board has not determined what action, if any, it may take with respect to privatization in the event the Reorganization is not approved. If the Reorganization is not approved by shareholders, an Annual Meeting of Sallie Mae shareholders will be held as soon as practicable to, among other things, elect Sallie Mae directors. If the Reorganization Agreement is not approved, the Privatization Act would permit Sallie Mae to privatize pursuant to another plan of reorganization. However, to be effective under the Privatization Act, such a plan would have to be adopted by the Sallie Mae Board and approved by the holders of a majority of the outstanding shares of Sallie Mae Common Stock. If the Reorganization Agreement is not approved, it appears that there would be sufficient time to propose an alternate plan and to seek shareholder approval for such a plan. However, there can be no assurance that the Sallie Mae Board would adopt an alternate plan of reorganization, and if the Sallie Mae Board adopted an alternate plan, there can be no assurance as to the terms of such a plan or as to whether it would be approved by holders of the requisite number of shares of Sallie Mae Common Stock in a timely manner. See "THE PRIVATIZATION
ACT -- Charter Sunset If Reorganization Does Not Occur."

                     TERMS OF THE REORGANIZATION AGREEMENT

     The following discussion of the terms and conditions of the Reorganization Agreement is qualified in its entirety by reference to the provisions of the Reorganization Agreement, which are attached to this Proxy Statement/Prospectus as Appendix A and incorporated herein by reference.

     Pursuant to the Reorganization Agreement, MergerCo will be merged with and into Sallie Mae, each outstanding share of Sallie Mae Common Stock will be converted into one share of Holding Company Common Stock, and the outstanding shares of the common stock of MergerCo will be converted into all of the issued and outstanding shares of Sallie Mae Common Stock, all of which will then be owned by the Holding Company. If the Reorganization is approved, it will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time"), which is expected to occur as soon as practicable following the Special Meeting. As a result of the Reorganization, Sallie Mae will become a subsidiary of the Holding Company and all of the Holding Company Common Stock outstanding immediately after the Reorganization will be owned by the holders of Sallie Mae Common Stock outstanding immediately prior to the Reorganization. Shares of Holding Company Common Stock held by Sallie Mae and the Sallie Mae Common Stock held in treasury will be canceled and retired. Shares of the outstanding class of preferred stock of Sallie Mae will not be affected by the Reorganization, and will remain outstanding, with the same voting powers, designations, preferences, rights, qualifications, limitations and restrictions. See "The REORGANIZATION
PROPOSAL -- Treatment of Preferred Stock."

     Consummation of the Reorganization is subject to the fulfillment of the following conditions: (i) the approval of the Reorganization Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Sallie Mae Common Stock, (ii) receipt of an opinion of counsel with respect to the federal income tax consequences of the Merger and (iii) approval by the NYSE of Holding Company Common Stock for listing upon official notice of issuance. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

                             THE PRIVATIZATION ACT

     The Privatization Act establishes the basic framework for Sallie Mae's reorganization into a wholly-owned subsidiary of a holding company and imposes certain restrictions on the operations of the Holding Company and its subsidiaries after the reorganization is consummated and prior to the ultimate dissolution of Sallie Mae. The Reorganization Agreement is the plan of reorganization approved by a majority of the Sallie Mae Board. The Privatization Act amends the Higher Education Act of 1965, as amended, to permit Sallie Mae, which is now a federally-chartered, government-sponsored enterprise, to be reorganized as a wholly-owned subsidiary of a state-chartered holding company owning all of Sallie Mae's outstanding common stock. See "THE REORGANIZATION PROPOSAL." The Privatization Act also amends the Sallie Mae Charter (i) to require certain enhanced regulatory oversight of Sallie Mae to ensure its financial safety and soundness, see "REGULATION -- Current Regulation," and (ii) to provide for the dissolution of Sallie Mae by July 1, 2013 if Sallie Mae does not reorganize pursuant to the Privatization Act on or before March 31, 1998, see "Charter Sunset If Reorganization Does Not Occur."

REORGANIZATION

     The Privatization Act requires the Sallie Mae Board to propose to shareholders a restructuring plan under which their share ownership in the GSE will be automatically converted to an equivalent share ownership in a state-chartered holding company that will own all of the common stock of the GSE. Following the Reorganization, the remaining GSE entity will be liquidated on or before September 30, 2008, and its federal charter will be rescinded. During this wind-down period, the Holding Company will remain a passive entity that supports the operations of the GSE and its other non-GSE subsidiaries, and any new business activities would be conducted through such subsidiaries. See "REGULATION." The legislation provides a maximum eighteen month period for the Sallie Mae Board to obtain shareholder approval for privatization on the terms contained in the Privatization Act.

     The Privatization Act requires all personnel and certain assets to be transferred in connection with the Reorganization, including the transfer of the GSE's interest in the Transferred Subsidiaries. The GSE's student loans and related contracts, warehousing advances and other program-related or financial assets (such as portfolio investments, letters of credit, swap agreements and forward purchase commitments) and any non-material assets that the Sallie Mae Board determines to be necessary for or appropriate to continued GSE operations, may be retained by the GSE. It is anticipated that net asset transfers occurring in the first year after the Reorganization will aggregate approximately $100 million and that certain fixed assets will be transferred within approximately three years of the Reorganization. It is anticipated that employees of the GSE will be transferred to the Management Company at the Effective Time. Employees of non-GSE subsidiaries of the GSE will continue to be employed by such subsidiaries.

     During the wind-down period, following the Reorganization and prior to the GSE's dissolution, the GSE will be restricted in the new business activities it may undertake. The GSE may continue to purchase student loans only through September 30, 2007, and warehousing advance, letter of credit and standby bond purchase activity by the GSE will be limited to takedowns on contractual financing and guarantee commitments in place at the Effective Time. In addition, the GSE must discontinue its FFELP loan purchase activity once the Holding Company, or its non-GSE subsidiaries, commence such activity.

     The GSE will continue to serve as a lender of last resort and will provide secondary market support for the FFELP upon the request of the Secretary of Education. If and to the extent the GSE performs such functions, however, it will not be required to pay the offset fee on such loans. The GSE will be able to transfer assets and to declare dividends, from time to time, provided it maintains the minimum capital ratio of at least 2 percent until the year 2000. After that time, charter amendments effected by the Privatization Act require that the GSE maintain a minimum capital ratio of at least 2.25 percent. In the event that the GSE does not maintain the required minimum capital ratio, the Holding Company is required to recapitalize the GSE in an amount necessary to achieve such minimum capital ratio.

     The GSE's debt obligations that are outstanding at the time of Reorganization will continue to be outstanding obligations of the GSE immediately after the Reorganization and will not be transferred to any other entity (except in connection with the defeasance trust described below). See "-- GSE Dissolution After Reorganization." The Privatization Act provides that the Reorganization will not modify the attributes accorded to the debt obligations of Sallie Mae by the Sallie Mae Charter. After the Reorganization, the GSE will be able to continue to issue debt in the government agency market to finance student loans and other permissible asset acquisitions. The maturity date of such issuances, however, may not extend beyond September 30, 2008, the GSE's final dissolution date. This restriction will not apply to debt issued to finance any lender of last resort or secondary market purchase activity requested by the Secretary of Education. The Privatization Act makes it clear that the Reorganization (and the subsequent transfer of any remaining GSE debt to the defeasance trust described below) will not modify the legal status of any GSE debt obligations, whether such obligations exist at the time of Reorganization or are subsequently issued.

OVERSIGHT AUTHORITY

     During the wind-down period, the Secretary of the Treasury is granted extended oversight authority to monitor the activities of the Holding Company and its non-GSE subsidiaries, to the extent that the activities of such entities are reasonably likely to have a material impact on the financial condition of the GSE. During this period, the Secretary of the Treasury may require that Sallie Mae submit periodic reports regarding any potentially material financial risk of its associated persons and its procedures for monitoring and controlling such risk. The Holding Company is expressly prohibited from transferring ownership of Sallie Mae or causing Sallie Mae to file bankruptcy without the approval of the Secretary of the Treasury and the Secretary of Education. Each of the Secretary of Education and the Secretary of the Treasury has express authority to request that the Attorney General bring an action, or may bring an action under the direction and control of the Attorney General, in the United States District Court for the District of Columbia, for the enforcement of any provision of Sallie Mae's safety and soundness requirements or the requirements of the Privatization Act in general.

RESTRICTIONS ON INTERCOMPANY RELATIONS

     During the wind-down period, Sallie Mae operations will be managed by its affiliates or independent third parties. The Privatization Act also provides certain restrictions on intercompany relations between Sallie Mae and its affiliates during the wind-down period. Specified corporate formalities must be followed to ensure that the separate corporate identities of Sallie Mae and its affiliates are maintained. Specifically, the Privatization Act provides that Sallie Mae must not extend credit to, nor guarantee any debt obligations of, the Holding Company or its subsidiaries. In addition, the Privatization Act also provides that (i) the funds and assets of Sallie Mae must at all times be maintained separately from the funds and assets of the Holding Company and its subsidiaries, (ii) Sallie Mae must maintain books and records that clearly reflect the assets and liabilities of Sallie Mae, separate from the assets and liabilities of the Holding Company or its subsidiaries, (iii) Sallie Mae must maintain a corporate office that is physically separate from any office of the Holding Company and its subsidiaries, (iv) no director of Sallie Mae who is appointed by the President may serve as a director of the Holding Company and
(v) at least one officer of Sallie Mae must be an officer solely of Sallie Mae.

     Furthermore, the Privatization Act mandates that transactions between Sallie Mae and the Holding Company, including any loan servicing arrangements, shall be on terms no less favorable to Sallie Mae than Sallie Mae could obtain from an unrelated third party, and any amounts collected on behalf of Sallie Mae by the Holding Company pursuant to a servicing contract or other arrangement between Sallie Mae and the Holding Company shall be immediately deposited by the Holding Company to an account under the sole control of Sallie Mae.

LIMITATIONS ON HOLDING COMPANY ACTIVITIES

     The Holding Company must remain a passive entity that holds the stock of its subsidiaries and provides funding and management support to such subsidiaries. It is prohibited from directly engaging in any business activities until the GSE is dissolved. After the Effective Time and prior to the dissolution of the GSE, all business activities of the Holding Company must be conducted through its subsidiaries. The Privatization Act extends to the Holding Company and its subsidiaries the GSE's "eligible lender" status for loan consolidation and secondary market purchases. See "BUSINESS."

     The Holding Company generally may begin to purchase FFELP student loans only after the GSE discontinues such activity. Subject to the foregoing, the Holding Company could elect, at any time, to transfer new student loan purchase activity from the GSE to one of its non-GSE subsidiaries. Under OBRA, loans acquired after August 10, 1993 and held by the GSE are subject to a 30 basis point per annum "offset fee." The GSE has challenged the offset fee's constitutionality and the Secretary of Education's statutory authority to apply the fee on loans securitized by the GSE. See "BUSINESS -- Legal Proceedings." The offset fee does not apply to loans held or securitized by the Holding Company or non-GSE subsidiaries of the Holding Company.

     Although the GSE may not finance the activities of the non-GSE subsidiaries, it may, subject to its minimum capital requirements, dividend retained earnings and surplus capital to the Holding Company, which in turn may use such amounts to support its non-GSE subsidiaries. The Sallie Mae Charter requires that the GSE maintain a minimum capital ratio of at least 2 percent until 2000, and charter amendments effected by the Privatization Act require that the GSE maintain a minimum capital ratio of at least 2.25 percent thereafter (whether or not the Reorganization occurs). In the event that the GSE's capital falls below the applicable required level, the Holding Company is required to supplement the GSE's capital to achieve such required level. The Privatization Act further directs that under no circumstances shall the assets of the GSE be available or used to pay claims or debts of or incurred by the Holding Company.

     In exchange for the payment of $5 million to the D.C. Financial Control Board, the Holding Company and its other subsidiaries may continue to use the "Sallie Mae" name, but not the name "Student Loan Marketing Association," as part of their legal names or as a trademark or service mark. Interim disclosure requirements in connection with securities offerings and promotional materials are required to avoid marketplace confusion regarding the separateness of the GSE from its affiliated entities. During the GSE wind-down and until one year following repayment of all outstanding GSE debt, the "Sallie Mae" name may not be used by any Holding Company unit that issues debt obligations or other securities to any person or entity other than the Holding Company or its subsidiaries. In addition, the Holding Company must issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock. These warrants, which are transferable, are exercisable at any time prior to September 30, 2008 at $72.43 per share. These provisions of the Privatization Act were part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

GSE DISSOLUTION AFTER REORGANIZATION

     If shareholders of Sallie Mae approve the Reorganization, the Privatization Act provides that the wind-down period will terminate and Sallie Mae will liquidate and dissolve on September 30, 2008, unless an earlier dissolution is requested by Sallie Mae and the Secretary of Education makes no finding that Sallie Mae continues to be needed as a lender of last resort under the Sallie Mae Charter or to purchase loans under certain agreements with the Secretary of Education. In connection with such dissolution, the GSE must transfer any remaining GSE obligations into a defeasance trust for the benefit of the holders of such obligations with cash or full faith and credit obligations of the United States, or an agency thereof, in amounts sufficient, as determined by the Secretary of the Treasury, to pay the principal and interest on the deposited obligations. At March 31, 1997, Sallie Mae had $376 million in current carrying value of debt obligations outstanding with maturities after September 30, 2008. If the GSE has insufficient assets to fully fund such GSE debt obligations outstanding at the time of dissolution, the Holding Company must transfer sufficient assets to the trust to account for this shortfall. The Privatization Act also requires that on the dissolution date, the GSE shall repurchase or redeem, or make proper provisions for the repurchase or redemption of any outstanding shares of Sallie Mae preferred stock. The preferred stock is carried at its liquidation value of $50 per share for a total of $214 million and pays a variable dividend that has been at its minimum rate of 5 percent per annum for the last several years. See "FINANCIAL STATEMENTS -- Footnote 13." Upon dissolution, the Sallie Mae Charter will terminate, and any assets that Sallie Mae continues to hold after establishment of the trust or which remain in the trust after full payment of the remaining obligations of Sallie

Mae assumed by the trust, will be transferred to the Holding Company or its affiliates, as determined by the Holding Company Board of Directors.

CHARTER SUNSET IF REORGANIZATION DOES NOT OCCUR

     If a reorganization pursuant to the Privatization Act does not occur on or prior to March 31, 1998, certain "charter sunset" provisions will apply. These provisions will result in the dissolution of Sallie Mae by July 1, 2013, after the discharge of all outstanding debt obligations and liquidations (the "Sunset Dissolution Date"). Notwithstanding these charter sunset provisions, Sallie Mae may dissolve prior to the Sunset Dissolution Date unless the Secretary of Education finds that Sallie Mae continues to be needed as a lender of last resort under the Sallie Mae Charter or to purchase loans under certain agreements with the Secretary of Education.

     Prior to July 1, 2007, Sallie Mae would be required to submit a detailed plan for the orderly winding -up of its business activities to the Secretary of the Treasury and to the Chairman and Ranking Member of the Committee on Labor and Human Resources of the Senate and the Chairman and Ranking Member of the Committee on Economic and Educational Opportunities of the House of Representatives. Upon implementation, this dissolution plan would (i) ensure that Sallie Mae will have adequate assets to transfer to the trust to ensure full payment of its remaining obligations; (ii) provide that all assets not used to pay liabilities will be distributed to shareholders; and (iii) ensure that the operations of Sallie Mae remain separate and distinct from those of any entity to which such assets are transferred. While the Privatization Act would allow Sallie Mae to amend the dissolution plan to reflect changed circumstances, no amendments could extend the date for full implementation of the plan beyond the Sunset Dissolution Date. The Privatization Act also allows the Secretary of the Treasury to require that Sallie Mae amend the dissolution plan, if the Secretary of the Treasury deems such amendments necessary to ensure full payment of all obligations of Sallie Mae.

     If the charter sunset provisions apply, the GSE could not engage in new business activities beyond its GSE charter, but could generally transfer assets at any time that its statutory capital requirements were satisfied. In addition, the GSE would have to cease its business activities other than certain specified permitted activities at the request of the Secretary of Education and with the approval of the Secretary of the Treasury. In addition, except in connection with such permitted activities, the GSE will be prohibited from issuing debt obligations that mature later than July 1, 2013. The charter sunset provisions also prohibit the GSE from transferring or permitting the use of the names "Student Loan Marketing Association," "Sallie Mae," or any variations thereof, to or by any entity other than a subsidiary of the GSE.

     If the Reorganization does not occur, the final liquidation of Sallie Mae would occur on the Sunset Dissolution Date. At that time, Sallie Mae would be required to take actions similar to those required at the time of a dissolution after reorganization. See "-- GSE Dissolution After Reorganization." Remaining obligations would be transferred to a defeasance trust and proper provision would need to be made for the repurchase or redemption of any preferred stock of Sallie Mae then outstanding. Finally, any assets remaining after establishment of the trust or any assets remaining in the trust after full pay-off of Sallie Mae debt would be transferred to holders of Sallie Mae Common Stock.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary, which is based upon current law, is a discussion of the material United States federal income tax consequences of the Merger to Holding Company, Sallie Mae, MergerCo and holders of shares of Sallie Mae Common Stock. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, judicial decisions, administrative pronouncements and current administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. The summary does not purport to be a comprehensive description of all of the tax consequences applicable to a particular taxpayer. In particular, the summary does not address any aspect of state, local or foreign taxation or the tax treatment to holders subject to special tax rules, such as insurance companies, foreign persons, tax-exempt organizations, dealers in securities, banks and other financial institutions, holders who acquired their shares of Sallie Mae Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan. In addition, the summary only applies to holders who hold shares of Sallie Mae Common Stock as capital assets. No rulings have been or will be requested from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed herein. There can be no assurance that future legislation, regulations, court decisions or administrative pronouncements or rulings would not alter the tax consequences set forth below. Opinions of counsel are not binding on the IRS. HOLDERS OF SALLIE MAE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     The obligation of Sallie Mae to consummate the Reorganization is conditioned upon the receipt by Sallie Mae of an opinion of counsel in form and substance reasonably satisfactory to Sallie Mae, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion and set forth in certificates of officers of the Holding Company, Sallie Mae and others, as well as representation letters of certain holders of Sallie Mae Common Stock, all of which must be consistent with the state of facts existing at the Effective Time, the Merger will be treated for U.S. federal income tax purposes as a nonrecognition transfer of shares of Sallie Mae Common Stock by the holders thereof to the Holding Company for shares of Holding Company Common Stock.

     Assuming that the representations and certificates referred to in the preceding paragraph are obtained, which are in form and substance satisfactory to Skadden, Arps, Slate, Meagher & Flom LLP, the Merger is consummated in accordance with the Reorganization Agreement, and applicable law does not change, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP the Merger will be treated as a nonrecognition transfer of shares of Sallie Mae Common Stock by the holders thereof to the Holding Company for shares of Holding Company Common Stock. Accordingly, (i) no gain or loss will be recognized by Holding Company, Sallie Mae or MergerCo as a result of the Merger and (ii) a holder of Sallie Mae Common Stock whose shares of Sallie Mae Common Stock are converted in the Merger into Holding Company Common Stock will not recognize gain or loss upon such conversion. The aggregate tax basis of the Holding Company Common Stock received by such holder will be equal to the aggregate tax basis of the Sallie Mae Common Stock so converted, and the holding period of the Holding Company Common Stock will include the holding period of the Sallie Mae Common Stock so converted.

     House Ways and Means Committee Chairman Bill Archer, Senate Finance Committee Chairman William V. Roth, Jr., and ranking Senate Finance Committee minority member Daniel Patrick Moynihan proposed legislation which was included in Chairman Bill Archer's June 9, 1997, Mark of the Revenue Reconciliation Act of 1997 for consideration by the House Ways and Means Committee (the "Proposed Legislation") and which would prevent Section 355 of the Internal Revenue Code from applying, except as provided in Treasury Department regulations, to any distribution of stock made by one member of an affiliated group of corporations filing a consolidated return to another member. Subject to various transition rules, the Proposed Legislation is proposed to be effective for intragroup distributions occurring after April 16, 1997. It is not possible to determine at this time whether and in what form the Proposed Legislation may be enacted into law, nor is it possible to determine the ultimate effective dates of any such legislation. If the Proposed Legislation were enacted in its current form with applicable effective dates, however, any ability that the

Holding Company might have to effect a tax-free distribution of the stock of any subsidiaries transferred to the Holding Company as part of the privatization could be eliminated. The Holding Company has no current plans to make any such distributions.

REPORTING REQUIREMENT

     Each holder of Sallie Mae Common Stock that receives Holding Company Stock in the Merger will be required to retain records and file with such holder's federal income tax return a statement setting forth certain facts relating to the Merger.

     THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS OF SALLIE MAE ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

                            THE BOARD SLATE PROPOSAL

     Pursuant to the Letter Agreement, Sallie Mae has agreed that, as soon as possible after shareholder approval of the Reorganization Proposal and before the Reorganization is effected, Sallie Mae (as sole shareholder of the Holding Company) shall appoint as directors of the Holding Company the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting; provided that, if minority positions will exist on the Holding Company Board because the slate of nominees that receives the greater number of votes consists of less than 15 persons, and if any of the nominees of the other slate have consented to serve in such circumstances as minority directors, then that other slate can select from among its consenting nominees, if any, the persons who will be named to fill the minority positions on the Holding Company Board. If the number of nominees who have consented to fill any minority positions on the Holding Company Board is not sufficient to constitute a 15 member Holding Company Board of Directors, then the vacancies shall be either filled by the Holding Company Board of Directors or left vacant until the next election of directors, in either case pursuant to the process set forth in the Holding Company Certificate of Incorporation and By-laws.

     The Board Slate Proposal provides the means for shareholders to vote to determine who Sallie Mae names to constitute the Holding Company Board before the Reorganization is consummated. Shareholders may vote either for the slate of nominees nominated by the majority of Sallie Mae's directors as the Majority Director Slate or for the slate of nominees nominated by the CRV as the CRV Slate. Because the Board Slate Proposal does not constitute an actual election, shareholders may not withhold votes as to individual nominees. Shareholders must use the Majority Directors' BLUE proxy card to vote for or abstain on the Majority Director Slate or use the CRV's GREEN proxy card to vote for or abstain on the CRV Slate.

     For information on the nominees who comprise the Majority Director Slate, including the corporate governance provisions and business plan for the Holding Company that the Majority Director Slate intends to implement and pursue, see the Proxy Statement Supplement of the Majority Directors that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus. For information on the nominees who comprise the CRV Slate, including the corporate governance provisions and business plan for the Holding Company that the CRV Slate intends to implement and pursue, see the Proxy Statement Supplement of the CRV that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus.

     WITH RESPECT TO THE BOARD SLATE PROPOSAL, THE MAJORITY DIRECTORS RECOMMEND THAT HOLDERS OF OUTSTANDING SHARES OF SALLIE MAE COMMON STOCK CAST THEIR VOTES IN FAVOR OF THE MAJORITY DIRECTOR SLATE AND THE CRV RECOMMENDS THAT HOLDERS OF OUTSTANDING SHARES OF SALLIE MAE COMMON STOCK CAST THEIR VOTES IN FAVOR OF THE CRV SLATE.

                                    BUSINESS

     As used herein, the "Company" refers to Sallie Mae prior to the Reorganization and to the Holding Company, on a consolidated basis, from and after the Effective Time of the Reorganization.

     Industry data on the FFELP and the FDSLP contained in this Proxy Statement/Prospectus is based on sources that the Company believes to be reliable and to represent the best available information for these purposes, including published and unpublished Department of Education data and industry publications.

     The manner in which the Company operates its business after the Reorganization depends upon whether the Majority Director Slate or the CRV Slate receives the highest plurality of votes cast in person or by proxy in respect of the Board Slate Proposal. In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, the Holding Company directors who were nominated as members of the Majority Director Slate intend to pursue the business strategy described in the Proxy Statement Supplement of the Majority Directors. In the event that the Reorganization Proposal is approved and the CRV Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, the Holding Company directors who were nominated as members of the CRV Slate intend to pursue the business strategy described in the Proxy Statement Supplement of the CRV.

GENERAL

     The Company provides a wide range of financial services, processing capabilities and information technology to meet the needs of educational institutions, lenders and students. Founded in 1972 as a government sponsored enterprise, Sallie Mae's stated mission was to enhance access to post-secondary education by providing a national secondary market and financing for guaranteed student loans. As of March 31, 1997, the Company's managed portfolio of student loans totaled approximately $41 billion (including loans owned, loans securitized and loan participations). The Company also had commitments to purchase an additional $20.1 billion of student loans or participations therein. While the Company continues to be the leading purchaser of student loans, its business has expanded over its first quarter of a century, reflecting changes in both the education sector and the financial markets.

     Primarily a wholesale provider of credit and a servicer of student loans, the Company has as clients over 900 financial and education institutions and state agencies. Through its six regional loan servicing centers, the Company processes student loans for more than 4 million borrowers and is recognized as the nation's pre-eminent servicer of student loans. The Company is also a provider and arranger of infrastructure finance for colleges and universities. See "-- Specialized Financial Services -- Academic Facilities Financings and Student Loan Revenue Bonds."

     The Company has successfully fulfilled its original government-sponsored-enterprise mandate by fostering a thriving, competitive market in student loans and has maintained its leadership position in the education finance industry due to its focus on customer relationships, value-added products and services, superior loan servicing capabilities and sound financial management strategy. In recognition of the increasingly important role that college and university administrators play in the loan process, the Company adopted a school-based focus. The Company's core marketing strategy is to provide schools and their students with simple, flexible and cost-effective products and services so that schools will elect to work with the Company. This strategy, combined with superior servicing and technology capabilities, has also enabled the Company to build valuable partnerships with lenders, guarantee agencies and others.

     In 1993, the Company launched a three year effort to obtain Congressional approval to recharter as a fully private, state-chartered corporation. Legislation to privatize the Company was approved by Congress and signed by President Clinton in September 1996. Immediately following the Reorganization, the principal business of the Company will continue to be the acquisition, financing and servicing of student loans, as presently conducted by the GSE.

INDUSTRY OVERVIEW

     The student loan industry provides affordable financing to students and their families to fund post-secondary education. Banks and other eligible lenders are able to make student loans at below market rates due to subsidies and guarantees provided under programs sponsored principally by the federal government. The largest student loan program, originally called the Guaranteed Student Loan Program and now known as the FFELP, was created in 1965 to ensure low cost access by families to a full range of post-secondary education institutions. In 1972, to encourage further bank participation in the program, Congress established the Company as a for-profit, stockholder-owned national secondary market for student loans. The FFELP industry currently includes a network of approximately 5,300 originators and 6,300 educational institutions. Also, 39 state-sponsored or non-profit guarantee agencies collectively guarantee and administer the FFELP under contract with the Department of Education. In addition to the Company, a number of non-profit entities, banks and other financial intermediaries operate as secondary markets. The Company believes that lender participation in the program is relatively concentrated, with an estimated 90 percent of outstanding loans held by the top 100 participants, including approximately one-third owned by the Company as of September 30, 1994. The FFELP is reauthorized by the Congress about every five years. The next reauthorization is required in 1998. The provisions of the FFELP are also subject to revision from time to time by the Congress. For an overview of the FFELP and other federally sponsored student loan programs, see Appendix C "The Federal Family Education Loan Program."

     The demand for student loans has risen substantially over the last several years. Higher education tuition cost and fee increases continue to exceed the inflation rate. Over half of all full-time college students today depend on some form of borrowing, compared to just over 35 percent in 1985. Federal legislation enacted in late 1992 expanded loan limits and borrower eligibility that, in part, resulted in an increase of over 50 percent in annual loan volume of federally-guaranteed student loans ($21 billion in 1994 from $13.3 billion in 1992). Estimated future increases in tuition costs and college enrollments are expected to prompt further growth in the student loan market.

     In 1993, Congress expanded a previously established pilot program into the FDSLP administered by the U.S. Department of Education. Established as an alternative to the private sector-based FFELP, the FDSLP accounted for approximately one-third of all new federally-sponsored student loans issued in academic year 1995-6. The federal government contracts out loan administration and collections services while financing its lending activity through U.S. Treasury borrowing. The FDSLP had a legislated market share goal of up to 50 percent for academic year 1996-7, but, based on current Department of Education projections, management expects direct loan volume to reach between 35-40 percent of total student loan volume for such academic year. See
"-- Competition".

PRODUCTS AND SERVICES

     LOAN PURCHASES. The Company's purchases of student loans primarily involve two federally sponsored programs. The Company principally purchases Stafford loans, PLUS loans, and SLS loans originated under the FFELP, all of which are insured by state-related or non-profit guarantee agencies and are reinsured by the U.S. Department of Education. The FFELP is more fully described in Appendix
C. The Company also purchases student loans originated under the Health Education Assistance Loan Program ("HEAL"), which are insured directly by the United States Department of Health and Human Services. HEAL loans are made to health professions graduate students under the Public Health Services Act. As of March 31, 1997, the Company's managed portfolio of student loans totaled $41 billion, including $37.0 billion (including loans owned, loans securitized and loan participations) of FFELP loans and $2.7 billion of HEAL loans.

     In order to further meet the educational credit needs of students, the Company in 1996 sponsored the creation of the private Signature Education Loan(sm) program, with numerous lenders participating nationwide. Under this program, the Company performs certain origination services on behalf of the participating lenders. Upon sale of the loans to the Company, the Company intends to insure the loans through its HEMAR Insurance Corporation of America ("HICA") subsidiary (if not already insured by HICA prior to sale). Most of the HICA insured loans acquired by the Company are part of "bundled" loan programs that include

FFELP loans. The Company also purchases loans originated under various other HICA-insured loan programs. As of March 31, 1997, the Company owned approximately $1.1 billion of such private education loans, including HICA insured Signature Education Loans(sm).

     The Company purchases student loans primarily from commercial banks. In addition, the Company purchases student loans from other eligible FFELP lenders, including savings and loan associations, mutual savings banks, credit unions, certain pension funds and insurance companies, education institutions, and state and private nonprofit loan originating and secondary market agencies.

     Most lenders using the secondary market hold loans while borrowers are in school and sell loans shortly before their conversion to repayment status, when servicing costs increase significantly. Traditionally, the Company has purchased most loans just prior to their conversion to repayment status, although the Company also buys "in-school" loans and those in repayment. The Company purchases loans primarily through commitment contracts but also makes "spot" purchases. Approximately two-thirds of the Company's new loan purchases were effected pursuant to purchase commitments in 1996 and 1995. The Company enters into commitment contracts with lenders to purchase loans up to a specified aggregate principal amount over the term of the contract. Under the commitment contracts, lenders have the right, and in most cases the obligation, to sell to the Company the loans they own over a specified period of time, usually two to three years, at a purchase price that is based on certain loan characteristics.

     In conjunction with commitment contracts, the Company frequently provides the selling institutions with operational support in the form of PortSS(R), an automated loan administration system for the lender to use at its own offices prior to loan sale, or in the form of loan origination and interim servicing provided through one of the Company's loan servicing centers (ExportSS(R)). In 1995 and 1996, more than 80 percent of purchase commitment volume came from users of PortSS(R) and ExportSS(R). The Company also offers commitment clients the ability to originate loans and then transfer them to the Company for servicing (TransportSS(sm)). PortSS(R), TransportSS(sm), and ExportSS(R) provide the Company and the lender with the assurance that the loans will be efficiently administered by the Company and that the borrowers will have access to the Company's repayment options and benefits.

     In a spot purchase, the Company competes with other secondary market participants to purchase a portfolio of eligible loans from a selling holder when such holder decides to offer its loans for sale. The Company made approximately one-third of its purchases of educational loans through spot purchases in 1995 and 1996. In general, spot purchase volume is more competitively priced than volume purchased under commitment contracts. The growth in volume generated by PortSS(R), ExportSS(R) and TransportSS(sm) demonstrates the importance of the Company's investment in these systems in past years.

     The Company also offers eligible borrowers a program for the consolidation of eligible insured loans into a single new insured loan with terms of from 10 to 30 years. The Higher Education Act of 1965, as amended provides that borrowers may consolidate with one of their loan holders or may consolidate with a separate lender if they cannot obtain a consolidation loan with an income sensitive repayment plan. As of March 31, 1997, the Company owned approximately $8.0 billion of such consolidation loans, known as SMART(sm) Loan Accounts.

     BORROWER BENEFITS AND PROGRAM TECHNOLOGY SUPPORT. To create customer preferences and compete more effectively in the student loan marketplace, the Company developed a comprehensive set of loan programs and services for borrowers, including numerous loan restructuring and repayment options and programs that encourage and reward good repayment habits. The Company also provides counseling and information programs (including a world wide web site) that not only help borrowers, but also help reinforce relationships with college and university customers and lender partners.

     Under the Company's "Great Rewards(R)" program, certain FFELP borrowers who make their first 48 monthly payments on-time receive a two-percentage-point interest rate reduction for the remaining term of the loan. Other programs pay students an amount equal to part of the loan origination fees and modestly reduce interest costs for use of automatic debit accounts. The Company also provides financial aid administrators at colleges and universities with innovative products and services that simplify the lending process, including electronic funds transfer services and loan information and management software that enables college application data to be transferred electronically between program participants.

     JOINT VENTURE WITH THE CHASE MANHATTAN BANK. In the third quarter of 1996, the Company restructured its business relationship with The Chase Manhattan Bank ("Chase"), the largest originator of student loans under the FFELP with an estimated market share of 8.0 percent. Historically, Chase has also been the Company's largest client, representing 11 percent of 1995 purchases. The Company and TCB Education First Corporation, a wholly-owned subsidiary of Chase, are equal owners of Education First Finance LLC and Education First Marketing LLC (collectively, the "Chase Joint Venture"). Education First Marketing LLC is responsible for marketing education loans to be made by Chase and its affiliates to schools and borrowers. Shortly after such loans are made by Chase and its affiliates, the loans are purchased on behalf of Education First Finance LLC by the Chase/Sallie Mae Education Loan Trust (the "Trust"), which presently finances these purchases through the sale of loan participations to the Company and Chase. As of March 31, 1997, the Trust owns approximately $3.6 billion in federally-insured education loans. Substantially all loans owned by the Trust are serviced on behalf of the Trust by Sallie Mae Servicing Corporation on a fee-for-service basis.

SERVICING

     In 1980, the Company began servicing its own portfolios in order to better control costs and manage risks. In late 1995, in connection with the commencement of its securitization program, the Company transferred its servicing operations to a wholly-owned subsidiary, Sallie Mae Servicing Corporation ("SMSC"). The Company is now the largest FFELP loan servicer and management believes that the Company is recognized as the premier service quality and technology provider in its field. The Company believes that its processing capability and service excellence is integral to its school-based growth strategy. As of March 31, 1997, the Company serviced approximately $40 billion of loans, including approximately $24.4 billion of loans owned by Sallie Mae and $8 billion owned by six securitization trusts sponsored by Sallie Mae, $4 billion of loans currently owned by ExportSS(R) customers and $3.6 billion owned by the Chase Joint Venture Trust.

     The Company currently has six loan servicing centers located in Florida, Kansas, Massachusetts, Pennsylvania, Texas and Washington. This geographical coverage, together with total systems integration among centers, facilitates operations and customer service.

     The U.S. Department of Education and the various guarantee agencies prescribe rules and regulations that govern the servicing of federally insured student loans. The Company's originations and servicing systems, internal procedures and highly trained staff support compliance with these regulations, ensure asset integrity and provide superior service to borrowers. The Company has recently introduced imaging technology to further increase servicing productivity and capacity.

SPECIALIZED FINANCIAL SERVICES

     The Company has engaged in a number of specialty financial services related to higher education credit, including collateralized financing of FFELP and other education loan portfolios (warehousing advances), credit support for student loan revenue bonds, portfolio investments of student loan revenue and facilities bonds, underwritings of academic facilities bonds and surety bond support for non-federally insured student loans.

     WAREHOUSING ADVANCES. Warehousing advances are secured loans to financial and educational institutions to fund FFELP and HEAL loans and other forms of education-related credit. As of March 31, 1997, the Company held approximately $2.5 billion of warehouse loans with an average term of 1.5 years. These loans will remain assets of the GSE. The GSE will be able to extend new warehousing advances during its wind-down only pursuant to financing commitments in place as of the Effective Time. As of March 31, 1997, the GSE held approximately $2.3 billion of such commitments. The non-GSE affiliates are not expected to continue this line of business.

     ACADEMIC FACILITIES FINANCINGS AND STUDENT LOAN REVENUE BONDS. Since 1987, the GSE has provided facilities financing and commitments for future facilities financing to approximately 250 educational institutions. Certain of these financings are secured either by a mortgage on the underlying facility or by other collateral. The GSE also invests in student loan revenue obligations. In late 1995, the GSE established a broker-dealer subsidiary, Education Securities, Inc. ("ESI"), which manages the GSE's municipal bond portfolio and is developing an array of specialized underwriting and financial advisory services for the education sector. It is expected that following the Reorganization, the Company will reduce its investment activity in the academic facilities and student loan revenue bond products. As of March 31, 1997, this portfolio totaled $1.4 billion.

     LETTERS OF CREDIT. In the past, the GSE has also offered letters of credit to guarantee issues of state and nonprofit agency student loan revenue bonds. Currently outstanding letters of credit have original terms of up to 17 years. As of March 31, 1997, the GSE held approximately $3.7 billion of such commitments outstanding. After the Reorganization is consummated, letter of credit activity by the GSE will be limited to guarantee commitments in place at the Effective Time.

     PRIVATE STUDENT LOAN INSURANCE. In 1995, the GSE acquired HICA, a South Dakota stock insurance company exclusively engaged in insuring lenders against credit loss on their education-related, non-federally insured loans to students attending post-secondary educational institutions. A significant portion of HICA's insured loan portfolio is made up of loans owned by the GSE. See
"-- Products and Services -- Loan Purchases."

FINANCING/SECURITIZATION

     The Company obtains funds for its operations primarily from the sale of GSE debt securities in the domestic and overseas capital markets, through public offerings and private placements of U.S. dollar and foreign currency denominated debt of varying maturities and interest rate characteristics. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." Sallie Mae debt securities are currently rated at the highest credit rating level by Moody's Investors Service and Standard & Poor's, in part due to the GSE's current status as a government-sponsored-enterprise. The GSE is expected to retain its credit ratings after the Reorganization. Although the Company has not begun specific discussions with the ratings agencies as of the date of this Proxy Statement/Prospectus, it is expected that the credit rating on debt securities of the Holding Company would be lower than debt securities of the GSE.

     The GSE uses interest rate and currency exchange agreements (collateralized where appropriate), U.S. Treasury securities, interest rate futures contracts and other hedging techniques to reduce the exposure to interest rate and currency fluctuations arising out of its financing activities and to match the characteristics of its assets and liabilities. The GSE has also issued preferred stock to obtain funds. The Reorganization provides for access by the GSE to the government-sponsored-enterprise debt market to fund student loans and other permitted asset acquisitions with maturity dates through September 30, 2008. In connection with such dissolution, the GSE must transfer any remaining GSE obligations into a defeasance trust for the benefit of the holders of such obligations with cash or full faith and credit obligations of the United States, or an agency thereof, in amounts sufficient, as determined by the Secretary of the Treasury, to pay the principal and interest on the deposited obligations. If the GSE has insufficient assets to fully fund such GSE debt, the Holding Company must transfer sufficient assets to the trust to account for this shortfall. The Privatization Act requires that upon the dissolution of the GSE on or before September 30, 2008, the GSE shall repurchase or redeem, or make proper provisions for repurchase or redemption of any outstanding preferred stock.

     In addition, since late 1995, the Company has further diversified its funding sources independent of its GSE borrower status by securitizing a portion of its student loan assets. Securitization is an off-balance sheet funding mechanism that the Company effects through the sale of portfolios of student loans by the GSE to SLM Funding Corporation, a bankruptcy-remote, special purpose wholly-owned subsidiary of the GSE, that, in turn, sells the student loans to an independent owner trust that issues securities to fund the purchase of the student loans. The securitization trusts typically issue several classes of debt securities rated at the highest investment grade level. The GSE has not guaranteed such debt securities and has no obligation to ensure their repayment. Because the securities issued by the trusts through its securitization program are not GSE securities, the Company has been and in the future expects to be able to fund its student loans to term through such program, even for those assets whose final maturities extend beyond 2008. The Company has taken the position that the 30 basis point per annum offset fee does not apply to securitized loans. See "-- Legal Proceedings." It is anticipated that securitization will remain a primary student loan funding mechanism for the Company once it conducts student loan purchase activity through a non-GSE subsidiary.

ECONOMIC IMPACT OF THE PRIVATIZATION ACT ON THE COMPANY'S BUSINESS

     The economics of Sallie Mae's contemplated privatization reflect a trade-off between government-sponsored-enterprise benefits, which have been significantly eroded in recent years, and the opportunity for an expanded franchise. It is difficult to precisely quantify either the changing value of government-sponsored-enterprise status or the potential value of new business opportunities. However, management believes that Sallie Mae's competitive posture is now primarily a function of strategic marketplace issues rather than its government-sponsored-enterprise status. Moreover, in management's view the costs and risks of privatization, within the framework of the Privatization Act and with the advent of securitization, are manageable and are expected to have a relatively modest impact on the core student loan business. The additional economic advantage of privatization is that it mitigates the potential for further erosion of net returns based on political actions targeted at Sallie Mae.

     FUNDING COSTS AND LEVERAGE. The Reorganization would eventually remove the GSE's ability to issue GSE debt on relatively attractive terms based on the perception of implicit federal support. In addition, as described under "Financing/Securitization", the Company will be obligated to repay or defease GSE debt obligations remaining on the dissolution date. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS -- Years ended December 31, 1994-1996 -- Liquidity and Capital Resources -- Securitization."

     PREFERRED STOCK REDEMPTION. As described above, the Privatization Act requires that upon the dissolution date, Sallie Mae shall repurchase or redeem, or make proper provisions for repurchase or redemption of any outstanding shares of Sallie Mae preferred stock. The preferred stock is carried at its liquidation value of $50 per share for a total of $214 million and pays a variable dividend that has been at its minimum rate of 5 percent per annum for the last several years.

     STATE TAXES. As a government-sponsored-enterprise, Sallie Mae is exempt from certain state and local taxes. The Company's non-GSE's units will not be exempt from such taxes. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Years ended December 31,
1994-1996 -- Federal and State Taxes."

     IMPACT ON OTHER ACTIVITIES. It is anticipated that following the Reorganization, the GSE will maintain an investment portfolio consistent with liquidity needs, the availability of attractive credit spreads and prudent capital management. As the level of the GSE's investment portfolio (including tax-exempt securities) gradually declines, the Company will forego certain earnings opportunities. It is expected that swaps and other derivatives will continue to be utilized by the GSE to manage interest rate risk and match asset and liability characteristics.

     Privatization will limit Sallie Mae's warehousing advance activity, letter of credit business and academic facilities portfolio lending, all areas of decreasing business opportunity. While contractual commitments in place at the Effective Time will be honored by the GSE, it is expected that the Holding Company will not pursue these business lines. Instead, the Company will seek to maintain client relationships in these areas by refocusing its product lines primarily through its broker-dealer subsidiary, ESI.

     CONSIDERATION. Under the Privatization Act, the Company must pay $5 million to the D.C. Financial Control Board for use of the "Sallie Mae" name within 60 days after the Effective Time. In addition, if the Reorganization is consummated, the Holding Company must issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock. These warrants, which are transferable, are exercisable at any time prior to September 30, 2008 at $72.43 per share. These provisions of the Privatization Act were part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

OPERATIONS FOLLOWING THE REORGANIZATION

     Privatization will enable the Company to commence new business activities without regard to the GSE's charter restrictions immediately after the Effective Time. Specifically, after the consummation of the Reorganization, the stock of certain GSE subsidiaries, including Sallie Mae Servicing Corporation, HICA and ESI, would be transferred to the Holding Company. See "THE REORGANIZATION PROPOSAL -- Corporate Structure Before and After the Reorganization," such that the business activities of such subsidiaries would no longer be subject to restrictions contained in the Sallie Mae Charter. In addition, the GSE's employees will be transferred to the Management Company at the Effective Time.

     The Privatization Act also provides for a wind-down of the GSE's business operations by September 30, 2007. At the time of the Reorganization or as soon as practicable thereafter, the GSE will transfer personnel and certain assets to the Holding Company or other non-GSE affiliates. Student loans, warehousing advances and other program-related or financial assets (such as portfolio investments, letters of credit, swap agreements and forward purchase commitments) are generally not expected to be transferred. During the wind-down period following the Reorganization, the GSE generally will be prohibited from conducting new business except in connection with student loan purchases through September 30, 2007 or with other outstanding contractual commitments and from issuing new debt obligations which mature beyond September 30, 2008. Neither the Holding Company nor any of its non-GSE affiliates may purchase FFELP loans for so long as the GSE remains an active purchaser in this secondary market. See "THE PRIVATIZATION ACT -- Limitations on Holding Company Activities." During the wind-down period, GSE operations will be managed pursuant to arms-length service agreements between the GSE and one or more of its non-GSE affiliates. The Privatization Act also provides certain restrictions on intercompany relations between the GSE and its affiliates during the wind-down period. See "THE PRIVATIZATION ACT -- Restrictions on Intercompany Relations."

     The non-GSE subsidiaries of the Holding Company would provide loan servicing support for the loans owned and securitized by the GSE and are expected to develop new business opportunities in the higher education finance arena and beyond, as described above. These opportunities are intended to complement the Company's underlying strategy of acquiring student loan assets, as well as help maintain its student loan servicing leadership role and assist its new product offerings.

COMPETITION

     The Company is the major financial intermediary for higher education credit, but it is subject to competition on a national basis from several large commercial banks and nonprofit secondary market agencies as well as on a state or local basis by smaller banks and state-based secondary markets. While Congress establishes loan limits and interest rates on student loans, market share in the FFELP industry is increasingly becoming a function of school and student desire for borrower benefits and superior customer service. FFELP providers have been aggressively competing on the basis of enhanced products and services in recent years, particularly to offset legislated reductions in profitability and the impact of the FDSLP.

     Because the Company's historic statutory role is confined to secondary market activity, it currently depends mainly on its network of lender partners and its school-based strategy for new loan volume. The Company also plans to heighten its visibility with consumers to favorably position itself for future new product offerings. In addition, the availability of securitization for student loan assets has created new competitive pressures for traditional secondary market purchasers. Based on the most recent information from the U.S. Department of Education, at the end of fiscal year 1995, Sallie Mae's share (in dollars) of outstanding FFELP loans was 33 percent, banks and other financial institutions held 47 percent and state secondary market participants held 20 percent.

     The Company also faces competition from the FDSLP, both for new and existing loan volume. Based upon current Department of Education projections, the Company estimates that total student loan origination for the academic years 1994-95, 1995-96 and 1996-97 were $22.3 billion, $24.3 billion and $26.0 billion, respectively, of which FDSLP originations represented approximately 7 percent, 31 percent and 36 percent, respectively. The Department of Education projects that FDSLP originations will represent 38 percent of total student loan originations in the 1997-98 academic year. Loans made under the direct loan program are not currently available for purchase by the Company. The Department of Education has also begun to offer FFELP borrowers the opportunity to refinance or consolidate FFELP loans into FDSLP loans upon certification that the holder of their FFELP loans does not offer a satisfactory income-sensitive payment plan. Approximately $333 million of the GSE's FFELP loans have been consolidated into the FDSLP. In early 1995, Sallie Mae began offering an income-sensitive plan to compete with FDSLP refinancing. However, the FDSLP also provides an income contingent option not available under the FFELP program pursuant to which the government will ultimately forgive student loan debt after 25 years. At this time it is not certain what action, if any, the Congress will take with regard to the FDSLP in connection with the anticipated 1998 reauthorization of the Higher Education Act. However, management believes, based upon public statements by members of Congress and the Administration, that the FFELP and the FDSLP will continue to coexist as competing programs for the foreseeable future.

COLLEGE CONSTRUCTION LOAN INSURANCE ASSOCIATION

     In 1987, Sallie Mae assisted in creating the College Construction Loan Insurance Association ("Connie Lee"), a for-profit, stockholder-owned corporation, authorized by Congress to insure and reinsure educational facilities obligations. The carrying value of Sallie Mae's investment in Connie Lee was approximately $44 million and at March 31, 1997, Sallie Mae effectively controlled 42 percent of Connie Lee's outstanding voting stock through its ownership of preferred and common stock and through agreements with other shareholders. In February 1997, Connie Lee privatized pursuant to statutory provisions enacted at the same time as the Privatization Act, that required Connie Lee to repurchase shares of its stock owned by the U.S. government at a purchase price determined by an independent appraisal. On February 28, 1997, Sallie Mae loaned Connie Lee $18 million to repurchase the shares. On May 27, 1997 the term of this loan was extended to June 29, 1997.

PROPERTIES

     The Company's principal office is located at leased space at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007.

     The following table lists the principal facilities owned by the Company:

                                                                                APPROXIMATE
                 LOCATION                              FUNCTION                 SQUARE FEET
    -----------------------------------   -----------------------------------   -----------
    Reston, VA                            Operations/Headquarters                 375,000
    Wilkes Barre, PA                      Loan Servicing Center                   135,000
    Killeen, TX                           Loan Servicing Center                   133,000
    Lynn Haven, FL                        Loan Servicing Center                   133,000
    Lawrence, KS                          Loan Servicing Center                    52,000

     The Company leases approximately 35,000 square feet of office space for its loan servicing center in Waltham, Massachusetts, 37,800 square feet of office space for its loan servicing center in Spokane, Washington and 47,000 square feet and 33,000 square feet of additional space for its loan servicing centers in Lawrence, Kansas and Killeen, Texas, respectively.

     With the exception of the Pennsylvania loan servicing center, none of the Company's facilities is encumbered by a mortgage.

     The Company believes that its headquarters and loan servicing centers are generally adequate to meet its long-term student loan and new business goals. Sallie Mae's Washington, D.C. headquarters lease expires in 2001.

EMPLOYEES

     As of March 31, 1997, the Company employed 4,733 employees nationwide.

LEGAL PROCEEDINGS

     OBRA included a provision which applied a 30 basis point per annum fee to student loans held by Sallie Mae. The Secretary of Education interpreted the provisions of OBRA in such a manner as to apply that fee not only to loans held by Sallie Mae but also to loans sold by Sallie Mae to securitization trusts. In April 1995, the Company filed suit in the U.S. District Court for the District of Columbia to challenge the constitutionality of the 30 basis point fee and the application of the fee to loans securitized by the Company. On November 16, 1995, the District Court ruled that the fee is constitutional, but that, contrary to the Secretary of Education's interpretation, the fee does not apply to securitized loans. Both Sallie Mae and the United States appealed. On January 10, 1997, the U.S. Court of Appeals for the District of Columbia Circuit struck down the Secretary of Education's interpretation that the 30 basis point offset fee (contained in the Omnibus Budget Reconciliation Act of 1993) applies to any loan in which Sallie Mae holds a direct or indirect interest, including securitized student loans. The Court of Appeals ruled that the fee applies only to loans that Sallie Mae owns and remanded the case to the District Court with instructions to remand the matter to the Secretary of Education. In addition, the Court of Appeals upheld the constitutionality of the offset fee, which applies annually with respect to the principal amount of student loans that Sallie Mae holds and that were acquired on or after August 10, 1993.

     On April 29, 1997, U.S. District Court Judge Stanley Sporkin ordered the U.S. Department of Education to decide, by July 31, 1997, on its final position with respect to the application of the offset fee to loans which Sallie Mae has securitized. If the final outcome following the remand is that the offset fee is not applicable to loans securitized by Sallie Mae, the gains resulting from prior securitizations would be increased. As of March 31, 1997, the gains resulting from such securitizations would have been increased by approximately $75 million, pre-tax. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Three Months ended March 31, 1997 and 1996 -- Liquidity and Capital Resources -- Securitization."

     On June 11, 1996, Orange County, California filed a complaint against the Company in the U.S. Bankruptcy Court for the Central District of California. The case is currently pending in the U.S. District Court for the Central District of California. The complaint alleges that the Company made fraudulent representations and omitted material facts in offering circulars on various bond offerings purchased by Orange County, which contributed to Orange County's market losses and subsequent bankruptcy. The complaint seeks to hold Sallie Mae responsible for losses resulting from Orange County's bankruptcy, but does not specify the amount of damages claimed. The complaint against the Company is one of numerous cases that have been coordinated for discovery purposes. Other defendants include Merrill Lynch, Morgan Stanley, KPMG Peat Marwick, Standard & Poor's and Fannie Mae. The complaint includes a claim of fraud under Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. In addition, the complaint includes counts under the California Corporations Code, as well as a count for common law fraud. The Company believes that the complaint is without merit and intends to defend the case vigorously. At this time, management believes the impact of the lawsuit will not be material to the Company.

     In September 1996, Sallie Mae obtained a declaratory judgment against the Secretary of Education in the U.S. District Court for the District of Columbia. The Court found that the Secretary acted erroneously in refusing to allow Sallie Mae to claim adjustments to special allowance payments on certain FFELP loans which were required to be converted retrospectively from a fixed rate to a variable rate. The Secretary has filed a notice of appeal of the District Court's decision.

                                   REGULATION

     As a government-sponsored-enterprise, the GSE is organized under federal law and its operations are restricted by its government charter. While the Reorganization will permit an expansion of the Holding Company's private activities through unregulated subsidiaries, such activities will be restricted in certain ways until the GSE is dissolved, and the GSE's operations will continue to be subject to broad federal regulation.

CURRENT REGULATION

     GSE REGULATION. Sallie Mae's structure and the scope of its business activities are set forth in the Sallie Mae Charter. The Sallie Mae Charter, which is subject to review and change by Congress, sets forth certain restrictions on Sallie Mae's business and financing activities and charges the federal government with certain oversight responsibilities with respect to these activities. The Sallie Mae Charter grants it certain exemptions from federal and state laws. The Sallie Mae Charter's primary regulatory restrictions and exemptions, including certain provisions added by the Privatization Act, may be summarized as follows:

          1. One-third of Sallie Mae's 21 member Board of Directors is appointed by the President of the United States. The other 14 members are elected by the holders of Sallie Mae Common Stock. The Chairman of the Board is designated by the President of the United States from among the 21 members.

          2. Debt obligations issued by Sallie Mae are exempt from state taxation to the same extent as United States government obligations. Sallie Mae is exempt from all taxation by any state or by any county, municipality, or local taxing authority except with respect to real property taxes. Sallie Mae is not exempt from the payment of federal corporate income taxes.

          3. All stock and other securities of Sallie Mae are deemed to be exempt securities under the laws administered by the Securities and Exchange Commission to the same extent as obligations of the United States.

          4. Sallie Mae may conduct its business without regard to any qualification or similar statute in any state of the United States, including the District of Columbia, the Commonwealth of Puerto Rico, and the territories and possessions of the United States (although the scope of Sallie Mae's business is generally limited by its federal charter).

          5. The issuance of Sallie Mae's debt obligations must be approved by the Secretary of the Treasury.

          6. Sallie Mae is required to have its financial statements examined annually by independent certified public accountants and to submit a report of the audit to the Secretary of the Treasury. The Treasury Department is also authorized to conduct audits of Sallie Mae and to otherwise monitor Sallie Mae's financial condition. Sallie Mae is required to submit annual reports of its operations and activities to the President of the United States and the Congress. Sallie Mae must pay up to $800,000 per year to the Department of the Treasury to cover the costs of its oversight.

          7. Sallie Mae is subject to certain "safety and soundness" regulations including the requirement that Sallie Mae maintain a 2.00 percent capital adequacy ratio (increasing to 2.25 percent after January 1, 2000). Sallie Mae may pay dividends only upon certification that, at the time of a dividend declaration and after giving effect to the payment of such dividend, the capital adequacy ratio is satisfied.

          8. The Secretary of Education and the Secretary of the Treasury have certain enforcement powers under the Sallie Mae Charter.

          9. A 30 basis point annual "offset fee" unique to Sallie Mae is payable to the Secretary of Education on student loans purchased and held by Sallie Mae on or after August 10, 1993. Sallie Mae has challenged the constitutionality of the 30 basis point fee and the application of the fee to loans securitized by Sallie Mae. See "BUSINESS -- Legal Proceedings."

          10. At the request of the Secretary of Education, Sallie Mae is required to act as a lender of last resort to make FFELP loans when other private lenders are not available. Such loans are not subject to the 30 basis point fee on loans held by Sallie Mae.

     OTHER REGULATION. Under the Higher Education Act of 1965, as amended, Sallie Mae is and, following the Reorganization the Company will be, an "eligible lender" for purposes only of purchasing and holding loans made by other lenders. Like other participants in the insured student loan programs, Sallie Mae is and, the Company will be subject, from time to time, to review of its student loan operations by the General Accounting Office, the Department of Education and certain guarantee agencies. In addition, Sallie Mae Servicing Corporation, a wholly-owned subsidiary of Sallie Mae, as a servicer of student loans, is subject to certain U.S. Department of Education regulations regarding financial responsibility and administrative capability that govern all third party servicers of insured student loans. ESI, a wholly-owned subsidiary of Sallie Mae, is a broker-dealer registered with the Securities and Exchange Commission and the National Association of Securities Dealers (the "NASD") and is licensed to do business in 50 states. ESI is subject to regulation by the SEC and the NASD as a municipal security broker-dealer. HICA, a South Dakota stock insurance company and indirect subsidiary of Sallie Mae, is subject to the ongoing regulatory authority of the South Dakota Division of Insurance and that of comparable governmental agencies in six other states.

REGULATION FOLLOWING REORGANIZATION

     The Privatization Act modifies the Sallie Mae Charter and sets forth the basic framework for Sallie Mae's reorganization into a wholly-owned subsidiary of a holding company and the ultimate dissolution of the GSE. Although the Privatization Act generally imposes no constraints on the types of permissible activities of the privatized business, it does impose certain restrictions on transactions between the GSE and the Holding Company and its non-GSE subsidiaries after the reorganization is consummated and prior to the dissolution of the GSE. See "THE PRIVATIZATION ACT -- Reorganization;
-- Oversight Authority; -- Restrictions on Intercompany Relations;
-- Limitations on Holding Company Activities." In addition, the Company will also be subject to the regulations described above under "-- Current Regulation -- Other Regulation." The Reorganization Agreement is the plan of reorganization approved by a majority of the Sallie Mae Board.

NON-DISCRIMINATION AND LIMITATIONS ON AFFILIATION WITH DEPOSITORY INSTITUTIONS

     The Privatization Act also amended the Higher Education Act to provide that Sallie Mae and, if the Reorganization occurs, any successor entity (including the Holding Company) functioning as a secondary market for federally insured student loans, may not engage, directly or indirectly, in any pattern or practice that results in a denial of a borrower's access to insured loans because of the borrower's race, sex, color, religion, national origin, age, disability status, income, attendance at a particular institution, length of a borrower's educational program or the borrower's academic year at an eligible institution.

     Pub. L. No. 104-208, the federal budget legislation of which the Privatization Act was a part, contains amendments to the Federal Deposit Insurance Act and the Federal Credit Union Act which prohibit all government-sponsored enterprises from directly or indirectly sponsoring or providing non-routine financial support to certain credit unions and depository institutions. Depository institutions are also prohibited from being affiliates of government-sponsored enterprises. Thus, neither the Holding Company nor any of its subsidiaries could be affiliated with a depository institution until Sallie Mae is dissolved. These restrictions effectively limit the ability of the Holding Company and its affiliates to originate insured student loans through an affiliated depository institution as long as the GSE remains in existence. Most originators of insured student loans are depository institutions that qualify as "eligible lenders" under the Higher Education Act, as amended.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Sallie Mae at March 31, 1997 and the capitalization of the Holding Company "as adjusted" for the Reorganization as of that date. No other pro forma information of the Holding Company related to the Reorganization is included herein, since such pro forma information would reflect no material change from the financial statements of Sallie Mae at the time of such effectiveness. The information set forth in the table below should be read in conjunction with the audited financial statements and notes thereto and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SALLIE MAE" included elsewhere herein.

        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                 MARCH 31, 1997
                                                                   --------------------------
                                                                                      AS
                                                                     ACTUAL        ADJUSTED
                                                                   -----------    -----------
                                                                   (UNAUDITED)    (UNAUDITED)
Borrowed funds:
  Short-term borrowings.........................................   $23,003,597    $23,003,597
  Long-term notes...............................................    20,101,768     20,101,768
                                                                   -----------    -----------
     Total borrowed funds.......................................    43,105,365     43,105,365
                                                                   -----------    -----------
Minority interest in wholly-owned subsidiary....................             -        213,883(a)
Stockholders' equity:
  Preferred stock, par value $50.00 per share, 5,000,000 shares
     authorized and issued, 4,277,650 shares outstanding........       213,883              -
  Common stock, par value $.20 per share, 250,000,000 shares authorized, 66,067,940 shares issued (52,780,124 shares
     issued, as adjusted).......................................        13,213         10,555
  Additional paid-in capital....................................        22,953              -(b)
  Unrealized gains on investment, net of tax....................       331,023        331,023
  Retained earnings.............................................     1,101,450        469,465
                                                                   -----------    -----------
  Stockholders' equity before treasury stock....................     1,682,522        811,043
  Common stock held in treasury at cost, 13,287,816 shares
     (none, as adjusted)........................................       672,765              -(c)
                                                                   -----------    -----------
  Total stockholders' equity....................................     1,009,757        811,043
                                                                   -----------    -----------
Total capitalization............................................   $44,115,122    $44,130,291
                                                                    ==========     ==========

---------------

(a) After the Reorganization, the preferred stock of Sallie Mae will not become Holding Company stock. Accordingly, the preferred stock of Sallie Mae will be reflected as minority interest in a wholly-owned subsidiary in the consolidated financial statements of the Company. Preferred dividends paid by the GSE will be reflected as an expense of the Company affecting net income; however, such payments will have no effect on earnings available for common shareholders.

(b) Pursuant to the terms of the Privatization Act, the Holding Company will issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock at a price of $72.43 per share. The fair value of the warrants will be capitalized as an organization asset with a resulting increase in stockholders' equity at the time of the Reorganization. The fair value of the warrants was established at $27.33 per share, using an option pricing model, for a total of $15.2 million.

(c) Concurrent with the consummation of the Reorganization, all existing treasury shares of Sallie Mae's Common Stock will be retired and cancelled.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial and other operating information of Sallie Mae. The selected financial data in the table are derived from the consolidated financial statements of Sallie Mae. The data should be read in conjunction with the consolidated financial statements, related notes, and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere herein.

                                     THREE MONTHS ENDED
                                         MARCH 31,                        YEARS ENDED DECEMBER 31,
                                     ------------------    -------------------------------------------------------
                                      1997       1996       1996       1995(1)     1994(1)     1993(1)     1992(1)
                                     -------    -------    -------     -------     -------     -------     -------
(DOLLARS IN MILLIONS, EXCEPT PER
SHARE AMOUNTS)
OPERATING DATA:
Net interest income...............   $   199    $   233    $   866     $   901     $   982     $ 1,169     $   987
Net income........................       119        103        419         366         420         443         402
Earnings per common share.........      2.17       1.74       7.32        5.27        5.13        4.98        4.30
Dividends per common share........       .44        .40       1.64        1.51        1.42        1.25        1.05
Return on common stockholders'
  equity..........................     57.64%     47.84%     50.13%(3)   29.17%(3)   27.85%(3)   37.68%      37.26%
Net interest margin...............      1.75       1.99       1.90        1.84        2.14        2.74        2.32
Return on assets..................      1.00        .85        .88         .71         .87         .99         .89
Dividend payout ratio.............     20.32      22.94      22.40       28.64       27.66       25.10       24.41
Average equity/average assets.....      2.05       2.10       2.09        2.68        3.39        2.97        2.73
BALANCE SHEET DATA:
Student loans purchased...........   $31,043    $33,881    $32,308     $34,336     $30,571     $26,978     $24,326
Student loan participations.......     1,805          -      1,446           -           -           -           -
Warehousing advances..............     2,533      3,338      2,789       3,865       7,032       7,034       8,085
Academic facilities financings....     1,405      1,371      1,473       1,312       1,548       1,359       1,189
Total assets......................    46,330     48,174     47,630      50,002      53,161      46,682      46,775
Long-term notes...................    20,102     27,731     22,606      30,083      34,319      30,925      30,724
Total borrowings..................    43,105     45,723     44,763      47,530      50,335      44,544      44,440
Stockholders' equity..............     1,010      1,025      1,048(3)    1,081(3)    1,601(3)    1,393       1,321
Book value per common share.......     15.08      14.34      15.53       15.03       18.87       14.03       12.39
OTHER DATA:
Securitized student loans
  outstanding.....................   $ 7,968    $ 2,397    $ 6,263     $   954     $     -     $     -     $     -
Core earnings(2)..................       115         93        391         361         356         398         402
Premiums on debt extinguished.....         -          7          7           8          14         211         141

---------------

(1) Previously reported results for the years ended December 31, 1995, 1994, 1993 and 1992 have been restated to retroactively reflect the recognition of student loan income as earned (see Note 2 to the Consolidated Financial Statements). This restatement resulted in the elimination of the previously reported 1995 cumulative effect of the change in accounting method of $130 million ($1.93 per common share) and an increase to previously reported net income of $17 million ($.22 per common share), $13 million ($.15 per common share) and $8 million ($.09 per common share) for the years ended December 31, 1994, 1993 and 1992, respectively.

(2) Core earnings is defined as Sallie Mae's net income less the after-tax effect of floor revenues and other one-time charges. Management believes that these measures, which are not measures under generally accepted accounting principles (GAAP), are important because they depict Sallie Mae's earnings before the effects of one time events such as floor revenues which are largely outside of Sallie Mae's control. Management believes that core earnings as defined, while not necessarily comparable to other companies use of similar terminology, provide for meaningful period to period comparisons as a basis for analyzing trends in Sallie Mae's student loan operations.

(3) At March 31, 1997 and 1996 and at December 31, 1996, 1995 and 1994,
    stockholders' equity reflects the addition to stockholders' equity of $331 million, $343 million, $349 million, $371 million and $300 million, respectively, net of tax, of unrealized gains on certain investments recognized pursuant to FAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Set forth below is the Management's Discussion and Analysis of Financial Conditions and Results of Operations for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1994-1996. These discussions include complementary information and are intended to be read together.


     THE CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND FOR THE THREE MONTHS ENDED MARCH 31, 1996 ARE PRESENTED IN A NEW FORMAT FROM PRIOR PRESENTATIONS OF THE PUBLICLY AVAILABLE FINANCIAL STATEMENTS OF THE STUDENT LOAN MARKETING ASSOCIATION ("SALLIE MAE" OR THE "GSE") TO BETTER PORTRAY THE CHANGING NATURE OF SALLIE MAE'S REVENUE STREAMS. WHILE THE PRINCIPAL SOURCE OF EARNINGS CONTINUES TO BE FROM STUDENT LOANS, THE NATURE OF THOSE EARNINGS IS CHANGING AS A RESULT OF SECURITIZATION. THE MAJOR DIFFERENCES BETWEEN THE OLD AND NEW FORMAT ARE THAT THE SECURITIZATION RELATED INCOME, FEE INCOME AND GAINS AND LOSSES ON SALES OF AVAILABLE FOR SALE SECURITIES WERE RECLASSIFIED FROM THE INTEREST INCOME SECTION TO THE OTHER INCOME SECTION AND SERVICING AND ACQUISITION COSTS WERE COMBINED WITH GENERAL AND ADMINISTRATIVE EXPENSES AND PRESENTED AS OPERATING EXPENSES IN THE CONSOLIDATED STATEMENTS OF INCOME. ALL DOLLAR AMOUNTS ARE IN MILLIONS, EXCEPT PER SHARE AMOUNTS.


     THE CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 WERE RESTATED TO RETROACTIVELY REFLECT THE RECOGNITION OF STUDENT LOAN INCOME AS EARNED. SEE NOTE 2 TO THE SALLIE MAE CONSOLIDATED FINANCIAL STATEMENTS.

     Sallie Mae was established in 1972 as a for-profit, stockholder-owned, government-sponsored enterprise to support the education credit needs of students by, among other things, promoting liquidity in the student loan marketplace through secondary market purchases. Sallie Mae is the largest source of financing and servicing for education loans in the United States. The student loan industry in the United States developed primarily to support federal student loan programs and, accordingly, is highly regulated. The principal government program, the Federal Family Education Loan Program (formerly the Guaranteed Student Loan Program) (the "FFELP"), was created to ensure low cost access by both needy and middle class families to post-secondary education. Sallie Mae's products and services include student loan purchases, commitments to purchase student loans and secured advances to originators of student loans. Sallie Mae also offers operational support to originators of student loans and to post-secondary education institutions. In addition, Sallie Mae provides other education-related financial services.

     Sallie Mae purchases student loans from originating lenders, typically just before the student leaves school and is required to begin repayment of the loan. Sallie Mae's portfolio consists principally of loans originated under two federally sponsored programs -- the FFELP and the Health Education Assistance Loan Program ("HEAL"). Sallie Mae also purchases privately insured loans from time to time, principally those insured by a wholly-owned subsidiary. There are four principal categories of FFELP loans: Stafford loans, PLUS loans, SLS loans and consolidation loans. Generally, these loans have repayment periods of between five and ten years, with the exception of consolidation loans, and obligate the borrower to pay interest at a stated fixed rate or an annually reset variable rate that has a cap. However, the yield to holders is subsidized on the borrowers' behalf by the federal government to provide a market rate of return. The subsidy is referred to as the Special Allowance Payment ("SAP"). The federal government pays SAP to holders of FFELP loans whenever the average of all of the 91-day Treasury bill auctions in a calendar quarter, plus a spread of between 2.50 and 3.50 percentage points depending on the loan status and when it was originated, exceeds the rate of interest which the borrower is obligated to pay. In low interest rate environments, the rate which the borrower is obligated to pay may exceed the rate determined by the special allowance formula. In those instances, no SAP is paid and the interest rate paid on the loan by the borrower becomes, in effect, a floor on an otherwise variable rate asset. When this happens, the difference between the interest rate paid by the borrower and the rate determined by the SAP formula is referred to as student loan floor revenue or floor revenue.

THREE MONTHS ENDED MARCH 31, 1997 AND 1996

SELECTED FINANCIAL DATA
CONDENSED STATEMENTS OF INCOME

                                                                      THREE MONTHS
                                                                         ENDED           INCREASE
                                                                       MARCH 31,        (DECREASE)
                                                                     --------------    ------------
                                                                     1997     1996      $       %
                                                                     -----    -----    ----    ----
Net interest income...............................................   $ 199    $ 233    $(34)    (14)%
Other operating income............................................      76       22      54     249
Operating expenses................................................     102       99       3       3
Federal income taxes..............................................      54       48       6      14
                                                                     -----    -----    ----    ----
Income before premiums on debt extinguished.......................     119      108      11      10
Premiums on debt extinguished, net of tax.........................       -       (5)      5     100
                                                                     -----    -----    ----    ----
NET INCOME........................................................     119      103      16      15
Preferred stock dividend..........................................       3        3       -       -
                                                                     -----    -----    ----    ----
Net income attributable to common stock...........................   $ 116    $ 100    $ 16      16%
                                                                     =====    =====    ====     ===
EARNINGS PER COMMON SHARE.........................................   $2.17    $1.74    $.43      24%
                                                                     =====    =====    ====     ===
Dividends per common share........................................   $ .44    $ .40    $.04      10%
                                                                     =====    =====    ====     ===
CORE EARNINGS.....................................................   $ 115    $  93    $ 22      24%
                                                                     =====    =====    ====     ===

CONDENSED BALANCE SHEETS

                                                                                                  INCREASE
                                                                                                 (DECREASE)
                                                           MARCH 31,    DECEMBER 31,    ----------------------------
                                                             1997           1996             $               %
                                                           ---------    ------------    ------------        ---
ASSETS
Student loans...........................................    $32,847       $ 33,754        $     (907)             (3)%
Warehousing advances....................................      2,533          2,790              (257)             (9)
Academic facilities financings..........................      1,405          1,473               (68)             (5)
Cash and investments....................................      7,738          7,706                32               -
Other assets............................................      1,807          1,907              (100)             (5)
                                                           ---------    ------------    ------------             ---
Total assets............................................    $46,330       $ 47,630        $   (1,300)             (3)%
                                                            =======     ==========           =======             ===
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings...................................    $23,003       $ 22,157        $      846               4%
Long-term notes.........................................     20,102         22,606            (2,504)            (11)
Other liabilities.......................................      2,215          1,819               396              22
                                                           ---------    ------------    ------------             ---
Total liabilities.......................................     45,320         46,582            (1,262)             (3)
                                                           ---------    ------------    ------------             ---
Stockholders' equity before treasury stock..............      1,683          1,585                98               6
Common stock held in treasury at cost...................        673            537               136              25
                                                           ---------    ------------    ------------             ---
Total stockholders' equity..............................      1,010          1,048               (38)             (4)
                                                           ---------    ------------    ------------             ---
Total liabilities and stockholders' equity..............    $46,330       $ 47,630        $   (1,300)             (3)%
                                                            =======     ==========           =======             ===

RESULTS OF OPERATIONS

     Sallie Mae's net income was $119 million ($2.17 per common share) for the first three months of 1997 compared to $103 million ($1.74 per common share) in the first three months of 1996.

     The net income increase of $16 million (15 percent) in the first three months of 1997 was primarily a result of, on an after-tax basis, an increase in student loan securitization gains of $16 million, the growth in managed student loan assets resulting in increased revenue of $15 million, and increased revenue from amortization of student loan floor contracts of $5 million. These positive factors were somewhat offset by the increase in loans subject to Omnibus Budget Reconciliation Act ("OBRA") fees as discussed below, a decrease in student loan floor revenues of $6 million, increased operating expenses and a decrease in interest earned on student loans as loans were securitized. Earnings per common share were further enhanced by repurchases of 1.3 million shares (2 percent of shares outstanding) in the first three months of 1997.

     OBRA imposed legislative fees and risk-sharing on Sallie Mae and other participants in the Federal Family Education Loan Program ("FFELP") including an offset fee applicable only to Sallie Mae, consolidation loan rebate fees, and risk-sharing on defaulted loans applicable to all FFELP participants. The impact of these fees and reserves for risk-sharing on Sallie Mae's on-balance sheet portfolio of student loans reduced net income by $18 million and $15 million in the first three months of 1997 and 1996, respectively. In addition to these fees, OBRA also imposed other yield reductions on all FFELP participants, principally loan origination fees paid to the federal government and reduced SAP during the period when a borrower is not in an active repayment status. Sallie Mae effectively shares the impact of these costs through the pricing of loan portfolios it purchases in the secondary market. Management believes the spreads earned on Sallie Mae's portfolio of student loans will continue to be adversely affected as a result of these changes to the FFELP program for the next several years as older loans in its portfolio, which were not affected by OBRA, amortize and are replaced by more recently originated loans which are affected by OBRA.

  Core Earnings and Core Student Loan Spread

     Important measures of Sallie Mae's operating performance are core earnings and the core student loan spread. Core earnings is defined as Sallie Mae's net income less the after-tax effect of floor revenues and other one-time charges. Management believes that these measures, which are not measures under generally accepted accounting principles (GAAP), are important because they depict Sallie Mae's earnings before the effects of one time events such as floor revenues which are largely outside of Sallie Mae's control. Management believes that core earnings as defined, while not necessarily comparable to other companies' use of similar terminology, provide for meaningful period to period comparisons as a basis for analyzing trends in Sallie Mae's core student loan operations.

     The following table analyzes the earning spreads on student loans for the three months ended March 31, 1997 and 1996. The line captioned "Adjusted Student Loan Yields", reflects contractual yields adjusted for premiums paid to purchase loan portfolios and the estimated costs of borrower benefits. Sallie Mae, as the servicer of student loans that it securitizes, will continue to earn fee revenues over the life of the securitized student loan portfolios. The off-balance sheet information presented in the Student Loan Spread Analysis that follows analyzes the on-going fee revenues associated with the securitized portfolios of student loans.

STUDENT LOAN SPREAD ANALYSIS

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                          -------------------
                                                                           1997        1996
                                                                          -------     -------
ON-BALANCE SHEET
Adjusted student loan yields..........................................       7.83%       7.94%
Amortization of floor contracts.......................................        .12         .02
Floor income..........................................................        .07         .18
Direct OBRA costs.....................................................       (.34)       (.27)
                                                                          -------     -------
Student loan income...................................................       7.68        7.87
Cost of funds.........................................................      (5.51)      (5.44)
                                                                          -------     -------
Student loan spread...................................................       2.17%       2.43%
                                                                          =======     =======
Core student loan spread..............................................       2.10%       2.25%
                                                                          =======     =======
OFF-BALANCE SHEET
Servicing and securitization revenue..................................       1.65%       1.34%
                                                                          =======     =======
AVERAGE BALANCES (IN MILLIONS OF DOLLARS)
Student loans, including participations...............................    $33,803     $34,352
Securitized loans.....................................................      6,378       1,363
                                                                          -------     -------
Managed student loans.................................................    $40,181     $35,715
                                                                          =======     =======

     The decrease in the core student loan spread in the first three months of 1997 was due principally to higher OBRA fees and the effect of student loan participations which contractually yield a lower rate than the underlying student loans (discussed below), offset by the revenues from the amortization of upfront payments received from student loan floor contracts.

     In the third quarter of 1996, Sallie Mae restructured its business relationship with Chase Manhattan Bank ("Chase") whereby Sallie Mae and Chase formed a joint venture ("the Chase Joint Venture") that market education loans made by Chase and sold to a trust which holds the loans on behalf of the Joint Venture. The Chase Joint Venture finances the loan purchases through sales of student loan participations to Sallie Mae and Chase. The contractual interest rate paid on student loan participations is a variable rate determined based on the yield of the underlying student loans less amounts to cover servicing and other operating expenses of the Chase Joint Venture. Sallie Mae's investment in the Chase Joint Venture is accounted for using the equity method. At March 31, 1997, the Chase Joint Venture owned $3.6 billion of federally insured education loans, 50 percent of which were financed by participations sold to Sallie Mae. Substantially all of the loans owned by the Chase Joint Venture are serviced by Sallie Mae's servicing subsidiary.

  Student Loan Floor Revenues

     The yield to holders of FFELP loans is subsidized on the borrower's behalf by the federal government to provide a market rate of return through the payment of Special Allowance Percentage ("SAP"). Depending on the loan's status and origination date, the SAP increases the yield on loans to a variable 91-day Treasury bill-based rate plus 2.50 percent, 3.10 percent, 3.25 percent or 3.50 percent, if that yield exceeds the borrower's interest rate. The interest rate paid by the borrower is either at a fixed rate or a rate that resets annually. Thus, the yield to holders of student loans varies with the 91-day Treasury bill rate. In low interest rate environments, when the interest rate which the borrower is obligated to pay exceeds the variable rate determined by the SAP formula, the borrower's interest rate which is the minimum interest rate earned on FFELP loans becomes, in effect, a floor rate. The floor enables Sallie Mae to earn wider spreads on these student loans since Sallie Mae's variable cost of funds, which are indexed to the Treasury bill rate, reflects lower market rates. The floor generally becomes a factor when the Treasury bill rate is less than
5.90 percent. For loans which have fixed borrower interest rates, the floor remains a factor until Treasury bill rates rise to a level at which the yield determined by the SAP formula exceeds the borrower's interest rate. For loans with annually reset borrower rates, the floor is a factor until either Treasury bill rates rise similarly or the borrower's interest rate is reset, which occurs on July 1 of each year. Under the FFELP program, the majority of loans disbursed after July 1992 have variable borrower interest rates that reset annually.

     As of March 31, 1997, approximately $32 billion of Sallie Mae's managed student loans were eligible to earn floors ($15 billion with fixed borrower interest rates and $17 billion with variable borrower interest rates that reset annually). During 1996, Sallie Mae "monetized" the value of the floors related to $13 billion of such loans by entering into contracts with third parties under which it agreed to pay the future floor revenues received, in exchange for upfront payments. These upfront payments are being amortized over the remaining lives of these contracts, which is approximately 2 years. The amortization of these payments, which are not dependent on future interest rate levels, is included in core earnings. In the first three months of 1997 and 1996, the amortization contributed $10 million and $2 million, respectively, pre-tax to core earnings. In addition, Sallie Mae earned floor revenues of $6 million (net of $5 million in payments under the floor revenue contracts) and $15 million (net of $1 million in payments under the floor revenue contracts) in the three months ended March 31, 1997 and 1996, respectively, as the average bond equivalent 91-day Treasury bill rate was 5.20 percent in the first three months of 1997 versus 5.08 percent in the first three months of 1996. Of the remaining $17 billion of such loans at March 31, 1997, $3 billion were earning floor revenues based upon current interest rates.

  Securitization

     In each of the first three months of 1997 and 1996, Sallie Mae completed one securitization transaction in which a total of $2.0 billion and $1.5 billion, respectively, of student loans were sold to a special purpose finance subsidiary and by the subsidiary to trusts that issued asset-backed securities to fund the student loans to term. When loans are securitized a gain on sale is recorded that is equal to the present value of the expected net cash flows from the trust taking into account principal, interest and SAP on the student loans less principal and interest payments on the notes and certificates financing the student loans, the cost of servicing the student loans, the estimated cost of Sallie Mae's borrower benefit programs, losses from defaulted loans (which include risk-sharing, claim interest penalties, and reject costs), transaction costs and the current carrying value of the loans including any premiums paid. Accordingly, such gain effectively accelerates recognition of earnings versus the earnings that would have been recorded had the loans remained on the balance sheet. The gains on sales to date have been further reduced by the present value effect of the payment of future offset fees on loans securitized. (See below for discussion of the offset fee litigation.) The pre-tax securitization gains on the transactions recorded totaled $34 million and $10 million in the first three months of 1997 and 1996, respectively. The increase in the gain in the first three months of 1997 was mainly due to the increase in the size of the portfolio, the higher average borrower indebtedness and the longer average life of the portfolio of loans securitized. Gains on future securitizations will continue to vary depending on the characteristics of the loan portfolios securitized as well as the outcome of the offset fee litigation described below.

     In November 1995, the U.S. District Court for the District of Columbia ruled, contrary to the Secretary of Education's statutory interpretation, that student loans owned by the securitization trusts are not subject to the 30 basis point annual offset fee which Sallie Mae is required to pay on student loans which it owns. The Department of Education appealed this decision and in January 1997, the U.S. Court of Appeals for the District of Columbia issued a decision affirming the District Court's ruling. However the Court of Appeals remanded the case to the District Court with instructions for remand to the Secretary of Education and on April 29, 1997, the District Court Judge ordered the Department of Education to decide by July 31, 1997, on its final position with respect to whether the fee applies to securitized loans. It is therefore uncertain what the final outcome of this litigation will be. If the final outcome following the remand is that the offset fee is not applicable to loans securitized by Sallie Mae, the gains from prior securitizations would be increased. As of March 31, 1997, such increases would amount to approximately $75 million, pre-tax. Management considers this increase in gains as a contingent asset which will be recognized upon a favorable final ruling in this matter. Offset fees relating to securitizations have not been paid pending the final resolution of the case.

     In addition to the initial gain on sale, Sallie Mae is entitled to the residual cash flows from the trust and servicing fees for continuing to service the loans after they are sold to the trusts. The residual amounts and the servicing fees are reflected as servicing and securitization revenues in the Consolidated Statements of Income.

     To compare nontaxable asset yields to taxable yields on a similar basis, the amounts in the following table are adjusted for the impact of certain tax-exempt and tax-advantaged investments based on the marginal corporate tax rate of 35 percent.

NET INTEREST INCOME

                                                                    THREE MONTHS
                                                                       ENDED          INCREASE
                                                                     MARCH 31,       (DECREASE)
                                                                    ------------    ------------
                                                                    1997    1996     $       %
                                                                    ----    ----    ----    ----
Interest income
  Student loans..................................................   $640    $672    $(32)     (5)%
  Warehousing advances...........................................     41      58     (17)    (29)
  Academic facilities financings.................................     24      23       1       3
  Investments....................................................    141     134       7       5
  Taxable equivalent adjustment..................................      8       8       -       6
                                                                    ----    ----    ----    ----
Total taxable equivalent interest income.........................    854     895     (41)     (5)
Interest expense.................................................    647     655      (8)     (1)
                                                                    ----    ----    ----    ----
Taxable equivalent net interest income...........................   $207    $240    $(33)    (14)%
                                                                    ====    ====    ====     ===

     Taxable equivalent net interest income in the first three months of 1997 declined by $33 million from the first three months of 1996. This decline was due to the increase in loans subject to OBRA fees, which reduced taxable equivalent net income and net interest margin by $28 million and .24 percent, respectively, for the first three months of 1997 as compared to $23 million and
 .19 percent, receptively, for the first three months of 1996. Other factors contributing to the decline were lower student loan floor revenues, decreased spreads on student loans, one less day in the period and a decrease in average student loan assets as loans were securitized. The decreases were partially offset by increased revenue of $8 million from the amortization of upfront payments received from student loan floor contracts. As discussed above under "Securitization", when loans are securitized a gain or loss is recorded, and such gain or loss, along with ongoing securitization and servicing revenues from the trusts, are reflected in "Other Income" on the Consolidated Statements of Income. The decrease in interest income from warehousing advances is due to a decline in the overall level of interest rates as well as to the decrease in the average balance of those assets as Sallie Mae continued to reduce these assets and utilize the capital supporting them to purchase shares of its common stock. The decrease in interest expense is due to the decrease in borrowings caused by the reduction in net interest earning assets. See "-- Rate/Volume Analysis."

  Allowance for Student Loans

     The provision for student loan losses is the periodic expense of maintaining an adequate allowance at the amount estimated to be sufficient to absorb possible future losses, net of recoveries inherent in the existing on-balance sheet loan portfolio. In evaluating the adequacy of the allowance for loan losses, the Company takes into consideration several factors including trends in claims rejected for payment by guarantors, default rate trends on privately-insured loans, and the amount of FFELP loans subject to 2 percent risk-sharing. To recognize these potential losses on student loans, Sallie Mae maintained a reserve of $87 million and $62 million at March 31, 1997 and 1996, respectively. In the first three months of 1997 and 1996, Sallie Mae increased this reserve by $6 million and $4 million, respectively, due mainly to increased loans subject to risk-sharing. Once a student loan is charged off as a result of an unpaid claim, it is the Company's policy to continue to pursue the recovery of principal and interest.

     Management believes that the allowance for loan losses is adequate to cover anticipated losses in the on-balance sheet student loan portfolio. However, this evaluation is inherently subjective as it requires material estimates that may be susceptible to significant changes.

     The following table reflects the rates earned on earning assets and paid on liabilities for the three months ended March 31, 1997 and 1996. Managed net interest margin includes net interest income plus gains on securitization sales and servicing and securitization income divided by average managed assets.

AVERAGE BALANCE SHEETS

                                                                 THREE MONTHS ENDED MARCH 31,
                                                              -----------------------------------
                                                                   1997                1996
                                                              ---------------     ---------------
                                                              BALANCE    RATE     BALANCE    RATE
                                                              -------    ----     -------    ----
AVERAGE ASSETS
  Student loans............................................   $33,803    7.68%    $34,352    7.87%
  Warehousing advances.....................................     2,794    5.95       3,748    6.22
  Academic facilities financings...........................     1,470    8.44       1,366    8.52
  Investments..............................................    10,069    5.75       9,174    5.98
                                                              -------    ----     -------    ----
Total interest earning assets..............................    48,136    7.20%     48,640    7.40%
                                                                         ====                ====
Non-interest earning assets................................     2,043               1,773
                                                              -------             -------
Total assets...............................................   $50,179             $50,413
                                                              =======             =======
AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY
  Six month floating rate notes............................   $ 2,986    5.46%    $ 2,611    5.39%
  Other short-term borrowings..............................    23,366    5.45      16,272    5.39
  Long-term notes..........................................    21,328    5.57      29,203    5.53
                                                              -------    ----     -------    ----
Total interest bearing liabilities.........................    47,680    5.50%     48,086    5.48%
                                                                         ====                ====
Non-interest bearing liabilities...........................     1,468               1,270
Stockholders' equity.......................................     1,031               1,057
                                                              -------             -------
Total liabilities and stockholders' equity.................   $50,179             $50,413
                                                              =======             =======
Net interest margin........................................              1.75%               1.99%
                                                                         ====                ====
Managed net interest margin................................              1.99%               2.05%
                                                                         ====                ====

     The decrease in net interest margin for the three months ended March 31, 1997 from the three months ended March 31, 1996 is mainly due to increased OBRA fees and lower floor revenues, offset by the increased revenues from the amortization of upfront payments received from student loan floor contracts. See "-- Rate/Volume Analysis." The decrease in the managed net interest margin for the three months ended March 31, 1997 from the three months ended March 31, 1996 is due to the factors mentioned above for the net interest margin offset by an increase in the gain from securitization of $24 million and the increase in servicing and securitization income of $21 million.

FUNDING COSTS

     Sallie Mae's borrowings are generally variable rate indexed principally to the 91-day Treasury bill rate. The following table summarizes the average balance of debt (by index after giving effect to the impact of interest rate swaps) for the three months ended March 31, 1997 and 1996 (dollars in millions).

                                                                  THREE MONTHS ENDED MARCH 31,
                                                            ----------------------------------------
                                                                   1997                  1996
                                                            ------------------    ------------------
                                                            AVERAGE    AVERAGE    AVERAGE    AVERAGE
                          INDEX                             BALANCE     RATE      BALANCE     RATE
---------------------------------------------------------   -------    -------    -------    -------
Treasury bill, principally 91-day........................   $34,307      5.50%    $36,576      5.43%
LIBOR....................................................     6,429      5.34       9,141      5.48
Discount notes...........................................     5,810      5.32       1,262      5.32
Fixed....................................................       675      7.08         765      6.71
Zero coupon..............................................       130     11.12         123     11.09
Other....................................................       329      5.27         219      5.51
                                                            -------     -----     -------    -------
Total....................................................   $47,680      5.50%    $48,086      5.48%
                                                            =======     =====     =======    ======

     In the above table, for the three months ended March 31, 1997 and 1996, spreads for Treasury bill indexed borrowings averaged .24 percent and .26 percent, respectively, over the weighted average Treasury bill rates for those years and spreads for London Interbank Offered Rate ("LIBOR") indexed borrowings averaged .27 percent and .29 percent, respectively, under the weighted average LIBOR rates.

     The Rate/Volume Analysis below shows the relative contribution of changes in interest rates and asset volumes.

RATE/VOLUME ANALYSIS

                                                                                       INCREASE
                                                                                      (DECREASE)
                                                                       TAXABLE       ATTRIBUTABLE
                                                                      EQUIVALENT     TO CHANGE IN
                                                                       INCREASE     --------------
                                                                      (DECREASE)    RATE    VOLUME
                                                                      ----------    ----    ------
FIRST THREE MONTHS OF 1997 VS. FIRST THREE MONTHS OF 1996
Taxable equivalent interest income.................................      $(41)      $(24)    $(17)
Interest expense...................................................        (8)         5      (13)
                                                                      -------       ----    ------
Taxable equivalent net interest income.............................      $(33)      $(29)    $ (4)
                                                                      =======       ====    ======

     The $29 million decrease in taxable equivalent net interest income attributable to the change in rates in the first three months of 1997 was principally due to the decrease of $9 million in floor revenues (net of payments under the floor contracts) in the first three months of 1997 versus 1996, the impact of student loan participations on the student loan spread, increased OBRA costs of $5 million, and lower earning spreads on investments of $5 million. Offsetting the decreases in taxable equivalent net interest income were $8 million of increased revenues from the amortization of the upfront payments received from student loan floor contracts and a higher percentage of student loans relative to average earning assets.

OPERATING EXPENSES

     Operating expenses include general and administrative costs, costs incurred to service Sallie Mae's managed student loan portfolio and operational costs incurred in the process of acquiring student loan portfolios. Total operating expenses as a percentage of average managed student loans were 103 basis points and 111 basis points for the three months ended March 31, 1997 and 1996, respectively. Operating expenses are summarized in the following tables:

                                                              THREE MONTHS ENDED MARCH 31,
                                           ------------------------------------------------------------------
                                                        1997                               1996
                                           -------------------------------    -------------------------------
                                                        SERVICING                          SERVICING
                                                           AND                                AND
                                           CORPORATE   ACQUISITION   TOTAL    CORPORATE   ACQUISITION   TOTAL
                                           ---------   -----------   -----    ---------   -----------   -----
Salaries and employee benefits...........    $  16        $  36      $  52      $  17        $  35      $  52
Occupancy and equipment..................        4           15         19          7           15         22
Professional fees........................        4            3          7          2            2          4
Advertising and promotion................        2            -          2          1            -          1
Office operations........................        1            7          8          1            8          9
Other....................................        4            2          6          2            -          2
                                           ---------   -----------   -----   -----        -----      -----
Total internal operating expenses........       31           63         94      30           60         90
Third party servicing costs..............        -            8          8       -            9          9
                                           ---------   -----------   -----   -----        -----      -----
Total operating expenses.................    $  31        $  71      $ 102   $  30        $  69      $  99
                                           =======     ========      =====   =====        =====      =====
Employees at end of the period...........      662        4,071      4,733     776        3,961      4,737
                                           =======     ========      =====   =====        =====      =====

                                                              THREE MONTHS ENDED      INCREASE/
                                                                  MARCH 31,           (DECREASE)
                                                             --------------------    ------------
                                                               1997        1996       $        %
                                                             --------    --------    ---      ---
Servicing costs...........................................     $ 57        $ 51      $ 6       11%
Acquisition costs.........................................       14          18       (4)     (21)
                                                                ---         ---      ---      ---
Total servicing and acquisition costs.....................     $ 71        $ 69      $ 2       3%
                                                               ====        ====      ===      ===

     The increase of $1 million in corporate operating expenses in the first three months of 1997 versus the first three months of 1996 was mainly due to the increase in professional fees related to the privatization effort and to SEC registration fees, offset in part by a decrease in occupancy costs and a decrease in salaries caused principally by the closing of Sallie Mae's EFCI subsidiary in the fourth quarter of 1996.

     Servicing costs include all operations and systems costs incurred to service Sallie Mae's portfolio of managed student loans, including fees paid to third party servicers. The 1992 legislated expansion of student eligibility and increases in loan limits resulted in higher average student loan balances which generally command a higher price in the secondary market and contribute to lower servicing costs as a percentage of the average balance of managed student loans. When expressed as a percentage of the managed student loan portfolio, servicing costs averaged 57 basis points and 58 basis points for the three months ended March 31, 1997 and 1996, respectively. This decrease was due principally to increased average student loan balances.

     Loan acquisition costs are principally costs incurred under the ExportSS(R)("ExportSS") loan origination and administration service, the costs of converting newly acquired portfolios onto Sallie Mae's servicing platform or those of third party servicers and costs of loan consolidation activities. The ExportSS service provides back-office support to clients by performing loan origination and servicing prior to the sale of portfolios to Sallie Mae. Student loans added to the ExportSS pipeline, which represents loan volume serviced by and committed for sale to Sallie Mae, totaled $1.3 billion during the first three months of 1997, compared to $1.4 billion in the first three months of 1996. The decrease occurred as a result of the growth in direct lending by the federal government. The outstanding portfolio of loans serviced for ExportSS lenders totaled $4.0 billion at March 31, 1997, down 10 percent from $4.4 billion at March 31, 1996. This trend is expected to continue commensurately with the growth in direct lending.

PRIVATIZATION

     On September 30, 1996, the Student Loan Marketing Association Reorganization Act of 1996 ("the Privatization Act") was enacted. The Privatization Act authorized the creation of a state-chartered holding company (the "Holding Company") that can pursue new business opportunities beyond the limited scope of the GSE's restrictive federal charter. The Holding Company would become the parent of the GSE pursuant to a reorganization which must be approved by a majority vote of the GSE's shareholders, such vote to take place on or before March 31, 1998.


     On May 15, 1997, Sallie Mae convened a special shareholders meeting pursuant to a combined Proxy Statement/Prospectus registered with the Securities and Exchange Commission to approve a privatization plan and a slate of directors for the new Holding Company. The solicitation was opposed by eight members of Sallie Mae's Board of Directors who are members of the Committee to Restore Value ("CRV") and who obtained shareholder support for a separate shareholders' meeting that was held on May 9, 1997. Neither Sallie Mae management nor the CRV were successful in obtaining the necessary majority approval for adoption of their respective privatization plans. On May 27, 1997, the Company and the CRV announced that they had agreed to jointly hold a new special meeting at which shareholders will vote on a single plan of privatization and reorganization. At the special meeting, shareholders also will select for election to the holding company board of directors either a slate of nominees proposed by a majority of the Sallie Mae Board or a slate of nominees proposed by the CRV. The new special meeting will be held approximately 20 days following the mailing of proxy materials to shareholders. See "-- Years Ended December 31, 1994-1996 -- Privatization; -- Liquidity and Capital Resources."


FEDERAL AND STATE TAXES

     Sallie Mae maintains a portfolio of tax-advantaged assets principally to support education-related financing activities. That portfolio was primarily responsible for the decrease in the effective federal income tax rate from the statutory rate of 35 percent to 31 percent in the first three months of 1997 and 1996. Sallie Mae is exempt from all state, local, and District of Columbia income, franchise, sales and use, personal property and other taxes, except for real property taxes. However, this tax exemption is effective at the GSE level and does not apply to its operating subsidiaries. Under the Privatization Act, after the Holding Company's formation, the Company's GSE and non-GSE activities would be separated, with non-GSE activities being subject to taxation at the state and local level. State taxes are expected to be immaterial in 1997 as the majority of the Company's business activities will relate to the GSE. As increasing business activities occur outside of the GSE, the effects of state and local taxes are expected to increase accordingly.

     As a government-sponsored enterprise, Sallie Mae is exempt from certain state and local taxes. Earnings of non-GSE units would not be exempt from such taxes. As the proportion of the Company's earnings generated by the non-GSE units increases over time, the expense associated with such taxes will increase. When fully phased in, management estimates that the Company's effective tax rate will be increased by approximately 5 percentage points. In addition, state and local sales and property taxes ultimately are expected to increase operating expenses by approximately 2 to 3 percent. Management believes the gradual imposition of such taxes represents the single most significant cost of privatization.

LIQUIDITY AND CAPITAL RESOURCES

     In the first three months of 1997, student loan purchases totaled $2.1 billion, down 8 percent from $2.3 billion in the first three months of 1996. Included in the $2.1 billion of student loan purchases was approximately $400 million of student loan participations from the Chase Joint Venture. Approximately two-thirds of non-joint venture purchase volume in the first three months of 1997 was derived from Sallie Mae's base of commitment clients, particularly those who used the ExportSS loan origination service. Sallie Mae secures financing to fund the purchase of insured student loans along with its other operations by issuing debt securities in the domestic and overseas capital markets, through public offerings and private placements of U.S. dollar and foreign currency denominated debt of varying maturities and interest rate characteristics. Sallie Mae's debt securities are currently rated at the highest credit rating level by Moody's Investors Service and Standard & Poor's. Historically, the rating agencies' ratings of Sallie Mae have been largely a factor of its status as a GSE.

     The Privatization Act effectively requires that Sallie Mae maintain a minimum statutory capital adequacy ratio (the ratio of stockholders' equity to total assets plus 50 percent of the credit equivalent amount of certain off-balance sheet items) of at least 2 percent until January 1, 2000 and 2.25 percent thereafter or be subject to certain "safety and soundness" requirements designed to restore such statutory ratio. Management anticipates being able to fund the increase in required capital from Sallie Mae's current and retained earnings. At March 31, 1997, Sallie Mae's statutory capital adequacy ratio was
2.08 percent. Additionally, the Privatization Act now requires management, prior to the payment of dividends by Sallie Mae, to certify to the Secretary of the Treasury, that after giving effect to the payment of dividends, the statutory capital ratio test would have been met at the time the dividend was declared. See "-- Years ended December 31, 1994-1996 -- Liquidity and Capital Resources."

     Sallie Mae uses interest rate and foreign currency swaps (collateralized where appropriate), purchases of U.S. Treasury securities and other hedging techniques to reduce the exposure to interest rate and currency fluctuations that arise from its financing activities and to match the characteristics of its variable interest rate earning assets. See "-- Interest Rate Risk Management". During the first three months of 1997, Sallie Mae issued $1.3 billion of long-term notes to refund maturing and repurchased obligations. At March 31, 1997, Sallie Mae had $13.7 billion of outstanding long-term debt issues with stated maturities that could be accelerated through call provisions. Sallie Mae also funds its student loan assets through securitizations. Sallie Mae has issued adjustable rate cumulative preferred stock, common stock, common stock warrants and puts, and subordinated debentures convertible to common stock, to diversify its funding sources.

     During the first three months of 1997, Sallie Mae repurchased 1.3 million shares of its common stock, leaving 52.8 million shares outstanding at March 31, 1997. For the past few years the company has operated near the statutory minimum capital ratio of 2.00 percent of risk adjusted assets required under its GSE charter. Capital in excess of such amounts has been used to repurchase common shares. During 1997, management anticipates using current earnings to repurchase 7 to 9 percent of the shares outstanding at the beginning of the year. See
"-- Years ended December 31, 1994-1996 -- Liquidity and Capital Resources."

  Cash Flows

     In the first three months of 1997, operating activities provided net cash inflows of $626 million, an increase of $446 million from the first three months of 1996. This increase was due mainly to the increase in other liabilities of $264 million and to the increase in net income of $16 million. Investing activities provided $975 million in cash in the first three months of 1997, a decrease of $824 million from the cash provided in the first three months of 1996 as Sallie Mae reduced investments by $874 million and warehousing advances by $527 million in the three months ended March 31, 1996 versus an increase of $245 million in investments and a decrease of $256 million in warehousing advances in 1997. In addition, Sallie Mae had purchases, net of repayment, claims and resales of student loans and student loan participations of $1.1 billion in 1997 versus $1.0 billion in 1996 and securitized $2.0 billion of student loans in 1997 versus $1.5 billion in 1996. Financing activities used $1.8 billion in cash in the first three months of 1997 as Sallie Mae repaid a net $3.6 billion in long-term notes and saw an increase in net short-term borrowings of $2.0 billion. As student loans are securitized the need for long-term financing of these assets on balance sheet will decrease.

  Interest Rate Risk Management

     Sallie Mae's principal objective in financing its loan assets is to minimize its sensitivity to changing interest rates by matching the interest rate characteristics of borrowings to specific assets in order to lock in spreads. Sallie Mae funds its floating rate loan assets (most of which have weekly rate resets) with variable rate debt and fixed rate debt converted to variable rates with interest rate swaps. To achieve a more precise match of interest rate characteristics between loan assets and their related liabilities, Sallie Mae has effectively converted some of its variable rate debt to a different variable rate index with interest rate swaps. At March 31, 1997, $18.4 billion of fixed rate debt and $3.8 billion of variable rate debt were matched with interest rate swaps and foreign currency agreements. Fixed rate debt at March 31, 1997 also funded fixed rate warehousing advances and academic facilities financings. Investments were funded on a "pooled" approach, i.e., the pool of liabilities that funds the investment portfolio has an average rate and maturity or reset date that corresponds to the average rate and maturity or reset date of the investments which they fund.

     In both its match funding activities for its loan assets and its pool funding activities for its investments, Sallie Mae enters into various financial instrument contracts in the normal course of business to reduce interest rate risk and foreign currency exposure on certain of its borrowings. These financial instrument contracts include interest rate swaps, interest rate cap and collar agreements, foreign currency swaps, forward currency exchange agreements, options on currency exchange agreements, options on securities, and financial futures contracts.

     In the table below Sallie Mae's variable rate assets and liabilities are categorized by reset date of the underlying index. Fixed rate assets and liabilities are categorized based on their maturity dates. An interest rate gap is the difference between volumes of assets and volumes of liabilities maturing or repricing during specific future time intervals. Nonperforming loans are included in the analysis based on their underlying interest rate characteristics. The following gap analysis reflects rate-sensitive positions at March 31, 1997 and is not necessarily reflective of positions that existed throughout the period.

                                                           INTEREST RATE SENSITIVITY PERIOD
                                            --------------------------------------------------------------
                                                        3 MONTHS    6 MONTHS
                                            3 MONTHS       TO          TO       1 TO 2    2 TO 5    OVER 5
                                            OR LESS     6 MONTHS     1 YEAR     YEARS     YEARS     YEARS
                                            --------    --------    --------    ------    ------    ------
ASSETS
Student loans............................   $ 29,614    $  3,233     $    -     $    -    $    -    $    -
Warehousing advances.....................      2,496          18          2          1         -        16
Academic facilities financings...........        161          10         18         35       230       951
Cash and investments.....................      5,706          18         12         26       202     1,774
Other assets.............................          -           -          -          -         -     1,807
                                            --------    --------    --------    ------    ------    ------
     Total assets........................     37,977       3,279         32         62       432     4,548
                                            --------    --------    --------    ------    ------    ------
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings....................     14,193       4,609      4,201          -         -         -
Long-term notes..........................      6,864          57          -      3,056     9,364       761
Other liabilities........................          -           -          -          -         -     2,215
Stockholders' equity.....................          -           -          -          -         -     1,010
                                            --------    --------    --------    ------    ------    ------
     Total liabilities and stockholders'
       equity............................     21,057       4,666      4,201      3,056     9,364     3,986
                                            --------    --------    --------    ------    ------    ------
OFF-BALANCE SHEET FINANCIAL INSTRUMENTS
Interest rate swaps......................     15,504         302     (4,200)    (3,014)   (9,250)      658
                                            --------    --------    --------    ------    ------    ------
Period gap...............................   $  1,416    $ (1,689)    $   31     $   20    $  318    $  (96)
                                             =======     =======    =======     ======    ======     =====
Cumulative gap...........................   $  1,416    $   (273)    $ (242)    $ (222)   $   96    $    -
                                             =======     =======    =======     ======    ======     =====
Ratio of interest-sensitive assets to
  interest-sensitive liabilities.........      180.4%       70.3%        .8%       2.0%      4.6%    360.2%
                                             =======     =======    =======     ======    ======     =====
Ratio of cumulative gap to total
  assets.................................        3.1%         .6%        .5%        .5%       .2%        -%
                                             =======     =======    =======     ======    ======     =====

     In low interest rate environments, floor revenues on student loans cause the margins on these loans to widen beyond the locked-in spreads. See
"-- Results of Operations -- Student Loan Floor Revenues." Such loans continue to be classified in the three months or less category in the table above, reflecting the fact that as interest rates rise these assets will resume their weekly rate reset.

     The weighted average remaining terms to maturity of Sallie Mae's earning assets and borrowings at March 31, 1997 were 5.5 years and 2.0 years, respectively. The following table reflects the average terms to maturity for Sallie Mae's earning assets and liabilities at March 31, 1997:

                           AVERAGE TERMS TO MATURITY
                                   (IN YEARS)

    EARNING ASSETS
    Student loans..................................................................   6.0
    Warehousing advances...........................................................   1.5
    Academic facilities financings.................................................   8.0
    Cash and investments...........................................................   5.0
                                                                                      ---
    Total earning assets...........................................................   5.5
                                                                                      ---
    BORROWINGS
    Short-term borrowings..........................................................    .5
    Long-term borrowings...........................................................   3.5
                                                                                      ---
    Total borrowings...............................................................   2.0
                                                                                      ---

     In the above table, Treasury receipts and variable rate asset-backed securities, although generally liquid in nature, extend the weighted average remaining term to maturity of cash and investments to 5.0 years. As loans are securitized, the need for long-term on-balance sheet financing will decrease.

PREFERRED STOCK

     Preferred stock dividends are cumulative and payable quarterly at 4.50 percentage points below the highest yield of certain long-term and short-term United States Treasury obligations. The dividend rate for any dividend period will not be less than 5 percent per annum nor greater than 14 percent per annum. For the three months ended March 31, 1997 and 1996, the preferred stock dividend rate was 5.00 percent and reduced net income attributable to common stock by $2.7 million, respectively. The Privatization Act requires that on the dissolution date of September 30, 2008, the GSE shall repurchase or redeem, or make proper provisions for repurchase or redemption of any outstanding preferred stock. Sallie Mae has the option of effecting an earlier dissolution if certain conditions are met.

OTHER RELATED EVENTS AND INFORMATION

  Status of Direct Lending

     As of March 31, 1997, approximately 1,525 colleges and universities were participating in the Federal Direct Student Loan Program ("FDSLP") for the 1996-97 academic year. Based on Department of Education reports, management estimates that direct loan volume did not achieve its target market share of 40 percent of total student loan originations. Management estimates that Direct Loans accounted for approximately 31 percent of total student loan volume in the 1995-96 academic year, up from approximately 7 percent in the 1994-95 academic year. The FDLSP has a legislated market share goal of 50 percent for the 1996-1997 academic year.

     In recent years as the FDSLP has grown, the volume of loans originated by banks and other participants under the FFELP has been adversely impacted. Historically, Sallie Mae has purchased the majority of its student loans as they near the repayment phase which commences after a borrower leaves school. On average there is a two to three year lag between the date a loan is originated and the date it enters repayment. This lag has delayed the adverse affect of FDSLP originations on Sallie Mae's purchases of student loans. As the volume of FDSLP loans reaching the repayment phase increases, Sallie Mae's percentage share of the overall student loan market will decline. In 1994, the Department of Education began to offer existing FFELP borrowers the opportunity to refinance FFELP loans into FDSLP loans. As of March 31, 1997, approximately $463 million of FFELP loans owned by Sallie Mae have been accepted for refinancing into FDSLP loans.

Approximately $333 million have been refinanced into FDSLP loans with the remainder awaiting disbursement by the federal government.

     OBRA provides that the special allowance for student loans made on or after July 1, 1998 will be based on the U.S. Treasury security with comparable maturity plus 1.0 percent for Stafford, Unsubsidized Stafford, and PLUS loans. See Appendix C. The Secretary of Education has not adopted regulations specifying the U.S. Treasury security on which these interest rates will be based or how often the special allowance rate will reset. Borrower rates are reset annually. Sallie Mae management believes that the comparable maturity security will be the 10-year Treasury Note. Depending on the specifics of the regulations, these changes could adversely impact the FFELP market and Sallie Mae's business, because of the uncertain availability and costs of funding to support this new type of instrument. Representatives of the student loan industry are currently engaged in discussions with congressional staff concerning possible legislative modification of this OBRA provision.

     OBRA also requires Sallie Mae to act as a lender of last resort to make FFELP loans when other private lenders are not available. Such loans receive a 100 percent guarantee and are not subject to the 30 basis point offset fee on loans held by Sallie Mae. If the Secretary of Education determines that Sallie Mae is not adequately implementing this provision, the offset fee paid by Sallie Mae could be increased from 30 basis points to 100 basis points.

     Legislated expansion of student eligibility as well as increases in student and parent loan limits have increased the volume of national loan originations. FFELP originations rose nearly 30 percent year-to-year to about $23 billion for the 1994 federal fiscal year ended September 30, 1994. During the 1995 federal fiscal year, FFELP originations declined to $21 billion due to FDSLP originations totaling $5 billion. Management expects FFELP originations to have declined a similar amount in the 1996 federal fiscal year and to be flat in 1997. In the meantime, however, the competition for FFELP loans has intensified at both the originating and secondary market levels due mainly to the reduced volume and to securitization of student loans, which has developed into a significant funding alternative for FFELP lenders.

  Recently Issued Accounting Pronouncements

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("FAS") No. 128, "Earnings Per Share", which is required to be adopted on December 15, 1997. At that time, the Company will be required to change the method used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The adoption is expected to have no material impact on Sallie Mae's reported earnings per share.

  Other Related Events

     On February 6, 1997, President Clinton submitted his Fiscal Year 1998 budget proposal to Congress. In an effort to achieve a balanced federal budget by 2002, the President has proposed a number of budget savings affecting the FFELP. Included in these savings are proposals to reduce the yield on student loans during the in-school, grace and deferment periods, to decrease loan insurance from 98 percent of claim amount to 95 percent, to require lenders rather than the government to compensate guarantors for their assistance in default prevention, and to extend the Sallie Mae offset fee to loans sold by Sallie Mae as part of securitized transactions. In addition, the President has proposed a significant restructuring of guaranty agency finances and operations. None of the proposals affecting lenders and secondary markets was included in the agreement on the budget which the President subsequently reached with the Congressional leadership or in the budget resolution passed by the Congress based upon that agreement. The agreement does call for the return of $1 billion in guarantee agency reserves in fiscal year 2002, although such provisions would not adversely affect the Company. Legislation implementing the budget resolution is now under consideration by both houses of the Congress.

     On April 17, 1997, House Ways and Means Committee Chairman Bill Archer, Senate Finance Committee Chairman William V. Roth, Jr., and ranking Senate Finance Committee minority member Daniel Patrick Moynihan proposed legislation (the "Proposed Legislation") which would prevent Section 355 of the Internal Revenue Code from applying, except as provided in Treasury Department regulations, to any distribution of stock made by one member of an affiliated group of corporations filing a consolidated return to another member. Subject to various transition rules, the Proposed Legislation is proposed to be effective for intragroup distributions occurring after April 16, 1997. It is not possible to determine at this time whether and in what form the Proposed Legislation may be enacted into law, nor is it possible to determine the ultimate effective dates of any such legislation. If the Proposed Legislation were enacted in its current form with applicable effective dates, however, any ability that the Holding Company might have to effect a tax-free distribution of the stock of any subsidiaries transferred to the Holding Company as part of the privatization could be eliminated. The Holding Company has no current plans to make any such distributions.

YEARS ENDED DECEMBER 31, 1994-1996

SELECTED FINANCIAL DATA
CONDENSED STATEMENTS OF INCOME

                                                                             INCREASE (DECREASE)
                                                                         ----------------------------
                                               YEARS ENDED DECEMBER        1996 VS.        1995 VS.
                                                        31,                  1995            1994
                                              -----------------------    ------------     -----------
                                              1996     1995     1994       $       %       $       %
                                              -----    -----    -----    -----    ---     ----    ---
Net interest income........................   $ 866    $ 901    $ 981    $ (35)    (4)%   $(80)    (8)%
Other operating income.....................     147       50       14       97    191       36    265
Operating expenses.........................     406      439      390      (33)    (8)      49     13
Federal income taxes.......................     183      141      176       42     30      (35)   (20)
                                              -----    -----    -----    -----    ---     ----    ---
Income before premiums on debt
  extinguished.............................     424      371      429       53     14      (58)   (14)
Premiums on debt extinguished, net of
  tax......................................      (5)      (5)      (9)       -      2        4     47
                                              -----    -----    -----    -----    ---     ----    ---
NET INCOME.................................     419      366      420       53     15      (54)   (13)
Preferred stock dividend...................      11       11       11        -      -        -      -
                                              -----    -----    -----    -----    ---     ----    ---
Net income attributable to common stock....   $ 408    $ 355    $ 409    $  53     15%    $(54)   (13)%
                                              =====    =====    =====    =====    ===     ====    ===
EARNINGS PER COMMON SHARE..................   $7.32    $5.27    $5.13    $2.05     39%    $.14      3%
                                              =====    =====    =====    =====    ===     ====    ===
Dividends per common share.................   $1.64    $1.51    $1.42    $ .13      9%    $.09      6%
                                              =====    =====    =====    =====    ===     ====    ===
CORE EARNINGS..............................   $ 391    $ 361    $ 356    $  30      8%    $  5      1%
                                              =====    =====    =====    =====    ===     ====    ===

CONDENSED BALANCE SHEETS

                                                                          INCREASE (DECREASE)
                                                                   ---------------------------------
                                                DECEMBER 31,       1996 VS. 1995      1995 VS. 1994
                                             ------------------    --------------     --------------
                                              1996       1995         $        %         $        %
                                             -------    -------    -------    ---     -------    ---
ASSETS
Student loans.............................   $33,754    $34,336    $  (582)    (2)%   $ 3,965     13%
Warehousing advances......................     2,790      3,865     (1,075)   (28)     (3,167)   (45)
Academic facilities financings............     1,473      1,313        160     12        (235)   (15)
Cash and investments......................     7,706      8,867     (1,161)   (13)     (3,830)   (30)
Other assets..............................     1,907      1,621        286     18         308     23
                                             -------    -------    -------    ---     -------    ---
Total assets..............................   $47,630    $50,002    $(2,372)    (5)%   $(2,959)    (6)%
                                             =======    =======    =======    ===     =======    ===
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.....................   $22,157    $17,447    $ 4,710     27%    $ 1,431      9%
Long-term notes...........................    22,606     30,083     (7,477)   (25)     (4,236)   (12)
Other liabilities.........................     1,819      1,391        428     31         236     20
                                             -------    -------    -------    ---     -------    ---
Total liabilities.........................    46,582     48,921     (2,339)    (5)     (2,569)    (5)
                                             -------    -------    -------    ---     -------    ---
Stockholders' equity before treasury
  stock...................................     1,585      3,876     (2,291)   (59)        470     14
Common stock held in treasury at cost.....       537      2,795     (2,258)   (81)        860     44
                                             -------    -------    -------    ---     -------    ---
Total stockholders' equity................     1,048      1,081        (33)    (3)       (390)   (27)
                                             -------    -------    -------    ---     -------    ---
Total liabilities and stockholders'
  equity..................................   $47,630    $50,002    $(2,372)    (5)%   $(2,959)    (6)%
                                             =======    =======    =======    ===     =======    ===

RESULTS OF OPERATIONS

     Sallie Mae's net income was $419 million ($7.32 per common share) for 1996 compared to $366 million ($5.27 per common share) in 1995.

     The net income increase of $53 million (15 percent) in 1996 was primarily a result of continued growth in managed student loan assets and, on an after-tax basis, the effect of accelerating income recognition associated with the securitization of student loans of $14 million, lower short-term U.S. Treasury rates which resulted in an increase of $19 million in floor revenues, lower operating expenses of $21 million and $6 million due to the reversal of a previously established loss reserve based on the successful outcome of a lawsuit against the federal government regarding SAP on certain student loans. These positive factors were somewhat offset by the increase in loans subject to Omnibus Budget Reconciliation Act ("OBRA") fees, as discussed below, and $9 million in additions to other student loan loss reserves unrelated to risk-sharing on FFELP loans. Earnings per common share were further enhanced by repurchases of 4.6 million shares (8 percent of shares outstanding) in 1996.

     The 1995 net income of $366 million decreased $54 million (13 percent) from 1994 due principally to higher short-term U.S. Treasury rates which resulted in a decrease in after-tax floor revenues of $73 million, somewhat offset by higher after-tax gains on sales of securities of $16 million. The 1995 earnings per common share were $5.27, an increase of $.14 (3 percent) from 1994, largely a result of Sallie Mae's repurchase of 16.1 million common shares (22 percent of shares outstanding) during 1995.

     OBRA imposed legislative fees and risk-sharing on Sallie Mae and other participants in the Federal Family Education Loan Program ("FFELP") including an offset fee applicable only to Sallie Mae, consolidation loan rebate fees, and risk-sharing on defaulted loans applicable to all FFELP participants. The impact of these fees and reserves for risk-sharing on Sallie Mae's on-balance sheet portfolio of student loans reduced net income by $62 million, $37 million and $17 million in 1996, 1995 and 1994, respectively. In addition to these fees, OBRA also imposed other yield reductions on all FFELP participants, principally loan origination fees paid to the federal government and reduced SAP during the period when a borrower is not in an active repayment status. Sallie Mae effectively shares the impact of these costs through the pricing of loan portfolios it purchases in the secondary market. Management believes the spreads earned on Sallie Mae's portfolio of student loans will continue to be adversely affected as a result of these changes to the FFELP program for the next several years as older loans in its portfolio, which were not affected by OBRA, amortize and are replaced by more recently originated loans which are affected by OBRA.

  Core Earnings and Core Student Loan Spread

     Important measures of Sallie Mae's operating performance are core earnings and the core student loan spread. Core earnings is defined as Sallie Mae's net income less the after-tax effect of floor revenues and other one-time charges. Management believes that these measures, which are not measures under generally accepted accounting principles (GAAP), are important because they depict Sallie Mae's earnings before the effects of one-time events such as floor revenues which are largely outside of Sallie Mae's control. Management believes that core earnings as defined, while not necessarily comparable to other companies use of similar terminology, provide for meaningful period to period comparisons as a basis for analyzing trends in Sallie Mae's core student loan operations.

     The following table analyzes the earning spreads on student loans for 1996, 1995 and 1994. The line captioned "Adjusted Student Loan Yields", reflects contractual yields adjusted for premiums paid to purchase loan portfolios and the estimated costs of borrower benefits. Sallie Mae, as the servicer of student loans that it securitizes, will continue to earn fee revenues over the life of the securitized student loan portfolios. The off-balance sheet information presented in the Student Loan Spread Analysis that follows analyzes the on-going fee revenues associated with the securitized portfolios of student loans.

STUDENT LOAN SPREAD ANALYSIS

                                                              YEARS ENDED DECEMBER 31,
                                                           ------------------------------
                                                            1996        1995       1994
                                                           -------     -------    -------

ON-BALANCE SHEET

Adjusted student loan yields...........................       7.92%       8.40%      7.29%
Amortization of floor swap payments....................        .07           -          -
Floor income...........................................        .13         .04        .44
Direct OBRA costs......................................       (.29)       (.17)      (.09)
                                                           -------     -------    -------
Student loan income....................................       7.83        8.27       7.64
Cost of funds..........................................      (5.49)      (5.95)     (4.69)
                                                           -------     -------    -------
Student loan spread....................................       2.34%       2.32%      2.95%
                                                           =======     =======    =======
Core student loan spread...............................       2.21%       2.28%      2.51%
                                                           =======     =======    =======
OFF-BALANCE SHEET
Servicing and securitization revenue...................       1.43%        .80%         -%
                                                           =======     =======    =======
AVERAGE BALANCES (IN MILLIONS OF DOLLARS)
Student loans, including participations................    $33,273     $32,758    $28,642
Securitized loans......................................      4,020         177          -
                                                           -------     -------    -------
Managed student loans..................................    $37,293     $32,935    $28,642
                                                           =======     =======    =======

     The decrease in the core student loan spread in 1996 was due principally to higher OBRA fees, the effect of student loan participations which contractually yield a lower rate than the underlying student loans (discussed below), and increased student loan loss reserves, offset by the revenues from the amortization of upfront payments received from student loan floor contracts and a one-time gain from the reversal of a previously established loss reserve due to the successful outcome of litigation related to SAP payments on certain loans. The decrease in the core student loan spread in 1995 was due principally to higher OBRA fees and higher student loan premium amortization on student loans acquired in recent years due to increased competition.

     In the third quarter of 1996, Sallie Mae restructured its business relationship with Chase Manhattan Bank ("Chase") whereby Sallie Mae and Chase formed a joint venture ("the Chase Joint Venture") that will market education loans to be made by Chase and sold to a trust which holds the loans on behalf of the Joint Venture. The Chase Joint Venture finances the loan purchases through sales of student loan participations to Sallie Mae and Chase. The contractual interest rate paid on student loan participations is a variable rate determined based on the yield of the underlying student loans less amounts to cover servicing and other operating expenses of the Chase Joint Venture. Sallie Mae's investment in the Chase Joint Venture is accounted for using the equity method. At December 31, 1996, the Chase Joint Venture owned $2.9 billion of federally insured education loans with substantially all of the loans serviced by Sallie Mae's servicing subsidiary.

  Student Loan Floor Revenues

     The yield to holders of FFELP loans is subsidized on the borrower's behalf by the federal government to provide a market rate of return through the payment of SAP. Depending on the loan's status and origination date, the SAP increases the yield on loans to a variable 91-day Treasury bill-based rate plus 2.50 percent, 3.10 percent, 3.25 percent or 3.50 percent, if that yield exceeds the borrower's interest rate. The interest rate paid by the borrower is either at a fixed rate or a rate that resets annually. Thus, the yield to holders of student loans varies with the 91-day Treasury bill rate. In low interest rate environments, when the interest rate which the borrower is obligated to pay exceeds the variable rate determined by the SAP formula, the borrower's interest rate which is the minimum interest rate earned on FFELP loans becomes, in effect, a floor rate. The floor enables Sallie Mae to earn wider spreads on these student loans since Sallie Mae's variable cost of funds, which are indexed to the Treasury bill rate, reflects lower market rates. The floor generally becomes a factor when the Treasury bill rate is less than 5.90 percent. For loans which have fixed borrower interest rates, the floor remains a factor until Treasury bill rates rise to a level at which the yield determined by the SAP formula exceeds the borrower's interest rate. For loans with annually reset borrower rates, the floor is a factor until either Treasury bill rates rise or the borrower's interest rate is reset which occurs on July 1 of each year. Under the FFELP program, the majority of loans disbursed after July 1992 have variable borrower interest rates that reset annually.

     As of December 31, 1996, approximately $30 billion of Sallie Mae's managed student loans were eligible to earn floors ($16 billion with fixed borrower interest rates and $14 billion with variable borrower interest rates that reset annually). During 1996, Sallie Mae "monetized" the value of the floors related to $13 billion of such loans by entering into contracts with third parties under which it agreed to pay the future floor revenues received, in exchange for upfront payments. These upfront payments are being amortized over the remaining lives of these contracts, which is approximately 2 years. The amortization of these payments, which are not dependent on future interest rate levels, is included in core earnings. In 1996, the amortization contributed $22 million pre-tax to core earnings. In addition, Sallie Mae earned $43 million net of $12 million in payments under the floor revenue contracts, $14 million and $126 million in floor revenues in 1996, 1995 and 1994, respectively, as the average bond equivalent 91-day Treasury bill rate was 5.16 percent in 1996 versus 5.68 percent in 1995 and 4.38 percent in 1994. Of the remaining $17 billion of such loans at December 31, 1996, $9 billion were earning floor revenues based upon current interest rates.

  Securitization

     During 1996 Sallie Mae completed four securitization transactions in which a total of $6.0 billion of student loans was sold to a special purpose finance subsidiary and by the subsidiary to trusts that issued asset-backed securities to fund the student loans to term. When loans are securitized a gain on sale is recorded that is equal to the present value of the expected net cash flows from the trust taking into account principal, interest and SAP on the student loans less principal and interest payments on the notes and certificates financing the student loans, the cost of servicing the student loans, the estimated cost of Sallie Mae's borrower benefit programs, losses from defaulted loans (which include risk-sharing, claim interest penalties, and reject costs), transaction costs and the current carrying value of the loans including any premiums paid. Accordingly, such gain effectively accelerates recognition of earnings versus the earnings that would have been recorded had the loans remained on the balance sheet. The gains on sales to date have been reduced by the present value effect of the payment of future offset fees on loans securitized. (See below for further discussion of the offset fee litigation.) The pre-tax securitization gains on the transactions recorded in 1996 totaled $49 million and were immaterial for 1995. Gains on future securitizations will vary depending on the characteristics of the loan portfolios securitized as well as the outcome of the offset fee litigation described below.

     In November 1995, the U.S. District Court for the District of Columbia ruled, contrary to the Secretary of Education's statutory interpretation, that student loans owned by the securitization trusts are not subject to the 30 basis point annual offset fee which Sallie Mae is required to pay on student loans which it owns. The Department of Education appealed this decision. On January 10, 1997, the U.S. Court of Appeals for the District of Columbia Circuit struck down the Secretary of Education's interpretation that the 30 basis point offset fee (contained in the Omnibus Budget Reconciliation Act of 1993) applies to any loan in which Sallie Mae holds a direct or indirect interest, including securitized student loans. The Court of Appeals ruled that the fee applies only to loans that Sallie Mae owns and remanded the case to the District Court with instructions to remand the matter to the Secretary of Education. In addition, the Court of Appeals upheld the constitutionality of the offset fee, which applies annually with respect to the principal amount of student loans that Sallie Mae holds and that were acquired on or after August 10, 1993.

     On April 29, 1997, U.S. District Court Judge Stanley Sporkin ordered the U.S. Department of Education to decide, by July 31, 1997, on its final position with respect to the application of the offset fee to loans which Sallie Mae has securitized. If the final outcome following the remand is that the offset fee is not applicable to loans securitized by Sallie Mae, the gains resulting from prior securitizations would be increased. As of December 31, 1996, the gains resulting from such securitizations would have been increased by approximately $55 million, pre-tax. Management considers this increase in gains as a contingent asset which will be recognized upon a favorable final ruling in this matter. Offset fees relating to securitizations have not been paid pending the final resolution of the case.

     In addition to the initial gain on sale, Sallie Mae is entitled to the residual earnings from the trust. Although the loans are sold to the trusts, Sallie Mae continues to service such loans for a fee. The residual earnings and the fees for servicing the loans are reflected as servicing and securitization revenues in the Consolidated Statements of Income.

     To compare nontaxable asset yields to taxable yields on a similar basis, the amounts in the following table are adjusted for the impact of certain tax-exempt and tax-advantaged investments based on the marginal corporate tax rate of 35 percent.

NET INTEREST INCOME

                                                                             INCREASE (DECREASE)
                                                                        -----------------------------
                                                                          1996 VS.         1995 VS.
                                           YEARS ENDED DECEMBER 31,         1995             1994
                                          --------------------------    ------------     ------------
                                           1996      1995      1994       $       %       $        %
                                          ------    ------    ------    -----    ---     ----     ---
Interest income
  Student loans........................   $2,607    $2,708    $2,189    $(101)    (4)%   $519      24%
  Warehousing advances.................      194       408       334     (214)   (53)      74      22
  Academic facilities financings.......      100       108       102       (8)    (7)       6       6
  Investments..........................      542       697       499     (155)   (22)     198      40
  Taxable equivalent adjustment........       36        52        54      (16)   (30)      (2)     (5)
                                          ------    ------    ------    -----    ---     ----     ---
Total taxable equivalent interest
  income...............................    3,479     3,973     3,178     (494)   (12)     795      25
Interest expense.......................    2,577     3,020     2,143     (443)   (15)     877      41
                                          ------    ------    ------    -----    ---     ----     ---
Taxable equivalent net interest
  income...............................   $  902    $  953    $1,035    $ (51)    (5)%   $(82)     (8)%
                                          ======    ======    ======    =====    ===     ====      ==

     Taxable equivalent net interest income in 1996 declined by $51 million from 1995. This decline was due to the increase in loans subject to OBRA fees such as the 30 basis point offset fee (unique to Sallie Mae) and risk sharing on claim payments (applicable to loans originated on or after October 1, 1993) plus loan origination fees and rebates to the Department of Education on consolidation loans. Other factors contributing to the decline in taxable equivalent net interest income include an increase in the non-risk sharing loss reserves for student loans of $14 million and lower average earning assets of $4.4 billion. In total, the impact of OBRA on income from student loans, including the fees paid directly by Sallie Mae and reserves for risk-sharing on claims payments, reduced taxable equivalent net interest income and net interest margin by $96 million and .20 percent, respectively, in 1996 as compared to $57 million and
 .11 percent, respectively, in 1995 and $26 million and .05 percent in 1994, respectively. These negative factors were somewhat offset by the continued growth in managed student loan assets, lower short-term Treasury rates which result in higher floor revenue of $29 million and the reversal of a previously established reserve of $9 million as a result of the successful outcome of the SAP litigation. The decrease in interest income from warehousing advances and investments is due to a decline in the overall level of interest rates as well as to the decrease in the average balance of those assets as Sallie Mae reduced these assets and utilized the capital supporting them to purchase shares of its common stock. Since Sallie Mae's borrowings are largely variable rate in nature the year over year decrease in interest expense is reflective of the level of interest rates in general. In addition, the absolute level of borrowings decreased as the balance sheet was reduced in size through the securitization of student loans as well as the aforementioned reductions in the investment and warehousing advance portfolios. See "-- Rate/Volume Analysis."

     Taxable equivalent net interest income in 1995 declined by $82 million from 1994 due primarily to student loan floor revenues totaling $14 million in 1995 compared to $126 million in floor revenues in 1994 and the increased effects of OBRA on student loan spreads. Also contributing to the decline in student loan spreads were the relatively lower spreads earned on student loans acquired in recent years due to increased competition in the secondary market for student loan portfolios. These factors were somewhat offset by a higher percentage of student loans relative to average earning assets.

  Allowance for Student Loans

     The provision for student loan losses is the periodic expense of maintaining an adequate allowance at the amount estimated to be sufficient to absorb possible future losses, net of recoveries inherent in the existing on-balance sheet loan portfolio. In evaluating the adequacy of the allowance for loan losses, the Company takes into consideration several factors including trends in claims rejected for payment by guarantors and the amount of FFELP loans subject to 2 percent risk-sharing. To recognize these potential losses on student loans, Sallie Mae maintained a reserve of $84 million, $60 million and $65 million at December 31, 1996, 1995, and 1994, respectively. In 1996, Sallie Mae increased this reserve by $20 million due to increasing default rates on privately-insured loans. The provision for loan losses, net of recoveries, did not change materially in 1995 and 1994. Once a student loan is charged off as a result of an unpaid claim, it is the Company's policy to continue to pursue the recovery of principal and interest.

     Management believes that the allowance for loan losses is adequate to cover anticipated losses in the on-balance sheet student loan portfolio. However, this evaluation is inherently subjective as it requires material estimates that may be susceptible to significant changes.

     The following table reflects the rates earned on earning assets and paid on liabilities for the years ended December 31, 1996, 1995 and 1994. Managed net interest margin includes net interest income plus gains on securitization sales and servicing and securitization income divided by average managed assets.

AVERAGE BALANCE SHEETS

                                                             YEARS ENDED DECEMBER 31,
                                              -------------------------------------------------------
                                                   1996                1995                1994
                                              ---------------     ---------------     ---------------
                                              BALANCE    RATE     BALANCE    RATE     BALANCE    RATE
                                              -------    ----     -------    ----     -------    ----
AVERAGE ASSETS
  Student loans............................   $33,273    7.83%    $32,758    8.27%    $28,642    7.64%
  Warehousing advances.....................     3,206    6.04       6,342    6.43       6,981    4.82
  Academic facilities financings...........     1,500    8.43       1,527    8.92       1,489    8.62
  Investments..............................     9,444    5.85      11,154    6.46      11,283    4.65
                                              -------    ----     -------    ----     -------    ----
Total interest earning assets..............    47,423    7.34%     51,781    7.67%     48,395    6.57%
                                                         ====                ====                ====
Non-interest earning assets................     1,858               1,673               1,240
                                              -------             -------             -------
Total assets...............................   $49,281             $53,454             $49,635
                                              =======             =======             =======
AVERAGE LIABILITIES AND STOCKHOLDERS'
  EQUITY
  Six month floating rate notes............   $ 2,485    5.42%    $ 3,609    5.86%    $ 3,410    4.52%
  Other short-term borrowings..............    18,366    5.43      11,802    5.88      13,167    4.43
  Long-term notes..........................    26,024    5.55      35,373    5.98      30,397    4.62
                                              -------    ----     -------    ----     -------    ----
Total interest bearing liabilities.........    46,875    5.50%     50,784    5.95%     46,974    4.56%
                                                         ====                ====                ====
Non-interest bearing liabilities...........     1,377               1,237                 977
Stockholders' equity.......................     1,029               1,433               1,684
                                              -------             -------             -------
Total liabilities and stockholders'
  equity...................................   $49,281             $53,454             $49,635
                                              =======             =======             =======
Net interest margin........................              1.90%               1.84%               2.14%
                                                         ====                ====                ====
Managed net interest margin................              1.96%               1.84%                  -%
                                                         ====                ====                ====

     The increase in net interest margin in 1996 from 1995 is due to the increase in higher yielding student loans as a percentage of overall average assets which were offset by increased OBRA costs. The increase in managed net interest margin in 1996 is due to the increase in securitization gains of $49 million and servicing and securitization income of $56 million as Sallie Mae securitized $6 billion of student loans in 1996 versus $1 billion in 1995. The decrease in net interest margin from 1994 to 1995 is mainly attributable to the decline in student loan floor revenues to $14 million in 1995 from $126 million of student loan floor revenues in 1994 and the increase in OBRA costs.

FUNDING COSTS

     Sallie Mae's borrowings are generally variable rate indexed principally to the 91-day Treasury bill rate. The following table summarizes the average balance of debt (by index after giving effect to the impact of interest rate swaps) for the years ended December 31, 1996, 1995 and 1994 (dollars in millions).

                                                              YEARS ENDED DECEMBER 31,
                                           --------------------------------------------------------------
                                                  1996                  1995                  1994
                                           ------------------    ------------------    ------------------
                                           AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE
                 INDEX                     BALANCE     RATE      BALANCE     RATE      BALANCE     RATE
----------------------------------------   -------    -------    -------    -------    -------    -------
Treasury bill, principally 91-day.......   $35,375      5.48%    $34,039      5.93%    $31,204      4.70%
LIBOR...................................     7,797      5.38      14,290      5.87      11,888      4.03
Discount notes..........................     2,694      5.35       1,209      5.85       2,718      4.48
Fixed...................................       720      6.81         811      6.68         792      6.60
Zero coupon.............................       123     11.12         123     11.06         111     11.06
Other...................................       166      4.93         312      6.11         261      5.71
                                           -------    -------    -------    -------    -------    -------
Total...................................   $46,875      5.50%    $50,784      5.95%    $46,974      4.56%
                                           =======    ======     =======    ======     =======    ======

     In the above table, for the years ended December 31, 1996, 1995 and 1994, spreads for Treasury bill indexed borrowings averaged .25 percent, .26 percent and .29 percent, respectively, over the weighted average Treasury bill rates for those years and spreads for London Interbank Offered Rate ("LIBOR") indexed borrowings averaged .26 percent, .31 percent and .39 percent, respectively, under the weighted average LIBOR rates.

     The rate/volume analysis below shows the relative contribution of changes in interest rates and asset volumes.

RATE/VOLUME ANALYSIS

                                                                                       INCREASE
                                                                                      (DECREASE)
                                                                     TAXABLE         ATTRIBUTABLE
                                                                    EQUIVALENT       TO CHANGE IN
                                                                     INCREASE      ----------------
                                                                    (DECREASE)     RATE      VOLUME
                                                                    ----------     -----     ------
1996 VS. 1995
Taxable equivalent interest income...............................     $ (494)      $(202)    $(292)
Interest expense.................................................       (443)       (175)     (268)
                                                                    ----------     -----     ------
Taxable equivalent net interest income...........................     $  (51)      $ (27)    $ (24)
                                                                     =======       =====     ======
1995 VS. 1994
Taxable equivalent interest income...............................     $  795       $ 540     $ 255
Interest expense.................................................        877         650       227
                                                                    ----------     -----     ------
Taxable equivalent net interest income...........................     $  (82)      $(110)    $  28
                                                                     =======       =====     ======

     The $27 million decrease in taxable equivalent net interest income attributable to the change in rates in 1996 was principally due to increased OBRA costs of $39 million, an increase in student loan loss reserves (exclusive of risk sharing) of $14 million and to increased leverage of $15 million, offset by the increase of $29 million in floor revenues, net of payments under the floor contracts, in 1996 versus 1995. Other items offsetting the decreases in taxable equivalent net interest income discussed above include $22 million of revenues from the amortization of the upfront payments received from student loan floor contracts, the $9 million reversal of a previously established reserve due to the successful outcome of the SAP litigation, and a higher percentage of student loans relative to average earning assets. The $24 million decrease in volume is primarily due to the decrease in the balance of warehousing advances and investments.

     The $110 million decrease attributable to the change in rates in 1995 was due to $14 million of pre-tax student loan floor revenue in 1995 versus $126 million in 1994 and declining core spreads on student loans. Core student loan spreads declined due principally to the growth in the balance of federally insured student loans subject to the fees and default risk-sharing provisions of OBRA. Also contributing to the decline were the relatively lower spreads earned on student loans acquired in recent years due to increased competition in the secondary market for student loan portfolios. These factors were somewhat offset by a higher percentage of student loans relative to average earning assets.

OPERATING EXPENSES

     Operating expenses include general and administrative costs, costs incurred to service Sallie Mae's managed student loan portfolio and operational costs incurred in the process of acquiring student loan portfolios. Total operating expenses as a percentage of average managed student loans were 109 basis points, 133 basis points and 136 basis points for the years ended December 31, 1996, 1995 and 1994, respectively. Operating expenses are summarized in the following tables:

                                                                  YEARS ENDED DECEMBER 31,
                            -----------------------------------------------------------------------------------------------------
                                         1996                               1995                               1994
                            -------------------------------    -------------------------------    -------------------------------
                                         SERVICING                          SERVICING                          SERVICING
                                            AND                                AND                                AND
                            CORPORATE   ACQUISITION   TOTAL    CORPORATE   ACQUISITION   TOTAL    CORPORATE   ACQUISITION   TOTAL
                            ---------   -----------   -----    ---------   -----------   -----    ---------   -----------   -----
Salaries and employee
  benefits................     $ 68         $138       $206       $ 75         $137       $212       $ 68         $128       $196
Occupancy and equipment...       24           60         84         25           49         74         21           37         58
Professional fees.........       15            8         23         34           11         45         18            9         27
Advertising and
  promotion...............        7            -          7          6            -          6          4            -          4
Office operations.........        8           32         40          9           35         44          9           34         43
Other.....................        9            2         11         12            2         14         10            2         12
                             ------      -------       ----     ------      -------       ----     ------      -------       ----
Total internal operating
  expenses................      131          240        371        161          234        395        130          210        340
Third party servicing
  costs...................        -           35         35          -           44         44          -           50         50
                             ------      -------       ----     ------      -------       ----     ------      -------       ----
Total operating
  expenses................     $131         $275       $406       $161         $278       $439       $130         $260       $390
                             ======      =======       ====     ======      =======       ====     ======      =======       ====
Employees at end of the
  year....................      781        4,011      4,792        875        3,866      4,741        876        4,121      4,997
                               ====        =====      =====       ====        =====      =====       ====        =====      =====

                                                YEARS ENDED DECEMBER
                                                        31,                  INCREASE/(DECREASE)
                                                --------------------    ------------------------------
                                                                          1996 VS.          1995 VS.
                                                1996    1995    1994        1995              1994
                                                ----    ----    ----    ------------      ------------
                                                                         $        %        $        %
                                                                        ---      ---      ---      ---
Servicing costs..............................   $211    $205    $190    $ 6        3%     $15       8 %
Acquisition costs............................     64      73      70     (9)     (13)       3       5
                                                                                                    -
                                                ----    ----    ----    ---      ---      ---
Total servicing and acquisition costs........   $275    $278    $260    $(3)      (1)%    $18       7 %
                                                ====    ====    ====    ===      ===      ===       =

     The decrease of $30 million in corporate operating expenses in 1996 versus 1995 was due principally to the divestiture of a majority interest in CyberMark, a wholly-owned subsidiary, completed during the second quarter of 1996 which reduced 1996 operating expenses by $20 million. Reductions in corporate staffing and professional fees reduced operating expenses by an additional $10 million.

     Corporate operating expenses for the year ended December 31, 1995 increased $31 million (23 percent) over 1994. The increase was related to the following:
(1) CyberMark expenses in 1995 which totaled $22 million versus $6 million in 1994; (2) increased costs associated with the student loan business of $11 million, including advertising and promotion costs related to the corporate image campaign and subsidiary operating costs; (3) $4 million related to the 1995 Annual Meeting and a proxy contest concerning the election of directors; and (4) severance costs of $2 million associated with the reduction in corporate officers and staff.

     Servicing costs include all operations and systems costs incurred to service Sallie Mae's portfolio of managed student loans, including fees paid to third party servicers. The 1992 legislated expansion of student eligibility and increases in loan limits resulted in higher average student loan balances which generally command a higher price in the secondary market and contribute to lower servicing costs as a percentage of the average balance of managed student loans. When expressed as a percentage of the managed student loan portfolio, servicing costs averaged 57 basis points, 62 basis points and 66 basis points for the years ended December 31, 1996, 1995 and 1994, respectively. These decreases were due principally to increased average student loan balances and to servicing efficiencies realized through the consolidation of certain servicing operations and recent technology investments.

     Loan acquisition costs are principally costs incurred under the ExportSS(R) ("ExportSS") loan origination and administration service, the costs of converting newly acquired portfolios onto Sallie Mae's servicing platform or those of third party servicers and costs of loan consolidation activities. The ExportSS service provides back-office support to clients by performing loan origination and servicing prior to the sale of portfolios to Sallie Mae. Student loans added to the ExportSS pipeline, which represents loan volume serviced by and committed for sale to Sallie Mae, totaled $4.2 billion during 1996, compared to $4.7 billion in the prior year. The decrease occurred as a result of the substantial growth in direct lending by the federal government. The outstanding portfolio of loans serviced for ExportSS lenders totaled $4.0 billion at December 31, 1996, down 11 percent from $4.5 billion at December 31, 1995. This trend is expected to continue commensurately with the growth in direct lending.

FEDERAL AND STATE TAXES

     Sallie Mae maintains a portfolio of tax-advantaged assets principally to support education-related financing activities. That portfolio was primarily responsible for the decrease in the effective federal income tax rate from the statutory rate of 35 percent to 30 percent, 27 percent and 29 percent in 1996, 1995 and 1994, respectively. Sallie Mae is exempt from all state, local, and District of Columbia income, franchise, sales and use, personal property and other taxes, except for real property taxes. However, this tax exemption is effective at the GSE level and does not apply to its operating subsidiaries. Under its Privatization Act, the Company's GSE and non-GSE activities would be separated, with non-GSE activities being subject to taxation at the state and local level. State taxes are expected to be immaterial in 1997 as the majority of the Company's business activities will relate to the GSE. As increasing business activities occur outside of the GSE, the effects of state and local taxes are expected to increase accordingly.

LIQUIDITY AND CAPITAL RESOURCES

     In 1996, loan purchases totaled $9.9 billion, up 5 percent over $9.4 billion in 1995. The 1996 loan purchases include $1.5 billion of student loan participation purchases from the Chase Joint Venture. Approximately two-thirds of the nonjoint venture purchase volume in 1996 was derived from Sallie Mae's base of commitment clients, particularly those who used the ExportSS loan origination service. Sallie Mae secures financing to fund the purchase of insured student loans along with its other operations by issuing debt securities in the domestic and overseas capital markets, through public offerings and private placements of U.S. dollar and foreign currency denominated debt of varying maturities and interest rate characteristics. Sallie Mae's debt securities are currently rated at the highest credit rating level by Moody's Investor Services and Standard & Poor's. Historically, the rating agencies' ratings of Sallie Mae have been largely a factor of its status as a GSE. Management believes that, since the Privatization Act does not modify the attributes of debt issued by the GSE, it will retain its current credit ratings after the Reorganization.

     The Sallie Mae Charter, as most recently amended by the Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act"), effectively requires that Sallie Mae maintain a minimum statutory capital adequacy ratio (the ratio of stockholders' equity to total assets plus 50 percent of the credit equivalent amount of certain off-balance sheet items) of at least 2 percent until January 1, 2000 and 2.25 percent thereafter or be subject to certain "safety and soundness" requirements designed to restore such statutory ratio. Management anticipates being able to fund the increase in required capital from Sallie Mae's current earnings. At December 31, 1996, Sallie Mae's statutory capital adequacy ratio was 2.11 percent. Additionally, the Privatization Act now requires management, prior to the payment of dividends by Sallie

Mae, to certify to the Secretary of the Treasury, that after giving effect to the payment of dividends, the statutory capital ratio test would have been met at the time the dividend was declared.

     The Privatization Act imposes certain restrictions on intercompany relations between the GSE and its affiliates during the wind-down period. In particular, the GSE must not extend credit to, nor guarantee any debt obligations of the Holding Company or the Holding Company's non-GSE subsidiaries. While the GSE may not finance the activities of its non-GSE affiliates, it may, subject to its minimum capital requirements, dividend retained earnings and surplus capital to the Holding Company, which in turn may contribute such amounts to its non-GSE subsidiaries.

     Management believes that the initial financing requirements of the Holding Company will be relatively modest and can be accommodated through a number of alternative sources, including public and private debt placement, bank borrowings and dividends from subsidiaries, principally the GSE. Management intends to declare such dividends and to pay such amounts to the Holding Company on a quarterly basis. Based on preliminary discussions with commercial banking sources, the Company believes it will be able to secure financing at a reasonable cost through the Holding Company for asset transfers during the first year after the Reorganization. Although the foregoing asset transfers will likely result in some incremental financing costs and state taxes, such expenses are not expected to have any material impact on the Company's financial results in 1997. Over the long term, securitization is expected to provide the principal funding source for the anticipated student loan purchase activities of the Holding Company when such activities commence. However, when student loan purchase activities commence in the Holding Company there will also be a need for on-balance sheet financing for such activities until the loans are securitized. Such financings will likely require the Holding Company to obtain a bond rating and such ratings will not be known until specific debt is issued. It is expected that these ratings will be below the GSE's current credit rating levels.

     Sallie Mae uses interest rate and foreign currency swaps (collateralized where appropriate), purchases of U.S. Treasury securities and other hedging techniques to reduce the exposure to interest rate and currency fluctuations that arise from its financing activities and to match the characteristics of its variable interest rate earning assets See "-- Interest Rate Risk Management". During 1996, Sallie Mae issued $8.3 billion of long-term notes to refund maturing and repurchased obligations. At December 31, 1996, Sallie Mae had $14.1 billion of outstanding long-term debt issues with stated maturities that could be accelerated through call provisions. Sallie Mae also funds its student loan assets through securitizations. Sallie Mae has issued adjustable rate cumulative preferred stock, common stock, common stock warrants and puts, and subordinated debentures convertible to common stock, to diversify its funding sources.

     During 1996, Sallie Mae repurchased 4.6 million shares of its common stock, leaving 53.7 million shares outstanding at December 31, 1996. For the past few years the company has operated near the statutory minimum capital ratio of 2.00% of risk adjusted assets required under its GSE charter. Capital in excess of such amounts has been used to repurchase common shares. As of December 31, 1996, Sallie Mae had repurchased nearly all of the 20 million shares which, in May 1995, it announced it would repurchase over a two year period. The funds necessary to complete the repurchase in that relatively short timeframe came from the combination of current earnings, increased leverage and reduced asset balances. As of December 31, 1996, the Company had authority to repurchase up to an additional 5 million shares, pursuant to a May 1996 resolution of the Board. Management anticipates using current earnings to repurchase 7 to 9 percent of the outstanding shares in 1997.

  Cash Flows

     In 1996, operating activities provided net cash inflows of $574 million, an increase of $388 million from 1995. This increase was due mainly to the decrease in other liabilities of $549 million and to the increase in net income of $53 million. Investing activities provided $1.6 billion in cash in 1996, a decrease of $926 million from the cash provided in 1995. In 1996, Sallie Mae purchased $9.9 billion of student loans and student loan participations. Sallie Mae also securitized $6.0 billion of student loans and received $5.6 billion in student loan and warehousing advance repayments. Financing activities used $3.2 billion in cash in 1996 as Sallie Mae repaid a net $7.4 billion in long-term notes and saw an increase in net short-term borrowings of $4.7 billion. As student loans are securitized the need for long-term financing of these assets on balance sheet will decrease.

  Securitization

     Sallie Mae's unsecured borrowings typically have terms to maturity which are of a shorter duration than the student loans. In addition, Sallie Mae is assessed a 30 basis point annual offset fee on student loans that it holds, which effectively raises the cost of funding such assets on balance sheet. Since 1995, Sallie Mae has diversified its funding sources independent of its GSE borrower status by securitizing a portion of its student loan assets. A securitization involves the sale of student loans by Sallie Mae to a special purpose finance subsidiary and by the subsidiary to a trust. The trust funds the student loans to term through the public issuance of student loan asset-backed securities ("ABS securities"). As student loans are securitized, Sallie Mae's on-balance sheet funding needs are reduced. During 1996, Sallie Mae completed four transactions in which it sold a total of $6.0 billion of student loans to trusts which issued securities backed by the loans.

     While ABS securities generally have a higher cost of funds than Sallie Mae's traditional on-balance sheet financing (due principally to term match-funding and the fact that ABS securities do not benefit from Sallie Mae's government-sponsored enterprise status), management believes that securitization represents an efficient use of capital. See "Results of Operations -- Securitizations" for discussion of the offset fee litigation. These asset backed transactions are expected to allow the Holding Company to obtain financing at a lower cost than it would otherwise be able to achieve if it were to borrow on an unsecured basis. Sallie Mae's securitizations have been structured to achieve a "AAA" credit rating on over 96 percent of its financing (with an "A" credit rating on the remaining subordinated securities). These ratings are independent of Sallie Mae's current status as a GSE. The securitized portfolios require less capital than would otherwise be required had the assets remained on balance sheet. The Company currently anticipates securitizing at least $9 billion of loans in 1997 and management believes that securitization will grow in importance as a source of funding for the Company.

  Interest Rate Risk Management

     Sallie Mae's principal objective in financing its loan assets is to minimize its sensitivity to changing interest rates by matching the interest rate characteristics of borrowings to specific assets in order to lock in spreads. Sallie Mae funds its floating rate loan assets (most of which have weekly rate resets) with variable rate debt and fixed rate debt converted to variable rates with interest rate swaps. To achieve a more precise match of interest rate characteristics between loan assets and their related liabilities, Sallie Mae has effectively converted some of its variable rate debt to a different variable rate index with interest rate swaps. At December 31, 1996, $18.3 billion of fixed rate debt and $4.6 billion of variable rate debt were matched with interest rate swaps and foreign currency agreements. Fixed rate debt at December 31, 1996 also funded fixed rate warehousing advances and academic facilities financings. Investments were funded on a "pooled" approach, i.e., the pool of liabilities that funds the investment portfolio has an average rate and maturity or reset date that corresponds to the average rate and maturity or reset date of the investments which they fund.

     In both its match funding activities for its loan assets and its pool funding activities for its investments, Sallie Mae enters into various financial instrument contracts in the normal course of business to reduce interest rate risk and foreign currency exposure on certain of its borrowings. These financial instrument contracts include interest rate swaps, interest rate cap and collar agreements, foreign currency swaps, forward currency exchange agreements, options on currency exchange agreements, options on securities, and financial futures contracts.

     In the table below Sallie Mae's variable rate assets and liabilities are categorized by reset date of the underlying index. Fixed rate assets and liabilities are categorized based on their maturity dates. An interest rate gap is the difference between volumes of assets and volumes of liabilities maturing or repricing during specific future time intervals. Nonperforming loans are included in the analysis based on their underlying interest rate characteristics. The following gap analysis reflects rate-sensitive positions at December 31, 1996 and is not necessarily reflective of positions that existed throughout the period.

                                                        INTEREST RATE SENSITIVITY PERIOD
                                        -----------------------------------------------------------------
                                                    3 MONTHS    6 MONTHS
                                        3 MONTHS       TO          TO       1 TO 2      2 TO 5     OVER 5
                                        OR LESS     6 MONTHS     1 YEAR      YEARS      YEARS      YEARS
                                        --------    --------    --------    ------     -------     ------
 ASSETS
Student loans........................   $ 30,270    $  3,484    $      -    $     -    $      -    $    -
Warehousing advances.................      2,771           -           -          1           1        17
Academic facilities financings.......        157          43          20         39         221       993
Cash and investments.................      5,641          14          27         21         174     1,829
Other assets.........................          -           -           -          -           -     1,907
                                        --------    --------    --------    -------    --------    ------
     Total assets....................     38,839       3,541          47         61         396     4,746
                                        --------    --------    --------    -------    --------    ------
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings................     15,542       2,269       4,346          -           -         -
Long-term notes......................      8,505           -           -      2,951      10,242       908
Other liabilities....................          -           -           -          -           -     1,819
Stockholders' equity.................          -           -           -          -           -     1,048
                                        --------    --------    --------    -------    --------    ------
     Total liabilities and
       stockholders' equity..........     24,047       2,269       4,346      2,951      10,242     3,775
                                        --------    --------    --------    -------    --------    ------
OFF-BALANCE SHEET FINANCIAL
  INSTRUMENTS
Interest rate swaps..................     14,522       2,410      (4,271)    (2,966)    (10,153)      458
                                        --------    --------    --------    -------    --------    ------
Period gap...........................   $    270    $ (1,138)   $    (28)   $    76    $    307    $  513
                                         =======     =======     =======    =======    ========    ======
Cumulative gap.......................   $    270    $   (868)   $   (896)   $  (820)   $   (513)   $    -
                                         =======     =======     =======    =======    ========    ======
Ratio of interest-sensitive assets to
  interest-sensitive liabilities.....      161.5%      156.1%        1.1%       2.1%        3.9%    312.7%
                                         =======     =======     =======    =======    ========    ======
Ratio of cumulative gap to total
  assets.............................         .6%        1.8%        1.9%       1.7%        1.1%        -%
                                         =======     =======     =======    =======    ========    ======

     In low interest rate environments, floor revenues on student loans cause the margins on these loans to widen beyond the locked-in spreads See "-- Results of Operations -- Student Loan Floor Revenues." Such loans continue to be classified in the three months or less category in the table above, reflecting the fact that as interest rates rise these assets will resume their weekly rate reset.

     The weighted average remaining terms to maturity of Sallie Mae's earning assets and borrowings at December 31, 1996 were 5.5 years and 2.0 years, respectively. The following table reflects the average terms to maturity for Sallie Mae's earning assets and liabilities at December 31, 1996:

                           AVERAGE TERMS TO MATURITY
                                   (IN YEARS)

    EARNING ASSETS
    Student loans..................................................................   6.0
    Warehousing advances...........................................................   1.0
    Academic facilities financings.................................................   8.0
    Cash and investments...........................................................   5.5
                                                                                      ---
    Total earning assets...........................................................   5.5
                                                                                      ---
    BORROWINGS
    Short-term borrowings..........................................................    .5
    Long-term borrowings...........................................................   3.5
                                                                                      ---
    Total borrowings...............................................................   2.0
                                                                                      ---

     In the above table, Treasury receipts and variable rate asset-backed securities, although generally liquid in nature, extend the weighted average remaining term to maturity of cash and investments to 5.5 years. As loans are securitized, the need for long-term on-balance sheet financing will decrease.

PREFERRED STOCK

     Preferred stock dividends are cumulative and payable quarterly at 4.50 percentage points below the highest yield of certain long-term and short-term United States Treasury obligations. The dividend rate for any dividend period will not be less than 5 percent per annum nor greater than 14 percent per annum. For the years ended December 31, 1996, 1995 and 1994, the preferred stock dividend rate was 5.00 percent and reduced net income attributable to common stock by $10.7 million, respectively. The Privatization Act requires that on the dissolution date of September 30, 2008, the GSE shall repurchase or redeem, or make proper provisions for repurchase or redemption of any outstanding preferred stock. Sallie Mae has the option of effecting an earlier dissolution if certain conditions are met.

OTHER RELATED EVENTS AND INFORMATION

  Privatization

     On September 30, 1996, the Student Loan Marketing Association Reorganization Act of 1996 ("the Privatization Act") was enacted. The Privatization Act authorized the creation of a state-chartered holding company (the "Holding Company") that would become the parent of the GSE pursuant to a reorganization which must be approved by a majority vote of the GSE's shareholders, such vote to take place on or before March 31, 1998.

     If the Reorganization is approved by shareholders, the GSE will transfer certain assets, including stock in certain subsidiaries, to the Holding Company or one of its non-GSE subsidiaries. All GSE employees will be transferred to the Holding Company or one of its non-GSE subsidiaries. During the wind-down period, it is expected that non-GSE operations will be managed by the GSE's non-GSE affiliates. The Holding Company will remain a passive entity which supports the operations of the GSE and its other subsidiaries, and all business activities would be conducted through the GSE by such other subsidiaries.

     During the wind-down period following the Reorganization and prior to the GSE's dissolution, the GSE will be restricted in the new business activities it may undertake. The GSE may continue to purchase student loans only through September 30, 2007. Warehousing advance, letter of credit and standby bond purchase activity by the GSE will be limited to takedowns on contractual financing and guarantee commitments in place. The Holding Company generally may begin to purchase student loans only after the GSE discontinues such activity. GSE debt obligations that are outstanding at the time of Reorganization will continue to be outstanding obligations of the GSE immediately after the Reorganization. The GSE will be able to continue to issue debt in the government agency market to finance student loans and other permissible asset acquisitions, although the maturity date of such issuances may not extend beyond September 30, 2008, the GSE's final dissolution date. This restriction will not apply to debt issued to finance any lender of last resort or secondary market purchase activity requested by the Secretary of Education. At December 31, 1996, the GSE had $372 million in outstanding debt with maturities after September 30, 2008. Such debt along with cash or full faith and credit obligations of the United States or agency thereof, will be transferred into a defeasance trust in amounts sufficient, as determined by the Secretary of the Treasury, to pay principal and interest on deposited obligations for the benefit of the holders of such obligations, if it has not been repurchased prior to that date. The Privatization Act requires that on the dissolution date, the GSE shall repurchase or redeem, or make proper provisions for repurchase or redemption of any outstanding shares of Sallie Mae preferred stock. Sallie Mae has the option of effecting an earlier dissolution if certain conditions are met. The preferred stock is carried at its liquidation value of $50 per share for a total of $214 million and pays a variable dividend that has been at its minimum rate of 5 percent per annum for the last several years. See "FINANCIAL STATEMENTS -- Footnote 13."

     As a government-sponsored enterprise, Sallie Mae is exempt from certain state and local taxes. Earnings of non-GSE units would not be exempt from such taxes. As the proportion of the Company's earnings generated by the non-GSE units increases over time, the expense associated with such taxes will increase. When fully phased in, management estimates that the Company's effective tax rate will be increased by approximately five percentage points. In addition, state and local sales and property taxes ultimately are expected to increase operating expenses by approximately two to three percent. Management believes the gradual imposition of such taxes represents the single most significant cost of privatization.

     The Privatization Act requires that within 60 days after the merger, the Company must pay $5 million to the D.C. Financial Control Board for use of the "Sallie Mae" name. In addition, the Holding Company must issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock. These warrants, which are transferable, are exercisable at any time prior to September 30, 2008 at $72.43 per share. These provisions of the Privatization Act were part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

     If a reorganization pursuant to the Privatization Act does not occur on or prior to March 31, 1998, the Privatization Act requires that Sallie Mae submit an alternative wind-down plan to Congress and the Treasury Department by 2007. This plan would call for the dissolution of Sallie Mae by 2013. During this alternative wind-down period, Sallie Mae could not engage in new business activities beyond its GSE charter, but could transfer assets, except for the "Sallie Mae" name, at any time its statutory capital requirements were satisfied. As with the Reorganization, any remaining obligations, and assets sufficient to pay such obligations, would be transferred to a fully collateralized trust at the time of dissolution. All other assets would be distributed to Sallie Mae shareholders. Under this alternative, Sallie Mae generally would have to cease its business activities after 2009 and could not issue debt obligations that mature after 2013. The Secretary of the Treasury, who would monitor the wind-down, could require Sallie Mae to amend its plan of dissolution if deemed necessary to ensure full payment of its obligations.

  Direct Loan Program and 1993 FFELP Changes

     Sallie Mae's student loan business continued to be impacted by legislative changes to the student loan program as well as increased competition. OBRA changed the FFELP in a number of ways that lower the profitability of FFELP loans for all participants and established the Federal Direct Student Loan Program ("FDSLP") under which the federal government can lend directly to students. FFELP changes include risk-sharing on defaulted loans and yield reductions, and a 30 basis point annual "offset fee" unique to Sallie Mae on student loans purchased and held on or after August 10, 1993. See "-- Other Related Events."

     Despite extensive consideration in 1995 and 1996, the 104th Congress did not enact any significant changes to the federal student loan programs. No changes have been made that would effect the yield on student loans. Sallie Mae cannot predict whether future budget proposals or other changes will be made to the direct student loan program.

     The FDSLP is funded directly by the federal government and administered by the Department of Education. OBRA establishes goals for the phase-in of direct lending expressed as a percentage of the combined dollar amount of loans originated under the direct loan program and the FFELP with the following targets:

                                                                           DIRECT LOANS
                             ACADEMIC YEARS                            AS A PERCENT OF TOTAL
    ----------------------------------------------------------------   ---------------------
    1994-1995.......................................................              5%
    1995-1996.......................................................             40
    1996-1998.......................................................             50
    1998-1999.......................................................             60

     As of December 31, 1996, approximately 1,600 colleges and universities were participating in the FDSLP for the 1996-97 academic year. Based on Department of Education reports, management estimates that direct loan volume did not achieve its target market share of 40 percent of total student loan originations. Management estimates that Direct Loans accounted for approximately 31 percent of total student loan volume in the 1995-96 academic year, up from approximately 7 percent in the 1994-95 academic year. The FDLSP has a legislated market share goal of 50% for the 1996-1997 academic year.

     In recent years as the FDSLP has grown, the volume of loans originated by banks and other participants under the FFELP has been adversely impacted. Historically, Sallie Mae has purchased the majority of its student loans as they near the repayment phase which commences after a borrower leaves school. On average there is a two to three year lag between the date a loan is originated and the date it enters repayment. This lag has delayed the adverse affect of FDSLP originations on Sallie Mae's purchases of student loans. As the volume of FDSLP loans reaching the repayment phase increases, Sallie Mae's percentage share of the overall student loan market will decline. In 1994, the Department of Education began to offer existing FFELP borrowers the opportunity to refinance FFELP loans into FDSLP loans. As of December 31, 1996, approximately $325 million of FFELP loans owned by Sallie Mae have been accepted for refinancing into FDSLP loans. Approximately $320 million have been refinanced into FDSLP loans with the remainder awaiting disbursement by the federal government.

     OBRA provides that the special allowance for student loans made on or after July 1, 1998 will be based on the U.S. Treasury security with comparable maturity plus 1.0 percent for Stafford, Unsubsidized Stafford, and PLUS loans. See Appendix C. The Secretary of Education has not adopted regulations specifying the U.S. Treasury security on which these interest rates will be based or how often the special allowance rate will reset. Borrower rates are reset annually. Sallie Mae management believes that the comparable maturity security will be the 10-year Treasury Note. Depending on the specifics of the regulations, these changes could adversely impact the FFELP market and Sallie Mae's business, because of the uncertain availability and costs of funding to support this new type of instrument. Representatives of the student loan industry are currently engaged in discussions with congressional staff concerning possible legislative modification of this OBRA provision.

     OBRA also requires Sallie Mae to act as a lender of last resort to make FFELP loans when other private lenders are not available. Such loans receive a 100 percent guarantee and are not subject to the 30 basis point offset fee on loans held by Sallie Mae. If the Secretary of Education determines that Sallie Mae is not adequately implementing this provision, the offset fee paid by Sallie Mae could be increased from 30 basis points to 100 basis points.

     Legislated expansion of student eligibility as well as increases in student and parent loan limits have increased the volume of national loan originations. FFELP originations rose nearly 30 percent year-to-year to about $23 billion for the 1994 federal fiscal year ended September 30, 1994. During the 1995 federal fiscal year, FFELP originations declined to $21 billion due to FDSLP originations totaling $5 billion. Management expects FFELP originations to have declined a similar amount in the 1996 federal fiscal year and to be flat in 1997. In the meantime, however, the competition for FFELP loans has intensified at both the originating and secondary market levels due mainly to the reduced volume and to securitization of student loans, which has developed into a significant funding alternative for FFELP lenders.

  Recently Issued Accounting Pronouncements

     In June 1996, Statement of Financial Accounting Standards ("FAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" was issued. This statement will govern the accounting for securitization transactions entered into after December 31, 1996. Also, under this statement in-substance defeasance transactions entered into after December 31, 1996 no longer receive off-balance sheet treatment. Sallie Mae management believes the application of this Statement will have no material impact on Sallie Mae's results of operations.

  Other Related Events

     In 1995, the Congress declined to provide funding for HEAL loans to new borrowers. Funds were provided in 1995 and 1996 for borrowers who have previously received HEAL loans. It is not known at this time whether Congress will be willing to reverse this decision and provide funds for new borrowers. As of July 1, 1996, the Department of Education has exercised recently granted authority to raise the limits on Unsubsidized Stafford Loans to amounts equal to the maximum available under the HEAL program. Loans of this size are available only to borrowers attending programs that otherwise would have been eligible for HEAL funding and at schools that were active participants in the HEAL program in 1995.

     On June 11, 1996, Orange County, California filed a complaint against the Company in the U.S. Bankruptcy Court for the Central District of California. The case is currently pending in the U.S. District Court for the Central District of California. The complaint alleges that the Company made fraudulent representations and omitted material facts in offering circulars on various offerings purchased by Orange County, which contributed to Orange County's market losses and subsequent bankruptcy. The complaint seeks to hold Sallie Mae responsible for losses resulting from Orange County's bankruptcy, but does not specify the amount of damages claimed. The complaint against the Company is one of numerous cases that have been coordinated for discovery purposes. Other defendants include Merrill Lynch, Morgan Stanley, KPMG Peat Marwick, Standard & Poor's and Fannie Mae. The complaint includes a claim of fraud under Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. In addition, the complaint includes counts under the California Corporations Code, as well as a count for common law fraud. The Company believes that the complaint is without merit and intends to defend the case vigorously. At this time, Management believes the impact of the lawsuit will not be material to the Company.

     In September 1996, Sallie Mae obtained a declaratory judgment against the Secretary of Education in the U.S. District Court for the District of Columbia. The Court found that the Secretary acted erroneously in refusing to allow Sallie Mae to claim adjustments to SAP on certain FFELP loans which were required to be converted from a fixed rate to a variable rate. The Secretary has filed a notice of appeal of the District Court's decision.

     In August 1996, Huntington National Bank, Battelle Memorial Institute and Sallie Mae entered into an agreement to form a joint venture company, CyberMark LLC, to produce and market stored value cards and systems. Huntington and Battelle provided funding for the new company with Sallie Mae contributing the smart card system it developed over the past three years through its CyberMark subsidiary. Sallie Mae also contributed the CyberMark name to the joint venture company.

     In September 1996, Sallie Mae restructured its arrangement with The Chase Manhattan Bank, Sallie Mae's largest lending client, in light of Chase's merger with Chemical Banking Corporation. Chase and Sallie Mae established two joint venture companies in which they hold equal interests, Education First Finance LLC and Education First Marketing LLC. Education First Finance LLC acquired Chase's existing $2.6 billion student loan portfolio on October 1, 1996 and will acquire all future loans originated by Chase. Education First

Marketing LLC will provide marketing services for Chase student loan products. Chase, which is now the largest originator in the FFELP, will originate insured student loans under the new arrangement. Sallie Mae will provide all processing and servicing support. Although the parties intend that the new arrangement be a long-term relationship, they have allowed for mutual rights to acquire each other's interest in the joint venture after the first six years.

     On February 6, 1997, President Clinton submitted his Fiscal Year 1998 budget proposal to Congress. In an effort to achieve a balanced federal budget by 2002, the President has proposed a number of budget savings affecting the FFELP. Included in these savings are proposals to reduce the yield on student loans during the in-school, grace and deferment periods, to decrease loan insurance from 98 percent of claim amount to 95 percent, to require lenders rather than the government to compensate guarantors for their assistance in default prevention, and to extend the Sallie Mae offset fee to loans sold by Sallie Mae as part of securitized transactions. In addition, the President has proposed a significant restructuring of guaranty agency finances and operations. None of the proposals affecting lenders and secondary markets was included in the agreement on the budget which the President subsequently reached with the Congressional leadership or in the budget resolution passed by the Congress based upon that agreement. The agreement does call for the return of $1 billion in guarantee agency reserves in fiscal year 2002, although such provisions would not adversely affect the Company. Legislation implementing the budget resolution is now under consideration by both houses of the Congress.

                  DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK

     The statements set forth under this heading with respect to certain provisions of the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation of the Holding Company, as in effect as of the Effective Time (the "Holding Company Charter"), and the by-laws of the Holding Company (the "Holding Company By-Laws") are brief summaries thereof and do not purport to be complete and are qualified in their entirety by reference to the relevant provisions of the DGCL, the Holding Company Charter and the Holding Company By-Laws, as appropriate.

GENERAL

     The Holding Company Charter authorizes capital stock consisting of 250,000,000 shares of Holding Company Common Stock, par value $.20 per share, and 20,000,000 shares of preferred stock ("Holding Company Preferred Stock"). In connection with the Reorganization, each outstanding share of Sallie Mae Common Stock will be converted into one share of Holding Company Common Stock, and the outstanding shares of the common stock of MergerCo, a newly-created, wholly-owned subsidiary of the Holding Company will be converted into all of the issued and outstanding shares of Sallie Mae Common Stock, all of which will then be owned by the Holding Company. Accordingly, the number of shares of Holding Company Common Stock issued and outstanding immediately following the Reorganization will be equal to the number of shares of Sallie Mae Common Stock issued and outstanding immediately prior to the Reorganization. No shares of Holding Company Preferred Stock will be issued or outstanding prior to or immediately following the Reorganization.

     The Reorganization will become effective at the Effective Time, which management expects to occur as soon as practicable following the Special Meeting. As a result of the Reorganization, Sallie Mae will become a subsidiary of the Holding Company and all of the Holding Company Common Stock outstanding immediately after the Reorganization will be owned by the holders of Sallie Mae Common Stock outstanding immediately prior to the Reorganization. Shares of Holding Company Common Stock held by Sallie Mae and the Sallie Mae Common Stock held in treasury will be canceled and retired. Shares of the outstanding class of preferred stock of Sallie Mae will not be affected by the Reorganization, and will remain outstanding, with the same voting powers, designations, preferences, rights, qualifications, limitations and restrictions as prior to the Reorganization.

COMMON STOCK

     The holders of Holding Company Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. As a result, the holders of a majority of the shares voting for the election of directors can elect all the members of the Holding Company Board.

     Holders of Holding Company Common Stock: (i) have equal and ratable rights to dividends from funds legally available therefor when, as and if declared by the Holding Company Board, subject to any rights of the holders of Holding Company Preferred Stock; (ii) subject to any rights of the holders of Holding Company Preferred Stock, are entitled to share ratably in any distribution to holders of Holding Company Common Stock upon liquidation, after payment in full of all creditors; and (iii) do not have preemptive rights. Holding Company Common Stock is not redeemable or convertible. The outstanding shares of Holding Company Common Stock are, and the shares to be issued in the Reorganization will be, fully paid and non-assessable. The registrar and transfer agent for Holding Company Common Stock is Chase Mellon Shareholder Services.

PREFERRED STOCK

     The Holding Company Board may, under certain circumstances, from time to time authorize the issuances of one or more series of Holding Company Preferred Stock, with such designations of titles; dividend rates; any redemption provisions; special or relative rights in the event of liquidation, dissolution, distribution or winding up; any sinking fund provisions; any conversion provisions; any voting rights thereof; and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Holding Company Board. The shares of any series of Holding Company Preferred Stock will be, when issued, fully paid and nonassessable.

     The Holding Company Board may, under certain circumstances, issue Holding Company Preferred Stock with voting rights and other rights that could adversely affect the voting power of holders of Holding Company Common Stock and such stock could be used to prevent a hostile takeover of the Holding Company. The Holding Company has no present plans to issue any shares of Holding Company Preferred Stock.

WARRANTS

     Pursuant to the Privatization Act, the Holding Company must issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock. These warrants, which are transferable, are exercisable at any time prior to September 30, 2008, at $72.43 per share. This provision of the Privatization Act was part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

                        COMPARISON OF STOCKHOLDER RIGHTS

     Sallie Mae, as the sole stockholder of the Holding Company prior to the Reorganization, will appoint the members of the Holding Company Board to serve until their successors are duly elected. After the Effective Time, the Company stockholders will elect all of the members of the Holding Company Board at each annual meeting beginning with the 1998 Annual Meeting of the Company, which meeting is expected to take place in April of 1998. The terms of the corporate governance provisions set forth in the Holding Company Certificate of Incorporation and By-laws following the effective date of the Reorganization depend upon whether the Majority Director Slate or the CRV Slate receives the highest plurality of votes cast in person or by proxy in respect of the Board Slate Proposal. In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, then after Sallie Mae appoints the Majority Director Slate to the Holding Company Board of Directors and before the effectiveness of the Reorganization, the Holding Company Board of Directors and Sallie Mae (as sole shareholder of the Holding Company) will take or cause to be taken any and all actions they deem necessary or appropriate to amend the Holding Company's Certificate of Incorporation and By-laws so as to implement the provisions as described in the Proxy Statement Supplement of the Majority Directors. In the event that the Reorganization Proposal is approved and the CRV Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, then after Sallie Mae appoints the CRV Slate to the Holding Company Board of Directors and before the effectiveness of the Reorganization, the Holding Company Board of Directors and Sallie Mae (as sole shareholder of the Holding Company) will take or cause to be taken any and all actions they deem necessary or appropriate to amend the Holding Company's Certificate of Incorporation and By-laws so as to implement the provisions as described in the Proxy Statement Supplement of the CRV.

                                   MANAGEMENT

HOLDING COMPANY BOARD OF DIRECTORS

     Prior to the Effective Time, Sallie Mae, as sole stockholder of the Holding Company prior to the Reorganization, will appoint the members of the Holding Company Board until their successors are duly elected.

     After the Effective Time, the Company's stockholders will elect all of the members of the Holding Company Board at each annual meeting beginning with the 1998 Annual Meeting of the Company, which is expected to take place in April of 1998. If the Reorganization Proposal is approved by shareholders, the Sallie Mae Board will elect to the Holding Company Board the slate of nominees receiving the highest plurality of the votes cast in person or by proxy in respect of the Board Slate Proposal. For information on the nominees included in the Majority Director Slate, see the Proxy Statement Supplement of the Majority Directors that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus. For information on the nominees included in the CRV Slate, see the Proxy Statement Supplement of the CRV that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus.

SALLIE MAE BOARD OF DIRECTORS

STATUTORY REQUIREMENTS

     The Sallie Mae Charter provides that the Sallie Mae Board will consist of 21 directors: 14 elected by the shareholders and seven appointed by the President of the United States. The Sallie Mae Charter provides that, for purposes of qualifying for election to the Board, seven directors must be affiliated with eligible institutions and seven directors must be affiliated with eligible lenders, as described in the Sallie Mae Charter. A nominee may be considered to be affiliated with an eligible institution or eligible lender if he or she has been, within five years of election to the Sallie Mae Board, an employee, officer, director, or similar official of: (1) any such institution or lender; (2) an association whose members consist primarily of such institutions or lenders; or (3) a state agency, authority, instrumentality, commission, or similar institution, the primary purpose of which relates to educational matters or banking matters. The Sallie Mae Charter also provides that the 14 elected directors serve for a term ending on the date of the next annual meeting and until their successors have been elected and have duly qualified. The Sallie Mae Charter further provides that the seven appointed members serve at the pleasure of the President of the United States and until their successors have been appointed and have duly qualified. The Sallie Mae Charter also provides that the President may designate a Chairman from among the 21 members of the Sallie Mae Board, and on November 12, 1993, President Clinton designated Mr. William Arceneaux as Chairman of the Sallie Mae Board.

                         SHAREHOLDER-ELECTED DIRECTORS:

                                                PRIMARY EMPLOYMENT DURING THE PAST FIVE YEARS
       NAME AND AGE AT MARCH 31, 1997                AND DIRECTORSHIPS AT MARCH 31, 1997
--------------------------------------------   -----------------------------------------------
WILLIAM ARCENEAUX(3)(4)(5)..................   President, Louisiana Association of Independent
Director since 5/17/79                         Colleges and Universities, Baton Rouge, LA
Age 55                                         (1987- present). Mr. Arceneaux also is Chairman
                                               of CSLA, Inc. and Foundation CODOFIL. He is
                                               director and former chairman of the Board of
                                               Louisiana Public Broadcasting.
JAMES E. BRANDON, ESQ.(1)...................   Attorney and Certified Public Accountant,
Director since 7/5/95                          Amarillo, TX. Mr. Brandon is President and
Age 70                                         director of: National Cattle Co., Inc.,
                                               Automated Electronics Corp., Kirby Royalties,
                                               Inc., and El Paso Venezuela Company, each an
                                               oil and gas company; Oldham Ranches, Inc.,
                                               Grain Properties, Inc., and Park Princess,
                                               Inc., each a real estate investment company.
                                               Mr. Brandon is a trustee of Eureka College in
                                               Illinois. Mr. Brandon previously served as a
                                               director of Sallie Mae, by appointment of the
                                               President of the United States, from 1982 to
                                               1991.
DAVID A. DABERKO(3)(4)......................   Chairman and Chief Executive Officer of
Director since 5/20/87                         National City Corporation (July 1995-present).
Age 51                                         Mr. Daberko previously served as President and
                                               Chief Operating Officer (1993-July 1995) and as
                                               Deputy Chairman at National City Corporation
                                               (1987-1993), as well as Chairman, National City
                                               Bank, both located in Cleveland, OH. He also
                                               serves as a director of National City Bank,
                                               Cleveland; National City Bank, Columbus;
                                               National City Bank, Indiana. He is also on the
                                               Boards of Case-Western Reserve University, and
                                               the Ohio Foundation of Independent Colleges.
CHARLES L. DALEY(2).........................   Director, Executive Vice President and
Director since 7/5/95                          Secretary of TEB Associates, Inc., Voorhees,
Age 64                                         NJ, a real estate finance company
                                               (1992-Present). Previously, Mr. Daley was
                                               Executive Vice President and Chief Operating
                                               Officer of First Peoples Financial Corporation,
                                               a bank holding company, (1987-1992) and
                                               Executive Vice President and Chief Operating
                                               Officer of First Peoples Bank of New Jersey, a
                                               state-chartered commercial bank, (1984-1992).
RONALD F. HUNT, ESQ.(2)(4)..................   Attorney in New Bern, NC (1990-present). Since
Director since 7/5/95                          1987 he has served as Corporate Secretary of
Age 53                                         the Construction Loan Insurance Association and
                                               as a director and Corporate Secretary of Connie
                                               Lee Insurance Company and of Connie Lee
                                               Management Services Corporation. Mr. Hunt
                                               served as Chairman of the Board of Directors of
                                               the National Student Loan Clearinghouse
                                               (1993-1995).
THOMAS H. JACOBSEN(3).......................   Chairman, President, and Chief Executive
Director since 1/20/87                         Officer of Mercantile Bancorporation Inc., St.
Age 57                                         Louis, MO (1989- present). Mr. Jacobsen
                                               presently serves as director of Trans World
                                               Airlines, Inc. and Union Electric Company.

                                                PRIMARY EMPLOYMENT DURING THE PAST FIVE YEARS
       NAME AND AGE AT MARCH 31, 1997                AND DIRECTORSHIPS AT MARCH 31, 1997
--------------------------------------------   -----------------------------------------------
BENJAMIN J. LAMBERT, III(3).................   Virginia State Senator since 1987 and
Director since 7/5/95                          optometrist, Richmond, VA (1962-Present). Mr.
Age 58                                         Lambert is currently a director of Consolidated
                                               Bank & Trust Company (since 1989), Virginia
                                               Power (since 1992) and Dominion Resources
                                               (since 1994). Dr. Lambert is also Secretary of
                                               the Board of Trustees of Virginia Union
                                               University, where he has served as a trustee
                                               for over 15 years.
ALBERT L. LORD(2)(4)........................   President and principal shareholder, LCL, Ltd.,
Director since 7/5/95                          a Washington D.C. firm that provides consulting
Age 51                                         services in investment and financial services
                                               (1994- Present). Mr. Lord served in various
                                               executive positions with the Company from
                                               October 1981 until January 1994, including
                                               Executive Vice President (1986-1994) and Chief
                                               Operating Officer (1990-1994). Mr. Lord is a
                                               director of Princeton Bank, Princeton, MN
                                               (1995-Present) and of First Alliance
                                               Corporation, Irvine, CA.
A. ALEXANDER PORTER, JR.(1).................   Co-founder and President, Porter, Felleman,
Director since 7/5/95                          Inc., New York, NY (1983-Present). Mr. Porter
Age 58                                         is a general partner of Amici Associates, L.P.,
                                               and the Collectors' Fund, both investment
                                               partnerships, and the founder and a director of
                                               Distributions Technology, Inc. Mr. Porter is
                                               also a trustee of Davidson College, NC, (since
                                               1972), a governor of the New York Athletic Club
                                               (since 1991) and a trustee of The John Simon
                                               Guggenheim Memorial Foundation.
JAMES E. ROHR(3)............................   President and Director of PNC Bank Corp., and
Director since 5/27/93                         President and Chief Executive Officer, PNC
Age 48                                         Bank, N.A., Pittsburgh, PA (1992-present). Mr.
                                               Rohr served previously as Vice Chairman of PNC
                                               Bank Corp. (1989-1992). Mr. Rohr serves on the
                                               boards of Allegheny Teledyne Corporation,
                                               Equitable Resources, Inc. and Carnegie-Mellon
                                               University.
STEVEN L. SHAPIRO(3)........................   Certified Public Accountant and Personal
Director since 7/5/95                          Financial Specialist, Mr. Shapiro is Chairman
Age 56                                         of Alloy, Silverstein, Shapiro, Adams, Mulford
                                               & Co., Certified Public Accountants, Cherry
                                               Hill, NJ where he has been employed since 1960
                                               and has served on its board directors since
                                               1966. Mr. Shapiro is Commissioner of the New
                                               Jersey Casino Reinvestment Development
                                               Authority, Trustee of the West Jersey Hospital
                                               Foundation and a federal key person of the
                                               American Institute of Certified Public
                                               Accountants. Since 1992, Mr. Shapiro has been a
                                               member of the Executive Advisory Council of
                                               Rutgers University and a member of the board of
                                               Carnegie Bancorp, Princeton, NJ. Previously,
                                               Mr. Shapiro was a director of the First Peoples
                                               Financial Corp. (1990-1992).
JOHN W. SPIEGEL(3)..........................   Executive Vice President and Chief Financial
Director since 5/27/93                         Officer, SunTrust Banks, Inc. and Treasurer,
Age 56                                         SunTrust Banks of Georgia, Atlanta, GA
                                               (1985-present). He is also a member of the
                                               board of directors of Rock-10 Company,
                                               Conti-Financial Corporation and Suburban Lodges
                                               of America.

                                                PRIMARY EMPLOYMENT DURING THE PAST FIVE YEARS
       NAME AND AGE AT MARCH 31, 1997                AND DIRECTORSHIPS AT MARCH 31, 1997
--------------------------------------------   -----------------------------------------------
DAVID J. VITALE(2)(4).......................   Vice Chairman of First Chicago NBD Corporation
Director since 5/19/77 Age 50                  and President of The First National Bank of
                                               Chicago, Chicago, IL (1995-present). In 1995,
                                               Mr. Vitale served as Senior Risk Management
                                               Officer. He previously served as Vice Chairman
                                               (1993-1995) of The First National Bank of
                                               Chicago and First Chicago Corporation, Chicago,
                                               IL and as Executive Vice President of First
                                               Chicago Corporation (1986-1993). Mr. Vitale is
                                               a director of First Chicago Investment
                                               Management Company, Chicago, IL and a Trustee
                                               of the Illinois Institute of Technology.
RANDOLPH H. WATERFIELD, JR.(1)..............   Certified Public Accountant and Accounting
Director since 7/5/95                          Consultant, Barnegat Light, NJ (1990-Present).
Age 65                                         Mr. Waterfield has been a trustee of Drexel
                                               University since 1981.

---------------
(1) Affiliated with eligible institutions.

(2) Affiliated with eligible lenders.

(3) Affiliated with eligible institutions and eligible lenders.

(4) Member of the Executive Committee.

(5) Designated Chairman of the Board, November 12, 1993 by the President of the United States, pursuant to Section 439(c)(1)(B) of the Sallie Mae Charter.

                            PRESIDENTIAL APPOINTEES:

     THE FOLLOWING DIRECTORS, APPOINTED BY THE PRESIDENT OF THE UNITED STATES PURSUANT TO SECTION 439(C)(1)(A) OF THE SALLIE MAE CHARTER, SERVE AT THE PLEASURE OF THE PRESIDENT OF THE UNITED STATES AND ARE NOT ELECTED BY SHAREHOLDERS. UNDER THE PRIVATIZATION ACT, DIRECTORS OF SALLIE MAE APPOINTED BY THE PRESIDENT OF THE UNITED STATES ARE NOT ELIGIBLE TO SERVE ON THE HOLDING COMPANY BOARD.

                                                PRIMARY EMPLOYMENT DURING THE PAST FIVE YEARS
       NAME AND AGE AT MARCH 31, 1997                AND DIRECTORSHIPS AT MARCH 31, 1997
--------------------------------------------   -----------------------------------------------
MITCHELL W. BERGER, ESQ.....................   President and Founder of Berger, Davis &
Director since 3/25/94                         Singerman, a law firm with offices located in
Age 40                                         Fort Lauderdale, Miami and Tallahassee, Florida
                                               (1985-Present). Mr. Berger currently serves on
                                               the Board of Governors of the Nova University
                                               School of Business and was a Commissioner on
                                               The Florida Environmental Regulation Commission
                                               (1991-1997). In 1994, Mr. Berger served as
                                               Co-Chair of the Community Relations Committee
                                               for the Summit of the Americas in Miami, FL.
                                               Mr. Berger was recently appointed by the
                                               Governor and confirmed by the Florida Senate,
                                               to serve on the Board of the South Florida
                                               Water Management District.
KRIS E. DURMER, ESQ(1)......................   Attorney/Owner, Kris E. Durmer Law Offices,
Director since 3/25/94                         Nashua and Manchester, NH (1994-Present).
Age 47                                         Previously Mr. Durmer was director of the law
                                               firm of Currier, Zall, Durmer, Shepard & Barry,
                                               P.A. (1988-1993). Mr. Durmer is also a
                                               Commissioner of the Nashua Housing Authority
                                               and a Director of the Neighborhood Health
                                               Center for Greater Nashua. He was also a
                                               Founder and Director of the Greater Nashua
                                               Housing and Development Foundation (1989-1996).

                                                PRIMARY EMPLOYMENT DURING THE PAST FIVE YEARS
       NAME AND AGE AT MARCH 31, 1997                AND DIRECTORSHIPS AT MARCH 31, 1997
--------------------------------------------   -----------------------------------------------
DIANE S. GILLELAND..........................   Senior Fellow, American Council on Education,
Director since 3/25/94                         Washington, D.C. Previously, Ms. Gilleland was
Age 50                                         the Director, Arkansas Department of Higher
                                               Education, Little Rock, AR (1990-1997). She
                                               currently serves on the boards of several
                                               organizations including the Board of the
                                               Arkansas School of Mathematics and Science.
REGINA T. MONTOYA, ESQ.(1)..................   President of WorkRules Company, a consulting
Director since 3/25/94                         firm and Visiting Professor at the University
Age 43                                         of Texas at Dallas since September 1995. Ms.
                                               Montoya was elected national president of Girls
                                               Incorporated in April 1996. Ms. Montoya has
                                               also been a political analyst for KDFW-TV since
                                               August 1995. Previously, Ms. Montoya served as
                                               President of Jayhawk, Inc. and Vice President
                                               for Special Projects and Special Advisor to the
                                               Chairman of the Board of Westcott
                                               Communications, Inc. Dallas, TX (1994-1995). In
                                               1993, Ms. Montoya served as Assistant to
                                               President Clinton and Director of the Office of
                                               Intergovernmental Affairs. Ms. Montoya
                                               previously worked with the Texas law firm of
                                               Godwin & Carlton from September 1990 to January
                                               1993. Ms. Montoya has also served as a member
                                               of the Board of Directors of Jayhawk Acceptance
                                               Corporation since February 1994, and as a
                                               member of the Board of Directors of Trammell
                                               Crow Company since December 1993. Ms. Montoya
                                               also serves on the Board of Trustees of
                                               Wellesley College and is Vice President and
                                               member of the Board of Directors of the Harvard
                                               Alumni Association.
JAMES E. MOORE..............................   President and Chief Executive Officer,
Director since 3/25/94                         ContiFinancial Corporation (1995-Present),
Age 50                                         Chairman of ContiMortgage Corporation
                                               (1990-Present) and Chairman of Triad Financial
                                               Corporation (1996-Present). He is also a
                                               director of the National Home Equity Mortgage
                                               Association and Home Equity Lenders Leadership
                                               Organization.
IRENE NATIVIDAD.............................   Principal, Natividad & Associates, Washington,
Director since 3/25/94                         D.C. and Executive Director of the Philippine
Age 48                                         American Foundation (1990-Present). Ms.
                                               Natividad currently serves as the Chair of the
                                               National Commission on Working Women.
                                               Previously, she held the position of President
                                               of the National Women's Political Caucus
                                               (1985-1989). A Panelist on PBS' "To the
                                               Contrary", a national news-analysis program,
                                               Ms. Natividad serves on numerous Boards
                                               including the National Museum for Women in the
                                               Arts and the Center for Women Policy Studies.

                                                PRIMARY EMPLOYMENT DURING THE PAST FIVE YEARS
       NAME AND AGE AT MARCH 31, 1997                AND DIRECTORSHIPS AT MARCH 31, 1997
--------------------------------------------   -----------------------------------------------
RONALD J. THAYER............................   Department Executive, Wayne County, Office of
Director since 3/25/94                         Jobs and Economic Development, Detroit, MI
Age 57                                         (1994- Present). Mr. Thayer served as the
                                               Senior Vice President for Fund Development at
                                               WTVS-TV, a public television station in
                                               Detroit, MI (1990-1992). Mr. Thayer is also a
                                               Principal of The Fund Raising Specialists, a
                                               Member of the Board of Trustees of Siena
                                               Heights College and a member of the President's
                                               Cabinet, Executive Board of the University of
                                               Detroit, Mercy.

---------------
(1) Member of the Executive Committee.

MEETINGS OF THE BOARD

     The Holding Company anticipates that the Holding Company Board will hold meetings and maintain committees substantially similar to those currently maintained by Sallie Mae.

     The Sallie Mae Board of Directors conducts regular meetings on a bi-monthly basis and special meetings as may be required from time to time. Six meetings were held during 1996. In addition, the Executive Committee of the Board, which is empowered, with certain exceptions, to take all such actions of the Sallie Mae Board as may be necessary between the Sallie Mae Board's regular meetings meets from time to time as required. The members of the Sallie Mae Board who served during 1996 attended at least 75 percent of the total number of meetings of the Sallie Mae Board and committees of which they were members in 1996.

     The Sallie Mae Board uses a number of committees to assist it in the performance of its duties. Meetings of the committees of the Sallie Mae Board are generally held on the day prior to the regular meetings of the Sallie Mae Board and on such other dates as may be necessary between regular meetings. The present standing committees are the Audit Committee, the Compensation and Personnel Committee, the Executive Committee, the External Concerns Committee, the Finance Committee, the Nominations and Board Affairs Committee, the Operations Committee, and the Strategic Planning Committee. The purposes of the Audit, Compensation and Personnel, and Nominations and Board Affairs Committees, the identity of their current members, and the number of meetings held during 1996 are set forth below.

     AUDIT COMMITTEE. The Audit Committee is empowered to: (1) make recommendations to the Board on the selection of independent auditors; (2) review with independent auditors the scope of their examination and the proposed fee; (3) review with independent auditors the results of the examination; (4) review with management the nature and extent of all non-audit-related services provided to Sallie Mae by the independent auditor; (5) review the management, scope, and results of the internal audit program; and (6) review the Employee Standards of Conduct and the Board of Directors Code of Conduct and employee and director compliance with each.

     The Sallie Mae Audit Committee held five meetings during 1996. The current membership of the Sallie Mae Audit Committee is as follows: James E. Moore, Chairman; Randolph H. Waterfield, Jr., Vice Chairman; James E. Brandon; David A. Daberko; Diane S. Gilleland; and James E. Rohr. The membership of the Holding Company Audit Committee will be determined by the Holding Company Board following shareholder approval of the Reorganization.

     COMPENSATION AND PERSONNEL COMMITTEE. The Compensation and Personnel Committee is empowered to (1) consider and make recommendations to the Board with respect to compensation and other benefits for the Board and employees of Sallie Mae; (2) review Sallie Mae's management resources, manpower planning, development, selection process, and the performance of its key executives; (3) review position evaluations and salary rates for officers; (4) review Sallie Mae's policies relating to development and continuity of able management; and
(5) recommend to the Board a process of succession for Sallie Mae's senior officers.

     The Sallie Mae Compensation and Personnel Committee held six meetings during 1996. The current membership of the Sallie Mae Compensation and Personnel Committee is as follows: David A. Daberko, Chairman; Irene Natividad, Vice Chairman; Charles L. Daley; Steven L. Shapiro; Ronald J. Thayer; and David J. Vitale. The membership of the Holding Company Compensation and Personnel Committee will be determined by the Holding Company Board following shareholder approval of the Reorganization.

     NOMINATIONS AND BOARD AFFAIRS COMMITTEE. The Nominations and Board Affairs Committee is empowered to: (1) identify and recommend nominees for election to the Board; (2) identify and review the qualifications of eligible candidates for consideration as advisory members and Board members; and (3) review the effectiveness and composition of the Board.

     The Sallie Mae Nominations and Board Affairs Committee held one meeting during 1996. The current membership of the Sallie Mae Nominations and Board Affairs Committee is as follows: Thomas H. Jacobsen, Chairman; Benjamin J. Lambert, Vice Chairman; Kris E. Durmer, James E. Brandon; John W. Spiegel; and Ronald J. Thayer. The membership of the Holding Company Nominations and Board Affairs Committee will be determined by the Holding Company Board following shareholder approval of the Reorganization.

TRANSACTIONS WITH AFFILIATED INSTITUTIONS

     Certain directors of the Company are also directors and/or executive officers of other companies with which the Company, from time to time, engages in business transactions. Management believes that the terms and conditions of such transactions are no less favorable to the Company than the terms and conditions of transactions generally entered into by the Company. The Company does not believe that it is a party to any transactions in which a director of the Company has a direct or indirect material interest.

                             DIRECTOR COMPENSATION

     During 1996, each director of Sallie Mae, with the exception of the Chairman of the Board, earned an annual retainer in the amount of $20,000. Each Chairman of a standing committee with the exception of the Chairman of the Board, received an additional annual retainer of $2,000. In addition, a fee of $1,500 accrued to each director for attending each regular bi-monthly or special meeting of the Sallie Mae Board and a fee of $1,500 accrued to each director for attending each regularly scheduled committee meeting of the Sallie Mae Board (with only a single fee paid for multiple committee meetings on the same day). The Chairman of the Board, in recognition of the additional time that he is required to devote to the affairs of Sallie Mae, was compensated on the basis of an annual retainer in the amount of $50,000 and a per diem in the amount of $1,750 for each day spent on the affairs of Sallie Mae. The Chairman of the Board may authorize additional reimbursement for directors who perform additional services or devote unusual amounts of time to Sallie Mae's activities, which are not covered under the normal compensation schedules.

     Directors may elect to defer cash compensation under the Sallie Mae Board of Directors' Deferred Compensation Plan and invest deferred compensation in a cash account on which interest is accrued and/or in a Sallie Mae Common Stock account, on which dividends and other capital adjustments are made. At least 50% of each director's annual retainer is credited to the Board of Directors' Deferred Compensation Plan -- Stock Account. See "OWNERSHIP OF SALLIE MAE STOCK".

     Directors are provided with $50,000 of group term life insurance and are covered by a travel insurance plan while traveling on Sallie Mae business.

     Consistent with Sallie Mae's philosophy that management and the Sallie Mae Board's compensation should be aligned with the interests of the shareholders, effective December 31, 1995, the Sallie Mae Board of Directors' Pension Plan, a "nonqualified" plan, providing a benefit computed on the highest consecutive three-year average of compensation, was eliminated. Benefits accrued to directors serving on the Board at December 31, 1995 were frozen. Further, the Board recommended that a substantial portion of compensation be stock-based.

     Directors may participate in the Sallie Mae Employees' Stock Purchase Plan on the same terms and conditions as employees. Directors do not receive a salary from Sallie Mae nor do they participate in any of the other plans discussed in the Executive Compensation section.

     Under the terms of the shareholder-approved Sallie Mae Board of Directors' Restricted Stock Plan, each director may annually receive up to a maximum of 500 shares of restricted Common Stock. Shares granted under the Directors' Restricted Stock Plan may not be transferred by a director until the later of six months from the date of grant or the date the director separates from service as a Board member. During 1996, each director was granted 100 shares of restricted Sallie Mae Common Stock. The aggregate number of shares issued to directors during 1996 was 2,100 shares.

     Pursuant to the Board of Directors Stock Option Plan, approved at the 1996 Annual Meeting of Shareholders of Sallie Mae, each director was awarded options to acquire 3,000 shares of Sallie Mae Common Stock at $73.00 per share. Beginning in 1997, each director will annually receive grants of 1,000 stock options pursuant to the Board of Directors' Stock Option Plan. At December 31, 1996, 63,000 options were outstanding and exercisable and had a value of $1,267,875.

     The Department of the Treasury, in connection with its oversight responsibilities related to Sallie Mae, the government-sponsored enterprise, has discussed and questioned the holding of options to purchase shares of stock in the newly-formed Holding Company by public directors of the government-sponsored enterprise as a form of compensation under the new holding company structure.

     While the Company does not share this view, the Company has agreed to use its best efforts, following the Reorganization, to have the newly formed Holding Company acquire any outstanding options held by the presidential appointees to the Sallie Mae Board and to discontinue such directors' future participation in the Sallie Mae Employees' Stock Purchase Plan.

     The total compensation accrued to directors in 1996 (including the value of restricted stock grants and compensation related to participation in the Sallie Mae Employees Stock Purchase Plan) aggregated $1,215,767.

                       EXECUTIVE OFFICERS OF THE COMPANY

NAMES AND TITLES

     The executive officers of Sallie Mae at March 31, 1997, their titles, and their years of employment with Sallie Mae are below. Their previous experience, including principal occupations for the past five years, follows.

                                                                                         YEAR
                                                                                      COMMENCED/
                                                                           AGE AT      REJOINED
                              NAME & TITLE                                 3/31/97    EMPLOYMENT
------------------------------------------------------------------------   -------    -----------
Lawrence A. Hough.......................................................      52      1973/1979
     President and Chief Executive Officer
Timothy G. Greene.......................................................      57      1973/1990
     Executive Vice President and General Counsel
Lydia M. Marshall.......................................................      48      1985
     Executive Vice President, Marketing
Denise B. McGlone.......................................................      45      1977/1994
     Executive Vice President and Chief Financial Officer

PREVIOUS EXPERIENCE

     Lawrence A. Hough, President and Chief Executive Officer, was first employed by Sallie Mae from 1973 to 1977 and rejoined Sallie Mae in 1979. He was appointed to his present position in July 1990. As more fully described in the Proxy Statement Supplement of the Majority Directors, Mr. Hough intends to resign following consummation of the Reorganization upon selection of his successor.

     Timothy G. Greene, Executive Vice President and General Counsel, was first employed by Sallie Mae from 1973 to 1979 and rejoined Sallie Mae in July 1990, at which time he was appointed to his present position. A $500,000 loan made by Sallie Mae to Mr. Greene in order to assist him in relocating to Washington, D.C. to accept employment with Sallie Mae was repaid by Mr. Greene on June 30, 1996.

     Lydia M. Marshall, Executive Vice President, Marketing, was employed by Sallie Mae in July 1985. Prior to her current appointment in November 1993, she served as Senior Vice President, Marketing from 1991 to 1993.

     Denise B. McGlone, Executive Vice President and Chief Financial Officer, was first employed by Sallie Mae from 1977 to 1983 and rejoined Sallie Mae on January 31, 1994, at which time she was appointed to her present position. From December 1991 through December 1993, Ms. McGlone held the position of Executive Vice President and Global Head of Derivatives of DKB Financial Products, Inc. in New York.

                             EXECUTIVE COMPENSATION

     This section includes: (1) a report made by the Compensation and Personnel Committee of Sallie Mae regarding executive compensation policy; (2) a summary description in tabular form of executive compensation; (3) a summary of 1997 stock option grants; (4) a valuation of option exercises and remaining option holdings; (5) a summary of awards under the Student Loan Marketing Association Incentive Performance Plan (the "Incentive Performance Plan" or the "IPP"); (6) a description of benefit plans; and (7) a comparison of stock performance to market indices. Sallie Mae does not have any termination or change in control agreements with its executive officers.

REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE

     This report is issued by the Compensation and Personnel Committee to set forth the Sallie Mae Board's philosophy and practice in the area of executive compensation. Written comments by shareholders on the report are encouraged and should be directed to the Chairman, Compensation and Personnel Committee.

     POLICY. The purpose of Sallie Mae's executive compensation program is to link compensation to the achievement of Sallie Mae's education finance program and financial goals. These goals are to: increase the availability of education related credit in the United States, improve the delivery of that credit, and increase total shareholder return. Although the Holding Company Board has not yet adopted a policy for its compensation programs, it is anticipated that the Holding Company Board will adopt a policy substantially similar to that currently in effect for Sallie Mae's Compensation and Personnel Committee.

     Sallie Mae's experience demonstrates that its goals are best achieved through the coordinated efforts of its entire senior management team. To create an environment in which such coordinated efforts will occur, each component of the executive compensation program applies to all executive officers, including the President and Chief Executive Officer. In 1994, however, Mr. Hough suggested that the Compensation and Personnel Committee consider awarding him a portion of his annual bonus in restricted stock in order to further link the value of his compensation package to the creation of shareholder value. The Committee decided to act on Mr. Hough's suggestion and, therefore, the bonus component of Mr. Hough's compensation (discussed below) is different from that of the other executive officers.

     The compensation program is designed to: (1) create a performance-oriented environment by making a significant portion of annual compensation dependent on the achievement of both annual and long-term goals; (2) align management and shareholder interests by providing a portion of annual compensation in the form of market-priced stock options which also provide the opportunity for management to acquire shares of Sallie Mae's Common Stock; and (3) attract and retain key executives. The program is reviewed at least annually to determine that it meets the objectives set forth above.

     In November 1994, to further support Sallie Mae's belief that management ownership of Sallie Mae's Common Stock helps align management and shareholder interests, Sallie Mae established minimum guidelines for stock ownership for all officers of Sallie Mae. The guidelines provide that each officer should own a specified number of shares depending on the officer's level of seniority. Each officer is expected to increase his or her share ownership annually until the guideline is achieved.

     The stock ownership guideline for the President and Chief Executive Officer is 30,000 shares. For each Executive Vice President the guideline is 10,000 shares. For each Vice President earning more than $140,000 in salary, the guideline is 4,000 shares. For each Vice President earning $140,000 or less in salary, the guideline is 2,000 shares. For each Assistant Vice President, the guideline is 1,000 shares. See "OWNERSHIP OF SALLIE MAE STOCK -- Board and Management Ownership" for stock ownership information.

     Only shares owned directly or through Sallie Mae's Employees' Thrift and Savings Plan, Supplemental Employees' Thrift and Savings Plan, and Deferred Compensation Plan for Key Employees are considered in determining if an officer meets the guidelines. Officers of Sallie Mae have five years within which to meet the ownership guidelines.

     COMPENSATION RELATED TO ACHIEVEMENT OF ANNUAL AND LONG-TERM GOALS. The following describes each element of the executive compensation program and its relationship to the goals described above. Also described is the relationship of each element to the President and Chief Executive Officer's compensation for 1996.

     BASE SALARY. Each executive officer's base salary takes into account the officer's responsibility level, the officer's accomplishments in meeting that responsibility, the leadership demonstrated by the officer, and the officer's length of service with Sallie Mae. In determining the compensation, including the salary for each executive officer, Sallie Mae also reviews the compensation paid by comparable financial institutions to officers with similar responsibilities. The companies in this group are publicly held financial services companies with strong financial performance characteristics as determined by shareholder return over five years and by earnings fundamentals. The group includes banks, insurance companies, and other government-sponsored enterprises. It is not Sallie Mae's policy to match salaries on a dollar-for-dollar basis; however, Sallie Mae does take comparable salaries into consideration when deciding what compensation levels are necessary to attract and retain qualified executives. Based on the Board of Director's evaluation of these considerations, Mr. Hough's salary increased 2.86 percent from 1995 to 1996.

     ANNUAL BONUS. The annual bonus represents "at risk" compensation and the Committee has determined that opportunities for increases in annual cash compensation should be primarily reflected by the annual bonus. Each executive officer's 1996 annual bonus is determined on the basis of the Board of Directors' evaluation of the officer's performance in achieving certain goals set forth in an annual plan and in meeting anticipated and unanticipated challenges which arise during the year. The Board of Directors reviews each officer's overall performance in the context of all of the goals and of each year's challenges and, therefore, does not believe it appropriate to assign each element of the annual plan a specific weight. In the case of the President and Chief Executive Officer, the 1996 bonus was based on his planning and implementation of successful business strategies. In evaluating his performance, the following factors were considered: financial results, board relations, congressional relations and team building. These factors include increased earnings per common share, increased return on shareholder equity, asset growth, improvements in student loan servicing quality, efforts to achieve rechartering of Sallie Mae from a government-sponsored enterprise to state chartered corporation on terms favorable to shareholders, and leadership in improving the availability and quality of delivery of education credit, including efforts related to student loan legislation. Ultimate supervisory responsibility for employees who created a document which is the subject of a complaint filed with the Federal Election Commission, was also considered in arriving at Mr. Hough's bonus, as well as that of another executive officer. Based on Mr. Hough's performance for 1996, he received a bonus of $440,000 of which $220,036 was paid in cash and $219,964 was paid in the form of 2,263 restricted shares of Sallie Mae Common Stock. Pursuant to the Stock Compensation Plan the restricted shares of Sallie Mae Common Stock were valued at 90 percent of the closing price of the Sallie Mae Common Stock on the NYSE on the date of grant. The restricted shares of Sallie Mae Common Stock pay dividends and provides voting rights to the same extent as unrestricted Sallie Mae Common Stock. From one year from the date of grant, such restricted shares of Sallie Mae Common Stock may be forfeited, under certain circumstances.

     INCENTIVE PERFORMANCE PLAN. The Incentive Performance Plan is designed to reward the achievement of long-term corporate goals and to create an incentive for each executive officer and certain other senior officers of Sallie Mae to remain employed by Sallie Mae. Under the Incentive Performance Plan, the Compensation and Personnel Committee may establish each year corporate performance targets to be achieved over a three-year period. At the end of each three-year period, the level of achievement of each target is determined and, based on the weight given to each target and the participation level of each officer in the Incentive Performance Plan an award is made ranging from 0 percent to 100 percent of the officer's then-current salary. Payments under each plan are made in three equal annual installments and are dependent upon the continued employment of the executive officer, unless the officer retires from Sallie Mae, in which case accrued payments are made.

     In January of 1996, the Board of Directors made awards for the completed 1993 Plan, which contained the following weighted performance measurements: (1)
33.33 percent for educational credit enhancements; (2) 33.33 percent for total shareholder return; and (3) 33.33 percent for return on equity, return on assets and earnings per share. Mr. Hough received an award of $267,750 under the 1993 Plan, payable in three annual installments beginning in January of 1996. The amount of the award was 22 percent less than the prior year, primarily as a reflection of the decrease in the price of Sallie Mae Common Stock during 1994.

     In 1996, the same performance measurements were set for the 1996 Plan as noted above for the 1993 Plan.

     STOCK OPTION PLAN. The Board of Directors strongly believes that in addition to compensating executives for the successful financial performance of Sallie Mae through annual bonuses and three-year incentive plans, a portion of executive compensation should be linked to Sallie Mae Common Stock value by granting stock options to executives. The value of the options granted is at risk and directly tied to the increase in share price from the date of grant. The terms of the options, granted at market price and not exercisable for a period from 12 to 36 months and expiring in ten years, are designed to retain key employees and to provide incentives for management to increase share price. The number of options granted each year is based on the same factors as discussed under "Annual Bonus" above. Previous grants of stock options are reviewed but are not an element in determining option awards. Based on the Board of Director's evaluation of these performance measurements, in 1996 Mr. Hough received 30,000 stock options, exercisable at a price of $73.00 each, the then current market price. In January of 1997, the Board of Directors awarded Mr. Hough 27,000 stock options, exercisable at a price of $108 each.

     In 1994, 1995, and 1996, Mr. Hough's cash and stock compensation consisted of 43 percent, 40 percent, and 41 percent respectively, in base salary; 25 percent, 32 percent, and 34 percent respectively, in annual bonus based on performance for each such year; and 32 percent, 28 percent, and 25 percent respectively, in payments under the Incentive Performance Plan.

                      Compensation and Personnel Committee

David A. Daberko, Chairman
Irene Natividad, Vice Chairman
Charles L. Daley*, Member
Steven L. Shapiro*, Member
Ronald J. Thayer, Member
David J. Vitale, Member

     --------------------
     * dissents to the foregoing report.

     The individuals listed above constitute the current membership of the Sallie Mae Compensation and Personnel Committee. Messrs. Daley and Shapiro dissented from this Report of the Compensation and Personnel Committee. On March 4, 1997, a written statement was delivered to the Company on behalf of Messrs. Daley and Shapiro setting forth the reasons of Messrs. Daley and Shapiro for so dissenting. The statement of Messrs. Daley and Shapiro has been included in this Proxy Statement/Prospectus at their request and is set forth in Appendix E.

     The comparable financial institutions referred to in the Report of the Compensation and Personnel Committee are a group of 20 high-performing financial service corporations, and include Federal Home Loan Mortgage Corporation and Federal National Mortgage Association, which are also included in Standard & Poor's Financial-Miscellaneous Index referred to in "EXECUTIVE
COMPENSATION -- Performance Graph."

COMPENSATION TABLES

     Set forth below is historical information relating to the compensation of executive officers of Sallie Mae. It is anticipated that the Holding Company will compensate its executive officers in a manner that is substantially similar to the manner in which Sallie Mae compensates its executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                       --------------------------------------
                                                                                AWARDS
                                                                       ------------------------     PAYOUTS
                                           ANNUAL COMPENSATION                       SECURITIES    ----------
                                      -----------------------------    RESTRICTED    UNDERLYING       LTIP         ALL OTHER
                              YEAR    SALARY(1)   BONUS(2)    OTHER     STOCK(3)     OPTIONS(4)    PAYOUT(5)     COMPENSATION(6)
                              ----    --------    --------    -----    ----------    ----------    ----------    --------------
Lawrence A. Hough..........   1996    $540,000    $220,036      -       $219,964       30,000       $ 329,656       $ 54,578
President and CEO             1995     525,000     210,052      -        209,948       50,000         372,078         31,465
                              1994     510,000     145,025      -        144,975       30,000         381,100         30,565
Timothy G. Greene..........   1996     304,000     184,000      -         46,000       14,000         186,029         40,392
EVP and General Counsel       1995     295,000     192,000      -              -       18,500         197,557         17,684
                              1994     288,000     155,000      -              -       12,000         133,237         17,280
Denise B. McGlone..........   1996     295,000           0      -        240,000       14,000               -         17,677
EVP and CFO                   1995     285,000     260,000      -              -       15,000               -         17,077
                              1994     253,846     250,000      -              -       12,000               -         15,231
Robert D. Friedhoff(7).....   1996     275,000     235,000      -              -       14,000         105,733         16,465
EVP, Systems and Servicing    1995     260,000     210,000      -              -       18,500          96,236         15,565
                              1994     245,000     165,000      -              -       12,000          82,683         14,700
Lydia M. Marshall..........   1996     275,000     245,000      -              -       14,000          98,984         16,454
EVP, Marketing                1995     255,000     220,000      -              -       18,500          86,457         15,254
                              1994     235,000     165,000      -              -       12,000          73,058         14,100

---------------
(1) "Salary" is the base salary earned in the current year including all salary deferred to future years.

(2) "Bonus" is the amount earned for the year. The Bonus is determined and payable in the following year.

    Of Mr. Hough's 1996 Bonus of $440,000, 50% was paid in cash ($220,036) and 50% was granted in the form of 2,263 restricted shares of Sallie Mae Common Stock (determined at 90% of value on date of grant) with a cash value of $244,404 on the date of grant.

    Pursuant to the Stock Compensation Plan, per his election, 80% of Mr. Greene's 1996 Bonus of $230,000 was paid in cash ($184,024) and 20% was granted in the form of 473 restricted shares of Sallie Mae Common Stock (determined at 90% of value on date of grant) with a cash value of $51,084 on the date of grant.

    Pursuant to the Stock Compensation Plan, per her election, 100% of Ms. McGlone's 1996 Bonus of $240,000 was granted in the form of 2,469 restricted shares of Sallie Mae Common Stock (determined at 90% of value on date of grant) with a cash value of $266,652 on the date of grant.

(3) Grantees of restricted shares of Sallie Mae Common Stock are eligible to receive dividends. Mr. Hough's 1994 and 1995 grants will both become unrestricted as of January 27 and 26, 1997, respectively. All other grants will become unrestricted on January 23, 1998. On the last day of the fiscal year, the aggregate number of restricted shares of Sallie Mae Common Stock granted equaled 6,742 shares with a value at December 31, 1996 of $627,849.

(4) "Securities Underlying Options" includes stock options granted at market prices in January of each year. The exercise price of the options are as follows: January 1994: $49.00; January 1995: $37.00 and January 1996:
    $73.00; except for Ms. McGlone's 1994 grant, the date of which grant was November 17, 1993 priced at $44.50.

(5) Each year's Long-Term Incentive Plan ("LTIP") Payout is comprised of the following payments under the Incentive Performance Plan:

    1996 -- 1/3 of the total award earned in each of the IPP years 1993, 1992, and 1991, paid in January 1996;

    1995 -- 1/3 of the total award earned in each of the IPP years 1992, 1991, and 1990, paid in January 1995;

    1994 -- 1/3 of the total award earned in each of the IPP years 1991, 1990, and 1989, paid in January 1994;

    Ms. McGlone is not eligible to receive awards earned under IPP until the 1994 IPP payout which commences in 1997.

(6) "All Other Compensation" consists of the Employees' Thrift and Savings Plan's and the Supplemental Employees' Thrift and Savings Plan's employer matching contributions of up to 6% of base salary and for Messrs. Hough and Greene, $22,213 and $22,173 resulting from purchases of discounted stock under the Employees' Stock Purchase Plan.

(7) Mr. Friedhoff resigned from his positions with Sallie Mae, effective March 26, 1997 for personal reasons.

                            1996 OPTION GRANTS TABLE

                                                                         PERCENT
                                                                           OF
                                                          NUMBER OF       TOTAL
                                                          SECURITIES    GRANTS TO
                                                          UNDERLYING    EMPLOYEES                              VALUE AT
                                                           OPTIONS         IN        EXERCISE    EXPIRATION     GRANT
           NAME                       POSITION             GRANTED       1996(1)      PRICE         DATE       DATE(2)
---------------------------   -------------------------   ----------    ---------    --------    ----------    --------
Lawrence A. Hough..........   President and CEO             30,000         9.3 %      $73.00      1/25/2006    $774,000
Timothy G. Greene..........   EVP and General Counsel       14,000         4.3         73.00      1/25/2006     361,200
Denise B. McGlone..........   EVP and CFO                   14,000         4.3         73.00      1/25/2006     361,200
Robert D. Friedhoff(3).....   EVP, Systems & Servicing      14,000         4.3         73.00      1/25/2006     361,200
Lydia M. Marshall..........   EVP, Marketing                14,000         4.3         73.00      1/25/2006     361,200

---------------

(1) The total number of stock options granted to employees in 1996 was 324,045.

(2) Value is determined on the basis of the Extended Binomial Options Pricing Model, a variation of the Black-Scholes pricing model. The following assumptions have been used in valuing the stock options as of the grant date -- January 25, 1996: volatility -- 29.42%; risk-free rate of return -- 5.93%; dividend growth rate -- 8.0%; vesting period -- one year from grant and time of exercise -- expiration date.

(3) Mr. Friedhoff resigned from his positions with Sallie Mae, effective March 26, 1997 for personal reasons.

                 1996 OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                                                       NUMBER OF            VALUE OF
                                                                                       SECURITIES          UNEXERCISED
                                                                                       UNDERLYING         IN-THE-MONEY
                                                                                       OPTIONS AT          OPTIONS AT
                                                                         VALUE          YEAR END        DECEMBER 31, 1996
                                                           SHARES     REALIZED ON     EXERCISABLE/        EXERCISABLE/
            NAME                      POSITION            ACQUIRED     EXERCISE      UNEXERCISABLE        UNEXERCISABLE
----------------------------- -------------------------   --------    -----------    --------------    -------------------
Lawrence A. Hough............ President and CEO            10,000      $ 604,500     148,250/30,000    $6,485,468/$603,750
Timothy G. Greene............ EVP and General Counsel       1,080         52,920      44,920/14,000     1,825,072/ 281,750
Denise B. McGlone............ EVP and CFO                   8,500        309,812      18,500/14,000       948,312/ 281,750
Robert D. Friedhoff(1)....... EVP, Systems & Servicing          0              0      51,000/14,000     2,176,937/ 281,750
Lydia M. Marshall............ EVP, Marketing               18,500        832,500      24,800/14,000       927,650/ 281,750

---------------

(1) Mr. Friedhoff resigned from his positions with Sallie Mae, effective March 26, 1997 for personal reasons.

                         LONG-TERM INCENTIVE PLAN TABLE
                        INCENTIVE PERFORMANCE PLAN (IPP)

                                                                                             PERFORMANCE OR OTHER PERIOD
           NAME                      POSITION                AWARDS FOR 1993 IPP(1)          UNTIL MATURITY OR PAYOUT(2)
--------------------------   -------------------------   -------------------------------   --------------------------------
Lawrence A. Hough.........   President and CEO           Three installments of $89,250.    Payable beginning January 1996.
Timothy G. Greene.........   EVP and General Counsel     Three installments of $50,150     Payable beginning January 1996.
Denise B. McGlone(3)......   EVP and CFO                               N/A                               N/A
Robert D. Friedhoff(4)....   EVP, Systems & Servicing    Three installments of $38,061.    Payable beginning January 1996.
Lydia M. Marshall.........   EVP, Marketing              Three installments of $37,329.    Payable beginning January 1996.

---------------

(1) The 1993 IPP commenced January 1, 1993 and ended December 31, 1995. Awards for that IPP were determined by the Board of Directors in January 1996.

(2) The January 1996 payment for the 1993 IPP is included in the Summary Compensation Table under "LTIP Payout".

(3) Denise McGlone rejoined the Corporation in February 1994. Ms. McGlone is not eligible to receive awards until the 1994 IPP payout which commences in 1997.

(4) Mr. Friedhoff resigned from his positions with Sallie Mae, effective March 26, 1997 for personal reasons.

DESCRIPTION OF BENEFIT PLANS

     Set forth below are current benefit plans of Sallie Mae. It is anticipated that following the Reorganization, the Holding Company will become the sponsor of each of these benefit plans and maintain such plans in a manner substantially similar to the manner in which Sallie Mae currently maintains such plans.

                                 PENSION PLANS

                               PENSION PLAN TABLE
                      ANNUAL NORMAL RETIREMENT BENEFIT(1)

       FINAL                   YEARS OF SERVICE AT NORMAL RETIREMENT DATE
      AVERAGE        ---------------------------------------------------------------
    COMPENSATION          15               20               25               30
    ------------     ------------     ------------     ------------     ------------
      $400,000         $  129,671       $  172,895       $  216,119       $  259,343
       450,000            146,171          194,895          243,619          292,343
       500,000            162,671          216,895          271,119          325,343
       550,000            179,171          238,895          298,619          358,343
       600,000            195,671          260,895          326,119          391,343
       650,000            212,171          282,895          353,619          424,343
       700,000            228,671          304,895          381,119          457,343
       750,000            245,171          326,895          408,619          490,343
       800,000            261,671          348,895          436,119          523,343
       850,000            278,171          370,895          463,619          556,343
       900,000            294,671          392,895          491,119          589,343

---------------
(1) Payable for life to employees retiring in 1996 at age 62.

     The credited years of service for the individuals named in the Summary Compensation Table are: Mr. Hough: 21 years, 10 months; Mr. Greene: 12 years, 5 months; Ms. McGlone: 9 years, 3 months; Mr. Friedhoff: 17 years, 11 months; and Ms. Marshall: 11 years, 6 months.

     The Student Loan Marketing Association Employees' Pension Plan (the "Pension Plan") provides monthly benefits upon retirement to employees who complete five years of service. Benefits are calculated according to a formula which is based on an employee's highest consecutive five-year average base salary, length of credited service, and are integrated with social security benefits. The maximum number of years for which a participant receives credit for service under the Pension Plan is 30 years, and normal retirement age is 62. The Pension Plan also provides early retirement benefits at age 55, as well as joint and survivor benefits. The Pension Plan is funded solely by corporate contributions. Annual contributions to the Pension Plan trust are determined on an actuarial basis.

     The Student Loan Marketing Association Supplemental Pension Plan (the "Supplemental Pension Plan") assures that designated participants receive the full amount of benefits to which they would have been entitled under the Pension Plan but for limits on compensation and benefit levels imposed by the Internal Revenue Code. The portions of compensation that are considered covered compensation for the Supplemental Pension Plan for each named executive officer are the salary and annual bonus amounts, up to 35% of the prior year's salary, disclosed in the Summary Compensation Table.

     Benefit amounts under both the Pension Plan and the Supplemental Pension Plan are computed on an actuarial basis without individual allocation. The table above shows estimated annual benefits payable under the Pension Plan and the Supplemental Pension Plan to an employee for life upon retirement at age 62 in specified years-of-service and remuneration classes, using assumptions about compensation increases, under a straight life annuity option. The benefit amounts shown in the table are not subject to any deduction for social security or other offset amount.

     THRIFT AND SAVINGS PLANS. The Student Loan Marketing Association Employees' Thrift and Savings Plan (the "Thrift and Savings Plan") is available to all employees of Sallie Mae after the completion of one year of service. Employees participate in the Thrift and Savings Plan by contributing up to six percent of their salaries. Sallie Mae provides a matching contribution equal to 100 percent of each participant's contribution.

     Participants are always fully vested in their own contributions to the Thrift and Savings Plan. Participants vest in Sallie Mae's matching contribution at the rate of 25 percent for each year of participation after their first year of service and, therefore, are fully vested in the matching contributions after five years of service. Participants may make withdrawals from the Thrift and Savings Plan, subject to penalties in most instances, and borrow under certain limited conditions.

     The Student Loan Marketing Association Supplemental Employees' Thrift and Savings Plan (the "Supplemental Thrift and Savings Plan") assures that designated participants receive the full amount of benefits to which they would have been entitled under the Thrift and Savings Plan but for limits on compensation and contribution levels imposed by the Internal Revenue Code.

     Salary deferrals made under the Thrift and Savings and the Supplemental Thrift and Savings Plans by any of the five most highly-compensated executive officers are reported under the "Salary" column of the Summary Compensation Table. Sallie Mae contributions made under the Thrift and Savings and Supplemental Thrift and Savings Plans on behalf of the five most highly compensated executive officers are reported under the "All Other Compensation" column of the Summary Compensation Table.

     STOCK PURCHASE PLAN. The Employees' Stock Purchase Plan provides that all full-time and certain part-time employees and members of the Board of Directors may purchase shares of Sallie Mae Common Stock at the end of a two-year period. The purchase price is equal to the fair market value of the Sallie Mae Common Stock at the beginning of the two-year period, less 15 percent. Purchases are made with funds that accumulate in a taxable, interest-bearing account funded by payments from participating employees. Contributions to an employee's account may be made only through after-tax payroll deductions and are limited to 10 percent of compensation, but no more than $10,000. The Board authorized 1,250,000 shares of Sallie Mae Common Stock to be issued pursuant to the Employees' Stock Purchase Plan.

     The Employees' Stock Purchase Plan is not a "qualified" stock purchase plan. Accordingly, upon the purchase of stock, employees have taxable income to the extent that the fair market value of the stock on the date of purchase exceeds the purchase price. Income for any of the five most highly compensated executive officers resulting from purchases of stock under the Employees' Stock Purchase Plan is reported under the "All Other Compensation" column of the Summary Compensation Table.

     DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES. The Deferred Compensation Plan for Key Employees provides that participants may elect to defer earnings and invest the compensation in an interest-bearing cash account and/or a Sallie Mae Common Stock account. Effective January 1, 1996, the Deferred Compensation Plan was closed to new participants and closed to additional deferrals after December 29, 1995. None of the five most highly compensated executive officers participated in the Plan in 1996.

     STOCK OPTION PLAN. The Stock Option Plan, effective from March 1993 to March 1998, provides key employees an opportunity to acquire an equity interest in Sallie Mae. The Stock Option Plan is administered by the Compensation and Personnel Committee, none of whose members are eligible for benefits under the Stock Option Plan.

     The Stock Option Plan provides for the issuance of "non-qualified" or "qualified" stock options at market value on the day of the grant with terms of ten years from the date of the grant. Options must be held for a period of between 12 and 36 months, as determined at the time the option is granted, before the option may be exercised. The Stock Option Plan authorizes the granting of options with respect to no more than 5,091,450 shares of Sallie Mae Common Stock, subject to adjustments for stock splits. All options granted in 1996 were "nonqualified" options.

     The Stock Option Plan includes a "reload" option feature that was approved at the 1996 Annual Meeting of Shareholders of Sallie Mae and that is designed to encourage officers of Sallie Mae to exercise options and to retain ownership of the Sallie Mae Common Stock issued pursuant to such exercises.

     STOCK COMPENSATION PLAN. At the 1996 Annual Meeting of Shareholders, the Board of Directors adopted the Sallie Mae Stock Compensation Plan (the "Stock Plan"). The purpose of the Stock Plan is to continue to promote and encourage Sallie Mae Common Stock ownership by key employees in order to link the interests of the key employees of Sallie Mae with the interests of the shareholders of Sallie Mae and to provide the Board of Directors a method to compensate key employees with Sallie Mae Common Stock in lieu of a portion of their cash compensation.

     Awards will be granted, in lieu of all or part of an officer's annual bonus, at the discretion of the Compensation and Personnel Committee, to officers of Sallie Mae eligible to receive an annual bonus. Awards will be made, at the discretion of the Compensation and Personnel Committee, in the form of Sallie Mae Common Stock, restricted stock, or stock units. In its discretion, the Committee may provide an officer with the opportunity to elect to receive an annual bonus in cash or in restricted stock at a 10 percent discount.

PERFORMANCE GRAPH

                       STUDENT LOAN MARKETING ASSOCIATION
                       FIVE-YEAR CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD                                S&P FINANCIAL-
      (FISCAL YEAR COVERED)                SLMA                MISC.              S&P 500
1991                                               100                 100                 100
1992                                             94.51              117.56              107.61
1993                                             63.29              140.35              118.39
1994                                             47.69              135.14              119.99
1995                                             99.93              216.44              164.92
1996                                            143.94              282.03              202.69

                                                         BASE
                   COMPANY/INDEX                         YEAR        1992        1993        1994        1995        1996

Sallie Mae                                               100.0        94.5        63.3        47.7        99.9       143.9
S&P Financial-Misc.(1)(2)                                100.0       117.6       140.4       135.1       216.4       282.0
S&P 500 Comp-Ltd(2)                                      100.0       107.6       118.4       120.0       164.9       202.7

(1) Companies included in Standard & Poor's Financial-Miscellaneous Index:
    American Express, American General Finance, Dean Witter, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Green Tree Financial, MBIA Inc, MBNA Corporation, and Transamerica Corporation.

(2) Source: Bloomberg Comparative Return Table

                         OWNERSHIP OF SALLIE MAE STOCK

BOARD AND MANAGEMENT OWNERSHIP OF THE COMPANY

     The following table provides information regarding shares of Sallie Mae Common Stock owned by the Company's management and Sallie Mae directors at June 6, 1997, unless otherwise indicated. None of such persons nor such persons as a group were the beneficial owner of more than 1 percent of the outstanding shares of Sallie Mae Common Stock at June 6, 1997. If the Reorganization is approved, all shares of Sallie Mae Common Stock beneficially owned by such persons shall be converted into shares of Holding Company Common Stock.

     The Department of the Treasury, in connection with its oversight responsibilities related to Sallie Mae, the government-sponsored enterprise, has discussed and questioned the holding of options to purchase shares of stock in the newly formed Holding Company by public directors of the government-sponsored enterprise as a form of compensation under the new holding company structure.

     While the Company does not share this view, the Company has agreed to use its best efforts, following the Reorganization, to have the newly formed Holding Company acquire any outstanding options held by the presidential appointees to the Sallie Mae Board and to discontinue such directors' future participation in the Sallie Mae Employees' Stock Purchase Plan.

                                   SALLIE MAE

                                                                                               TOTAL SHARES
                                                                                                OWNED AND       MAY BE
                                                                               CREDITED TO     CREDITED TO     ACQUIRED
                                                                               BENEFIT PLAN    BENEFIT PLAN    WITHIN 60
                                                                   OWNED(1)     ACCOUNT(2)      ACCOUNT(3)      DAYS(4)
                                                                   --------    ------------    ------------    ---------
SALLIE MAE DIRECTORS
William Arceneaux...............................................     1,591         2,762            4,353         2,500
Mitchell W. Berger..............................................       767           364            1,131         4,000
James E. Brandon................................................     1,625           849            2,474         4,000
David A. Daberko................................................     1,288         3,697            4,985         4,000
Charles L. Daley................................................     4,850           244            5,094         4,000
Kris E. Durmer..................................................       768           332            1,100         2,000
Diane S. Gilleland..............................................       768           694            1,462         3,650
Ronald F. Hunt, Esq. ...........................................     5,881         1,043            6,924         1,000
Thomas H. Jacobsen..............................................     1,775           873            2,648         4,000
Benjamin J. Lambert.............................................       350           443              793         1,000
Albert L. Lord..................................................    38,450           474           38,924         1,000
Regina T. Montoya...............................................       768           332            1,100         3,000
James E. Moore..................................................     1,264         1,022            2,286         4,000
Irene Natividad.................................................       768           322            1,090         2,500
A. Alexander Porter, Jr.........................................    21,350           244           21,594         4,000
James E. Rohr...................................................     1,041           417            1,458         4,000
Steven L. Shapiro...............................................     1,350           655            2,005         4,000
John W. Spiegel.................................................       742           322            1,064         4,000
Ronald J. Thayer................................................       450           322              772         1,500
David J. Vitale.................................................       775        12,371           13,146         4,000
Randolph H. Waterfield, Jr......................................       550           575            1,125         4,000

SALLIE MAE NAMED EXECUTIVE OFFICERS(5)
Timothy G. Greene...............................................     6,940         2,678            9,618        58,920
Lawrence A. Hough...............................................   140,580         6,248          146,828       178,250
Lydia M. Marshall...............................................    11,186         1,486           12,672        38,800
Denise B. McGlone...............................................     9,086         1,602           10,688        32,500

SALLIE MAE DIRECTORS AND NAMED EXECUTIVE OFFICERS
  AS A GROUP(5).................................................   254,963        40,371          295,334       374,620

---------------
(1) Consists of shares held, directly or indirectly, by the individual or a related party, including restricted shares, and, in the case of officers, shares credited directly to the individual's account under the Employees' Thrift and Savings Plan. Pursuant to the Employees' Thrift and Savings Plan, a participant has the power to direct the voting of stock held on his behalf in the Employees' Thrift and Savings Plan Trust.

(2)Consists of shares credited under the Directors' Deferred Compensation Plan, the Supplemental Employees' Thrift and Savings Plan, and the Deferred Compensation Plan for Key Employees.

(3)Consists of total of columns 1 and 2.

(4)Consists of shares which may be acquired through the Stock Option Plan and the Board of Directors' Stock Option Plan.

(5)Does not include shares beneficially owned by Mr. Robert D. Friedhoff who resigned from his positions with Sallie Mae, effective March 26, 1997, for personal reasons. At December 31, 1996, Mr. Friedhoff owned 8,288 shares, had 206 shares credited to his Benefit Plan Account and was entitled to acquire 65,000 shares within 60 days of such date.

PRINCIPAL HOLDERS

     Sallie Mae believes the following institutions were beneficial owners of 5 percent or more of the outstanding shares of Sallie Mae Common Stock at March 31, 1997 based upon information from such institutions and Sallie Mae's records.

                                                                             OWNERSHIP PERCENTAGE AT
                      PRINCIPAL HOLDERS                          SHARES           MARCH 31, 1997
-------------------------------------------------------------   ---------    ------------------------
FMR Corporation..............................................   6,372,800              12.1%
Chancellor Capital...........................................   5,452,376              10.3%
The Capital Group Companies, Inc.(1).........................   5,405,400              10.2%
Scudder Stevens & Clark......................................   3,230,525               6.1%
Boston Partners..............................................   3,155,500               6.0%
AIM Management Group.........................................   2,948,300               5.6%

---------------
(1) Certain operating subsidiaries of the Capital Group Companies, Inc. exercised investment discretion over various institutional accounts which held, as of March 31, 1997, 5,405,400 shares of the issue (10.2% of the outstanding shares of the class). Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 2,025,400 of said shares. Capital Research and Management Company, a registered investment adviser had investment discretion with respect to 3,380,000 shares of the above shares.

                                 LEGAL MATTERS

     The legality of the Holding Company Common Stock to be issued pursuant to the Reorganization and certain other matters in connection with the Reorganization will be passed upon by Timothy G. Greene, General Counsel of Sallie Mae and of the Holding Company. Under the terms of the Reorganization Agreement, it is a condition precedent to the Merger that Sallie Mae shall have received an opinion of counsel as to certain federal income tax consequences of the Merger. In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, Skadden, Arps, Slate, Meagher & Flom LLP, Washington, D.C., is expected to render such an opinion to Sallie Mae and the Holding Company.

                                    EXPERTS

     The balance sheet of the Holding Company at February 3, 1997 and the consolidated financial statements of Sallie Mae as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     Representatives of Ernst & Young LLP are expected to attend the Special Meeting, will have the opportunity to make a statement if they desire to do so, and can be expected to respond to appropriate questions from shareholders present at the Special Meeting.

                SALLIE MAE ANNUAL MEETING SHAREHOLDER PROPOSALS

     If the Reorganization is not consummated, an annual meeting of Sallie Mae will be held as soon as practicable after the Special Meeting. To be included in the proxy material for the 1997 Annual Meeting of Shareholders of Sallie Mae, any shareholder proposal must be received by Sallie Mae no later than July 31, 1997. The submission of a shareholder proposal does not guarantee that it will be included in such proxy material.
                                          By Order of the Board of Directors
                                          Ann Marie Plubell
                                          Vice President, Associate General
                                          Counsel and
                                          Secretary

                              FINANCIAL STATEMENTS

                                     INDEX

                                                                                        PAGE
                                                                                        ----
SLM HOLDING CORPORATION
Report of Independent Auditors.......................................................    F-2
Balance Sheets.......................................................................    F-3
Notes to Balance Sheets..............................................................    F-4

STUDENT LOAN MARKETING ASSOCIATION
Report of Independent Auditors.......................................................    F-6
Consolidated Balance Sheets..........................................................    F-7
Consolidated Statements of Income....................................................    F-8
Consolidated Statements of Changes in Stockholders' Equity...........................    F-9
Consolidated Statements of Cash Flows................................................   F-10
Notes to Consolidated Financial Statements...........................................   F-11

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
SLM Holding Corporation

     We have audited the accompanying balance sheet of SLM Holding Corporation as of February 3, 1997. This balance sheet is the responsibility of the management of SLM Holding Corporation. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance statement referred to above presents fairly, in all material respects, the financial position of SLM Holding Corporation at February 3, 1997 in conformity with generally accepted accounting principles.

Washington, D.C.                                           Ernst & Young LLP
February 3, 1997

                            SLM HOLDING CORPORATION
                                 BALANCE SHEETS

                                                                          MARCH 31,      FEBRUARY 3,
                                                                             1997           1997
                                                                         ------------    -----------
                                                                         (UNAUDITED)
ASSETS
Cash..................................................................      $1,000         $ 1,000
                                                                            ======         =======
LIABILITIES...........................................................      $    -         $     -
STOCKHOLDER'S EQUITY
Preferred stock, par value $.20 per share, 20,000,000 shares authorized,
  none issued and outstanding.........................................           -               -
Common stock, par value $.20 per share, 250,000,000 shares authorized,
  1,000 shares issued and outstanding.................................         200             200
Additional paid-in capital............................................         800             800
                                                                            ------         -------
Total stockholder's equity............................................       1,000           1,000
                                                                            ------         -------
Total liabilities and stockholder's equity............................      $1,000         $ 1,000
                                                                            ======         =======

                   See accompanying notes to balance sheets.

                            SLM HOLDING CORPORATION

                            NOTES TO BALANCE SHEETS
                  (INFORMATION AT MARCH 31, 1997 IS UNAUDITED)

1.  ORGANIZATION AND PRIVATIZATION

     SLM Holding Corporation (the "Holding Company") was incorporated on February 3, 1997 under Delaware law. The Holding Company is a wholly-owned subsidiary of the Student Loan Marketing Association ("Sallie Mae" or the "GSE"), a corporation chartered under federal law. The Holding Company was incorporated to effect the reorganization of the business of Sallie Mae and the eventual dissolution of Sallie Mae. The Holding Company has had no operations since its incorporation and will commence operations effective upon the reorganization as described below.

  Privatization

     Sallie Mae is a stockholder-owned corporation which was created in 1972 as a federally chartered government-sponsored enterprise under the Higher Education Act of 1965 (the "Act"). The Act defines Sallie Mae's charter and limits its corporate authority to education finance related activities, while imposing certain obligations on Sallie Mae, including acting as a lender of last resort to eligible borrowers under the Federal Family Education Loan Program (the "FFELP").

     On May 15, 1997, Sallie Mae convened a special shareholders meeting pursuant to a combined Proxy Statement/Prospectus registered with the Securities and Exchange Commission to approve a privatization plan and a slate of directors for the new Holding Company. The solicitation was opposed by eight members of Sallie Mae's Board of Directors who are members of the Committee to Restore Value ("CRV") and who obtained shareholder support for a separate shareholders meeting that was held on May 9, 1997. Neither Sallie Mae management nor the CRV were successful in obtaining the necessary majority approval for adoption of their respective privatization plans. On May 27, 1997, Sallie Mae and the CRV announced that they had agreed to jointly hold a new special meeting at which shareholders will vote on a single plan of privatization and reorganization. At the special meeting, shareholders also will vote to elect a 15-member Holding Company board of directors from separate slates nominated by Sallie Mae and the CRV. The new special meeting will be held approximately 20 days following the mailing of proxy materials to shareholders.

     As described in the above-mentioned Proxy Statement/Prospectus, if the Reorganization is approved by the shareholders, the GSE, which will become a wholly-owned subsidiary of the Holding Company, will be gradually liquidated and its federal charter rescinded on or before September 30, 2008. Pursuant to the Reorganization, each outstanding share of Sallie Mae Common Stock will be converted into one share of Holding Company Common Stock. In addition, Sallie Mae will transfer certain assets, including stock in certain subsidiaries to the Holding Company or one of its non-GSE subsidiaries. As required by the Privatization Act, all GSE employees will be transferred to one of the Holding Company's subsidiaries. During the wind-down period, it is expected that all Sallie Mae operations will be managed pursuant to an arms-length service agreement with a Sallie Mae affiliate. In addition, the Holding Company will remain a passive entity which supports the operations of the GSE and its other subsidiaries, and all business activities would be conducted through the GSE and by such other subsidiaries.

     The Privatization Act imposes certain restrictions on intercompany relations between Sallie Mae and its affiliates during the wind-down period. In particular, Sallie Mae must not extend credit to, nor guarantee any debt obligations of the Holding Company, or the Holding Company's non-GSE subsidiaries. Furthermore, the loan servicing arrangements must be on terms no less favorable to Sallie Mae than Sallie Mae could obtain from an unrelated third party. While Sallie Mae may not finance the activities of its non-GSE affiliates, it may, subject to its minimum capital requirements, dividend retained earnings and surplus capital to the Holding Company, which in turn may use such amounts to support its non-GSE subsidiaries. The Sallie Mae charter requires that Sallie Mae maintain a minimum capital ratio of at least 2.0 percent until 2000, and at least 2.25 percent thereafter. The Privatization Act further directs that under no circumstances shall the assets of Sallie Mae be available or used to pay claims or debts of or incurred by the Holding Company.

                            SLM HOLDING CORPORATION

                  (INFORMATION AT MARCH 31, 1997 IS UNAUDITED)

1.  ORGANIZATION AND PRIVATIZATION -- (CONTINUED)
     During the wind-down period following the Reorganization and prior to the GSE's dissolution, the GSE will be restricted in the new business activities it may undertake. Sallie Mae may continue to purchase student loans only through September 30, 2007.

     Warehousing advances, letters of credit and standby bond purchase activity by the GSE will be limited to takedowns on contractual financing and guarantee commitments in place as of the Reorganization's effective date. The Holding Company generally may begin to purchase student loans only after the GSE discontinues such activity. Sallie Mae's debt obligations that are outstanding at the time of Reorganization will continue to be outstanding obligations of the GSE immediately after the Reorganization. Sallie Mae will be able to continue to issue debt in the government agency market to finance student loans and other permissible asset acquisitions, although the maturity date of such issuances generally may not extend beyond September 30, 2008, Sallie Mae's final dissolution date. At March 31, 1997 and December 31, 1996, Sallie Mae had $376 million and $372 million, respectively, in outstanding debt with maturities after September 30, 2008. Such debt will be transferred into a defeasance trust on the final dissolution date.

     The Privatization Act requires that within 60 days after the merger, the Holding Company must pay $5 million to the D.C. Financial Control Board for use of the "Sallie Mae" name. In addition, the Holding Company must issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock. These warrants are transferable and exercisable at any time prior to September 30, 2008 at $72.43 per share. These provisions of the Privatization Act were part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

     Beginning in fiscal 1997, and until the GSE is dissolved, Sallie Mae also must reimburse the U.S. Treasury Department up to $800,000 annually (subject to adjustment based on the Consumer Price Index) for its reasonable costs and expenses of carrying out its supervisory duties under the Privatization Act.

     The transfer of subsidiaries and assets of the GSE to the Holding Company and the related exchange of common stock between the GSE and the Holding Company will be accounted for at historical cost similar to a pooling of interests. Operations performed outside the GSE after the Reorganization will be subject to state and local taxes.

     If the Reorganization is not approved by shareholders certain charter sunset provisions of the Privatization Act become applicable and will result in the dissolution of the GSE by July 1, 2013.

2.  BASIS OF PRESENTATION

     The accompanying unaudited balance sheet of the Holding Company has been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

3.  RISKS AND UNCERTAINTIES

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Student Loan Marketing Association

     We have audited the accompanying consolidated balance sheets of the Student Loan Marketing Association at December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Student Loan Marketing Association at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in Note 2, the Company's financial statements for 1995 and 1994 have been restated to reflect a change in its method of accounting for student loan income. In addition, as discussed in Note 2, in 1994 the Company changed its method of accounting for certain investments in debt and equity securities.

Washington, D.C.                                           Ernst & Young LLP
January 13, 1997, except as to the
third and fourth paragraphs of Note 2,
which is as of April 7, 1997

                       STUDENT LOAN MARKETING ASSOCIATION

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               DECEMBER 31,
                                                          MARCH 31,     --------------------------
                                                            1997           1996           1995
                                                         -----------    -----------    -----------
                                                         (UNAUDITED)
ASSETS
Insured student loans purchased.......................   $31,042,629    $32,307,930    $34,336,211
Student loan participations...........................     1,804,654      1,445,596              -
                                                         -----------    -----------    -----------
Insured student loans.................................    32,847,283     33,753,526     34,336,211
Warehousing advances..................................     2,533,248      2,789,485      3,865,093
Academic facilities financings
  Bonds -- available-for-sale.........................       866,253        934,481        710,112
  Loans...............................................       538,631        538,850        602,122
                                                         -----------    -----------    -----------
Total academic facilities financings..................     1,404,884      1,473,331      1,312,234
Investments
  Available-for-sale..................................     7,090,893      6,833,695      6,988,199
  Held-to-maturity....................................       571,458        601,887        625,856
                                                         -----------    -----------    -----------
Total investments.....................................     7,662,351      7,435,582      7,614,055
Cash and cash equivalents.............................        75,648        270,887      1,252,920
Other assets, principally accrued interest
  receivable..........................................     1,806,796      1,907,079      1,621,222
                                                         -----------    -----------    -----------
Total assets..........................................   $46,330,210    $47,629,890    $50,001,735
                                                         ===========    ===========    ===========
LIABILITIES
Short-term borrowings.................................   $23,003,597    $22,156,548    $17,447,000
Long-term notes.......................................    20,101,768     22,606,226     30,082,615
Other liabilities.....................................     2,215,088      1,819,286      1,390,915
                                                         -----------    -----------    -----------
Total liabilities.....................................    45,320,453     46,582,060     48,920,530
                                                         -----------    -----------    -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, par value $50.00 per share, 5,000,000
  shares authorized and issued, 4,277,650
  outstanding.........................................       213,883        213,883        213,883
Common stock, par value $.20 per share, 250,000,000
  shares authorized: 66,067,940; 65,695,571 and
  124,121,770 shares issued, respectively.............        13,213         13,139         24,824
Additional paid-in capital............................        22,953              -        537,818
Unrealized gains on investments (net of tax of
  $178,243; $188,050 and $199,686, respectively)......       331,023        349,235        370,846
Retained earnings.....................................     1,101,450      1,008,737      2,728,383
                                                         -----------    -----------    -----------
Stockholders' equity before treasury stock............     1,682,522      1,584,994      3,875,754
Common stock held in treasury at cost: 13,287,816;
  12,004,976 and 66,415,524 shares, respectively......       672,765        537,164      2,794,549
                                                         -----------    -----------    -----------
Total stockholders' equity............................     1,009,757      1,047,830      1,081,205
                                                         -----------    -----------    -----------
Total liabilities and stockholders' equity............   $46,330,210    $47,629,890    $50,001,735
                                                         ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                       STUDENT LOAN MARKETING ASSOCIATION

                       CONSOLIDATED STATEMENTS OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS ENDED
                                                        MARCH 31,                    YEARS ENDED DECEMBER 31,
                                                --------------------------    --------------------------------------
                                                   1997           1996           1996          1995          1994
                                                -----------    -----------    ----------    ----------    ----------
                                                (UNAUDITED)    (UNAUDITED)
Interest income:
  Insured student loans purchased............    $ 617,609      $ 671,763     $2,586,035    $2,708,079    $2,188,971
  Student loan participations................       22,307              -         20,625             -             -
                                                -----------    -----------    ----------    ----------    ----------
  Insured student loans......................      639,916        671,763      2,606,660     2,708,079     2,188,971
  Warehousing advances.......................       40,968         57,895        193,654       407,866       334,012
  Academic facilities financings:
    Taxable..................................       12,242         13,411         52,163        54,862        52,079
    Tax-exempt...............................       11,922         10,096         48,262        52,859        49,576
                                                -----------    -----------    ----------    ----------    ----------
  Total academic facilities financings.......       24,164         23,507        100,425       107,721       101,655
  Investments................................      141,110        134,325        542,469       697,724       499,443
                                                -----------    -----------    ----------    ----------    ----------
Total interest income........................      846,158        887,490      3,443,208     3,921,390     3,124,081
Interest expense:
  Short-term debt............................      354,155        253,236      1,132,159       905,933       737,798
  Long-term debt.............................      292,977        401,575      1,444,613     2,114,716     1,404,697
                                                -----------    -----------    ----------    ----------    ----------
Total interest expense.......................      647,132        654,811      2,576,772     3,020,649     2,142,495
                                                -----------    -----------    ----------    ----------    ----------
NET INTEREST INCOME..........................      199,026        232,679        866,436       900,741       981,586
Other income:
  Gain on sale of student loans..............       33,992          9,929         48,981             -             -
  Servicing and securitization revenue.......       25,960          4,539         57,736         1,423             -
  Gains/(losses) on sales of securities......        3,183          1,860         11,898        24,032          (100)
  Other......................................       12,805          5,426         28,301        24,958        13,903
                                                -----------    -----------    ----------    ----------    ----------
Total other income...........................       75,940         21,754        146,916        50,413        13,803
                                                -----------    -----------    ----------    ----------    ----------
Operating expenses:
  Salaries and benefits......................       30,917         30,121        206,347       211,787       196,022
  Other......................................       70,642         68,652        199,305       226,914       193,920
                                                -----------    -----------    ----------    ----------    ----------
Total operating expenses.....................      101,559         98,773        405,652       438,701       389,942
                                                -----------    -----------    ----------    ----------    ----------
Income before federal income taxes and
  premiums on debt extinguished..............      173,407        155,660        607,700       512,453       605,447
                                                -----------    -----------    ----------    ----------    ----------
Federal income taxes:
  Current....................................       67,046         54,154        207,437       141,803       178,812
  Deferred...................................      (12,476)        (6,186)       (23,939)         (540)       (2,897)
                                                -----------    -----------    ----------    ----------    ----------
Total federal income taxes...................       54,570         47,968        183,498       141,263       175,915
                                                -----------    -----------    ----------    ----------    ----------
Income before premiums on debt
  extinguished...............................      118,837        107,692        424,202       371,190       429,532
Premiums on debt extinguished, net of tax....            -         (4,792)        (4,792)       (4,911)       (9,329)
                                                -----------    -----------    ----------    ----------    ----------
NET INCOME...................................      118,837        102,900        419,410       366,279       420,203
Preferred stock dividends....................        2,674          2,673         10,694        10,694        10,694
                                                -----------    -----------    ----------    ----------    ----------
Net income attributable to common stock......    $ 116,163      $ 100,227     $  408,716    $  355,585    $  409,509
                                                ==========     ==========     ==========    ==========    ==========
Earnings per common share before premiums on
  debt extinguished..........................    $    2.17      $    1.82     $     7.41    $     5.34    $     5.25
                                                ==========     ==========     ==========    ==========    ==========
EARNINGS PER COMMON SHARE....................    $    2.17      $    1.74     $     7.32    $     5.27    $     5.13
                                                ==========     ==========     ==========    ==========    ==========

          See accompanying notes to consolidated financial statements.

                       STUDENT LOAN MARKETING ASSOCIATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                    THREE MONTHS ENDED MARCH 31,        YEARS ENDED DECEMBER 31,
                                    -----------------------------  ------------------------------------
                                         1997          1996          1996          1995         1994
                                    -------------   -------------  ----------   ----------   ----------
                                      (UNAUDITED)   (UNAUDITED)
PREFERRED STOCK:
  Balance, beginning and end of
     period.........................  $   213,883   $   213,883   $   213,883   $  213,883   $  213,883
                                      -----------   -----------   -----------   ----------   ----------
COMMON STOCK:
  Balance, beginning of period......       13,139        24,824        24,824       24,769       24,766
     Issuance of common shares......           74            73           115           55            3
     Retirement of common shares....            -             -       (11,800)           -            -
                                      -----------   -----------   -----------   ----------   ----------
  Balance, end of period............       13,213        24,897        13,139       24,824       24,769
                                      -----------   -----------   -----------   ----------   ----------
ADDITIONAL PAID-IN CAPITAL:
  Balance, beginning of period......            -       537,818       537,818      524,511      523,935
     Proceeds in excess of par value
       from issuance of common
       stock........................       22,953        14,756        22,920       11,673          514
     Tax benefit related to employee
       stock option and purchase
       plans........................            -             -         7,393        1,634           62
     Retirement of common shares....            -             -      (568,131)           -            -
                                      -----------   -----------   -----------   ----------   ----------
  Balance, end of period............       22,953       552,574             -      537,818      524,511
                                      -----------   -----------   -----------   ----------   ----------
UNREALIZED GAINS ON INVESTMENTS, NET
  OF TAX:
  Balance, beginning of period......      349,235       370,846       370,846      299,558            -
     Unrealized gains as of January
       1, 1994......................                          -             -            -      304,851
     Change in unrealized gains.....      (18,212)      (28,328)      (21,611)      71,288       (5,293)
                                      -----------   -----------   -----------   ----------   ----------
  Balance, end of period............      331,023       342,518       349,235      370,846      299,558
                                      -----------   -----------   -----------   ----------   ----------
RETAINED EARNINGS:
  Balance, beginning of period (as
     restated, see note 2)..........    1,008,737     2,728,383     2,728,383    2,473,048    2,176,485
     Net income.....................      118,837       102,900       419,410      366,279      420,203
     Retirement of common shares....            -             -    (2,037,368)           -            -
     Cash dividends:
       Common stock ($.44, $.40,
          $1.64, $1.51 and $1.42 per
          share, respectively)......      (23,450)      (22,922)      (90,994)    (100,250)    (112,946)
       Preferred stock..............       (2,674)       (2,673)      (10,694)     (10,694)     (10,694)
                                      -----------   -----------   -----------   ----------   ----------
  Balance, end of period............    1,101,450     2,805,688     1,008,737    2,728,383    2,473,048
                                      -----------   -----------   -----------   ----------   ----------
COMMON STOCK HELD IN TREASURY AT
  COST:
  Balance, beginning of period......      537,164     2,794,549     2,794,549    1,934,377    1,546,272
     Repurchase of 1,282,840;
       1,541,737; 4,589,452;
       16,094,701 and 10,542,791
       common shares,
       respectively.................      135,601       120,278       359,914      860,172      388,105
     Retirement of 59,000,000 common
       shares.......................            -             -    (2,617,299)           -            -
                                      -----------   -----------   -----------   ----------   ----------
  Balance, end of period............      672,765     2,914,827       537,164    2,794,549    1,934,377
                                      -----------   -----------   -----------   ----------   ----------
TOTAL STOCKHOLDERS' EQUITY..........  $ 1,009,757   $ 1,024,733   $ 1,047,830   $1,081,205   $1,601,392
                                      ===========   ===========   ===========   ==========   ==========

          See accompanying notes to consolidated financial statements.

                       STUDENT LOAN MARKETING ASSOCIATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                THREE MONTHS ENDED
                                                    MARCH 31,                          YEARS ENDED DECEMBER 31,
                                          ------------------------------    -----------------------------------------------
                                              1997             1996             1996             1995             1994
                                          -------------    -------------    -------------    -------------    -------------
                                           (UNAUDITED)     (UNAUDITED)
OPERATING ACTIVITIES
  Net income...........................   $     118,837    $     102,900    $     419,410    $     366,279    $     420,203
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    (Increase) decrease in accrued
      interest receivable..............         124,527          101,661          (11,286)        (179,505)        (184,021)
    Increase (decrease) in accrued
      interest payable.................         (43,675)        (134,827)        (109,214)         112,133          114,310
    (Increase) in other assets.........         (23,120)         (74,788)        (274,572)        (128,799)         (86,959)
    Increase in other liabilities......         449,284          185,164          549,221           15,804          203,630
                                          -------------    -------------    -------------    -------------    -------------
  Total adjustments....................         507,016           77,210          154,149         (180,367)          46,960
                                          -------------    -------------    -------------    -------------    -------------
Net cash provided by operating
  activities...........................         625,853          180,110          573,559          185,912          467,163
                                          -------------    -------------    -------------    -------------    -------------
INVESTING ACTIVITIES
  Insured student loans purchased......      (1,676,610)      (2,266,227)      (8,370,836)      (9,379,663)      (7,955,655)
  Reduction of insured student loans
    purchased:
    Installment payments...............         579,671          939,529        3,094,937        3,452,985        3,220,233
    Claims and resales.................         313,040          282,295        1,277,400        1,161,163        1,142,350
    Proceeds from securitization of
      student loans....................       2,049,200        1,500,000        6,026,780        1,000,000                -
  Participations purchased.............        (412,997)               -       (1,498,868)               -                -
  Participation repayments.............          53,939                -           53,272                -                -
  Warehousing advances made............        (139,137)        (460,436)      (1,391,590)      (2,250,077)      (3,377,494)
  Warehousing advance repayments.......         395,374          987,333        2,467,198        5,416,890        3,379,484
  Academic facilities financings
    made...............................         (14,393)         (82,274)        (465,596)        (122,813)        (292,966)
  Academic facilities financings
    reductions.........................          72,346           24,067          302,557          379,283          103,314
  Investments purchased................      (4,352,859)      (5,466,319)     (15,966,490)     (43,716,393)     (87,312,581)
  Proceeds from sale or maturity of
    investments........................       4,107,441        6,340,675       16,113,659       46,627,289       86,495,100
                                          -------------    -------------    -------------    -------------    -------------
Net cash provided by (used in)
  investing activities.................         975,015        1,798,643        1,642,423        2,568,664       (4,598,215)
                                          -------------    -------------    -------------    -------------    -------------
FINANCING ACTIVITIES
  Short-term borrowings issued.........     192,424,478       45,686,192      267,164,206      163,805,115      118,724,135
  Short-term borrowings repaid.........    (190,450,863)     (47,089,055)    (262,491,657)    (166,764,320)    (113,946,559)
  Long-term notes issued...............       1,348,531        3,603,668        8,304,988       12,350,217       16,317,375
  Long-term notes repaid...............      (4,979,555)      (4,007,587)     (15,744,378)     (12,196,436)     (15,303,842)
  Common stock issued..................          23,027           14,829           30,428           13,362              579
  Common stock repurchased.............        (135,601)        (120,278)        (359,914)        (860,172)        (388,105)
  Dividends paid.......................         (26,124)         (25,595)        (101,688)        (110,944)        (123,640)
                                          -------------    -------------    -------------    -------------    -------------
Net cash provided by (used in)
  financing activities.................      (1,796,107)      (1,937,826)      (3,198,015)      (3,763,178)       5,279,943
                                          -------------    -------------    -------------    -------------    -------------
Net increase (decrease) in cash and
  cash equivalents.....................        (195,239)          40,927         (982,033)      (1,008,602)       1,148,891
Cash and cash equivalents at beginning
  of period............................         270,887        1,252,920        1,252,920        2,261,522        1,112,631
                                          -------------    -------------    -------------    -------------    -------------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD...............................   $      75,648    $   1,293,847    $     270,887    $   1,252,920    $   2,261,522
                                          =============    =============    =============    =============    =============

          See accompanying notes to consolidated financial statements.

                       STUDENT LOAN MARKETING ASSOCIATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  ORGANIZATION AND PRIVATIZATION

     The Student Loan Marketing Association ("Sallie Mae" or the "GSE") is a stockholder-owned corporation chartered by Congress to provide liquidity for originators of student loans made under federally sponsored student loan programs and otherwise to support the credit needs of students and educational institutions. The GSE charter is subject to legislative change from time to time. Sallie Mae is predominantly engaged in the purchase of student loans insured under federally sponsored programs. Sallie Mae also makes secured loans (warehousing advances) to providers of education credit, and provides financing to educational institutions for their physical plant and equipment (academic facilities financings).

  Privatization

     On September 30, 1996, the Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act") was enacted. The Privatization Act authorized the creation of a state-chartered holding company (the "Holding Company") that can pursue new business opportunities beyond the limited scope of the GSE's restrictive federal charter. The Holding Company would become the parent of the GSE pursuant to a reorganization ("the Reorganization") which must be approved by a majority vote of the GSE's shareholders, such vote to take place on or before March 31, 1998.

     On May 15, 1997, Sallie Mae convened a special shareholders meeting pursuant to a combined Proxy Statement/Prospectus registered with the Securities and Exchange Commission to approve a privatization plan and a slate of directors for the new Holding Company. The solicitation was opposed by eight members of Sallie Mae's Board of Directors who are members of the Committee to Restore Value ("CRV") and who obtained shareholder support for a separate shareholders meeting that was held on May 9, 1997. Neither Sallie Mae management nor the CRV were successful in obtaining the necessary majority approval for adoption of their respective privatization plans. On May 27, 1997, the Company and the CRV announced that they had agreed to jointly hold a new special meeting at which shareholders will vote on a single plan of privatization and reorganization. At the special meeting, shareholders also will select for election to the Holding Company board of directors either a slate of nominees proposed by a majority of the Sallie Mae Board or a slate of nominees proposed by the CRV. The new special meeting will be held approximately 20 days following the mailing of proxy materials to shareholders.

     The Privatization Act imposes certain restrictions on intercompany relations between Sallie Mae and its affiliates during the wind-down period. In particular, Sallie Mae must not extend credit to, nor guarantee any debt obligations, of the Holding Company or the Holding Company's non-GSE subsidiaries. Furthermore, the Privatization Act mandates that transactions between Sallie Mae and the Holding Company, including any loan servicing arrangements, shall be on terms no less favorable to Sallie Mae than Sallie Mae could obtain from an unrelated third party. While Sallie Mae may not finance the activities of its non-GSE affiliates, it may, subject to its minimum capital requirements, dividend retained earnings and surplus capital to the Holding Company, which in turn may use such amounts to support its non-GSE subsidiaries. The Sallie Mae charter requires that Sallie Mae maintain a minimum capital ratio of at least 2.0 percent until 2000 and 2.25 percent thereafter. The Privatization Act further directs that under no circumstances shall the assets of Sallie Mae be available or used to pay claims or debts of, or incurred by, the Holding Company.

     During the wind-down period following the Reorganization and prior to the GSE's dissolution, the GSE will be restricted in the new business activities it may undertake. Sallie Mae may continue to purchase student loans only through September 30, 2007. Warehousing advances, letters of credit and standby bond purchase activity by the GSE will be limited to takedowns on contractual financing and guarantee commitments in place as of the Reorganization's effective date. The Holding Company generally may begin to purchase

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1. ORGANIZATION AND PRIVATIZATION -- (CONTINUED) student loans only after the GSE discontinues such activity. Sallie Mae's GSE debt obligations that are outstanding at the time of Reorganization will continue to be outstanding obligations of the GSE immediately after the Reorganization. Sallie Mae will be able to continue to issue debt in the government agency market to finance student loans and other permissible asset acquisitions, although the maturity date of such issuances generally may not extend beyond September 30, 2008, Sallie Mae's final dissolution date. At March 31, 1997 and December 31, 1996, Sallie Mae had $376 million and $372 million, respectively, in carrying value of outstanding debt with maturities after September 30, 2008. Such debt will be transferred into a defeasance trust on the final dissolution date.

     The Privatization Act requires that within 60 days after the merger, the Holding Company must pay $5 million to the D.C. Financial Control Board for use of the "Sallie Mae" name. In addition, the Holding Company must issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock. These warrants, which are transferable, are exercisable at any time prior to September 30, 2008 at $72.43 per share. These provisions of the Privatization Act were part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

     Beginning in fiscal 1997, and until the GSE is dissolved, Sallie Mae also must reimburse the U.S. Treasury Department up to $800,000 annually (subject to adjustment based on the Consumer Price Index) for its reasonable costs and expenses of carrying out its supervisory duties under the Privatization Act.

     The transfer of subsidiaries and assets of the GSE to the Holding Company and the related exchange of common stock between the GSE and the Holding Company will be accounted for at historical cost similar to a pooling of interests. Operations performed outside the GSE after the Reorganization will be subject to state and local taxes.

     If the Privatization is not approved by shareholders certain charter sunset provisions of the Privatization Act become applicable and will result in the dissolution of the GSE by July 1, 2013.

2.  SIGNIFICANT ACCOUNTING POLICIES

  Loans

     Loans, consisting of insured student loans purchased (student loans), student loan participations, warehousing advances, and academic facilities financings are carried at their unpaid principal balances which, for student loans, are adjusted for unamortized premiums and unearned purchase discounts.

  Student Loan Income

     Sallie Mae recognizes student loan income as earned, including adjustments for the amortization of premiums and accretion of discounts. Interest income earned on student loan participations is recognized in accordance with the terms of the joint venture agreement with The Chase Manhattan Bank which effectively reflects the underlying interest income earned on the student loans less servicing costs and the general and administrative expenses of the joint venture.

  Restatement of Previously Issued Financial Statements

     Student loan servicing costs are generally incurred in a fixed amount per borrower and thus increase in proportion to principal balances outstanding as loans are repaid. Prior to 1995, to achieve a level yield to maturity, interest income was deferred during the early years of the loans, then recognized during the later

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) years to offset the aforementioned proportional servicing cost increases. Changes in the estimates of future loan servicing costs were reflected in student loan income over the estimated remaining terms of the loans. In the fourth quarter of 1995, Sallie Mae discontinued its accounting method of deferring income on student loans which resulted in an increase in 1995 net income and income before premiums on debt extinguished of $21 million ($.30 per common share).

     After discussions with the Securities and Exchange Commission, management determined that the Company's method for recognizing student loan income as discussed in the second preceding paragraph should be used for all periods presented. Accordingly, the previously reported financial statements for the years ended December 31, 1995 and 1994 have been restated. For 1995, the cumulative effect of the change in accounting method of $130 million ($1.93 per common share) has been eliminated, thereby, decreasing net income and increasing the beginning balance of retained earnings by $130 million. For 1994, net income and income before premiums on debt extinguished increased by $17 million ($.22 per common share) and the beginning balance of retained earnings increased by $113 million.

  Securitizations

     During 1997, the Company adopted the requirements of FAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which establishes the accounting for certain financial asset transfers including securitization transactions. The effect of implementing this standard was not material on the Company's financial statements. Management also believes that this standard will not have a material effect on the financial statements in the future.

     The Company securitizes student loans by selling selected portfolios of such loans to trusts. Upon the sale of the loans to the Trusts, Sallie Mae continues to carry the retained interests in those loans on its Balance Sheet. A gain is recorded on a present value basis which takes into account principal, interest and special allowance receipts on the student loans less principal and interest payments on the notes and certificates financing the student loans, a normal servicing fee, borrower benefit programs, losses from defaulted student loans (which includes risk-sharing, claim interest penalties and reject costs), transaction costs, offset fees and the current carrying value of the loans including any premiums paid.

     In addition to the initial gain on sale, Sallie Mae is entitled to the residual cash flows from the trust. After the loans are sold to trusts, Sallie Mae continues to service them for a fee. These amounts are reflected as servicing and securitization revenues in the Consolidated Statements of Income.

  Student Loan Loss Reserves

     Sallie Mae has established reserves for potential losses on its student loan portfolio that can result from defective servicing, risk-sharing on claim payments and on privately insured loans. The reserve is based on periodic evaluations of its loan portfolios considering past experience, changes to federally funded programs, current economic conditions and other relevant factors. The reserve is maintained at a level that management believes is adequate to absorb estimated potential credit losses. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant changes.

  Cash and Cash Equivalents

     Cash and cash equivalents excludes term federal funds and bank deposits with terms to maturity exceeding three months.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Investments

     Investments are held to provide liquidity, to hedge certain financing activities and to serve as a source of short-term income. Investments are segregated into three categories as required under Statement of Financial Accounting Standards ("FAS") No. 115. Securities that are actively traded are accounted for at fair market value with unrealized gains and losses included in investment income. Securities that are intended to be held to maturity are accounted for at amortized cost. Securities that fall outside of the two previous categories are considered as available-for-sale. Such securities are carried at market value, with the after-tax unrealized gain or loss, along with after-tax unrealized gain or loss on instruments which hedge such securities, carried as a separate component of equity. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts.

  Interest Expense

     Interest expense is based upon contractual interest rates adjusted for net payments under derivative financial instruments with off-balance sheet risks, which include interest rate and foreign currency exchange agreements and the amortization of debt issuance costs and deferred gains and losses on hedge transactions entered into to reduce interest rate risk.

  Interest Rate Swaps

     Sallie Mae utilizes interest rate swap agreements ("swaps") principally for hedging purposes to alter the interest rate characteristics of its debt in order to manage interest rates. This enables Sallie Mae to match the interest rate characteristics of borrowings to specific assets in order to lock-in spreads. Sallie Mae does not hold or issue interest rate swap agreements for trading purposes.

     Amounts paid or received under swaps that are used to alter the interest rate characteristics of its interest-sensitive liabilities are accrued and recognized as an adjustment of the interest expense on the related borrowing. The related net receivable or payable from counterparties is included in other assets or other liabilities. Gains and losses associated with the termination of swaps for designated positions are deferred and amortized over the remaining life of the designated instrument as an adjustment to interest expense.

     Sallie Mae's credit exposure on swaps is limited to the value of the swaps that have become favorable to the Company in the event of nonperformance by the counterparties. Sallie Mae manages the credit risk associated with these instruments by performing credit reviews of counterparties and monitoring market conditions to establish counterparty, sovereign and instrument-type credit lines and, when appropriate, requiring collateral.

  Foreign Currency Derivatives

     Sallie Mae enters into various foreign currency swaps, forward currency exchange agreements and options on forward currency exchange agreements to hedge its foreign currency linked debt agreements. These contracts mature concurrently with the maturities of the debt and are subject to the same credit standards as interest rate swaps. Foreign currency derivatives and the related foreign currency borrowings are translated at the market rates of exchange as of the balance sheet date. Gains and losses on foreign currency transactions that are designated hedges are deferred and included in the basis of the designated instrument.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Federal Income Taxes

     Deferred income taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

  Earnings per Common Share

     Earnings per common share are computed using the weighted average of common and common equivalent shares outstanding for the period. Common equivalent shares include shares issuable upon exercise of incentive stock options.

  Consolidation

     The consolidated financial statements include the accounts of Sallie Mae and its subsidiaries, after eliminating significant intercompany accounts and transactions.

  Reclassification

     Certain prior year amounts in the Consolidated Statements of Income for the three months ended March 31, 1996 and for the years ended December 31, 1995 and 1994 have been reclassified to conform with the 1996 year-end presentation.

  Basis of Presentation

     The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results for the year ending December 31, 1997.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, reported amounts of revenues and expenses and other disclosures. Actual results could differ from those estimates.

  Recently Issued Accounting Pronouncements

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("FAS") No. 128, "Earnings Per Share," which is required to be adopted on December 15, 1997. At that time, the Company will be required to change the method used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The adoption is expected to have no material impact on Sallie Mae's reported earnings per share.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

3.  STUDENT LOANS

     Sallie Mae purchases student loans from originating lenders, typically just before the student leaves school and is required to begin repayment of the loan. Sallie Mae's portfolio consists principally of loans originated under two federally sponsored programs -- the Federal Family Education Loan Program ("FFELP") and the Health Education Assistance Loan Program ("HEAL"). Sallie Mae also purchases privately insured loans from time to time, principally those insured by a wholly-owned subsidiary.

     There are four principal categories of FFELP loans: Stafford loans, PLUS loans, SLS loans and consolidation loans. Generally, these loans have repayment periods of between five and ten years, with the exception of consolidation loans, and obligate the borrower to pay interest at a stated fixed rate or an annually reset variable rate that has a cap. However, the yield to holders is subsidized on the borrowers' behalf by the federal government to provide a market rate of return. The formula through which the subsidy is determined is referred to as the special allowance formula. Special allowance is paid whenever the average of all of the 91-day Treasury bill auctions in a calendar quarter, plus a spread of between 2.50 and 3.50 percentage points depending on the loan status and when it was originated, exceeds the rate of interest which the borrower is obligated to pay.

     In low interest rate environments the rate which the borrower is obligated to pay may exceed the rate determined by the special allowance formula. In those instances the rate paid by the borrower becomes a floor on an otherwise variable rate asset. In 1996, Sallie Mae entered into contracts with third parties under which it agreed to pay the future floor revenues received on student loans with a principal balance of $13 billion in exchange for upfront payments of $128 million. The upfront payments, which are recorded in other liabilities are being amortized over the average remaining life of these contracts, which is approximately 2 years. For the three months ended March 31, 1997 and 1996 and for the year ended December 31, 1996, the amortization of the upfront payments increased student loan income by $11 million, $2 million, and $23 million, respectively. For the three months ended March 31, 1997 and 1996 and for the year ended December 31, 1996, payments under the contracts totaled $5 million, $1 million, and $12 million, respectively.

     The Omnibus Budget Reconciliation Act of 1993 ("OBRA"), enacted on August 10, 1993, made significant changes to the student loan delivery system and created a program of direct lending to students by the federal government. The direct lending program replaced approximately 7 percent of the FFELP originations in the 1994-1995 academic year and under OBRA this is scheduled to increase up to 60 percent in the 1998-1999 academic year. Management believes these changes to the student loan delivery system along with direct lending, which reduce the pool of loans originated by the bank-based FFELP, will have an increasing material adverse effect on Sallie Mae's long-term earning prospects as a higher percentage of loans subject to OBRA will be available to Sallie Mae and the full effects of direct lending originations are factored in. OBRA also required Sallie Mae to pay an annual 30 basis point "offset fee" on FFELP student loans purchased and held on or after August 10, 1993.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

3.  STUDENT LOANS -- (CONTINUED)
     The estimated average remaining term of purchased student loans in Sallie Mae's portfolio was approximately 6.0 years at both March 31, 1997 and December 31, 1996. The following table reflects the distribution of Sallie Mae's loan portfolio by program.

                                                                           DECEMBER 31,
                                                      MARCH 31,     --------------------------
                                                        1997           1996           1995
                                                     -----------    -----------    -----------
    FFELP -- Stafford.............................   $15,778,384    $17,292,273    $20,210,325
    FFELP -- PLUS/SLS.............................     3,455,456      3,580,803      4,514,976
    FFELP -- Consolidation loans..................     8,003,416      7,658,035      5,960,091
    HEAL..........................................     2,736,874      2,758,860      2,764,244
    Privately insured.............................     1,068,499      1,017,959        886,575
                                                     -----------    -----------    -----------
    Student loans purchased.......................    31,042,629     32,307,930     34,336,211
    Participations................................     1,804,654      1,445,596              -
                                                     -----------    -----------    -----------
    Total student loans...........................   $32,847,283    $33,753,526    $34,336,211
                                                      ==========     ==========     ==========

     As of March 31, 1997 and December 31, 1996, 83 percent and 84 percent, respectively, of Sallie Mae's on-balance sheet student loan portfolio was in repayment.

     Holders of FFELP loans are insured against the borrower's default, death, disability, or bankruptcy. Insurance on FFELP loans is provided by certain state or non-profit guarantee agencies, which are reinsured by the federal government. FFELP loans originated after October 1, 1993, of which Sallie Mae owned $14.9 billion at March 31, 1997 and $13.6 billion at December 31, 1996, are insured for 98 percent of their unpaid balance resulting in 2 percent risk-sharing for holders of these loans. HEAL loans are directly insured by the federal government. Both FFELP and HEAL loans are subject to regulatory requirements relating to servicing. In the event of default on a student loan or the borrower's death, disability, or bankruptcy, Sallie Mae files a claim with the insurer or guarantor of the loan, who, provided the loan has been properly originated and serviced, and in the case of HEAL, litigated, pays Sallie Mae the unpaid principal balance and accrued interest on the loan less risk-sharing, where applicable.

     Claims not immediately honored by the guarantor because of servicing or origination defects are returned for remedial servicing, during which period income is not recognized. On certain paid claims, guarantors assess a penalty for minor servicing defects. Costs associated with claims on defaulted student loans, which include such penalties and reduced interest income on student loans by $2.5 million, $3.6 million, $12.8 million, $15.8 million, and $16.8 million for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, respectively.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

3.  STUDENT LOANS -- (CONTINUED)
     The following table summarizes the reserves that Sallie Mae has recorded for estimated losses due to risk-sharing, unpaid guarantee claims and defaults on privately insured loans.

                                       THREE MONTHS ENDED
                                            MARCH 31,              YEARS ENDED DECEMBER 31,
                                       -------------------     ---------------------------------
                                        1997        1996         1996         1995        1994
                                       -------     -------     --------     --------     -------
    BALANCE AT BEGINNING OF
      PERIOD.......................    $84,063     $60,337     $ 60,337     $ 64,928     $66,814
    Additions
      Provisions for loan losses...      5,818       4,292       29,749          800         202
      Recoveries...................      3,093       1,700        7,235        6,096       5,998
    Deductions
      Losses on loans..............     (5,596)     (4,495)     (13,258)     (11,487)     (8,086)
                                       -------     -------     --------     --------     -------
    BALANCE AT END OF PERIOD.......    $87,378     $61,834     $ 84,063     $ 60,337     $64,928
                                       =======     =======     ========     ========     =======

4.  WAREHOUSING ADVANCES

     Warehousing advances are secured loans made, generally, to finance student loans and other education-related loans at certain financial and educational institutions and public sector agencies. Such advances are collateralized by student loans, obligations of the United States government or instrumentalities thereof, or by other collateral, such as residential first mortgages and mortgage-backed securities. As of March 31, 1997, approximately 97 percent were collateralized by student loans, 2 percent by U.S. government securities and 1 percent by other collateral. As of December 31, 1996, approximately 97 percent were collateralized by student loans, 1 percent by U.S. government securities and 2 percent by other collateral. A summary of warehousing advances by industry concentration follows:

                                                                            DECEMBER 31,
                                                        MARCH 31,     ------------------------
                                                           1997          1996          1995
                                                        ----------    ----------    ----------
    Commercial banks.................................   $1,249,480    $1,547,193    $2,612,125
    Public sector agencies...........................    1,165,601     1,126,095       985,182
    Educational institutions.........................      118,167       116,197       167,786
    Thrift institutions..............................            -             -       100,000
                                                        ----------    ----------    ----------
                                                        $2,533,248    $2,789,485    $3,865,093
                                                         =========     =========     =========

     Warehousing advances have specific maturities and generally bear rates of interest which vary with the 91-day Treasury bill rate, or the London Interbank Offered Rate ("LIBOR"), or which are fixed for the term of the advance. A summary of warehousing advance interest rate characteristics follows:

                                                                            DECEMBER 31,
                                                        MARCH 31,     ------------------------
                                                           1997          1996          1995
                                                        ----------    ----------    ----------
    Variable rate:
      Treasury bill..................................   $1,815,939    $1,723,588    $2,138,929
      LIBOR..........................................      697,890     1,046,086     1,623,028
    Fixed rate.......................................       19,419        19,811       103,136
                                                        ----------    ----------    ----------
                                                        $2,533,248    $2,789,485    $3,865,093
                                                         =========     =========     =========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4.  WAREHOUSING ADVANCES -- (CONTINUED)
     The average remaining term to maturity of warehousing advances was 1.5 years as of March 31, 1997 and 1.0 year as of December 31, 1996.

     The following table summarizes the maturities of warehousing advances at March 31, 1997 and December 31, 1996.

                       YEAR OF MATURITY                       MARCH 31, 1997    DECEMBER 31, 1996
    -------------------------------------------------------   --------------    -----------------
    1997...................................................     $  885,234         $ 1,221,148
    1998...................................................      1,232,174           1,232,186
    1999...................................................        180,668             175,391
    2000...................................................        130,862             127,863
    2001...................................................              -                   -
    After 2001.............................................        104,310              32,897
                                                              ------------      --------------
                                                                $2,533,248         $ 2,789,485
                                                               ===========       =============

5.  ACADEMIC FACILITIES FINANCINGS

     Academic facilities financings are comprised of bonds issued by and loans to educational institutions to finance their physical plant and equipment.

     At December 31, 1994, academic facilities bonds were classified as held-to-maturity securities and carried at amortized cost. In December 1995, as a result of the one-time reclassification permitted in connection with the issuance of a special report issued by the FASB staff, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" ("FASB No. 115 Q&A"), academic facilities bonds were transferred from held-to-maturity to available-for-sale securities. The academic facilities bonds transferred had a fair market value of approximately $710 million with an amortized cost of $690 million.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5.  ACADEMIC FACILITIES FINANCINGS -- (CONTINUED)
     The following tables summarize the academic facilities bonds at March 31, 1997 and December 31, 1996 and 1995.

                                                                    MARCH 31, 1997
                                                   -------------------------------------------------
                                                                  GROSS         GROSS
                                                   AMORTIZED    UNREALIZED    UNREALIZED     MARKET
    BONDS -- AVAILABLE-FOR-SALE                      COST         GAINS         LOSSES       VALUE
                                                   ---------    ----------    ----------    --------
      Fixed.....................................   $ 774,565     $ 11,233      $ (2,781)    $783,017
      Variable..................................      83,813            7          (584)      83,236
                                                   ---------    ----------    ----------    --------
    Total academic facilities bonds.............   $ 858,378     $ 11,240      $ (3,365)    $866,253
                                                    ========     ========      ========     ========

                                                                   DECEMBER 31, 1996
                                                   -------------------------------------------------
                                                                  GROSS         GROSS
                                                   AMORTIZED    UNREALIZED    UNREALIZED     MARKET
    BONDS -- AVAILABLE-FOR-SALE                      COST         GAINS         LOSSES       VALUE
                                                   ---------    ----------    ----------    --------
      Fixed.....................................   $ 831,711     $ 19,794      $   (978)    $850,527
      Variable..................................      84,401           10          (457)      83,954
                                                   ---------    ----------    ----------    --------
    Total academic facilities bonds.............   $ 916,112     $ 19,804      $ (1,435)    $934,481
                                                    ========     ========      ========     ========

                                                                   DECEMBER 31, 1995
                                                   -------------------------------------------------
                                                                  GROSS         GROSS
                                                   AMORTIZED    UNREALIZED    UNREALIZED     MARKET
    BONDS -- AVAILABLE-FOR-SALE                      COST         GAINS         LOSSES       VALUE
                                                   ---------    ----------    ----------    --------
      Fixed.....................................   $ 591,407     $ 23,628      $ (1,692)    $613,343
      Variable..................................      98,394           48        (1,673)      96,769
                                                   ---------    ----------    ----------    --------
    Total academic facilities bonds.............   $ 689,801     $ 23,676      $ (3,365)    $710,112
                                                    ========     ========      ========     ========

     The following table summarizes academic facilities loans at March 31, 1997 and at December 31, 1996 and 1995.

                                                                               DECEMBER 31,
                                                             MARCH 31,    ----------------------
    LOANS                                                      1997         1996         1995
                                                             ---------    ---------    ---------
      Fixed rate..........................................   $ 471,050    $ 474,659    $ 489,913
      Variable rate.......................................      67,581       64,191      112,209
                                                             ---------    ---------    ---------
    Total academic facilities loans.......................   $ 538,631    $ 538,850    $ 602,122
                                                              ========     ========     ========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5.  ACADEMIC FACILITIES FINANCINGS -- (CONTINUED)
     The average remaining term to maturity of academic facilities financings was 8.0 years at both March 31, 1997 and December 31, 1996. The stated maturities and maturities if accelerated to the put or call dates for academic facilities bonds and loans at March 31, 1997 and December 31, 1996 are shown in the following table:

                                        MARCH 31, 1997                      DECEMBER 31, 1996
                               ---------------------------------    ---------------------------------
                                       BONDS             LOANS              BONDS             LOANS
                               ---------------------    --------    ---------------------    --------
                                           MATURITY                             MATURITY
                                              TO                                   TO
                                STATED      PUT OR       STATED      STATED      PUT OR       STATED
        YEAR OF MATURITY       MATURITY    CALL DATE    MATURITY    MATURITY    CALL DATE    MATURITY
    ------------------------   --------    ---------    --------    --------    ---------    --------
    1997....................   $ 34,986    $  81,387    $  9,029    $ 44,078    $  97,657    $  8,325
    1998....................     76,975      134,224      11,804      77,409      127,774      14,065
    1999....................     43,333       60,039      47,962      43,638       57,366      45,115
    2000....................     78,135       98,582      17,294      78,588       98,515      17,368
    2001....................     86,526      106,199      22,550      87,197      107,464      22,673
    2002-2006...............    439,229      354,549     103,925     486,168      410,945     104,872
    after 2006..............    107,069       31,273     326,067     117,403       34,760     326,432
                               --------    ---------    --------    --------    ---------    --------
                               $866,253    $ 866,253    $538,631    $934,481    $ 934,481    $538,850
                               ========    =========    ========    ========    =========    ========

6.  INVESTMENTS

     At March 31, 1997 and December 31, 1996 and 1995, all investments with the exception of other investments are classified as available-for-sale securities under FAS No. 115 and carried at fair market values which approximate amortized costs, except for U.S. Treasury securities which have an amortized cost of $812 million. The fair market value of U.S. Treasury securities is adjusted for unrealized gains and losses on interest rate swaps, which are held to reduce interest rate risk related to these securities ($68.9 million and $19.5 million of unrealized gains at March 31, 1997 and December 31, 1996, respectively, and $56.6 million of unrealized losses at December 31, 1995). During 1995, as a result of the one-time reclassification permitted in connection with the issuance of the FASB No. 115 Q&A, asset-backed securities, variable corporate bonds, federal funds and bank deposits, student loan revenue bonds and commercial paper were transferred from

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6.  INVESTMENTS -- (CONTINUED)
held-to-maturity securities to available-for-sale securities at fair market values which approximated amortized cost. A summary of investments at March 31, 1997 and at December 31, 1996 and 1995 follows:

                                                                   MARCH 31, 1997
                                                ----------------------------------------------------
                                                                GROSS         GROSS
                                                AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                   COST         GAINS         LOSSES        VALUE
                                                ----------    ----------    ----------    ----------
    AVAILABLE-FOR-SALE
      U.S. Treasury and other U.S. government
         agencies obligations
              U.S. Treasury securities.......   $  812,172      $490,116      $   (29)    $1,302,259
      State and political subdivisions of the
         United States
              Student loan revenue bonds.....      185,231         3,845         (932)       188,144
      Asset-backed and other securities
              Asset-backed securities........    4,982,587         6,894          (78)     4,989,403
              Variable corporate bonds.......      523,469           451            -        523,920
              Commercial paper...............       31,373             -            -         31,373
              Other securities...............       55,794             -            -         55,794
                                                ----------      --------      -------     ----------
         Total available-for-sale investment
           securities........................   $6,590,626      $501,306      $(1,039)    $7,090,893
                                                ==========      ========      =======     ==========
    HELD-TO-MATURITY
      Other..................................   $  571,458      $     64      $  (439)    $  571,083
                                                ==========      ========      =======     ==========

                                                                 DECEMBER 31, 1996
                                                ----------------------------------------------------
                                                                GROSS         GROSS
                                                AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                   COST         GAINS         LOSSES        VALUE
                                                ----------    ----------    ----------    ----------
    AVAILABLE-FOR-SALE
      U.S. Treasury and other U.S. government
         agencies obligations
              U.S. Treasury securities.......   $  809,164      $508,758      $  (41)     $1,317,881
      State and political subdivisions of the
         United States
              Student loan revenue bonds.....      201,248         5,563        (431)        206,380
      Asset-backed and other securities
              Asset-backed securities........    4,645,046         4,746        (167)      4,649,625
              Variable corporate bonds.......      634,925           489           -         635,414
              Commercial paper...............       24,395             -           -          24,395
                                                ----------      --------      ------      ----------
         Total available-for-sale investment
           securities........................   $6,314,778      $519,556      $ (639)     $6,833,695
                                                ==========      ========      ======      ==========
    HELD-TO-MATURITY
      Other..................................   $  601,887      $    125      $ (267)     $  601,745
                                                ==========      ========      ======      ==========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6.  INVESTMENTS -- (CONTINUED)

                                                                 DECEMBER 31, 1995
                                                ----------------------------------------------------
                                                                GROSS         GROSS
                                                AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                   COST         GAINS         LOSSES        VALUE
                                                ----------    ----------    ----------    ----------
    AVAILABLE-FOR-SALE
      U.S. Treasury and other U.S. government
         agencies obligations
              U.S. Treasury securities.......   $  728,584      $596,577      $(56,661)   $1,268,500
      State and political subdivisions of the
         United States
              Student loan revenue bonds.....      271,514         9,152            (4)      280,662
      Asset-backed and other securities
              Asset-backed securities........    4,305,127         1,180          (334)    4,305,973
              Variable corporate bonds.......      611,344           312            (2)      611,654
              Commercial paper...............      121,410             -             -       121,410
              Federal funds and bank
                deposits.....................      400,000             -             -       400,000
                                                ----------      --------      --------    ----------
         Total available-for-sale investment
           securities........................   $6,437,979      $607,221      $(57,001)   $6,988,199
                                                ==========      ========      ========    ==========
    HELD-TO-MATURITY
      Other..................................   $  625,856      $    928      $    (97)   $  626,687
                                                ==========      ========      ========    ==========

     Sallie Mae sold available-for-sale securities with a carrying value of $749 million, $1.8 billion, $4.6 billion and $6.6 billion for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996 and 1995, respectively. There were no sales of available-for-sale securities in 1994.

     As of March 31, 1997 and December 31, 1996, stated maturities and maturities if accelerated to the put or call dates for investments are shown in the following table:

                                    MARCH 31, 1997                          DECEMBER 31, 1996
                         -------------------------------------    -------------------------------------
                         HELD-TO-       AVAILABLE-FOR-SALE        HELD-TO-       AVAILABLE-FOR-SALE
                         MATURITY    -------------------------    MATURITY    -------------------------
                         --------                  MATURITY TO    --------                  MATURITY TO
                          STATED       STATED        PUT OR        STATED       STATED        PUT OR
     YEAR OF MATURITY    MATURITY     MATURITY      CALL DATE     MATURITY     MATURITY      CALL DATE
    ------------------   --------    ----------    -----------    --------    ----------    -----------
    1997..............   $ 74,797    $  184,859    $   285,825    $106,823    $  216,807    $   275,955
    1998..............     13,155       277,852        228,210      12,493       278,153        278,528
    1999..............      9,896       470,474        429,491       9,229       532,975        488,182
    2000..............    103,462       310,969        320,994     102,879       142,401        150,981
    2001..............      5,273     1,003,355      1,018,084       4,721     1,059,148      1,073,776
    2002-2006.........     45,036     2,454,874      2,437,918      46,058     2,534,058      2,514,787
    After 2006........    319,839     2,388,510      2,370,371     319,684     2,070,153      2,051,486
                         --------    ----------    -----------    --------    ----------    -----------
                         $571,458    $7,090,893    $ 7,090,893    $601,887    $6,833,695    $ 6,833,695
                         ========    ==========    ===========    ========    ==========    ===========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

7.  SHORT-TERM BORROWINGS

     Short-term borrowings have an original or remaining term to maturity of one year or less. The following tables summarize outstanding short-term notes at March 31, 1997, and December 31, 1996, 1995 and 1994, the weighted average interest rates at the end of each period, and the related average balances, weighted average interest rates and weighted average effective interest rates, which include the effects of related off-balance sheet financial instruments (see Note 10) during the periods.

                                                                     THREE MONTHS ENDED MARCH 31, 1997
                                            AT MARCH 31, 1997        ---------------------------------
                                          ----------------------                              WEIGHTED
                                                        WEIGHTED                   WEIGHTED   AVERAGE
                                                        AVERAGE                    AVERAGE    EFFECTIVE
                                            ENDING      INTEREST       AVERAGE     INTEREST   INTEREST
                                            BALANCE       RATE         BALANCE       RATE       RATE
                                          -----------   --------     -----------   --------   --------
Six month floating rate notes...........  $ 3,099,428     5.37%      $ 2,986,097     5.35%      5.46%
Other floating rate notes...............    2,380,596     5.41         2,186,023     5.39       5.43
Discount notes..........................    2,242,575     6.40         5,858,466     5.28       5.33
Fixed rate notes........................    5,120,889     5.91         4,466,944     6.03       5.52
Securities sold -- not yet purchased and
  repurchase agreements.................            -        -           329,092     5.27       5.27
Short-term portion of long-term notes...   10,160,109     5.60        10,525,909     5.67       5.50
                                          -----------     ----       -----------     ----       ----
Total short-term notes..................  $23,003,597     5.70%      $26,352,531     5.58%      5.45%
                                          ===========     ====       ===========     ====       ====

Maximum outstanding at any month end....  $27,678,979
                                          ===========

                                                                       YEAR ENDED DECEMBER 31, 1996
                                           AT DECEMBER 31, 1996      ---------------------------------
                                          ----------------------                              WEIGHTED
                                                        WEIGHTED                   WEIGHTED   AVERAGE
                                                        AVERAGE                    AVERAGE    EFFECTIVE
                                            ENDING      INTEREST       AVERAGE     INTEREST   INTEREST
                                            BALANCE       RATE         BALANCE       RATE       RATE
                                          -----------   --------     -----------   --------   --------
Six month floating rate notes...........  $ 2,699,477     5.23%      $ 2,485,322     5.32%      5.42%
Other floating rate notes...............    1,827,643     5.28         1,960,926     5.47       5.39
Discount notes..........................    2,377,976     6.43         3,072,019     5.31       5.36
Fixed rate notes........................    3,964,777     6.01         1,211,197     6.07       5.53
Securities sold -- not yet purchased and
  repurchase agreements.................            -        -           165,792     4.93       4.93
Short-term portion of long-term notes...   11,286,675     5.55        11,956,008     5.75       5.45
                                          -----------     ----       -----------     ----       ----
Total short-term notes..................  $22,156,548     5.67%      $20,851,264     5.62%      5.43%
                                          ===========     ====       ===========     ====       ====
Maximum outstanding at any month end....  $25,051,644
                                          ===========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

7.  SHORT-TERM BORROWINGS -- (CONTINUED)

                                           AT DECEMBER 31, 1995        YEAR ENDED DECEMBER 31, 1995
                                          ----------------------     ---------------------------------
                                                                                              WEIGHTED
                                                        WEIGHTED                   WEIGHTED   AVERAGE
                                                        AVERAGE                    AVERAGE    EFFECTIVE
                                            ENDING      INTEREST       AVERAGE     INTEREST   INTEREST
                                            BALANCE       RATE         BALANCE       RATE       RATE
                                          -----------   --------     -----------   --------   --------
Six month floating rate notes...........  $ 2,699,595     5.64%      $ 3,608,930     5.78%      5.86%
Other floating rate notes...............    1,942,360     5.82         1,221,480     5.60       5.78
Discount notes..........................    1,074,257     5.58         1,427,363     5.81       5.86
Fixed rate notes........................      350,000     6.97           903,670     7.99       5.82
Securities sold -- not yet purchased and
  repurchase agreements.................      131,112     6.38           311,797     6.10       6.10
Short-term portion of long-term notes...   11,249,676     5.79         7,937,658     5.83       5.90
                                          -----------     ----       -----------     ----       ----
Total short-term notes..................  $17,447,000     5.79%      $15,410,898     5.93%      5.88%
                                          ===========     ====       ===========     ====       ====
Maximum outstanding at any month end....  $18,046,974
                                          ===========

                                           AT DECEMBER 31, 1994        YEAR ENDED DECEMBER 31, 1994
                                          ----------------------     ---------------------------------
                                                                                              WEIGHTED
                                                        WEIGHTED                   WEIGHTED   AVERAGE
                                                        AVERAGE                    AVERAGE    EFFECTIVE
                                            ENDING      INTEREST       AVERAGE     INTEREST   INTEREST
                                            BALANCE       RATE         BALANCE       RATE       RATE
                                          -----------   --------     -----------   --------   --------
Six month floating rate notes...........  $ 3,849,125     5.39%      $ 3,410,090     4.40%      4.52%
Other floating rate notes...............      811,550     5.75           596,894     3.96       4.43
Discount notes..........................    2,696,122     5.89         3,244,158     4.28       4.45
Fixed rate notes........................    1,397,717     9.04           836,816     9.27       4.95
Securities sold -- not yet purchased and
  repurchase agreements.................      402,015     6.29           245,169     5.36       5.36
Short-term portion of long-term notes...    6,859,065     5.90         8,243,360     5.75       4.35
                                          -----------     ----       -----------     ----       ----
Total short-term notes..................  $16,015,594     6.05%      $16,576,487     5.29%      4.45%
                                          ===========     ====       ===========     ====       ====
Maximum outstanding at any month end....  $19,030,670
                                          ===========

     At both March 31, 1997 and December 31, 1996, the short-term portion of long-term notes included issues totaling $80 million repayable in U.S. dollars, with principal repayment obligations tied to foreign currency exchange rates. At March 31, 1997 and December 31, 1996, the short-term portion of long-term notes also included issues totaling $774 million and $771 million, respectively which require the payment of interest and principal in foreign currencies. To eliminate its exposure to the effect of currency fluctuations on these contractual obligations, Sallie Mae has entered into various foreign currency agreements with independent parties (see Note 10).

     To match the interest rate characteristics on short-term notes with the rate characteristics of its assets, Sallie Mae enters into interest rate swaps with independent parties. Under these agreements, Sallie Mae makes periodic payments, indexed to the related asset rates, in exchange for periodic payments which generally match Sallie Mae's interest obligations on fixed or variable rate notes (see Note 10).

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

8.  LONG-TERM NOTES

     The following tables summarize outstanding long-term notes at March 31, 1997, and December 31, 1996 and 1995, the weighted average interest rates and related notional amount of derivatives at the end of the periods, and the related average balances and weighted average effective interest rates, which include the effects of related off-balance sheet financial instruments (see Note
10), during the periods.

                                                                                     THREE MONTHS ENDED
                                                  AT MARCH 31, 1997                    MARCH 31, 1997
                                      -----------------------------------------    -----------------------
                                                                                                  WEIGHTED
                                                     WEIGHTED                                     AVERAGE
                                                     AVERAGE        NOTIONAL                      EFFECTIVE
                                        ENDING       INTEREST        AMOUNT          AVERAGE      INTEREST
                                        BALANCE        RATE      OF DERIVATIVES      BALANCE        RATE
                                      -----------    --------    --------------    -----------    --------
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing, due
       1998-2003...................   $ 7,360,772      5.37%        $ 1,763,223    $ 8,013,855      5.45%
                                      -----------      ----         -----------    -----------      ----
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing, due
       1998-2018...................    11,900,604      6.22          19,590,971     12,477,420      5.58
     Zero coupon, due 1998-2022....       333,345      8.27             360,394        330,119      7.63
  Dual currency, due 1998..........       249,947      7.63             272,000        249,192      6.74
  Foreign currency:
     Interest bearing, due
       1999-2000...................       257,100      5.39             495,785        257,100      5.43
                                      -----------      ----         -----------    -----------      ----
Total fixed rate notes.............    12,740,996      6.28          20,719,150     13,313,831      5.65
                                      -----------      ----         -----------    -----------      ----
Total long-term notes..............   $20,101,768      5.95%        $22,482,373    $21,327,686      5.57%
                                      ===========      ====         ===========    ===========      ====

                                                                                         YEAR ENDED
                                                AT DECEMBER 31, 1996                  DECEMBER 31, 1996
                                      -----------------------------------------    -----------------------
                                                                                                  WEIGHTED
                                                     WEIGHTED                                     AVERAGE
                                                     AVERAGE        NOTIONAL                      EFFECTIVE
                                        ENDING       INTEREST        AMOUNT          AVERAGE      INTEREST
                                        BALANCE        RATE      OF DERIVATIVES      BALANCE        RATE
                                      -----------    --------    --------------    -----------    --------
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing, due
       1998-2003...................   $ 8,844,825      5.27%        $ 2,022,044    $12,740,190      5.46%
                                      -----------      ----         -----------    -----------      ----
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing, due
       1998-2018...................    12,928,983      6.35          21,676,042     11,971,640      5.59
     Zero coupon, due 1998-2022....       326,875      8.25             358,071        304,990      7.68
  Dual currency, due 1998..........       248,443      7.63             272,000        245,569      6.65
  Foreign currency:
     Interest bearing, due
       1999-2000...................       257,100      5.34             495,785        577,592      5.31
     Zero coupon, due 1997.........             -         -                   -        183,647      5.42
                                      -----------      ----         -----------    -----------      ----
Total fixed rate notes.............    13,761,401      6.40          22,801,898     13,283,438      5.64
                                      -----------      ----         -----------    -----------      ----
Total long-term notes..............   $22,606,226      5.96%        $24,823,942    $26,023,628      5.55%
                                      ===========      ====         ===========    ===========      ====


                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

8.  LONG-TERM NOTES --(CONTINUED)

                                                                                         YEAR ENDED
                                                AT DECEMBER 31, 1995                  DECEMBER 31, 1995
                                      -----------------------------------------    -----------------------
                                                                                                  WEIGHTED
                                                     WEIGHTED                                     AVERAGE
                                                     AVERAGE        NOTIONAL                      EFFECTIVE
                                        ENDING       INTEREST        AMOUNT          AVERAGE      INTEREST
                                        BALANCE        RATE      OF DERIVATIVES      BALANCE        RATE
                                      -----------      ----       -----------      -----------      ----
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing, due
       1997-2002...................   $16,995,853      5.58%        $ 5,053,732    $21,998,541      5.95%
                                      -----------      ----         -----------    -----------      ----
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing, due
       1997-2018...................    11,430,127      6.70          17,050,772     12,035,074      5.99
     Zero coupon, due 1997-2022....       400,023      8.27             435,001        283,282      7.99
  Dual currency, due 1998..........       242,775      7.63             206,000        240,182      7.02
  Foreign currency:
     Interest bearing, due
       1997-2000...................       767,100      4.01           1,486,130        627,900      5.78
     Zero coupon, due 1997.........       246,737      5.79             253,626        188,399      5.85
                                      -----------      ----         -----------    -----------      ----
Total fixed rate notes.............    13,086,762      6.59          19,431,529     13,374,837      6.02
                                      -----------      ----         -----------    -----------      ----
Total long-term notes..............   $30,082,615      6.02%        $24,485,261    $35,373,378      5.98%
                                      ===========      ====         ===========    ===========      ====

     At March 31, 1997 and December 31, 1996, Sallie Mae had outstanding long-term debt issues with call features totaling $13.7 billion and $14.1 billion, respectively. As of March 31, 1997 and December 31, 1996, the stated maturities and maturities if accelerated to the call dates for long-term notes are shown in the following table:

                                               MARCH 31, 1997              DECEMBER 31, 1996
                                         --------------------------    --------------------------
                                           STATED       MATURITY TO      STATED       MATURITY TO
             YEAR OF MATURITY             MATURITY       CALL DATE      MATURITY       CALL DATE
    ----------------------------------   -----------    -----------    -----------    -----------
    1997..............................   $         -    $11,640,415    $         -    $12,794,908
    1998..............................     4,871,914      3,856,622      7,466,131      5,510,293
    1999..............................     7,876,747      2,285,849      7,676,221      2,185,610
    2000..............................     4,037,732      1,683,932      4,077,772      1,483,972
    2001..............................     2,366,525         79,200      2,465,758         79,200
    2002-2022.........................       948,850        555,750        920,344        552,243
                                         -----------    -----------    -----------    -----------
                                         $20,101,768    $20,101,768    $22,606,226    $22,606,226
                                         ===========    ===========    ===========    ===========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

8.  LONG-TERM NOTES --(CONTINUED)
     For the years ended December 31, 1996, 1995 and 1994, Sallie Mae repurchased certain long-term notes prior to their scheduled maturity to lower future years' interest expense. The following table summarizes these transactions (dollars in millions):

                                                                         YEARS ENDED DECEMBER
                                                                                 31,
                                                                         --------------------
                                                                         1996    1995    1994
                                                                         ----    ----    ----
    Maturity value....................................................   $90     $62     $138
                                                                         ====    ====    ====
    Carrying value....................................................   $ 8     $ 8     $ 21
                                                                         ====    ====    ====
    Premiums..........................................................   $ 7     $ 8     $ 14
                                                                         ====    ====    ====

     Sallie Mae issues debt with interest and/or principal payment characteristics tied to foreign currency indices to attempt to minimize its cost of funds. At March 31, 1997 and December 31, 1996 and 1995, Sallie Mae had outstanding long-term foreign currency notes which require the payment of principal and interest in foreign currencies, and dual currency notes which require the payment of interest in foreign currencies. To eliminate the corporation's exposure to the effect of currency fluctuations on these contractual obligations, Sallie Mae has entered into various foreign currency agreements with independent parties (see Note 10).

     To match the interest rate characteristics on its long-term borrowings with the interest rate characteristics of its assets, Sallie Mae enters into interest rate swaps with independent parties. Under these agreements, Sallie Mae makes periodic payments, indexed to the related asset rates, in exchange for periodic payments which generally match Sallie Mae's interest obligations on fixed or variable rate borrowings (see Note 10).

9.  STUDENT LOAN SECURITIZATION

     For the first three months of 1997 and 1996 and for the year ended December 31, 1996 and in October 1995, SLM Funding Corporation, a wholly-owned special purpose finance subsidiary, purchased from Sallie Mae and sold $2 billion, $1.5 billion, $6 billion and $1 billion, respectively, of student loans to trusts which issued floating rate student loan asset-backed securities in underwritten public offerings. At March 31, 1997 and December 31, 1996, securitized student loans outstanding totaled $8.0 billion and $6.3 billion, respectively.

     In November 1995, the U.S. District Court for the District of Columbia ruled, contrary to the Secretary of Education's ruling, that student loans owned by the trusts are not subject to the 30 basis point annual offset fee. The Department of Education appealed this decision and in January 1997, the U.S. Court of Appeals for the District of Columbia issued a decision affirming the District Court's ruling. However, the Court of Appeals remanded the case to the District Court with instructions to remand to the Department of Education and on April 29, 1997, the District Court Judge ordered the Department of Education to decide by July 31, 1997, on its final position with respect to whether the fee applies to securitized loans. It is therefore uncertain what the final outcome of this litigation will be. If the final outcome following the remand is that the offset fee is not applicable to loans securitized by Sallie Mae, the gains resulting from prior securitizations would be increased. As of March 31, 1997 and December 31, 1996, such increases would amount to approximately $75 million, pre-tax, and $55 million, pre-tax, respectively. Offset fees relating to securitizations have not been paid pending final resolution of the case. Management considers this increase in gains as a contingent asset which will be recognized upon a favorable final ruling in this matter. Gains on future securitizations will vary

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

9. STUDENT LOAN SECURITIZATION -- (CONTINUED) depending on the characteristics of the loan portfolios securitized as well as the outcome of the offset fee ruling.

10.  DERIVATIVE FINANCIAL INSTRUMENTS

  Derivative Financial Instruments Held or Issued for Purposes Other than
Trading

     Sallie Mae enters into various financial instruments with off-balance sheet risk in the normal course of business primarily to reduce interest rate risk and foreign currency exposure on certain borrowings. These financial instruments include interest rate swaps, interest rate cap and collar agreements, foreign currency swaps, forward currency exchange agreements, options on currency exchange agreements, options on securities and financial futures contracts.

     Sallie Mae enters into three general types of interest rate swaps under which it pays the following: 1) a floating rate in exchange for a fixed rate (standard swaps); 2) a fixed rate in exchange for a floating rate (reverse swaps); and 3) a floating rate in exchange for another floating rate, based upon different market indices (basis/reverse basis swaps). At March 31, 1997, Sallie Mae had outstanding $18.1 billion, $1.1 billion, and $17.0 billion of notional principal amount of standard swaps, reverse swaps, and basis/reverse basis swaps, respectively. Of Sallie Mae's $36.2 billion of interest rate swaps outstanding at March 31, 1997, $35.1 billion was related to debt and $1.1 billion was related to assets. At December 31, 1996, Sallie Mae had outstanding $18.2 billion, $1.1 billion, and $17.8 billion of notional principal amount of standard swaps, reverse swaps, and basis/reverse basis swaps, respectively. Of Sallie Mae's $37.1 billion of interest rate swaps outstanding at December 31, 1996, $36 billion was related to debt and $1.1 billion was related to assets.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.  DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)
     The following tables summarize the ending balances of the borrowings that have been matched with interest rate swaps and foreign currency agreements at March 31, 1997, and December 31, 1996 and 1995 (dollars in billions).

                                                                    AT MARCH 31, 1997
                                     -------------------------------------------------------------------------------
                                                                  SWAPS
                                                   ------------------------------------     FOREIGN
                                                                             BASIS/         CURRENCY        TOTAL
                                     BORROWINGS    STANDARD    REVERSE    REVERSE BASIS    AGREEMENTS    DERIVATIVES
                                     ----------    --------    -------    -------------    ----------    -----------
SHORT-TERM NOTES
Six month floating rate notes.....      $  .3        $   -       $ -          $  .3           $  -          $  .3
Other floating rate notes.........         .3            -         -             .6              -             .6
Discount notes....................         .1            -         -             .1              -             .1
Fixed rate notes..................        4.5          4.5         -            2.4              -            6.9
Securities sold -- not yet
  purchased and repurchase
  agreements......................          -            -         -              -              -              -
Short-term portion of long-term
  notes...........................        3.8          1.6         -            3.3             .9            5.8
                                        -----        -----     -----          -----           ----          -----
     Total short-term notes.......        9.0          6.1         -            6.7             .9           13.7
                                        -----        -----     -----          -----           ----          -----

LONG-TERM NOTES
Floating rate notes:
  U.S. dollar denominated interest
     bearing......................        1.2           .3         -            1.5              -            1.8
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing.............       11.3         11.3         -            8.3              -           19.6
     Zero coupon..................         .2           .2         -             .2              -             .4
  Dual currency...................         .2           .2         -             .1              -             .3
  Foreign currency:
     Interest bearing.............         .3            -         -             .2             .3             .5
     Zero coupon..................          -            -         -              -              -              -
                                        -----        -----     -----          -----           ----          -----
       Total long-term notes......       13.2         12.0         -           10.3             .3           22.6
                                        -----        -----     -----          -----           ----          -----
       Total notes................      $22.2        $18.1       $ -          $17.0           $1.2          $36.3
                                        =====        =====     =====          =====           ====          =====

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.  DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)

                                                                  AT DECEMBER 31, 1996
                                     -------------------------------------------------------------------------------
                                                                  SWAPS
                                                   ------------------------------------     FOREIGN
                                                                             BASIS/         CURRENCY        TOTAL
                                     BORROWINGS    STANDARD    REVERSE    REVERSE BASIS    AGREEMENTS    DERIVATIVES
                                     ----------    --------    -------    -------------    ----------    -----------
SHORT-TERM NOTES
Six month floating rate notes.....      $  .3        $   -       $ -          $  .3           $  -          $  .3
Other floating rate notes.........         .3            -         -             .6              -             .6
Discount notes....................          -            -         -              -              -              -
Fixed rate notes..................        3.4          3.4         -            2.2              -            5.6
Securities sold -- not yet
  purchased and repurchase
  agreements......................          -            -         -              -              -              -
Short-term portion of long-term
  notes...........................        4.5          1.8         -            3.2             .9            5.9
                                        -----        -----     -----          -----           ----          -----
     Total short-term notes.......        8.5          5.2         -            6.3             .9           12.4
                                        -----        -----     -----          -----           ----          -----

LONG-TERM NOTES
Floating rate notes:
  U.S. dollar denominated interest
     bearing......................        1.4           .3         -            1.8              -            2.1
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing.............       12.3         12.3         -            9.3              -           21.6
     Zero coupon..................         .2           .2         -             .1              -             .3
  Dual currency...................         .2           .2         -             .1              -             .3
  Foreign currency:
     Interest bearing.............         .3            -         -             .2             .3             .5
     Zero coupon..................          -            -         -              -              -              -
                                        -----        -----     -----          -----           ----          -----
       Total long-term notes......       14.4         13.0         -           11.5             .3           24.8
                                        -----        -----     -----          -----           ----          -----
       Total notes................      $22.9        $18.2       $ -          $17.8           $1.2          $37.2
                                        =====        =====     =====          =====           ====          =====

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.  DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)

                                                                  AT DECEMBER 31, 1995
                                     -------------------------------------------------------------------------------
                                                                  SWAPS
                                                   ------------------------------------     FOREIGN
                                                                             BASIS/         CURRENCY        TOTAL
                                     BORROWINGS    STANDARD    REVERSE    REVERSE BASIS    AGREEMENTS    DERIVATIVES
                                     ----------    --------    -------    -------------    ----------    -----------
SHORT-TERM NOTES
Six month floating rate notes.....      $   -        $   -       $ -          $   -           $  -          $   -
Other floating rate notes.........        1.5            -         -            2.8              -            2.8
Discount notes....................          -            -         -              -              -              -
Fixed rate notes..................         .3           .3         -              -              -             .3
Securities sold -- not yet
  purchased and repurchase
  agreements......................          -            -         -              -              -              -
Short-term portion of long-term
  notes...........................        5.7          1.4        .3            6.7             .3            8.7
                                        -----        -----     -----          -----           ----          -----
     Total short-term notes.......        7.5          1.7        .3            9.5             .3           11.8
                                        -----        -----     -----          -----           ----          -----

LONG-TERM NOTES
Floating rate notes:
  U.S. dollar denominated interest
     bearing......................        3.9           .9         -            4.1              -            5.0
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing.............       10.8         10.8         -            6.1             .2           17.1
     Zero coupon..................         .3           .3         -             .2              -             .5
  Dual currency...................         .2           .2         -              -              -             .2
  Foreign currency:
     Interest bearing.............         .8            -         -             .7             .8            1.5
     Zero coupon..................         .2            -         -              -             .2             .2
                                        -----        -----     -----          -----           ----          -----
       Total long-term notes......       16.2         12.2         -           11.1            1.2           24.5
                                        -----        -----     -----          -----           ----          -----
       Total notes................      $23.7        $13.9       $.3          $20.6           $1.5          $36.3
                                        =====        =====     =====          =====           ====          =====

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.  DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)
     The following table summarizes the activity for Sallie Mae's interest rate swaps, foreign currency agreements and futures contracts held or issued for purposes other than trading for the years ended December 31, 1994, 1995 and 1996 and the three months ended March 31, 1997 (dollars in millions).

                                                                NOTIONAL PRINCIPAL
                                                            ---------------------------
                                                                              FOREIGN      FUTURES
                                                            INTEREST RATE     CURRENCY     CONTRACT
                                                                SWAPS        AGREEMENTS    AMOUNTS
                                                            -------------    ----------    --------
    Balance, December 31, 1993...........................     $  23,253        $1,500      $  1,805
      Issuances/Opens....................................        15,402           510         4,437
      Maturities/Expirations.............................        (9,518)         (575)       (3,088)
      Terminations/Closes................................           (99)          (37)       (2,598)
                                                              -----------      --------    --------
    Balance, December 31, 1994...........................        29,038         1,398           556
      Issuances/Opens....................................        19,549           466         2,370
      Maturities/Expirations.............................       (10,634)         (380)         (535)
      Terminations/Closes................................        (1,773)            -        (2,211)
                                                              -----------      --------    --------
    Balance, December 31, 1995...........................        36,180         1,484           180
      Issuances/Opens....................................        14,571            14         2,631
      Maturities/Expirations.............................       (13,369)         (310)         (708)
      Terminations/Closes................................          (300)            -        (1,925)
                                                              -----------      --------    --------
    Balance, December 31, 1996...........................        37,082         1,188           178
      Issuances/Opens....................................         2,870             3           350
      Maturities/Expirations.............................        (3,789)            -          (225)
      Terminations/Closes................................             -             -          (178)
                                                              -----------      --------    --------
    Balance, March 31, 1997..............................     $  36,163        $1,191      $    125
                                                              =========      ========      ========

  Interest Rate Swaps

     Net payments related to the debt-related swaps are recorded in interest expense. For the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, Sallie Mae received net payments on all debt-related swaps reducing interest expense by $38 million, $41 million, $165 million, $94 million and $262 million, respectively.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.  DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)
     As of March 31, 1997 and December 31, 1996, stated maturities of interest rate swaps and maturities if accelerated to the put dates, are shown in the following table (dollars in millions). The maturities of interest rate swaps generally coincide with the maturities of the associated assets or borrowings.

                                                        MARCH 31, 1997            DECEMBER 31, 1996
                                                    -----------------------    -----------------------
                                                     STATED     MATURITY TO     STATED     MATURITY TO
                  YEAR OF MATURITY                  MATURITY     PUT DATE      MATURITY     PUT DATE
    ---------------------------------------------   --------    -----------    --------    -----------
    1997.........................................   $  5,376      $12,718      $  7,599      $15,161
    1998.........................................      8,379        8,208         7,102        7,001
    1999.........................................     10,741        8,025        10,541        7,925
    2000.........................................      7,110        4,760         7,225        4,560
    2001.........................................      3,135        1,350         3,235        1,350
    2002-2008....................................      1,422        1,102         1,380        1,085
                                                    --------    -----------    --------    -----------
                                                    $ 36,163      $36,163      $ 37,082      $37,082
                                                     =======     ========       =======     ========

  Foreign Currency Agreements

     At March 31, 1997, December 31, 1996 and 1995, Sallie Mae had borrowings repayable in U.S. dollars, with principal repayment obligations tied to foreign currency exchange rates of $80 million, $80 million and $235 million, respectively, and borrowings with principal repayable in foreign currencies of $1.0 billion. Such debt issuances were hedged by forward currency exchange agreements, foreign currency swaps, and options on currency exchange agreements. Such agreements typically mature concurrently with the maturities of the debt. At both March 31, 1997 and December 31, 1996, Sallie Mae also had outstanding $80 million, $1.0 billion and $80 million of notional principal in foreign currency exchange agreements, foreign currency swaps and foreign currency options, respectively. The following table summarizes the outstanding amount of these borrowings and their currency translation values at March 31, 1997 and December 31, 1996 and 1995, using spot rates at the respective dates (dollars in millions).

                                                                                   DECEMBER 31,
                                                                 MARCH 31,    ----------------------
                                                                   1997         1996         1995
                                                                 ---------    ---------    ---------
    Carrying value of outstanding foreign currency debt.......    $ 1,111      $  1,108     $  1,249
    Currency translation value of outstanding foreign currency
      debt....................................................        965         1,002        1,149

  Futures Contracts

     Sallie Mae enters into financial futures contracts to hedge the risk of future interest rate changes. The contracts are typically anticipatory hedges of debt to be issued to fund Sallie Mae's assets, mainly the portfolio of student loans in the PLUS program. These student loans pay interest that are indexed to the one-year Treasury bill, reset annually on the final auction prior to June 1. The gains and losses on these hedging transactions are deferred and included in other assets and will be recognized as an adjustment of interest expense. At March 31, 1997 and December 31, 1996, the futures contracts sold by the Company hedged approximately $125 million and $178 million, respectively, of anticipated funding. Approximately $2 million and $7 million of realized losses have been deferred at March 31, 1997 and December 31, 1996, respectively, related to futures contracts.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.  DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)
  Derivative Financial Instruments Held or Issued for Trading Purposes

     From time to time Sallie Mae maintains a small number of active trading positions in derivative financial instruments which are designed to generate additional income based on market conditions. Trading results for these positions were immaterial to Sallie Mae's financial statements for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994. During December 1995, Sallie Mae entered into a derivative contract of $1.5 billion notional amount whose value is determined by both the market value and the yield of certain AAA rated variable rate asset-backed securities. The contract, which had an original maturity date of January 1997, was extended to January 1998. The mark-to-market gain on this contract was $4 million at March 31, 1997 and December 31, 1996 and immaterial at December 31, 1995.

11.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     FAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires estimation of the fair values of financial instruments. The following is a summary of the assumptions and methods used to estimate those values.

  Student Loans

     Fair value was determined by analyzing amounts which Sallie Mae has paid recently to acquire similar loans in the secondary market.

  Warehousing Advances and Academic Facilities Financings

     The fair values of both warehousing advances and academic facilities financings were determined through standard bond pricing formulas using current interest rates and credit spreads.

  Cash and Investments

     For investments with remaining maturities of three months or less, carrying value approximated fair value. Investments in U.S. Treasury securities were valued at market quotations. All other investments were valued through standard bond pricing formulas using current interest rates and credit spreads.

  Short-term Borrowings and Long-term Notes

     For borrowings with remaining maturities of three months or less, carrying value approximated fair value. Where available the fair value of financial liabilities was determined from market quotations. If market quotations were unavailable standard bond pricing formulas were applied using current interest rates and credit spreads.

  Off-balance Sheet Financial Instruments

     The fair values of off-balance sheet financial instruments, including interest rate swaps, interest rate cap and collar agreements, foreign currency swaps, forward exchange agreements and financial futures contracts, were estimated at the amount that would be required to terminate such agreements, taking into account current interest rates and credit spreads.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

11.  FAIR VALUES OF FINANCIAL INSTRUMENTS -- (CONTINUED)
     The following table summarizes the fair values of Sallie Mae's financial assets and liabilities, including off-balance sheet financial instruments (dollars in millions):

                                                                                       DECEMBER 31,
                                                          -----------------------------------------------------------------------
                                MARCH 31, 1997                           1996                                 1995
                        -------------------------------   ----------------------------------   ----------------------------------
                         FAIR     CARRYING                   FAIR      CARRYING                   FAIR      CARRYING
                         VALUE     VALUE     DIFFERENCE     VALUE       VALUE     DIFFERENCE     VALUE       VALUE     DIFFERENCE
                        -------   --------   ----------   ----------   --------   ----------   ----------   --------   ----------
    EARNING ASSETS
    Student loans...... $33,127   $ 32,847      $280       $  34,005   $ 33,754      $251       $  34,551   $ 34,336      $215
    Warehousing
      advances.........   2,535      2,533         2           2,793      2,790         3           3,878      3,865        13
    Academic facilities
      financings.......   1,393      1,405       (12)          1,473      1,473         -           1,347      1,313        34
    Cash and
      investments......   7,738      7,738         -           7,706      7,706         -           8,868      8,867         1
                        -------   --------     -----      ----------   --------     -----      ----------   --------     -----
    Total earning
      assets...........  44,793     44,523       270          45,977     45,723       254          48,644     48,381       263
                        -------   --------     -----      ----------   --------     -----      ----------   --------     -----
    INTEREST BEARING
      LIABILITIES
    Short-term
      borrowings.......  22,856     23,003       147          22,096     22,157        61          17,423     17,447        24
    Long-term notes....  19,850     20,102       252          22,519     22,606        87          30,252     30,083      (169)
                        -------   --------     -----      ----------   --------     -----      ----------   --------     -----
    Total interest
      bearing
      liabilities......  42,706     43,105       399          44,615     44,763       148          47,675     47,530      (145)
                        -------   --------     -----      ----------   --------     -----      ----------   --------     -----
    OFF-BALANCE SHEET
      FINANCIAL
      INSTRUMENTS
    Interest rate
      swaps............    (158)         -      (158)            (21)         -       (21)            245          -       245
    Forward exchange
      agreements and
      foreign currency
      swaps............    (204)         -      (204)           (161)         -      (161)           (184)         -      (184)
    Warehousing advance
      commitments......       -          -         -               -          -         -               -          -         -
    Academic facilities
      financing
      commitments......       -          -         -               -          -         -               -          -         -
    Letters of
      credit...........       -          -         -               -          -         -               -          -         -
                                               -----                                -----                                -----
    Excess of fair
      value over
      carrying value...                         $307                                 $220                                 $179
                                                ====                                 ====                                 ====

     At March 31, 1997 and December 31, 1996 and 1995, substantially all interest rate swaps and foreign exchange agreements and foreign currency swaps were hedging liabilities.

12.  COMMITMENTS AND CONTINGENCIES

     Sallie Mae has committed to purchase student loans during specified periods and to lend funds under the warehousing advance commitment, academic facilities financing commitment and letters of credit programs. Letters of credit support the issuance of state student loan revenue bonds. They represent unconditional guarantees of Sallie Mae to repay holders of the bonds in the event of a default. In the event that letters of credit are drawn upon, such loans are collateralized by the student loans underlying the bonds.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

12.  COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
     Commitments outstanding are summarized below:

                                                                           DECEMBER 31,
                                                      MARCH 31,     --------------------------
                                                        1997           1996           1995
                                                     -----------    -----------    -----------
    Student loan purchase commitments.............   $20,149,339    $15,845,821    $14,244,234
    Warehousing advance commitments...............     2,261,818      2,367,288        698,019
    Academic facilities financing commitments.....       172,927          9,930          6,330
    Letters of credit.............................     3,717,441      3,743,892      3,063,390
                                                     -----------    -----------    -----------
                                                     $26,301,525    $21,966,931    $18,011,973
                                                      ==========     ==========     ==========

     The following schedules summarize expirations of commitments outstanding at March 31, 1997 and December 31, 1996:

                                                                  MARCH 31, 1997
                                              -------------------------------------------------------
                                                                              ACADEMIC
                                              STUDENT LOAN    WAREHOUSING    FACILITIES    LETTERS OF
                                               PURCHASES       ADVANCES      FINANCINGS      CREDIT
                                              ------------    -----------    ----------    ----------
    1997...................................   $  2,220,978    $  220,237      $   2,166    $  251,392
    1998...................................      2,041,135       175,488         30,346     1,092,378
    1999...................................      7,049,562       128,332         10,700       816,630
    2000...................................        753,354        31,860              -       826,875
    2001...................................              -             -         70,000       137,620
    2002-2017..............................      8,084,310     1,705,901         59,715       592,546
                                              ------------    -----------    ----------    ----------
         Total.............................   $ 20,149,339    $2,261,818      $ 172,927    $3,717,441
                                                ==========     =========       ========     =========

                                                                 DECEMBER 31, 1996
                                              -------------------------------------------------------
                                                                              ACADEMIC
                                              STUDENT LOAN    WAREHOUSING    FACILITIES    LETTERS OF
                                               PURCHASES       ADVANCES      FINANCINGS      CREDIT
                                              ------------    -----------    ----------    ----------
    1997...................................   $  3,299,173    $  348,072      $   1,230    $  367,829
    1998...................................      1,793,359       172,647              -     1,122,724
    1999...................................      4,367,745       103,609          8,700       861,630
    2000...................................        272,743        34,859              -       826,690
    2001...................................              -             -              -       207,620
    2002-2017..............................      6,112,801     1,708,101              -       357,399
                                              ------------    -----------    ----------    ----------
         Total.............................   $ 15,845,821    $2,367,288      $   9,930    $3,743,892
                                                ==========     =========       ========     =========

  Litigation

     On June 11, 1996, Orange County, California filed a complaint against the Company in the U.S. Bankruptcy Court for the Central District of California. The case is currently pending in the U.S. District Court for the Central District of California. The complaint alleges that the Company made fraudulent representations and omitted material facts in offering circulars on various bond offerings purchased by Orange County, which contributed to Orange County's market losses and subsequent bankruptcy. The complaint seeks to hold Sallie Mae responsible for losses resulting from Orange County's bankruptcy, but does not specify the amount of damages claimed. In addition, the complaint includes counts under the California

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

12.  COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
Corporations Code, as well as a count for common law fraud. The Company believes that the complaint is without merit and intends to defend the case vigorously. At this time, Management believes the impact of the lawsuit will not be material to the Company.

13.  PREFERRED STOCK

     Sallie Mae's 4.3 million outstanding shares of non-voting adjustable rate cumulative preferred stock, par value $50.00 per share, pay cumulative quarterly dividends at a per annum rate of 4.5 percentage points below the highest yield of certain United States Treasury obligations. However, the dividend rate for any dividend period will not be less than 5 percent per annum nor greater than 14 percent per annum. The dividend rate was 5 percent for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994. The stock is redeemable, at the option of Sallie Mae, in whole or in part, at $50.00 per share plus accrued dividends.

     In May 1986, the Board of Directors authorized management, under certain circumstances, to repurchase up to $50 million of Sallie Mae's adjustable rate cumulative preferred stock at market prices. As of March 31, 1997 and December 31, 1996, Sallie Mae had repurchased 722,350 shares at an average price of $45.23 per share, totalling $32.7 million.

14.  COMMON STOCK

     The Board of Directors has reserved 11 million common shares for issuance under various compensation and benefit plans with 6 million shares remaining at both March 31, 1997 and December 31, 1996.

     Sallie Mae has engaged in repurchases of its common stock since 1986. In December 1996, Sallie Mae retired 59 million shares of common stock held as treasury stock at an average price of $44.36. As a result, treasury stock decreased by $2.6 billion with a corresponding decrease of $12 million to common stock, par; $568 million to additional paid-in capital; and $2.0 billion to retained earnings. As of March 31, 1997 and December 31, 1996, Sallie Mae held as treasury stock 13.3 million common shares purchased at an average price of $50.63 and 12 million common shares purchased at an average price of $44.75, respectively.

     Earnings per common share are computed based on net income less dividends on preferred stock divided by the weighted average common and common equivalent shares outstanding for the period. Average common and common equivalent shares outstanding for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 totaled 53,643,811; 57,479,252;
55,811,279; 67,450,889; and 79,776,993, respectively.

15.  STOCK OPTION PLANS

     Sallie Mae maintains a stock option plan for key employees which permits grants of stock options for the purchase of common stock with exercise prices equal to the market value on the date of the grant. Stock options are exercisable one year after date of grant and have ten year terms. Sallie Mae's 1993-1998 Employee

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

15.  STOCK OPTION PLANS -- (CONTINUED)
Stock Option Plan authorized the grant of options for up to 5.1 million shares of common stock. The following table summarizes employee stock options plan activity.

                                                                        YEARS ENDED DECEMBER 31,
                            THREE MONTHS ENDED     -------------------------------------------------------------------
                              MARCH 31, 1997               1996                    1995                   1994
                            -------------------    --------------------    --------------------    -------------------
                                        AVERAGE                 AVERAGE                 AVERAGE                AVERAGE
                            OPTIONS      PRICE      OPTIONS      PRICE      OPTIONS      PRICE     OPTIONS      PRICE
                            --------    -------    ---------    -------    ---------    -------    --------    -------
Outstanding at beginning
  of period..............    931,857    $ 60.80    1,094,975    $48.80       931,255    $54.49      698,550    $58.80
Granted..................    336,385     107.63      325,545     73.08       517,800     37.15      367,150     48.03
Exercised................   (310,852)     62.52     (485,363)    41.88      (223,180)    42.76      (13,445)    31.56
Canceled.................    (14,250)    108.00       (3,300)    73.00      (130,900)    53.52     (121,000)    62.33
                            --------    -------    ---------    -------    ---------    -------    --------    -------
Outstanding at end of
  period.................    943,140    $ 76.22      931,857    $60.80     1,094,975    $48.80      931,255    $54.49
                            =========   -------    =========    -------    =========    -------    =========   -------
Exercisable at end of
  period.................    616,255    $ 59.79      609,612    $54.30       641,075    $57.09      587,855    $58.34
                            =========   -------    =========    -------    =========    -------    =========   -------
Weighted-average fair
  value of options
  granted during the
  period.................               $ 46.98                 $25.87                  $10.18
                                        -------                 -------                 -------

     The following table summarizes the number, weighted-average of exercise prices (which ranged from $34 to $112) and weighted-average remaining contractual life of the employee stock options outstanding at March 31, 1997.

                                                            AVERAGE REMAINING
       EXERCISE PRICES        OPTIONS     AVERAGE PRICE     CONTRACTUAL LIFE
    ----------------------    -------     -------------     -----------------
    Under $40                 125,420        $ 36.74              7.5 yrs.
    $40-$80                   495,535          65.74              6.5
    Above $80                 322,185         107.71             10.0
                              -------        -------             --------
    Total                     943,140        $ 76.22              8.0 yrs.
                              =======        -------             --------


     The following table summarizes the number, weighted-average of exercise prices (which ranged from $29 to $95) and weighted-average remaining contractual life of the employee stock options outstanding at December 31, 1996.

                                                            AVERAGE REMAINING
       EXERCISE PRICES        OPTIONS     AVERAGE PRICE     CONTRACTUAL LIFE
    ----------------------    -------     -------------     -----------------
    Under $40                 178,938        $ 36.63              7.5 yrs.
    $40-$80                   751,419          66.48              7.0
    Above $80                   1,500          94.75             10.0
                              -------        -------             --------
    Total                     931,857        $ 60.80              7.0 yrs.
                              =======        -------             --------

     In May 1996, shareholders approved the Board of Directors Stock Option Plan, which authorized the grant of options to acquire up to 200,000 shares of common stock. Options under this plan are exercisable on

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

15.  STOCK OPTION PLANS -- (CONTINUED)
the date of grant and have ten year terms. The following table summarizes the Board of Directors Stock Option Plan activity.

                                                          THREE MONTHS ENDED        YEAR ENDED
                                                            MARCH 31, 1997      DECEMBER 31, 1996
                                                          ------------------    ------------------
                                                                     AVERAGE               AVERAGE
                                                          OPTIONS     PRICE     OPTIONS     PRICE
                                                          -------    -------    -------    -------
    Outstanding at beginning of period.................    63,000    $ 73.00          -    $     -
    Granted............................................    21,000     108.00     63,000      73.00
    Exercised..........................................    (4,500)     73.00          -          -
    Canceled...........................................         -          -          -          -
                                                          -------    -------    -------    -------
    Outstanding at end of period.......................    79,500    $ 82.25     63,000    $ 73.00
                                                           ======    -------     ======    -------
    Exercisable at end of period.......................    79,500    $ 82.25     63,000    $ 73.00
                                                           ======    -------     ======    -------
    Weighted-average fair value of options granted
      during the period................................              $ 47.26               $ 25.84
                                                                     -------               -------

     At both March 31, 1997 and December 31, 1996, the outstanding Board of Directors options had a weighted-average remaining contractual life of 9 years.

     Sallie Mae accounts for its stock option plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," which results in no compensation expense for stock options granted under the plans.

     The following table summarizes pro forma disclosures for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996 and 1995, as if Sallie Mae had accounted for employee and Board of Directors stock options granted subsequent to December 31, 1994 under the fair market value method as set forth in FAS No. 123, "Accounting for Stock-Based Compensation." The fair value for these options was estimated at the date of grant using the Extended Binomial Options Pricing Model, a variation of the Black-Sholes option pricing model, with the following weighted average assumptions for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996 and 1995, respectively: risk-free interest rate of 7 percent, 6 percent, 6 percent and 8 percent; volatility factor of the expected market price of Sallie Mae common stock of 30 percent, 29 percent, 29 percent and 29 percent; dividend growth rate of 8 percent; vesting period of one year from date of grant; and time of exercise-expiration date.

                                                    THREE MONTHS ENDED         YEARS ENDED
                                                        MARCH 31,              DECEMBER 31,
                                                   --------------------    --------------------
                                                     1997        1996        1996        1995
                                                   --------    --------    --------    --------
    Net income..................................   $118,837    $102,900    $419,410    $366,279
                                                   ========    ========    ========    ========
    Pro forma net income........................   $116,575    $101,451    $413,121    $363,500
                                                   ========    ========    ========    ========
    Earnings per common share...................   $   2.17    $   1.74    $   7.32    $   5.27
                                                   ========    ========    ========    ========
    Pro forma earnings per common share.........   $   2.12    $   1.72    $   7.21    $   5.23
                                                   ========    ========    ========    ========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

16.  BENEFIT PLANS

  Pension Plans

     Sallie Mae has a qualified noncontributory defined benefit pension plan (the "Plan") covering substantially all employees who meet certain service requirements. The Plan's benefits are based on years of service and the employee's compensation. Effective April 1, 1995, Sallie Mae modified the Plan to compute plan benefits on 5-year highest average base salary, a maximum service accrual period of 30 years, and normal retirement age of 62. Prior to these modifications, plan benefits were computed based on 3-year highest average base salary, a maximum service accrual period of 26.67 years, and a normal retirement age of 60. The Plan is funded annually based on the maximum amount that can be deducted for federal income tax purposes. The assets of the plan are primarily invested in equities and fixed income securities.

     The following table sets forth the Plan's actuarially determined funded status and amounts recognized in Sallie Mae's consolidated financial statements.

                                                                         1996        1995
                                                                       --------    --------
    Accumulated Benefits:
    Actuarial present value of accumulated benefit obligations:
      Vested........................................................   $ 39,949    $ 34,232
      Nonvested.....................................................      5,099       6,840
                                                                       --------    --------
         Total......................................................   $ 45,048    $ 41,072
                                                                       ========    ========
    Pension Asset (Liability):
      Actuarial present value of projected benefit obligation for
         service rendered to date...................................   $(75,106)   $(72,361)
      Plan assets at fair value.....................................     75,587      54,222
                                                                       --------    --------
      Plan assets (less than) greater than projected benefit
         obligation.................................................        481     (18,139)
      Unrecognized prior service cost...............................     (4,023)     (4,444)
      Unrecognized transition obligation............................      1,286       1,500
      Unrecognized (gain) loss......................................     (7,149)     12,613
                                                                       --------    --------
         Accrued pension cost.......................................   $ (9,405)   $ (8,470)
                                                                       ========    ========

     In determining the projected benefit obligation, the weighted-average assumed discount rate used was 7.5 percent in 1996, 7.0 percent in 1995 and 8.0 percent in 1994, while the assumed average rate of compensation increase was 6.0 percent in 1996 and in 1995 and 7.0 percent in 1994. The expected long-term rate of return on plan assets used in determining net periodic pension cost was 8.0 percent in 1996, 1995 and 1994.

     Net periodic pension cost included the following components:

                                                                1996        1995       1994
                                                              --------    --------    -------
    Service cost -- benefits earned during the period......   $  8,369    $  8,867    $ 6,737
    Interest cost on project benefit obligations...........      5,055       3,659      3,345
    Actual return on plan assets...........................    (13,009)    (11,736)    (1,228)
    Net amortization and deferral..........................      8,429       8,327       (220)
                                                              --------    --------    -------
      Net periodic pension cost............................   $  8,844    $  9,117    $ 8,634
                                                              ========    ========    =======

     Sallie Mae maintains a non-qualified pension plan for certain key employees as designated by the Board of Directors and a nonqualified pension plan for its Board of Directors. Total pension expense for these plans in 1996, 1995 and 1994 was $11.9 million, $11.2 million and $11.7 million, respectively.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

16.  BENEFIT PLANS -- (CONTINUED)
  Thrift and Savings Plans

     Sallie Mae's Thrift and Savings Plan ("the Plan") is a defined contribution plan that is intended to qualify under section 401(k) of the Internal Revenue Code. The Plan covers substantially all employees who have been employed by Sallie Mae for one or more years and have completed at least a thousand hours of service. Participating employees may contribute up to 6 percent of base salary and these contributions are matched 100 percent by Sallie Mae.

     Sallie Mae also maintains a non-qualified Thrift and Savings Plan to assure that designated participants receive the full amount of benefits to which they would have been entitled under the Thrift and Savings Plan but for limits on compensation and contribution levels imposed by the Internal Revenue Code.

     Total expenses related to the Thrift and Savings Plan was $5.0 million, $4.9 million and $4.8 million in 1996, 1995 and 1994, respectively.

17.  FEDERAL INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the company's deferred tax liabilities and assets as of March 31, 1997 and December 31, 1996 and 1995 under the liability method are as follows:

                                                                               DECEMBER 31,
                                                             MARCH 31,    ----------------------
                                                               1997         1996         1995
                                                             ---------    ---------    ---------
    Deferred tax liabilities:
      Leases..............................................   $ 346,170    $ 351,093    $ 344,438
      Unrealized investment gains.........................     178,243      188,050      199,686
      Other...............................................      35,839       32,669       19,574
                                                             ---------    ---------    ---------
                                                               560,252      571,812      563,698
                                                             ---------    ---------    ---------
    Deferred tax assets:
      ExportSS operating costs............................      68,411       68,874       54,953
      Student loan reserves...............................      50,334       47,004       31,566
      In-substance defeasance transactions................      30,707       30,788       31,014
      Asset valuation allowances..........................      24,490       24,842       25,512
      Securitization transactions.........................      16,274       13,076            -
      Other...............................................      33,104       31,211       25,522
                                                             ---------    ---------    ---------
                                                               223,320      215,795      168,567
                                                             ---------    ---------    ---------
    Net deferred tax liabilities..........................   $ 336,932    $ 356,017    $ 395,131
                                                              ========     ========     ========

     Sallie Mae is exempt from all state, local and District of Columbia taxes except for real property taxes. Deferred tax assets on in-substance defeasance transactions resulted from premiums on the debt extinguished. These premiums are capitalized and amortized over the life of the defeasance trust for tax purposes.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

17.  FEDERAL INCOME TAXES -- (CONTINUED)
     Reconciliations of the statutory United States federal income tax rates to Sallie Mae's effective tax rate follow:

                                                           THREE MONTHS
                                                           ENDED MARCH      YEARS ENDED DECEMBER
                                                               31,                  31,
                                                           ------------    ----------------------
                                                           1997    1996    1996     1995     1994
                                                           ----    ----    ----     ----     ----
    Statutory rate......................................   35.0%   35.0%   35.0%    35.0%    35.0%
    Tax exempt interest and dividends received
      deduction.........................................   (3.0)   (3.2)   (3.8)    (6.4)    (5.7)
    Other, net..........................................    (.7)   (1.2)   (1.3)    (1.2)     (.4)
                                                           ----    ----    ----     ----     ----
    Effective tax rate..................................   31.3%   30.6%   29.9%    27.4%    28.9%
                                                           ====    ====    ====     ====     ====

     Federal income taxes paid for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994 were $37 million, $39 million, $202 million, $122 million and $188 million, respectively.

18.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                               1997                          1996
                                             --------    --------------------------------------------
                                              FIRST       FIRST       SECOND      THIRD       FOURTH
                                             QUARTER     QUARTER     QUARTER     QUARTER     QUARTER
                                             --------    --------    --------    --------    --------
Net interest income.......................   $199,026    $232,679    $219,561    $208,988    $205,208
Other income..............................     75,940      21,754      27,899      35,211      62,052
Operating expenses........................    101,559      98,773     100,145     100,075     106,659
Federal income taxes......................     54,570      47,968      44,340      42,877      48,313
                                             --------    --------    --------    --------    --------
Income before premiums on debt
  extinguished............................    118,837     107,692     102,975     101,247     112,288
Premiums on debt extinguished, net of
  tax.....................................          -      (4,792)          -           -           -
                                             --------    --------    --------    --------    --------
Net income................................   $118,837    $102,900    $102,975    $101,247    $112,288
                                             ========    ========    ========    ========    ========
Earnings per common share before premiums
  on debt extinguished....................   $   2.17    $   1.82    $   1.79    $   1.79    $   2.01
                                             ========    ========    ========    ========    ========
Earnings per common share.................   $   2.17    $   1.74    $   1.79    $   1.79    $   2.01
                                             ========    ========    ========    ========    ========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

18.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED) -- (CONTINUED)

                                                                           1995
                                                       --------------------------------------------
                                                        FIRST       SECOND      THIRD       FOURTH
                                                       QUARTER     QUARTER     QUARTER     QUARTER
                                                       --------    --------    --------    --------
Net interest income.................................   $221,147    $222,694    $227,952    $228,948
Other operating income..............................        321       7,883       8,971      33,238
Operating expenses..................................    101,768     111,368     118,325     107,240
Federal income taxes................................     30,906      31,187      32,031      47,139
                                                       --------    --------    --------    --------
Income before premiums on debt extinguished.........     88,794      88,022      86,567     107,807
Premiums on debt extinguished, net of tax...........          -           -           -      (4,911)
                                                       --------    --------    --------    --------
Net income..........................................   $ 88,794    $ 88,022    $ 86,567    $102,896
                                                       ========    ========    ========    ========
Earnings per common share before premiums on debt
  extinguished......................................   $   1.17    $   1.20    $   1.28    $   1.76
                                                       ========    ========    ========    ========
Earnings per common share...........................   $   1.17    $   1.20    $   1.28    $   1.67
                                                       ========    ========    ========    ========

19.  COLLEGE CONSTRUCTION LOAN INSURANCE ASSOCIATION

     In 1987, Sallie Mae assisted in creating the College Construction Loan Insurance Association ("Connie Lee"), a private, for-profit, stockholder-owned corporation, authorized by Congress to insure and reinsure educational facilities obligations. At both March 31, 1997 and December 31, 1996, the carrying value of Sallie Mae's investment in Connie Lee was approximately $44 million, and as of March 31, 1997 and December 31, 1996, through its ownership of preferred and common stock and through agreements with other shareholders, Sallie Mae effectively controlled 42 percent and 36 percent, respectively of Connie Lee's outstanding voting stock. In February 1997, Connie Lee converted to a private, shareholder-controlled corporation pursuant to statutory provisions under Pub. L. No. 104-208 that required Connie Lee to repurchase shares of its stock owned by the U.S. government at a purchase price determined by an independent appraisal. On February 28, 1997 Sallie Mae loaned Connie Lee $18 million to repurchase the shares. On May 27, 1997 the term of this loan was extended to June 29, 1997.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated as of April 7, 1997 among the STUDENT LOAN MARKETING ASSOCIATION, a federally chartered corporation ("Sallie Mae"), SLM Holding Corporation, a Delaware corporation and a wholly owned subsidiary of Sallie Mae ("Holding Company") and SALLIE MAE MERGER COMPANY, a Delaware corporation and a wholly owned subsidiary of Holding Company ("MergerCo").

     WHEREAS, Sallie Mae has an authorized capitalization consisting of:

          (i) 250,000,000 shares of Common Stock, par value $.20 per share ("Sallie Mae Common Stock"), of which 53,690,595 shares were issued and outstanding at December 31, 1996; and

          (ii) 5,000,000 shares of Preferred Stock, par value $50 per share ("Sallie Mae Preferred Stock") of which 4,277,650 shares were issued and outstanding at December 31, 1996.

     WHEREAS, MergerCo has an authorized capitalization consisting of 1000 shares of Common Stock, par value $.01 per share ("MergerCo Common Stock"), all of which are issued and outstanding and owned beneficially and of record by Holding Company; and

     WHEREAS, Holding Company has an authorized capitalization consisting of 250,000,000 shares of Common Stock, par value $.20 per share ("Holding Company Common Stock"), of which 1000 shares are issued and outstanding and owned beneficially and of record by Sallie Mae; and

     WHEREAS, The Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act") authorizes Sallie Mae to reorganize through the formation of a state-chartered holding company that would own all issued and outstanding Sallie Mae Common Stock; and

     WHEREAS, the Boards of Directors of Sallie Mae, MergerCo and Holding Company, deem it advisable for MergerCo to merge with and into Sallie Mae (the "Merger") in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), and this Agreement and have, by resolutions duly adopted, approved this Agreement and directed that it be executed by the undersigned officers and that it be submitted to a vote of the respective shareholders of Sallie Mae and MergerCo; and

     WHEREAS, Holding Company, as sole stockholder of MergerCo, has approved the Agreement.

     NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties to this Agreement agree that MergerCo shall merge with and into Sallie Mae and Sallie Mae shall be the corporation surviving the Merger. The terms and conditions of the Merger, the mode of carrying it into effect and the manner and basis of converting shares in the Merger shall be as follows:

                                   ARTICLE I

                                   THE MERGER

     At the Effective Time (as herein defined), in accordance with the provisions of this Agreement and the DGCL, MergerCo shall be merged with and into Sallie Mae, whereupon the separate corporate existence of MergerCo shall cease and Sallie Mae shall continue as the surviving corporation (the "Surviving Corporation").

     Subject to and in accordance with the provisions of this Agreement, the parties hereto shall consummate the Merger by filing a certificate of merger with the Secretary of State of the State of Delaware and making all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (the "Effective Time"). The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto and to any other applicable laws, at the Effective time all the properties, rights, privileges, powers and franchises of Sallie Mae and MergerCo shall vest in the Surviving Corporation, and all debts, liabilities, restrictions, disabilities and duties of Sallie Mae and MergerCo shall become the debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.

                                   ARTICLE II

                         TERMS OF CONVERSION OF SHARES

     At the Effective Time:

          (a) Each share of Sallie Mae Common Stock issued and outstanding immediately prior to the Effective Time shall thereupon, and without any action on the part of the holder thereof, be converted into one validly issued, fully paid and nonassessable share of Holding Company Common Stock.

          (b) Each share of Sallie Mae Common Stock held in treasury immediately prior to the Effective Time shall thereupon be cancelled and retired and all rights in respect thereof shall cease.

          (c) The shares of Sallie Mae Preferred Stock issued and outstanding immediately prior to the Effective Time shall not be converted or otherwise affected by the Merger, and each such share shall continue to be issued and outstanding and to be one fully paid and nonassessable share of the Sallie Mae Preferred Stock of the Surviving Corporation.

          (d) Each share of MergerCo Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of the Surviving Corporation.

          (e) Each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and restored to the status of authorized and unissued Holding Company Common Stock.

                                  ARTICLE III

                               CHARTER AND BYLAWS

     (a) From and after the Effective Time, and until thereafter amended as provided by law, the provisions of the Higher Education Act of 1965, as amended (the "Sallie Mae Charter"), as in effect immediately prior to the Effective Time, shall be and continue to be the governing statute of the Surviving Corporation.

     (b) From and after the Effective Time, the Bylaws of Sallie Mae as in effect immediately prior to the Effective Time shall be and continue to be the Bylaws of the Surviving Corporation until amended.

                                   ARTICLE IV

                               STOCK CERTIFICATES

     Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Sallie Mae Common Stock may, but shall not be required to, surrender the same to Holding Company for cancellation, exchange or transfer, and each such holder or transferee thereof will be entitled to receive a certificate or certificates representing the same number of shares of Holding Company Common Stock as the number of shares of Sallie Mae Common Stock previously represented by the stock certificate or certificates so surrendered. Until so surrendered or presented for cancellation, exchange or transfer, each outstanding certificate which, prior to the Effective Time, represented shares of Sallie Mae Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Holding Company Common Stock as though such surrender for cancellation, exchange or transfer thereof had taken place. If any certificate representing shares of Holding Company Common Stock is to be issued in a name other than that of the registered holder of the certificate formerly representing shares of Sallie Mae Common Stock presented for transfer, it shall be a condition of issuance that (a) the certificate so surrendered shall be properly endorsed or accompanied by a stock power and shall otherwise be in proper form for transfer and (b) the person requesting such issuance shall pay to Holding Company's transfer agent any transfer or other taxes required by reason of issuance of certificates representing Holding Company Common Stock in a name other than that of the registered holder of the certificate presented, or establish to the satisfaction of Holding Company or its registered agent that such taxes have been paid or are not applicable. The stock transfer books for Sallie Mae Common Stock shall be deemed to be closed at the Effective Time, and no transfer of shares of Sallie Mae Common Stock outstanding immediately prior to the Effective Time shall thereafter be made on such books. Following the Effective Time, the holders of certificates representing Sallie Mae Common Stock outstanding immediately before the Effective Time shall cease to have any rights with respect to stock of the Surviving Corporation and their sole rights shall be with respect to the Holding Company Common Stock into which their shares of Sallie Mae Common Stock shall have been converted in the Merger.

                                   ARTICLE V

                            CONDITIONS OF THE MERGER

     Consummation of the Merger is subject to the satisfaction of each of the following conditions:

          (a) The Merger shall have received such approval of the shareholders of Sallie Mae as is required by the Privatization Act.

          (b) Sallie Mae shall have received an opinion of counsel in form and substance reasonably satisfactory to Sallie Mae, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for U.S. federal income tax purposes as a nonrecognition transfer of shares of Sallie Mae Common Stock by those holders thereof to the Holding Company for shares of Holding Company Common Stock.

          (c) The shares of Holding Company Common Stock to be issued and to be reserved for issuance as a result of the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange.

          (d) A registration statement on Form S-4 relating to the shares of Holding Company Common Stock to be issued or reserved for issuance as a result of the Merger, shall be declared effective under the Securities Act of 1933, as amended, and shall not be the subject of any "stop order."

                                   ARTICLE VI

                              AMENDMENT AND WAIVER

     The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement, or waive any condition set forth herein, in such manner as may be agreed upon by them in writing, at any time before or after approval of this Agreement by the shareholders of Sallie Mae, to the extent permitted by the DGCL.

                                  ARTICLE VII

                                 MISCELLANEOUS

     (a) This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     (b) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

     (c) The parties hereto shall take all such action as may be necessary or appropriate in order to effectuate the Merger. In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of each of the parties hereto shall take all such further action.

     IN WITNESS WHEREOF, Sallie Mae, MergerCo and Holding Company, have executed this Agreement and Plan of Reorganization by their respective duly authorized officers as of the date first written above.

                                          STUDENT LOAN MARKETING ASSOCIATION

                                          By:
                                            ------------------------------------
                                          Name:   Lawrence A. Hough
                                          Title:  President and Chief Executive
                                                  Officer

                                          SALLIE MAE MERGER COMPANY

                                          By:
                                            ------------------------------------
                                          Name:   Lawrence A. Hough
                                          Title:  President and Chief Executive
                                                  Officer

                                          SLM HOLDING CORPORATION

                                          By:
                                            ------------------------------------
                                          Name:   Lawrence A. Hough
                                          Title:  President and Chief Executive
                                                  Officer

                                                                      APPENDIX B

     Set forth below is the text of certain pertinent provisions of Title VI of U.S. Public Law 104-208, also known as the "Student Loan Marketing Association Reorganization Act of 1996" (the "Privatization Act"). The Privatization Act has three principal provisions relating to Sallie Mae: (1) Section 602(a) adds to Part B of Title IV of the Higher Education Act of 1965 (the "Higher Education Act") a new Section 440 that provides for the reorganization of the Student Loan Marketing Association ("Sallie Mae") into a subsidiary of a new holding company;
(2) Section 602(b) amends Section 439(r) of the Higher Education Act to require certain enhanced regulatory oversight of Sallie Mae to ensure its financial safety and soundness; and (3) Section 602(c) adds to Section 439 of the Higher Education Act a new subsection (s) that requires Sallie Mae to eventually dissolve in the event Sallie Mae does not reorganize in accordance with the provisions of the new Section 440 (added by Section 602(a)).

                TITLE VI -- REORGANIZATION AND PRIVATIZATION OF
                                   SALLIE MAE

SEC.601. SHORT TITLE.

     This title may be cited as the "Student Loan Marketing Association Reorganization Act of 1996".

SEC.602. REORGANIZATION OF THE STUDENT LOAN MARKETING ASSOCIATION THROUGH THE FORMATION OF A HOLDING COMPANY.

     Sec. 602(a) AMENDMENT. -- Part B of title IV of the Higher Education Act of 1965 (20 U.S.C. 1071 et seq.) is amended by inserting after section 439 (20 U.S.C. 1087-2) the following new section:

     "SEC.440. REORGANIZATION OF THE STUDENT LOAN MARKETING ASSOCIATION THROUGH THE FORMATION OF A HOLDING COMPANY.

          "(a) ACTIONS BY THE ASSOCIATION'S BOARD OF DIRECTORS. -- The Board of Directors of the Association shall take or cause to be taken all such action as the Board of Directors deems necessary or appropriate to effect, upon the shareholder approval described in subsection (b), a restructuring of the common stock ownership of the Association, as set forth in a plan of reorganization adopted by the Board of Directors (the terms of which shall be consistent with this section) so that all of the outstanding common shares of the Association shall be directly owned by a Holding Company. Such actions may include, in the Board of Director's discretion, a merger of a wholly-owned subsidiary of the Holding Company with and into the Association, which would have the effect provided in the plan of reorganization and the law of the jurisdiction in which such subsidiary is incorporated. As part of the restructuring, the Board of Directors may cause --

             "(1) the common shares of the Association to be converted, on the reorganization effective date, to common shares of the Holding Company on a one for one basis, consistent with applicable State or District of Columbia law; and

             "(2) Holding Company common shares to be registered with the Securities and Exchange Commission.

          "(b) SHAREHOLDER APPROVAL. -- The plan of reorganization adopted by the Board of Directors pursuant to subsection (a) shall be submitted to common shareholders of the Association for their approval. The reorganization shall occur on the reorganization effective date, provided that the plan of reorganization has been approved by the affirmative votes, cast in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Association common stock.

          "(c) TRANSITION. -- In the event the shareholders of the Association approve the plan of reorganization under subsection (b), the following provisions shall apply beginning on the reorganization effective date:

             "(1) IN GENERAL. -- Except as specifically provided in this section, until the dissolution date the Association shall continue to have all of the rights, privileges and obligations set forth in, and shall be subject to all of the limitations and restrictions of, section 439, and the Association shall continue to carry out the purposes of such section. The Holding Company and any subsidiary of the Holding Company (other than the Association) shall not be entitled to any of the rights, privileges, and obligations, and shall not be subject to the limitations and restrictions, applicable to the Association under section 439, except as specifically provided in this section. The Holding Company and any subsidiary of the Holding Company (other than the Association or a subsidiary of the Association) shall not purchase loans insured under this Act until such time as the Association ceases acquiring such loans, except that the Holding Company may purchase such loans if the Association is merely continuing to acquire loans as a lender of last resort pursuant to section 439(q) or under an agreement with the Secretary described in paragraph (6).

             "(2) TRANSFER OF CERTAIN PROPERTY. --

                "(A) IN GENERAL. -- Except as provided in this section, on the reorganization effective date or as soon as practicable thereafter, the Association shall use the Association's best efforts to transfer to the Holding Company or any subsidiary of the Holding Company (or both), as directed by the Holding Company, all real and personal property of the Association (both tangible and intangible) other than the remaining property. Subject to the preceding sentence, such transferred property shall include all right, title and interest in --

                    "(i) direct or indirect subsidiaries of the Association
               (excluding special purpose funding companies in existence on the date of enactment of this section and any interest in any government-sponsored enterprise);

                    "(ii) contracts, leases, and other agreements of the
               Association;

                    "(iii) licenses and other intellectual property of the
               Association; and

                    "(iv) any other property of the Association.

                "(B) CONSTRUCTION. -- Nothing in this paragraph shall be construed to prohibit the Association from transferring remaining property from time to time to the Holding Company or any subsidiary of the Holding Company, subject to the provisions of paragraph (4).

             "(3) TRANSFER OF PERSONNEL. -- On the reorganization effective date, employees of the Association shall become employees of the Holding Company (or any subsidiary of the Holding Company), and the Holding Company (or any subsidiary of the Holding Company) shall provide all necessary and appropriate management and operational support (including loan servicing) to the Association, as requested by the Association. The Association, however, may obtain such management and operational support from persons or entities not associated with the Holding Company.

             "(4) DIVIDENDS. -- The Association may pay dividends in the form of cash or noncash distributions so long as at the time of the declaration of such dividends, after giving effect to the payment of such dividends as of the date of such declaration by the Board of Directors of the Association, the Association's capital would be in compliance with the capital standards and requirements set forth in section 439(r). If, at any time after the reorganization effective date, the Association fails to comply with such capital standards, the Holding Company shall transfer with due diligence to the Association additional capital in such amounts as are necessary to ensure that the Association again complies with the capital standards.

             "(5) CERTIFICATION PRIOR TO DIVIDEND. -- Prior to the payment of any dividend under paragraph (4), the Association shall certify to the Secretary of the Treasury that the payment of the dividend will be made in compliance with paragraph (4) and shall provide copies of all calculations needed to make such certification.

             "(6) RESTRICTIONS ON NEW BUSINESS ACTIVITY OR ACQUISITION OF ASSETS BY ASSOCIATION. --

                "(A) IN GENERAL. -- After the reorganization effective date, the Association shall not engage in any new business activities or acquire any additional program assets described in section 439(d) other than in connection with --

                    "(i) student loan purchases through September 30, 2007;

                    "(ii) contractual commitments for future warehousing
               advances, or pursuant to letters of credit or standby bond purchase agreements, which are outstanding as of the reorganization effective date;

                    "(iii) the Association serving as a lender-of-last-resort
               pursuant to section 439(q); and

                    "(iv) the Association's purchase of loans insured under this part, if the Secretary, with approval of the Secretary of the Treasury, enters into an agreement with the Association for the continuation or resumption of the Association's secondary market purchase program because the Secretary determines there is inadequate liquidity for loans made under this part.

                "(B) AGREEMENT. -- The Secretary is authorized to enter into an agreement described in clause (iv) of subparagraph (A) with the Association covering such secondary market activities. Any agreement entered into under such clause shall cover a period of 12 months, but may be renewed if the Secretary determines that liquidity remains inadequate. The fee provided under section 439(h)(7) shall not apply to loans acquired under any such agreement with the Secretary.

             "(7) ISSUANCE OF DEBT OBLIGATIONS DURING THE TRANSITION PERIOD; ATTRIBUTES OF DEBT OBLIGATIONS. -- After the reorganization effective date, the Association shall not issue debt obligations which mature later than September 30, 2008, except in connection with serving as a lender-of-last-resort pursuant to section 439(q) or with purchasing loans under an agreement with the Secretary as described in paragraph
        (6). Nothing in this section shall modify the attributes accorded the debt obligations of the Association by section 439, regardless of whether such debt obligations are incurred prior to, or at any time following, the reorganization effective date or are transferred to a trust in accordance with subsection (d).

             "(8) MONITORING OF SAFETY AND SOUNDNESS. --

                "(A) OBLIGATION TO OBTAIN, MAINTAIN, AND REPORT
           INFORMATION. -- The Association shall obtain such information and make and keep such records as the Secretary of the Treasury may from time to time prescribe concerning --

                    "(i) the financial risk to the Association resulting from
               the activities of any associated person, to the extent such activities are reasonably likely to have a material impact on the financial condition of the Association, including the Association's capital ratio, the Association's liquidity, or the Association's ability to conduct and finance the Association's operations; and

                    "(ii) the Association's policies, procedures, and systems
               for monitoring and controlling any such financial risk.

                "(B) SUMMARY REPORTS. -- The Secretary of the Treasury may require summary reports of the information described in subparagraph
           (A) to be filed no more frequently than quarterly. If, as a result of adverse market conditions or based on reports provided pursuant to this subparagraph or other available information, the Secretary of the Treasury has concerns regarding the financial or operational condition of the Association, the Secretary of the Treasury may, notwithstanding the preceding sentence and subparagraph (A), require the Association to make reports concerning the activities of any associated person whose business activities are reasonably likely to have a material impact on the financial or operational condition of the Association.

                "(C) SEPARATE OPERATION OF CORPORATIONS. --

                    "(i) IN GENERAL. -- The funds and assets of the Association shall at all times be maintained separately from the funds and assets of the Holding Company or any subsidiary of the Holding Company and may be used by the Association solely to carry out the Association's purposes and to fulfill the Association's obligations.

                    "(ii) BOOKS AND RECORDS. -- The Association shall maintain books and records that clearly reflect the assets and liabilities of the Association, separate from the assets and liabilities of the Holding Company or any subsidiary of the Holding Company.

                    "(iii) CORPORATE OFFICE. -- The Association shall maintain a corporate office that is physically separate from any office of the Holding Company or any subsidiary of the Holding Company.

                    "(iv) DIRECTOR. -- No director of the Association who is
               appointed by the President pursuant to section 439(c)(1)(A) may serve as a director of the Holding Company.

                    "(v) ONE OFFICER REQUIREMENT. -- At least one officer of the
               Association shall be an officer solely of the Association.

                    "(vi) TRANSACTIONS. -- Transactions between the Association and the Holding Company or any subsidiary of the Holding Company, including any loan servicing arrangements, shall be on terms no less favorable to the Association than the Association could obtain from an unrelated third party offering comparable services.

                    "(vii) CREDIT PROHIBITION. -- The Association shall not
               extend credit to the Holding Company or any subsidiary of the Holding Company nor guarantee or provide any credit enhancement to any debt obligations of the Holding Company or any subsidiary of the Holding Company.

                    "(viii) AMOUNTS COLLECTED. -- Any amounts collected on
               behalf of the Association by the Holding Company or any subsidiary of the Holding Company with respect to the assets of the Association, pursuant to a servicing contract or other arrangement between the Association and the Holding Company or any subsidiary of the Holding Company, shall be collected solely for the benefit of the Association and shall be immediately deposited by the Holding Company or such subsidiary to an account under the sole control of the Association.

                "(D) ENCUMBRANCE OF ASSETS. -- Notwithstanding any federal or State law, rule, or regulation, or legal or equitable principle, doctrine, or theory to the contrary, under no circumstances shall the assets of the Association be available or used to pay claims or debts of or incurred by the Holding Company. Nothing in this subparagraph shall be construed to limit the right of the Association to pay dividends not otherwise prohibited under this subparagraph or to limit any liability of the Holding Company explicitly provided for in this section.

                "(E) HOLDING COMPANY ACTIVITIES. -- After the reorganization effective date and prior to the dissolution date, all business activities of the Holding Company shall be conducted through subsidiaries of the Holding Company.

                "(F) CONFIDENTIALITY. -- Any information provided by the Association pursuant to this section shall be subject to the same confidentiality obligations contained in section 439(r)(12).

                "(G) DEFINITION. -- For purposes of this paragraph, the term 'associated person' means any person, other than a natural person, who is directly or indirectly controlling, controlled by, or under common control with, the Association.

             "(9) ISSUANCE OF STOCK WARRANTS. --

                "(A) IN GENERAL. -- On the reorganization effective date, the Holding Company shall issue to the District of Columbia Financial Responsibility and Management Assistance Authority a number of stock warrants that is equal to one percent of the outstanding shares of the Association, determined as of the last day of the fiscal quarter preceding the date of enactment of this section, with each stock warrant entitling the holder of the stock warrant to purchase from the Holding Company one share of the registered common stock of the Holding Company or the Holding Company's successors or assigns, at any time on or before September 30, 2008. The exercise price for such warrants shall be an amount equal to the average closing price of the common stock of the Association for the 20 business days prior to the date of enactment of this section on the exchange or market which is then the primary exchange or market for the common stock of the Association. The number of shares of Holding Company common stock subject to each stock warrant and the exercise price of each stock warrant shall be adjusted as necessary to reflect --

                    "(i) the conversion of Association common stock into Holding
               Company common stock as part of the plan of reorganization approved by the Association's shareholders; and

                    "(ii) any issuance or sale of stock (including issuance or sale of treasury stock), stock split, recapitalization, reorganization, or other corporate event, if agreed to by the Secretary of the Treasury and the Association.

                "(B) AUTHORITY TO SELL OR EXERCISE STOCK WARRANTS; DEPOSIT OF PROCEEDS. -- The District of Columbia Financial Responsibility and Management Assistance Authority is authorized to sell or exercise the stock warrants described in subparagraph (A). The District of Columbia Financial Responsibility and Management Assistance Authority shall deposit into the account established under section 3(e) of the Student Loan Marketing Association Reorganization Act of 1996 amounts collected from the sale and proceeds resulting from the exercise of the stock warrants pursuant to this subparagraph.

             "(10) RESTRICTIONS ON TRANSFER OF ASSOCIATION SHARES AND BANKRUPTCY OF ASSOCIATION. -- After the reorganization effective date, the Holding Company shall not sell, pledge, or otherwise transfer the outstanding shares of the Association, or agree to or cause the liquidation of the Association or cause the Association to file a petition for bankruptcy under title 11, United States Code, without prior approval of the Secretary of the Treasury and the Secretary of Education.

          "(d) TERMINATION OF THE ASSOCIATION. -- In the event the shareholders of the Association approve a plan of reorganization under subsection (b), the Association shall dissolve, and the Association's separate existence shall terminate on September 30, 2008, after discharge of all outstanding debt obligations and liquidation pursuant to this subsection. The Association may dissolve pursuant to this subsection prior to such date by notifying the Secretary of Education and the Secretary of the Treasury of the Association's intention to dissolve, unless within 60 days after receipt of such notice the Secretary of Education notifies the Association that the Association continues to be needed to serve as a lender of last resort pursuant to section 439(q) or continues to be needed to purchase loans under an agreement with the Secretary described in subsection (c)(6). On the dissolution date, the Association shall take the following actions:

             "(1) ESTABLISHMENT OF A TRUST. -- The Association shall, under the terms of an irrevocable trust agreement that is in form and substance satisfactory to the Secretary of the Treasury, the Association and the appointed trustee, irrevocably transfer all remaining obligations of the Association to the trust and irrevocably deposit or cause to be deposited into such trust, to be held as trust funds solely for the benefit of holders of the remaining obligations, money or direct noncallable obligations of the United States or any agency thereof for which payment the full faith and credit of the United States is pledged, maturing as to principal and interest in such amounts and at such times as are determined by the Secretary of the Treasury to be sufficient, without consideration of any significant reinvestment of such interest, to pay the principal of, and interest on, the remaining obligations in accordance with their terms. To the extent the Association cannot provide money or qualifying obligations in the amount required, the Holding Company shall be required to transfer money or qualifying obligations to the trust in the amount necessary to prevent any deficiency.

             "(2) USE OF TRUST ASSETS. -- All money, obligations, or financial assets deposited into the trust pursuant to this subsection shall be applied by the trustee to the payment of the remaining obligations assumed by the trust.

             "(3) OBLIGATIONS NOT TRANSFERRED TO THE TRUST. -- The Association shall make proper provision for all other obligations of the Association not transferred to the trust, including the repurchase or redemption, or the making of proper provision for the repurchase or redemption, of any preferred stock of the Association outstanding. Any obligations of the Association which cannot be fully satisfied shall become liabilities of the Holding Company as of the date of dissolution.

             "(4) TRANSFER OF REMAINING ASSETS. -- After compliance with paragraphs (1) and (3), any remaining assets of the trust shall be transferred to the Holding Company or any subsidiary of the Holding Company, as directed by the Holding Company.

          "(e) OPERATION OF THE HOLDING COMPANY. -- In the event the shareholders of the Association approve the plan of reorganization under subsection (b), the following provisions shall apply beginning on the reorganization effective date:

             "(1) HOLDING COMPANY BOARD OF DIRECTORS. -- The number of members and composition of the Board of Directors of the Holding Company shall be determined as set forth in the Holding Company's charter or like instrument (as amended from time to time) or bylaws (as amended from time to time) and as permitted under the laws of the jurisdiction of the Holding Company's incorporation.

             "(2) HOLDING COMPANY NAME. -- The names of the Holding Company and any subsidiary of the Holding Company (other than the Association) --

                "(A) may not contain the name 'Student Loan Marketing Association'; and

                "(B) may contain, to the extent permitted by applicable State or District of Columbia law, 'Sallie Mae' or variations thereof, or such other names as the Board of Directors of the Association or the Holding Company deems appropriate.

             "(3) USE OF SALLIE MAE NAME. -- Subject to paragraph (2), the Association may assign to the Holding Company, or any subsidiary of the Holding Company, the 'Sallie Mae' name as a trademark or service mark, except that neither the Holding Company nor any subsidiary of the Holding Company (other than the Association or any subsidiary of the Association) may use the 'Sallie Mae' name on, or to identify the issuer of, any debt obligation or other security offered or sold by the Holding Company or any subsidiary of the Holding Company (other than a debt obligation or other security issued to and held by the Holding Company or any subsidiary of the Holding

        Company). The Association shall remit to the account established under section 3(e) of the Student Loan Marketing Association Reorganization Act of 1996, $5,000,000 within 60 days of the reorganization effective date as compensation for the right to assign the 'Sallie Mae' name as a trademark or service mark.

             "(4) DISCLOSURE REQUIRED. -- Until 3 years after the dissolution date, the Holding Company, and any subsidiary of the Holding Company (other than the Association), shall prominently display --

                "(A) in any document offering the Holding Company's securities, a statement that the obligations of the Holding Company and any subsidiary of the Holding Company are not guaranteed by the full faith and credit of the United States; and

                "(B) in any advertisement or promotional materials which use the 'Sallie Mae' name or mark, a statement that neither the Holding Company nor any subsidiary of the Holding Company is a government-sponsored enterprise or instrumentality of the United States.

          "(f) STRICT CONSTRUCTION. -- Except as specifically set forth in this section, nothing in this section shall be construed to limit the authority of the Association as a federally chartered corporation, or of the Holding Company as a State or District of Columbia chartered corporation.

          "(g) RIGHT TO ENFORCE. -- The Secretary of Education or the Secretary of the Treasury, as appropriate, may request that the Attorney General bring an action in the United States District Court for the District of Columbia for the enforcement of any provision of this section, or may, under the direction or control of the Attorney General, bring such an action. Such court shall have jurisdiction and power to order and require compliance with this section.

          "(h) DEADLINE FOR REORGANIZATION EFFECTIVE DATE. -- This section shall be of no further force and effect in the event that the reorganization effective date does not occur on or before 18 months after the date of enactment of this section.

          "(i) DEFINITIONS. -- For purposes of this section:

             "(1) ASSOCIATION. -- The term 'Association' means the Student Loan Marketing Association.

             "(2) DISSOLUTION DATE. -- The term 'dissolution date' means September 30, 2008, or such earlier date as the Secretary of Education permits the transfer of remaining obligations in accordance with subsection (d).

             "(3) HOLDING COMPANY. -- The term 'Holding Company' means the new business corporation established pursuant to this section by the Association under the laws of any State of the United States or the District of Columbia for the purposes of the reorganization and restructuring described in subsection (a).

             "(4) REMAINING OBLIGATIONS. -- The term 'remaining obligations' means the debt obligations of the Association outstanding as of the dissolution date.

             "(5) REMAINING PROPERTY. -- The term 'remaining property' means the following assets and liabilities of the Association which are outstanding as of the reorganization effective date:

                "(A) Debt obligations issued by the Association.

                "(B) Contracts relating to interest rate, currency, or commodity positions or protections.

                "(C) Investment securities owned by the Association.

                "(D) Any instruments, assets, or agreements described in section 439(d) (including, without limitation, all student loans and agreements relating to the purchase and sale of student loans, forward purchase and lending commitments, warehousing advances, academic facilities obligations, letters of credit, standby bond purchase agreements, liquidity agreements, and student loan revenue bonds or other loans).

                "(E) Except as specifically prohibited by this section or
           section 439, any other nonmaterial assets or liabilities of the Association which the Association's Board of Directors determines to be necessary or appropriate to the Association's operations.

             "(6) REORGANIZATION. -- The term 'reorganization' means the restructuring event or events (including any merger event) giving effect to the Holding Company structure described in subsection (a).

             "(7) REORGANIZATION EFFECTIVE DATE. -- The term 'reorganization effective date' means the effective date of the reorganization as determined by the Board of Directors of the Association, which shall not be earlier than the date that shareholder approval is obtained pursuant to subsection (b) and shall not be later than the date that is 18 months after the date of enactment of this section.

             "(8) SUBSIDIARY. -- The term 'subsidiary' means one or more direct or indirect subsidiaries."

     Sec. 602(b) TECHNICAL AMENDMENTS. --

          (1) ELIGIBLE LENDER. --

             (A) AMENDMENTS TO THE HIGHER EDUCATION ACT. --

                (i) DEFINITION OF ELIGIBLE LENDER. -- Section 435(d)(1)(F) of the Higher Education Act of 1965 (20 U.S.C. 1085(d)(1)(F)) is amended by inserting after "Student Loan Marketing Association" the following: "or the Holding Company of the Student Loan Marketing Association, including any subsidiary of the Holding Company, created pursuant to section 440,".

                (ii) DEFINITION OF ELIGIBLE LENDER AND FEDERAL CONSOLIDATION LOANS. -- Sections 435(d)(1)(G) and 428C(a)(1)(A) of such Act (20 U.S.C. 1085(d)(1)(G) and 1078-3(a)(1)(A)) are each amended by inserting after "Student Loan Marketing Association" the following:
           "or the Holding Company of the Student Loan Marketing Association, including any subsidiary of the Holding Company, created pursuant to section 440".

             (B) EFFECTIVE DATE. -- The amendments made by this paragraph shall take effect on the reorganization effective date as defined in section 440(h) of the Higher Education Act of 1965 (as added by subsection (a)).

        (2) ENFORCEMENT OF SAFETY AND SOUNDNESS REQUIREMENTS. -- Section 439(r) of the Higher Education Act of 1965 (20 U.S.C. 1087-2(r)) is amended --

             (A) in the first sentence of paragraph (12), by inserting "or the Association's associated persons" after "by the Association";

             (B) by redesignating paragraph (13) as paragraph (15); and

             (C) by inserting after paragraph (12) the following new paragraph:

                "(13) ENFORCEMENT OF SAFETY AND SOUNDNESS REQUIREMENTS. -- The Secretary of Education or the Secretary of the Treasury, as appropriate, may request that the Attorney General bring an action in the United States District Court for the District of Columbia for the enforcement of any provision of this section, or may, under the direction or control of the Attorney General, bring such an action. Such court shall have jurisdiction and power to order and require compliance with this section.".

          (3) FINANCIAL SAFETY AND SOUNDNESS. -- Section 439(r) of the Higher Education Act of 1965 (20 U.S.C.1087-2(r)) is further amended --

             (A) in paragraph (1) --

                (i) by striking "and" at the end of subparagraph (A);

                (ii) by striking the period at the end of subparagraph (B) and inserting "; and" and

                (iii) by adding at the end the following new subparagraph:

                    "(C)(i) financial statements of the Association within 45
               days of the end of each fiscal quarter; and

                    "(ii) reports setting forth the calculation of the capital ratio of the Association, within 45 days of the end of each fiscal quarter.";

             (B) in paragraph (2) --

                (i) by striking clauses (i) and (ii) of subparagraph (A) and inserting the following:

                    "(i) appoint auditors or examiners to conduct audits of the
               Association from time to time to determine the condition of the Association for the purpose of assessing the Association's financial safety and soundness and to determine whether the requirements of this section and section 440 are being met; and

                    "(ii) obtain the services of such experts as the Secretary of the Treasury determines necessary and appropriate, as authorized by section 3109 of title 5, United States Code, to assist in determining the condition of the Association for the purpose of assessing the Association's financial safety and soundness, and to determine whether the requirements of this section and section 440 are being met."; and

                (ii) by adding at the end of the following new subparagraph:"

                    (D) ANNUAL ASSESSMENT. --

                        "(i) IN GENERAL. -- For each fiscal year beginning on or
                   after October 1, 1996, the Secretary of the Treasury may establish and collect from the Association an assessment (or assessments) in amounts sufficient to provide for reasonable costs and expenses of carrying out the duties of the Secretary of the Treasury under this section and section 440 during such fiscal year. In no event may the total amount so assessed exceed, for any fiscal year, $800,000 adjusted for each fiscal year ending after September 30, 1997, by the ratio of the Consumer Price Index for All Urban Consumers (issued by the Bureau of Labor Statistics) for the final month of the fiscal year preceding the fiscal year for which the assessment is made to the Consumer Price Index for All Urban Consumers for September 1997.

                        "(ii) DEPOSIT. -- Amounts collected from assessments
                   under this subparagraph shall be deposited in an account within the Treasury of the United States as designated by the Secretary of the Treasury for that purpose. The Secretary of the Treasury is authorized and directed to pay out of any funds available in such account the reasonable costs and expenses of carrying out the duties of the Secretary of the Treasury under this section and section 440. None of the funds deposited into such account shall be available for any purpose other than making payments for such costs and expenses."; and

             (C) by inserting after paragraph (13) (as added by paragraph
        (2)(C)) the following new paragraph:"

                (14) ACTIONS BY SECRETARY. --

                    "(A) IN GENERAL. -- For any fiscal quarter ended after
               January 1, 2000, the Association shall have a capital ratio of at least 2.25 percent. The Secretary of the Treasury may, whenever such capital ratio is not met, take any one or more of the actions described in paragraph (7), except that --

                        "(i) the capital ratio to be restored pursuant to
                   paragraph (7)(D) shall be 2.25 percent; and

                        "(ii) if the relevant capital ratio is in excess of or
                   equal to 2 percent for such quarter, the Secretary of the Treasury shall defer taking any of the actions set forth in paragraph (7) until the next succeeding quarter and may then proceed with any such action only if the capital ratio of the Association remains below 2.25 percent.

                    "(B) APPLICABILITY. -- The provisions of paragraphs (4),
               (5), (6), (8), (9), (10), and (11) shall be of no further
               application to the Association for any period after January 1, 2000."

          (4) INFORMATION REQUIRED; DIVIDENDS. -- Section 439(r) of the Higher Education Act of 1965 (20 U.S.C. 1087-2(r)) is further amended --

             (A) by adding at the end of paragraph (2) (amended in paragraph
        (3)(B)(ii)) the following new subparagraph:

               "(E) OBLIGATION TO OBTAIN, MAINTAIN, AND REPORT INFORMATION. --

                    "(i) IN GENERAL. -- The Association shall obtain such
               information and make and keep such records as the Secretary of the Treasury may from time to time prescribe concerning --

                        "(I) the financial risk to the Association resulting
                   from the activities of any associated person, to the extent such activities are reasonably likely to have a material impact on the financial condition of the Association, including the Association's capital ratio, the Association's liquidity, or the Association's ability to conduct and finance the Association's operations; and

                        "(II) the Association's policies, procedures, and
                   systems for monitoring and controlling any such financial risk.

                    "(ii) SUMMARY REPORTS. -- The Secretary of the Treasury may
               require summary reports of such information to be filed no more frequently than quarterly. If, as a result of adverse market conditions or based on reports provided pursuant to this subparagraph or other available information, the Secretary of the Treasury has concerns regarding the financial or operational condition of the Association, the Secretary of the Treasury may, notwithstanding the preceding sentence and clause (i), require the Association to make reports concerning the activities of any associated person, whose business activities are reasonably likely to have a material impact on the financial or operational condition of the Association.

                    "(iii) DEFINITION. -- For purposes of this subparagraph, the term 'associated person' means any person, other than a natural person, directly or indirectly controlling, controlled by, or under common control with the Association."; and

             (B) by adding at the end the following new paragraphs:

                (16) DIVIDENDS. -- The Association may pay dividends in the form of cash or noncash distributions so long as at the time of the declaration of such dividends, after giving effect to the payment of such dividends as of the date of such declaration by the Board of Directors of the Association, the Association's capital would be in compliance with the capital standards set forth in this section.

                "(17) CERTIFICATION PRIOR TO PAYMENT OF DIVIDEND. -- Prior to the payment of any dividend under paragraph (16), the Association shall certify to the Secretary of the Treasury that the payment of the dividend will be made in paragraph (16) and shall provide copies of all calculations needed to make such certification."

     "Sec. 602(c) SUNSET OF THE ASSOCIATION'S CHARTER IF NO REORGANIZATION PLAN OCCURS. -- Section 439 of the Higher Education Act of 1965 (20 U.S.C. 1087-2) is amended by adding at the end the following new subsection:

          "(s) CHARTER SUNSET. --

             "(1) APPLICATION OF PROVISIONS. -- This subsection applies beginning 18 months and one day after the date of enactment of this subsection if no reorganization of the Association occurs in accordance with the provisions of section 440.

             "(2) SUNSET PLAN. --

                "(A) PLAN SUBMISSION BY THE ASSOCIATION. -- Not later than July 1, 2007, the Association shall submit to the Secretary of the Treasury and to the Chairman and Ranking Member of the Committee on Labor and Human Resources of the Senate and the Chairman and Ranking Member of the Committee on Economic and Educational Opportunities of the House of Representatives, a detailed plan for the orderly winding up, by July 1, 2013, of business activities conducted pursuant to the charter set forth in this section. Such plan shall --

                    "(i) ensure that the Association will have adequate assets to transfer to a trust, as provided in this subsection, to ensure full payment of remaining obligations of the Association in accordance with the terms of such obligations;

                    "(ii) provide that all assets not used to pay liabilities
               shall be distributed to shareholders as provided in this subsection; and

                    "(iii) provide that the operations of the Association shall remain separate and distinct from that of any entity to which the assets of the Association are transferred;

                "(B) AMENDMENT OF THE PLAN BY THE ASSOCIATION. -- The Association shall from time to time amend such plan to reflect changed circumstances, and submit such amendments to the Secretary of the Treasury and to the Chairman and Ranking Minority Member of the Committee on Labor and Human Resources of the Senate and Chairman and Ranking Minority Member of the Committee on Economic and Educational Opportunities of the House of Representatives. In no case may any amendment extend the date for full implementation of the plan beyond the dissolution date provided in paragraph (3).

                "(C) PLAN MONITORING. -- The Secretary of the Treasury shall monitor the Association's compliance with the plan and shall continue to review the plan (including any amendments thereto).

                "(D) AMENDMENT OF THE PLAN BY THE SECRETARY OF THE
           TREASURY. -- The Secretary of the Treasury may require the Association to amend the plan (including any amendments to the plan), if the Secretary of the Treasury deems such amendments are necessary to ensure full payment of all obligations of the Association.

                "(E) IMPLEMENTATION BY THE ASSOCIATION. -- The Association shall promptly implement the plan (including any amendments to the plan, whether such amendments are made by the Association or are required to be made by the Secretary of the Treasury).

             "(3) DISSOLUTION OF THE ASSOCIATION. -- The Association shall dissolve and the Association's separate existence shall terminate on July 1, 2013, after discharge of all outstanding debt obligations and liquidation pursuant to this subsection. The Association may dissolve pursuant to this subsection prior to such date by notifying the Secretary of Education and the Secretary of the Treasury of the Association's intention to dissolve, unless within 60 days of receipt of such notice the Secretary of Education notifies the Association that the Association continues to be needed to serve as a lender of last resort pursuant to subsection (q) or continues to be needed to purchase loans under an agreement with the Secretary described in paragraph (4)(A). On the dissolution date, the Association shall take the following actions:

                "(A) ESTABLISHMENT OF A TRUST. -- The Association shall, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Secretary of the Treasury, the Association, and the appointed trustee, irrevocably transfer all remaining obligations of the Association to a trust and irrevocably deposit or cause to be deposited into such trust, to be held as trust funds solely for the benefit of holders of the remaining obligations, money or direct noncallable obligations of the United States or any agency thereof for which payment the full faith and credit of the United States is pledged, maturing as to principal and interest in such amounts and at such times as are determined by the Secretary of the Treasury to be sufficient, without consideration of any significant reinvestment of such interest, to pay the principal of, and interest on, the remaining obligations in accordance with their terms.

                "(B) USE OF TRUST ASSETS. -- All money, obligations, or financial assets deposited into the trust pursuant to this subsection shall be applied by the trustee to the payment of the remaining obligations assumed by the trust. Upon the fulfillment of the trustee's duties under the trust, any remaining assets of the trust shall be transferred to the persons who, at the time of the dissolution, were the shareholders of the Association, or to the legal successors or assigns of such persons.

                "(C) OBLIGATIONS NOT TRANSFERRED TO THE TRUST. -- The Association shall make proper provision for all other obligations of the Association, including the repurchase or redemption, or the making of proper provision for the repurchase or redemption, of any preferred stock of the Association outstanding.

                "(D) TRANSFER OF REMAINING ASSETS. -- After compliance with subparagraphs (A) and (C), the Association shall transfer to the shareholders of the Association any remaining assets of the Association.

             (4) RESTRICTIONS RELATING TO WINDING UP. --

                "(A) RESTRICTIONS ON NEW BUSINESS ACTIVITY OR ACQUISITION OF ASSETS BY THE ASSOCIATION. --

                    "(i) IN GENERAL. -- Beginning on July 1, 2009, the
               Association shall not engage in any new business activities or acquire any additional program assets (including acquiring assets pursuant to contractual commitments) described in subsection (d) other than in connection with the Association --

                        "(I) serving as a lender of last resort pursuant to
                   subsection (q); and

                        "(II) purchasing loans insured under this part, if the
                   Secretary, with the approval of the Secretary of the Treasury, enters into an agreement with the Association for the continuation or resumption of the Association's secondary market purchase program because the Secretary determines there is inadequate liquidity for loans made under this part.

                    "(ii) AGREEMENT. -- The Secretary is authorized to enter
               into an agreement described in subclause (II) of clause (i) with the Association covering such secondary market activities. Any agreement entered into under such subclause shall cover a period of 12 months, but may be renewed if the Secretary determines that liquidity remains inadequate. The fee provided under subsection
               (h)(7) shall not apply to loans acquired under any such agreement with the Secretary."

                "(B) ISSUANCE OF DEBT OBLIGATIONS DURING THE WIND UP PERIOD; ATTRIBUTES OF DEBT OBLIGATIONS. -- The Association shall not issue debt obligations which mature later than July 1, 2013, except in connection with serving as a lender of last resort pursuant to subsection (q) or with purchasing loans under an agreement with the Secretary as described in subparagraph (A). Nothing in this subsection shall modify the attributes accorded the debt obligations of the Association by this section, regardless of whether such debt obligations are transferred to a trust in accordance with paragraph
           (3).

                "(C) USE OF ASSOCIATION NAME. -- The Association may not transfer or permit the use of the name 'Student Loan Marketing Association', 'Sallie Mae', or any variation thereof, to or by any entity other than a subsidiary of the Association."

     Sec. 602(d) REPEALS. --

          (1) IN GENERAL. -- Sections 439 of the Higher Education Act of 1965 (20 U.S.C.1087-2) and 440 of such Act (as added by subsection (a) of this section) are repealed.

          (2) EFFECTIVE DATE. -- The repeals made by paragraph (1) shall be effective one year after --

             (A) the date on which all of the obligations of the trust established under section 440(d)(1) of the Higher Education Act of 1965 (as added by subsection (a)) have been extinguished, if a reorganization occurs in accordance with section 440 of such Act; or

             (B) the date on which all of the obligations of the trust established under subsection 439(s)(3)(A) of such Act (as added by subsection (c)) have been extinguished, if a reorganization does not occur in accordance with section 440 of such Act.

     Sec. 602(e) ASSOCIATION NAMES. -- Upon dissolution in accordance with section 439(s) of the Higher Education Act of 1965 (20 U.S.C. 1087-2), the names "Student Loan Marketing Association", "Sallie Mae", and any variations thereof may not be used by any entity engaged in any business similar to the business conducted pursuant to section 439 of such Act (as such section was in effect on the date of enactment of this Act) without the approval of the Secretary of the Treasury.

     Sec. 602(f) RIGHT TO ENFORCE. -- The Secretary of Education or the Secretary of the Treasury, as appropriate, may request that the Attorney General bring an action in the United States District Court for the District of Columbia for the enforcement of any provision of subsection (e), or may, under the direction or control of the Attorney General, bring such an action. Such court shall have jurisdiction and power to order and require compliance with subsection (e).

                                                                      APPENDIX C

                   THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

GENERAL

     The Federal Family Education Loan Program ("FFELP") (formerly the Guaranteed Student Loan Program ("GSLP")) under Title IV of the Higher Education Act (the "Act") provides for loans to be made to students or parents of dependent students enrolled in eligible institutions to finance a portion of the costs of attending school. If a borrower defaults on a student loan, becomes totally or permanently disabled, dies, files for bankruptcy or attends a school that closes prior to the student earning a degree, or if the applicable education institution falsely certifies the borrower's eligibility for a Student Loan (collectively "insurance triggers"), the holder of the loan (which must be an eligible lender) may file a claim with the applicable Guarantee Agency. Provided that the loan has been properly originated and serviced, the Guarantee Agency pays the holder all or a portion of the unpaid principal balance on the loan as well as accrued interest. Origination and servicing requirements, as well as procedures to cure deficiencies, are established by the U.S. Department of Education (the "Department") and the various Guarantee Agencies.

     Under the FFELP, payment of principal and interest with respect to the student loans is guaranteed against default, death, bankruptcy or disability of the applicable borrower by the applicable Guarantee Agency. As described herein, the guarantee agencies are entitled, subject to certain conditions, to be reimbursed for all or a portion of Guarantee Payments they make by the Department pursuant to a program of federal reinsurance under the Act. See "Guarantee Agencies".

     Guarantee Agencies enter into reinsurance agreements with the Secretary of Education pursuant to which the Secretary agrees to reimburse the Guarantee Agency for all or a portion of the amount expended by the Guarantee Agency in discharge of its guarantee obligation with respect to default claims provided the loans have been properly originated and serviced. Except for claims resulting from death, disability or bankruptcy of a borrower, in which case the Secretary pays the full amount of the claim, the amount of reinsurance depends on the default experience of the Guarantee Agency. See " -- Federal Insurance and Reinsurance of Guarantee Agencies".

     In the event of a shortfall between the amounts of claims paid to holders of defaulted loans and reinsurance payments from the federal government, Guarantee Agencies pay the claims from their reserves. These reserves come from four principal sources: insurance premiums they charge on student loans (currently up to 1 percent of loan principal), administrative cost allowances from the Department (payment of which is currently discretionary on the part of the Department)(1), debt collection activities (generally, the Guarantee Agency may retain 27 percent of its collections on defaulted student loans), and investment income from reserve funds. Claims which a Guarantee Agency is financially unable to pay will be paid by the Secretary or transferred to a financially sound Guarantee Agency, if the Secretary makes the necessary determination that the guarantor is financially unable to pay.

     Several types of guaranteed student loans are currently authorized under the Act: (i) loans to students who pass certain financial need tests ("Subsidized Stafford Loans"); (ii) loans to students who do not pass the Stafford need tests or who need additional loans to supplement their Subsidized Stafford Loans ("Unsubsidized Stafford Loans"); (iii) loans to parents of students ("PLUS Loans") who are dependents and whose need exceed the financing available from Subsidized Stafford Loans and/or Unsubsidized Stafford Loans; and
(iv) loans to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan ("Consolidation Loans"). Prior to July 1, 1994 the Act also permitted loans to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent

---------------

     (1) The Fiscal Year 1996 Omnibus Appropriations Act provided that for the 1995 and 1996 federal fiscal years, the Secretary must pay an administrative cost allowance to guaranty agencies equal to .085 percent of each agency's loan originations.

undergraduate students who needed additional loans to supplement their Subsidized Stafford Loans ("Supplemental Loans to Students" or "SLS Loans").

     The FFELP is subject to statutory and regulatory revision from time to time. The most recent significant revisions are contained in the Higher Education Amendments of 1992 ("the 1992 Amendments"), the Omnibus Budget Reconciliation Act of 1993 ("the 1993 Act") and the "Higher Education Technical Amendments of 1993" (the "Technical Amendments"). As part of the 1992 Amendments the name of the Guaranteed Student Loan Program was changed to the FFELP. The 1993 Act contains significant changes to the FFELP and creates a direct loan program funded directly by the U.S. Department of Treasury (each loan under such program, a "Federal Direct Student Loan").

     Following enactment of the 1992 Amendments, Subsidized Stafford Loans, Unsubsidized Stafford Loans, PLUS Loans and Consolidation Loans are officially referred to as "Federal Stafford Loans," "Federal Unsubsidized Stafford Loans," "Federal PLUS Loans" and "Federal Consolidation Loans," respectively.

     The description and summaries of the Act, the FFELP, the Guarantee Agreements and the other statutes and regulations referred to in this Proxy Statement/Prospectus do not purport to be comprehensive, and are qualified in their entirety by reference to each such statute or regulation. The Act is codified at 20 U.S.C. (LOGO) 1071 et seq., and the regulations promulgated thereunder can be found at 34 C.F.R. Part 682. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Proxy Statement/Prospectus or of the statutes and regulations implementing these programs.

LEGISLATIVE AND ADMINISTRATIVE MATTERS

     The Act was amended by enactment of the 1992 Amendments, the general provisions of which became effective on July 23, 1992 and which extend the principal provisions of the FFELP to September 30, 1998 (or in the case of borrowers who have received loans prior to that date, September 30, 2002, except that authority to make Consolidation Loans expires on September 30, 1998). The Technical Amendments became effective on December 20, 1993.

     The 1993 Act, effective on August 10, 1993, implements a number of changes to the federal guaranteed student loan programs, including imposing on lenders or holders of guaranteed student loans certain fees, providing for 2 percent lender risk sharing, reducing interest rates and Special Allowance Payments for certain loans, effectively reducing the interest payable to holders of Consolidation Loans and affecting the Department's financial assistance to Guarantee Agencies, including by reducing the percentage of claims the Department will reimburse Guarantee Agencies and reducing more substantially the premiums and default collections that Guarantee Agencies are entitled to receive and/or retain. In addition, such legislation also contemplates replacement of at least 60 percent of the federal guaranteed student loan programs with direct lending by the Department by the 1998-99 academic year.

ELIGIBLE LENDERS, STUDENTS AND INSTITUTIONS

     Lenders eligible to make and/or hold loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies and, under certain conditions, schools and guarantee agencies. Sallie Mae is an eligible lender for making Consolidation Loans and as a lender of last resort and for holding FFELP loans.

     A FFELP loan may be made only to qualified borrowers. Generally a qualified borrower is an individual or parent of an individual who (a) has been accepted for enrollment or is enrolled and is maintaining satisfactory progress at an eligible institution, (b) is carrying or will carry at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by such institution, (c) has agreed to notify promptly the holder of the loan of any address change and (d) meets the applicable "need" requirements for the particular loan program. Each loan is to be evidenced by an unsecured promissory note signed by the qualified borrower.

     Eligible institutions are post-secondary schools which meet the requirements set forth in the Act. They include institutions of higher education, proprietary institutions of higher education and post-secondary vocational institutions. With specified exceptions, institutions are excluded from consideration as eligible institutions if the institution (i) offers more than 50 percent of its courses by correspondence; (ii) enrolls 50 percent or more of its students in correspondence courses; (iii) has a student enrollment in which more than 25 percent of the students are incarcerated; or (iv) has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation). Further, schools are specifically excluded from participation if (i) the institution has filed for bankruptcy or (ii) the institution, the owner or its chief executive officer, has been convicted or pleaded nolo contendere or guilty to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program. In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

FINANCIAL NEED ANALYSIS

     Student loans may generally be made in amounts, subject to certain limits and conditions, to cover the student's estimated costs of attendance, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses (as determined by the institution). Each borrower must undergo a need analysis, which requires the borrower to submit a need analysis form which is forwarded to the federal central processor. The central processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and/or the family is expected to contribute towards the student's cost of education (the "family contribution"). After receiving information on the family contribution, the institution then subtracts the family contribution from its cost of attendance to determine the student's eligibility for grants, Subsidized Stafford Loans and work assistance. The difference between (a) the sum of the (i) amount of grants,
(ii) the amount earned through work assistance and (iii) the amount of Subsidized Stafford Loans for which the borrower is eligible and (b) the student's estimated cost of attendance (the "Unmet Need") may be borrowed through Unsubsidized Stafford Loans. Parents may finance the family contribution amount through their own resources or through PLUS Loans.

SPECIAL ALLOWANCE PAYMENTS

     The Act provides for quarterly special allowance payments ("Special Allowance Payments") to be made by the Department to holders of student loans to the extent necessary to ensure that such holder receives at least a specified market interest rate of return on such loans. The rates for Special Allowance Payments are based on formulas that differ according to the type of loan and the date the loan was originally made or insured. A Special Allowance Payment is made for each of the 3-month periods ending March 31, June 30, September 30, and December 31. The Special Allowance Payments equal the average unpaid principal balance (including interest permitted to be capitalized) of all eligible loans held by such holder during such period multiplied by the special allowance percentage. The special allowance percentage shall be computed by (i) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for such 3-month period, (ii) subtracting the applicable borrower interest rate on such loans from such average, (iii) adding the applicable Special Allowance Margin (defined below) to the resultant percentage, and (iv) dividing the resultant percentage by 4.

            DATE OF DISBURSEMENT                             SPECIAL ALLOWANCE MARGIN
---------------------------------------------   --------------------------------------------------
Prior to 10/17/86............................   3.50%
10/17/86-9/30/92.............................   3.25%
10/01/92-6/30/95.............................   3.10%
7/1/95-6/30/98...............................   2.50% (Subsidized and Unsubsidized Stafford Loans,
                                                in school, grace or deferment)
                                                3.10% (Subsidized and Unsubsidized Stafford Loans,
                                                in repayment and all other loans)

     Special Allowance Payments are available on variable rate PLUS Loans and SLS Loans as described below under "PLUS and SLS Loan Programs" only to cover any amount by which the variable rate, which is reset annually based on the 52-week Treasury Bill, would exceed the applicable maximum rate.

     As part of the amendments made to the Act by the Omnibus Budget Reconciliation Act of 1993, the method for calculating borrower interest and special allowance payment is scheduled to be altered for loans made on or after July 1, 1998. As of that date, the borrower interest rate on Stafford Loans and Unsubsidized Stafford Loans will be established annually at the "bond equivalent rate of the securities with the comparable maturity", as determined by the Secretary of Education, plus 1.0 percent. This rate will apply for loans both during the in-school and repayment periods. For PLUS loans, the rate will be the same, except that 2.10 percent will be added to the rate basis. Special allowance payments on these loans will be paid at the "bond equivalent rate of the securities with comparable maturities" plus 1.0 percent and reset at intervals established by the Secretary of Education. The Secretary of Education has yet to issue formal guidance on the rate basis or on the method or timing of special allowance payments for these loans.

ORIGINATION FEES

     The eligible lender charges borrowers an origination fee, which in turn is passed on to the federal government, on Subsidized and Unsubsidized Stafford Loans and PLUS Loans equal to 3 percent of the principal balance of each loan. The amount of the origination fee may be deducted from each disbursement pursuant to a loan on a pro rata basis. No origination fee is paid on Consolidation Loans.

     Lenders must refund all origination fees attributable to a disbursement that was returned to the lender by the school or repaid or not delivered within 120 days of the disbursement. Such origination fees must be refunded by crediting the borrower's loan balance with the applicable lender.

STAFFORD LOANS

     The Act provides for (i) federal insurance or reinsurance of Subsidized Stafford Loans made by eligible lenders to qualified students, (ii) federal interest subsidy payments on certain eligible Subsidized Stafford Loans to be paid by the Department to holders of the loans in lieu of the borrower making interest payments ("Interest Subsidy Payments"), and (iii) Special Allowance Payments representing an additional subsidy paid by the Department to the holders of eligible Subsidized Stafford Loans (collectively referred to herein as "Federal Assistance").

     Subsidized Stafford Loans are loans under the FFELP that may be made, based on need, only to post-secondary students accepted or enrolled in good standing at an eligible institution who are carrying at least one-half the normal full-time course load at that institution. The Act limits the amount a student can borrow in any academic year and the amount he or she can have outstanding in the aggregate. The following chart sets forth the historic loan limits.

                              MAXIMUM LOAN AMOUNTS
                         FEDERAL STAFFORD LOAN PROGRAM

                                                                      ALL STUDENTS(1)
                                                                      ---------------    INDEPENDENT STUDENTS(3)
                                                                        BASE AMOUNT      ------------------------
                                                                      SUBSIDIZED AND      ADDITIONAL
                                                       SUBSIDIZED      UNSUBSIDIZED      UNSUBSIDIZED
                                         SUBSIDIZED    ON OR AFTER      ON OR AFTER       ONLY ON OR      TOTAL
      BORROWER'S ACADEMIC LEVEL          PRE-1/1/87      1/1/87          7/7/93(2)       AFTER 7/1/94     AMOUNT
--------------------------------------   ----------    -----------    ---------------    ------------    --------
Undergraduate (per year)
1st year..............................    $  2,500       $ 2,625          $ 2,625          $  4,000      $  6,625
2nd year..............................    $  2,500       $ 2,625          $ 3,500          $  4,000      $  7,500
3rd year & above......................    $  2,500       $ 4,000          $ 5,500          $  5,000      $ 10,500
Graduate (per year)...................    $  5,000       $ 7,500          $ 8,500          $ 10,000      $ 18,500
Aggregate Limit
  Undergraduate.......................    $ 12,500       $17,250          $23,000          $ 23,000      $ 46,000
  Graduate (including
     undergraduate)...................    $ 25,000       $54,750          $65,500          $ 73,000      $138,500

---------------
(1) The loan limits are inclusive of both Federal Stafford Loans and Federal Direct Student Loans.

(2) These amounts represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Loan.

(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of such students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a Federal PLUS Loan.

(4) Some graduate health profession students otherwise eligible to borrow under HEAL may be entitled to increase unsubsidized loan limits not to exceed HEAL statutory limits for each course of study per academic year.

     The interest rate paid by borrowers on a Subsidized Stafford Loan is dependent on the date of the loan except for loans made prior to October 1, 1992, whose interest rate depends on any outstanding borrowings of that borrower as of such date. The rate for variable rate Subsidized Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or, (b) the sum of (i) the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held prior to such June 1, and (ii) the applicable Interest Rate Margin.

                           SUBSIDIZED STAFFORD LOANS

     DATE OF DISBURSEMENT           BORROWER RATE            MAXIMUM RATE        INTEREST RATE MARGIN
------------------------------   --------------------    --------------------    --------------------
09/13/83-06/30/88.............   8%                             8.00%
07/01/88-09/30/92.............   8% for 48 months;       8.00% for 48 months,           3.25%
                                 thereafter, 91-Day            then 10%
                                 Treasury +
                                 Interest Rate Margin
10/01/92-06/30/94.............   91-Day Treasury +              9.00%                   3.10%
                                 Interest Rate Margin
07/01/94-06/30/95.............   91-Day Treasury +              8.25%                   3.10%
                                 Interest Rate Margin
07/01/95-06/30/98.............   91-Day Treasury +              8.25%             2.50% (in school,
                                 Interest Rate Margin                            grace, or deferment)
                                                                                 3.10% (in repayment)
After 07/01/98................   The bond equivalent            8.25%                    1.0%
                                 rate of the
                                 securities with a
                                 comparable maturity
                                 as established by
                                 the Secretary +
                                 Interest Rate Margin

     The Technical Amendments provide that, for fixed rate loans made on or after July 23, 1992 and for certain loans made to new borrowers on or after July 1, 1988, the lender must convert the loan to a variable rate loan capped at the interest rate existing prior to the conversion. This conversion must have been completed by January 1, 1995.

     Holders of Subsidized Stafford Loans are eligible to receive Special Allowance Payments. The Department is responsible for paying interest on Subsidized Stafford Loans while the borrower is a qualified student, during a grace period or during certain deferment periods. The Department makes quarterly Interest Subsidy Payments to the owner of Subsidized Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any deferment periods. The Act provides that the owner of an eligible Subsidized Stafford Loan shall be deemed to have a contractual right against the United States to receive Interest Subsidy Payments (and Special Allowance Payments) in accordance with its provisions. Receipt of Interest Subsidy Payments and Special Allowance Payments is conditioned on compliance with the requirements of the Act and continued eligibility of such loan for federal reinsurance.

     Interest Subsidy Payments and Special Allowance Payments are generally received within 45 days to 60 days after the end of any given calendar quarter (provided that the applicable claim form is properly filed with the Department), although there can be no assurance that such payments will in fact be received from the Department within that period.

     Repayment of principal on a Subsidized or Unsubsidized Stafford Loan typically does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period, as described below. Any borrower may voluntarily prepay without premium or penalty any loan and in connection therewith may waive any grace period or deferment period. In general, each loan must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. The Act currently requires minimum annual payments of $600 including principal and interest, unless the borrower and the lender agree to lesser payments. As of July 1, 1995, lenders are required to offer borrowers a choice among standard, graduated and income-sensitive repayment schedules. These repayment options must be offered to all new borrowers who enter repayment on or after July 1, 1995. If a borrower fails to elect a particular repayment schedule or fails to submit the documentation necessary for the option the borrower chooses, the standard repayment schedule is used.

     Repayment of principal on a Subsidized Stafford Loan must generally commence following a period of (a) not less than 9 months or more than 12 months (with respect to loans for which the applicable interest rate is 7 percent per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is 9 percent per annum or 8 percent per annum and for loans to first time borrowers on or after July 1, 1988) after the borrower ceases to pursue at least a half-time course of study (a "Grace Period"). However, during certain other periods (each a "Deferment Period") and subject to certain conditions, no principal repayments need be made, including periods when the student has returned to an eligible educational institution on a full-time (or in certain cases half time) basis or is pursuing studies pursuant to an approved graduate fellowship program, or when the student is a member of the Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or when the borrower is temporarily or totally disabled, or periods during which the borrower may defer principal payments because of temporary financial hardship. For new borrowers to whom loans are first disbursed on or after July 1, 1993, payment of principal may be deferred only while the borrower is at least a half-time student or is in an approved graduate fellowship program or is enrolled in a rehabilitation program, or when the borrower is seeking but unable to find full-time employment, or when for any reason the lender determines that payment of principal will cause the borrower economic hardship; in the case of unemployment or economic hardship the deferment is subject to a maximum deferment period of three years. The 1992 Amendments also require forbearance of loans in certain circumstances and permit forbearance of loans in certain other circumstances (each such period, a "Forbearance Period").

     The Unsubsidized Stafford Loan program created under the 1992 Amendments is designed for students who do not qualify for Subsidized Stafford Loans and for independent graduate and professional students whose Unmet Need exceeds what they can borrow under the Subsidized Stafford Loan Program. The basic requirements for Unsubsidized Stafford Loans are essentially the same as those for the Subsidized Stafford Loans, including with respect to provisions governing the interest rate, the annual loan limits and the Special Allowance Payments. The terms of the Unsubsidized Stafford Loans, however, differ in some respects. The federal government does not make Interest Subsidy Payments on Unsubsidized Stafford Loans. The borrower must either pay interest on a periodic basis beginning 60 days after the time the loan is disbursed or capitalize the interest that accrues until repayment begins. Effective July 1, 1994, the maximum insurance premium was set at 1 percent. Subject to the same loan limits established for Subsidized Stafford Loans, the student may borrow up to the amount of such student's Unmet Need. Lenders are authorized to make Unsubsidized Stafford Loans applicable for periods of enrollment beginning on or after October 1, 1992.

PLUS AND SLS LOAN PROGRAMS

     The Act also provides for the PLUS Program. The Act authorizes PLUS Loans to be made to parents of eligible dependent students. The 1993 Act eliminated the SLS Program after July 1, 1994.

     The PLUS program permits parents of dependent students to borrow an amount equal to each student's Unmet Need. Under the former SLS program, independent graduate or professional school students and certain dependent undergraduate students were permitted to borrow subject to the same loan limitations.

     The first payment of principal and interest is due within 60 days of full disbursement of the loan except for borrowers eligible for deferment who may defer principal and interest payments while eligible for deferment; deferred interest is then capitalized periodically or at the end of the deferment period under specific arrangements with the borrower. The maximum repayment term is 10 years. PLUS and SLS loans carry no in-school interest subsidy.

     The interest rate determination for a PLUS or SLS loan is dependent on when the loan was originally made or disbursed. Some PLUS or SLS loans carry a variable rate. The rate varies annually for each 12-month period beginning on July 1 and ending on June 30. The variable rate is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to such June 1, and (ii) the applicable Interest Rate Margin as set forth below.

                                 PLUS/SLS LOANS

          DATE OF DISBURSEMENT                 BORROWER RATE        MAXIMUM RATE    INTEREST RATE MARGIN
-----------------------------------------   --------------------    ------------    --------------------
Prior to 10/01/81........................   9%                          9%
10/01/81-10/31/82........................   14%                        14%
11/01/82-06/30/87........................   12%                        12%
07/01/87-09/30/92........................   52-Week Treasury +         12%              3.25%
                                            Interest Rate Margin
10/01/92-06/30/94........................   52-Week Treasury +       PLUS 10%           3.10%
                                            Interest Rate Margin     SLS 11%
After 06/30/94
  (SLS repealed 07/01/94)................   52-Week Treasury +          9%              3.10%
                                            Interest Rate Margin

     A holder of a PLUS or SLS loan is eligible to receive Special Allowance Payments during any such 12-month period if (a) the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to such June 1, and (ii) the Interest Rate Margin, exceeds (b) the Maximum Rate.

THE CONSOLIDATION LOAN PROGRAM

     The Act authorizes a program under which certain borrowers may consolidate their various student loans into Consolidation Loans which will be insured and reinsured to the same extent as other loans made under the FFELP. Under this program, a lender may make a Consolidation Loan only if (a) such lender holds one of the borrower's outstanding student loans that is selected for consolidation, or (b) the borrower has unsuccessfully sought a Consolidation Loan from the holders of the Student Loans selected for consolidation.

     Consolidation Loans are made in an amount sufficient to pay outstanding principal and accrued unpaid interest and late charges on all FFELP loans, as well as loans made pursuant to various other federal student loan programs, which were selected by the borrower for consolidation. The unpaid principal balance of a Consolidation Loan made prior to July 1, 1994 bears interest at a rate not less than 9 percent. The interest rate on a Consolidation Loan made on or after July 1, 1994 is equal to the weighted average of the interest rates on the loans selected for consolidation, rounded upward to the nearest whole percent. The holder of a Consolidation Loan made on or after October 1, 1993 must pay the Secretary a monthly rebate fee calculated on an annual basis equal to 1.05 percent of the principal plus accrued unpaid interest on any such loan.

     The repayment term under a Consolidation Loan varies depending upon the aggregate amount of the loans being consolidated. In no case may the repayment term exceed 30 years. A Consolidation Loan is evidenced by an unsecured promissory note and entitles the borrower to prepay the loan, in whole or in part, without penalty.

GUARANTEE AGENCIES

     The Act authorizes Guarantee Agencies to support education financing and credit needs of students at post-secondary schools. Under various programs throughout the United States, Guarantee Agencies insure student loans. The Guarantee Agencies are reinsured by the federal government for 80 percent to 100 percent of claims paid, depending on their claims experience for loans disbursed prior to October 1, 1993 and for 78 percent to 98 percent of claims paid for loans disbursed on or after October 1, 1993.

     Guarantee Agencies collect a one-time insurance fee of up to 1 percent of the principal amount of each loan, other than Consolidation Loans, that the agency guarantees.

     The Guarantee Agencies generally guarantee loans for students attending institutions in their particular state or region or for residents of their particular state or region attending schools in another state. Certain Guarantee Agencies have been designated as the Guarantee Agency for more than one state. Some Guarantee Agencies contract with other entities to administer their guarantee agency programs.

FEDERAL INSURANCE AND REINSURANCE OF GUARANTEE AGENCIES

     A student loan is considered to be in default for purposes of the Act when the borrower fails to make an installment payment when due, or to comply with other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments.

     If the loan is guaranteed by a Guarantee Agency, the eligible lender is reimbursed by the Guarantee Agency for 100 percent (98 percent for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the loan plus accrued interest on any loan defaulted so long as the eligible lender has properly originated and serviced such loan. Under certain circumstances a loan deemed ineligible for reimbursement may be restored to eligibility.

     Under the Act, the Department enters into a reinsurance agreement with each Guarantee Agency, which provides for federal reinsurance of amounts paid to eligible lenders by the Guarantee Agency. Pursuant to such agreements, the Department agrees to reimburse a Guarantee Agency for 100 percent of the amounts expended in connection with a claim resulting from the death, bankruptcy, or total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan, or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure, or borrowers whose borrowing eligibility was falsely certified by the eligible institution; such claims are not included in calculating a Guaranty Agency's claims experience for federal reinsurance purposes, as set forth below. The Department is also required to repay the unpaid balance of any loan if collection is stayed under the Bankruptcy Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department.

     With respect to FFELP loans in default, the Department is required to pay the applicable Guarantee Agency a certain percentage ("Reinsurance Rate") of the amount such agency paid pursuant to default claims filed by the lender on a reinsured loan. The amount of such Reinsurance Rate is subject to specified reductions when the total reinsurance claims paid by the Department to a Guarantee Agency during a fiscal year equals or exceeds 5 percent of the aggregate original principal amount of FFELP loans guaranteed by such agency that are in repayment on the last day of the prior fiscal year. Accordingly, the amount of the reinsurance payment received by the Guarantee Agency may vary. The Reinsurance Rates are set forth in the following table.

             GUARANTEE AGENCY'S
              CLAIMS EXPERIENCE                             APPLICABLE REINSURANCE RATE
---------------------------------------------   ---------------------------------------------------
0% up to 5%..................................   98% (100% for loans disbursed before Oct. 1, 1993)
5% up to 9%..................................   88% (90% for loans disbursed before Oct. 1, 1993)
9% and over..................................   78% (80% for loans disbursed before Oct. 1, 1993)

---------------
     The claims experience is not cumulative. Rather, the claims experience for any given Guarantee Agency is determined solely on the basis of claims for any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

     The 1992 Amendments addressed industry concerns regarding the Department's commitment to providing support in the event of Guarantee Agency failures. Pursuant to the 1992 Amendments, Guarantee Agencies are required to maintain specified reserve fund levels. Such levels are defined as 0.5 percent of the total attributable amount of all outstanding loans guaranteed by the agency for the fiscal year of the agency that begins in 1993, 0.7 percent for the agency's fiscal year beginning in 1994, 0.9 percent for the agency's fiscal year beginning in 1995, and 1.1 percent for the agency's fiscal year beginning on or after January 1, 1996.

If (i) the Guarantee Agency fails to achieve the minimum reserve level in any two consecutive years, (ii) the Guarantee Agency's federal reimbursements are reduced to 80 percent (or 78 percent after October 1, 1993) or (iii) the Department determines the Guarantee Agency's administrative or financial condition jeopardizes its continued ability to perform its responsibilities, the Department must require the Guarantee Agency to submit and implement a management plan to address the deficiencies. The Department may terminate the Guarantee Agency's agreements with the Department if the Guarantee Agency fails to submit the required plan, or fails to improve its administrative or financial condition substantially, or if the Department determines the Guarantee Agency is in danger of financial collapse. In such event, the Department is authorized to undertake specified actions to assure the continued payment of claims, including making advances to guarantee agencies to cover immediate cash needs, transferring of guarantees to another Guarantee Agency, or transfer of guarantees to the Department itself.

     The Act provides that, subject to compliance with the Act, the full faith and credit of the United States is pledged to the payment of federal reinsurance claims. It further provides that Guarantee Agencies are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions. In addition, the 1992 Amendments provide that if the Department determines that a Guarantee Agency is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department until such time as the obligations are transferred to a new Guarantee Agency capable of meeting such obligations or until a successor Guarantee Agency assumes such obligations. There can be no assurance that the Department would under any given circumstances assume such obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Guarantee Agency or by making a determination that such Guarantee Agency is unable to meet its guarantee obligations.

     Lastly, the 1993 Act provides the Secretary of Education with broad authority to manage the finances and affairs of Guarantee Agencies. In general, the Act provides that agency reserve funds are federal property and may be taken by the Secretary if he determines such action is in the best interests of the loan program. Also, the Secretary has broad authority to terminate a Guarantee Agency's reinsurance agreement with the Department.

     Within each fiscal year, the applicable Reinsurance Rate steps down incrementally with respect to claims made only after the claims experience thresholds are reached.

                                                                      APPENDIX D

                             INTENTIONALLY OMITTED

                                                                      APPENDIX E

       DISSENT TO THE REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE

     The following statement has been included at the written request of the directors listed below and represents solely their views.

     Messrs. Daley and Shapiro voted against the executive officer bonus and stock option awards that were approved by the Compensation and Personnel Committee (the "Committee"). This statement summarizes the reasons they dissent from the Report on Executive Compensation submitted by the Committee.

     GENERAL POLICY. At Sallie Mae, a majority of executive officers' compensation is based on the Committee's subjective evaluations. While peer company compensation data is compiled and distributed to Committee members, for 1996 neither base salaries nor overall compensation levels were targeted to those of peer companies, and the Committee did not assign a specified weight to any particular factor considered in setting annual bonuses and annual stock option grants. For the reasons discussed below, Messrs. Daley and Shapiro believe that the Committee's subjective evaluations of performance resulted in 1996 compensation being excessive relative to the Company's performance.

     ANNUAL BONUS. Messrs. Daley and Shapiro believe that a true "at risk" bonus system should result in bonuses that vary based on performance. They believe that 1996 bonuses do not sufficiently reflect such a link. In reaching this conclusion, Messrs. Daley and Shapiro noted that Sallie Mae's performance in 1996 had both positive and negative aspects. They believe that management cannot claim credit for some of the factors that resulted in positive performance, such as the influence that the Company's stock repurchase program, a generally improved political environment and a strong stock market had on the Company's stock price increase. In contrast, they believe that performance in areas where management had more direct control and responsibility was not satisfactory. In reaching this conclusion, Messrs. Daley and Shapiro noted that in three significant areas management failed to exceed or even achieve stated objectives. Student loan purchase volume was below planned levels without a significant increase in yield. Importantly, both the amount of student loans originated from the ExportSS product and the number of ExportSS lending clients declined. Additionally, operating expenses exceeded management's plan and, after accounting for the elimination of expenses as a result of the Company's disposition of its CyberMark venture, continued at levels that Messrs. Daley and Shapiro believe to be above what reasonably should be expected.

     STOCK OPTIONS. Sallie Mae grants stock options in January of each year, after evaluating performance for the previous year. Thus, the number of options reported in the Summary Compensation Table and the Option Grants Table as having been granted in 1996 relates to 1995 performance. Options granted in January 1997 after the Committee's evaluation of 1996 performance are not reflected in those tables.

     Messrs. Daley and Shapiro believe that the Company's option grant activity is not guided by a formal methodology. Messrs. Daley and Shapiro believe that three factors should be considered in determining the size of option grants: (1) corporate performance, (2) the size and value of previous years' option grants, and (3) the extent to which optionees have retained shares issued upon the exercise of previously granted options. Based on these considerations, Messrs. Daley and Shapiro believe that the Committee's January 1997 option grants to executive officers were too large. In reaching this conclusion, they considered the performance issues discussed above under "Annual Bonus" and the fact that the approximately 40% increase in the Company's stock price between January 1996 and January 1997 resulted in a January 1997 option having a significantly higher value than the January 1996 option grant.

     CEO COMPENSATION. Messrs. Daley and Shapiro voted in favor of an increase in Mr. Hough's salary because of the modest size of the increase. However, the chairman of the Committee has stated that he believes Mr. Hough's salary is relatively low and that the Committee will address this in the coming year. Messrs. Daley and Shapiro do not believe that the CEO's salary is relatively low.

     For 1996, the Committee established a $500,000 bonus for Mr. Hough, which it then reduced to $440,000 to reflect the recommendation of the Board's Audit Committee. Specifically, following an internal inquiry into the source of a document which is the subject of a complaint filed with the Federal Election Commission involving the Company, the Audit Committee suggested that the Compensation Committee take into consideration the Audit Committee's findings relative to Mr. Hough's supervisory responsibility when considering Mr. Hough's 1996 compensation. The 1996 bonus established by the Committee for Mr. Hough, even after the purported reduction described above, resulted in a 1996 annual bonus (cash and restricted stock) equal to approximately 81% of Mr. Hough's 1996 base salary, compared to a 1995 bonus equal to approximately 80% of Mr. Hough's 1995 base salary.

     Messrs. Daley and Shapiro do not believe that the Committee's actions resulted in an appropriate reduction in Mr. Hough's compensation given the Audit Committee's findings, and do not believe that the Company's operating results justify a bonus of the magnitude granted to Mr. Hough. They also do not believe that the other factors considered by the Committee -- board relations, congressional relations and team building -- offset the Company's operating performance so as to justify Mr. Hough's bonus. As to board relations, they believe that Mr. Hough failed to respond to requests and concerns raised by eight directors (including themselves) who were nominated by The Committee to Restore Value at Sallie Mae and first elected to the board by stockholders in 1995. As to Congressional relations, Messrs. Daley and Shapiro believe that the incident leading to the filing of a complaint with the Federal Election Commission referred to above damaged the Company's relationship with the Clinton Administration and with some in Congress. In particular, they believe that following that incident, the relationship of presidentially appointed directors were a more important factor than Mr. Hough's congressional relations in obtaining passage of privatization legislation. Messrs. Daley and Shapiro believe that "team building" is too subjective a criteria to be afforded much weight in awarding bonuses.

     Finally, in determining to vote against the bonus awarded to Mr. Hough, Messrs. Daley and Shapiro noted that the chairman of the Committee requested Committee members to consider Mr. Hough's establishment and execution of a longer term strategy in evaluating his performance. Messrs. Daley and Shapiro view privatization as a means to implementing a business strategy, and do not view Congressional passage of privatization legislation as a strategy in itself. They believe that Mr. Hough has not presented to the Board any significant strategy for taking advantage of privatization to enhance the value of stockholders' investment in the Company. Accordingly, they do not believe that Mr. Hough has performed strongly under this criteria.

     In consideration of all of the foregoing, Messrs. Daley and Shapiro believe that a lower annual bonus award would have been more appropriate for the Company's CEO.

     Messrs. Daley and Shapiro believe that the 27,000 share option grant awarded to Mr. Hough in January 1997 -- following a 30,000 share option grant for Mr. Hough in January 1996 -- is excessive. Their determination is based on the same factors discussed above regarding Mr. Hough's annual bonus, as well as their view as to valuation factors that they believe should be considered in granting options, as discussed above in this dissent under "Stock Options."

                                                                      APPENDIX F

                   PROVIDED SEPARATELY BY MAJORITY DIRECTORS

                                                                      APPENDIX G

                         PROVIDED SEPARATELY BY THE CRV

PROXY
                                 TIME SENSITIVE

                       STUDENT LOAN MARKETING ASSOCIATION

      SOLICITED ON BEHALF OF THE MAJORITY OF THE BOARD OF DIRECTORS OF THE
                   STUDENT LOAN MARKETING ASSOCIATION FOR THE
            SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY __, 1997

The undersigned hereby constitutes and appoints David J. Vitale and [Regina T. Montoya], and each or any of them, as true and lawful agents and proxies with full power of substitution in each to represent and to vote all the shares of Sallie Mae Common Stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Student Loan Marketing Association to be held on Thursday, July __, 1997, at 11:00 a.m., eastern time, at the [
      ], Washington, DC [     ], and at any adjournments thereof, and to vote
upon any other business as may properly come before said Special Meeting, or any adjournment thereof, hereby revoking all proxies heretofore given.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side of this card. If you sign and return this card but do not mark any boxes, your shares of Sallie Mae Common Stock will be voted FOR the proposal to approve and adopt the Reorganization Agreement, as more fully described in the accompanying Proxy Statement/Prospectus dated June __, 1997, as such may be supplemented from time to time, and FOR the nominees to the Holding Company Board included in the Majority Director Slate, as more fully described in the accompanying Proxy Statement Supplement of the Majority Directors, as such may be supplemented from time to time. The persons listed above cannot vote your shares of Sallie Mae Common Stock as directed by you unless you sign and return this card.

     If you need assistance in voting your shares, please call the Majority Directors' proxy solicitor, D. F. King & Co., Inc., toll free at
1-800-848-3410.
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                                                                SEE REVERSE SIDE

THE MAJORITY OF THE BOARD OF DIRECTORS           FOR        AGAINST      ABSTAIN                     [X] Please mark
RECOMMENDS A VOTE FOR:                          [   ]        [    ]       [   ]                           your votes
                                                                                                           as this
THE PROPOSAL TO APPROVE AND ADOPT THE
REORGANIZATION AGREEMENT, which
provides for the Reorganization of the
Student Loan Marketing Association                                                                      PLEASE MARK BOX
into a subsidiary of the Holding Company                                                                    BELOW IF
and the conversion of each                                                                            SHAREHOLDER WILL BE
outstanding share of Sallie Mae Common                                                                   ATTENDING THE
Stock into one share of Holding                                                                         SPECIAL MEETING
Company Common Stock, as more fully
described in the accompanying Proxy
Statement/Prospectus, as such may be
supplemented from time to time.                                                                              [      ]



THE MAJORITY OF THE BOARD OF DIRECTORS
RECOMMENDS A VOTE FOR:

THE NOMINEES TO THE HOLDING COMPANY                 FOR        AGAINST      ABSTAIN
BOARD INCLUDED IN THE MAJORITY                     [   ]        [    ]       [   ]      NOTE: Receipt is hereby acknowledged of the
DIRECTOR SLATE, which nominees                                                          Notice of Special Meeting and the
include Messrs. Arceneaux, Daberko,                                                     accompanying Proxy Statement/Prospectus
Huber, Jacobsen, Ricciardi, Spiegel and                                                 and the Proxy Statement Supplement of the
Vitale and Mmes. Cross, Duff-Bloom and                                                  Majority Directors.  This Proxy revokes all
Reese, as more fully described in the                                                   proxies previously given by the undersigned
accompanying Proxy Statement Supplement                                                 with respect to all shares of Sallie Mae
of the Majority Directors, as such may                                                  Common Stock as to which the undersigned
be supplemented from time to time.                                                      has voting power.  This Proxy, when properly
                                                                                        executed by the undersigned, will be voted
                                                                                        in the manner directed.  If the votes are
                                                                                        not directed otherwise, this Proxy will be
                                                                                        voted for approval and adoption of the
                                                                                        Reorganization Agreement and for the
                                                                                        nominees to the Holding Company Board
                                                                                        included in the Majority Director Slate.
                                                                                        Votes for the Majority Director Slate will
                                                                                        be deemed votes for each of the nominees
                                                                                        included therein, nothwithstanding any marks
                                                                                        or purported withdrawal of authority with
                                                                                        respect to any individual nominee. A
                                                                                        majority (or if only one, then that one) of
                                                                                        the proxies or substitutes acting at the
                                                                                        Special Meeting, or at any adjournment
                                                                                        thereof, may exercise the powers conferred
                                                                                        by this Proxy.

Signature                      Signature                          Date
          --------------------            -----------------------      ---------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PROXY
                                 TIME SENSITIVE

                       STUDENT LOAN MARKETING ASSOCIATION

            SOLICITED ON BEHALF OF THE COMMITTEE TO RESTORE VALUE
                        AT SALLIE MAE ("CRV") FOR THE
            SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY __, 1997

The undersigned hereby constitutes and appoints Albert L. Lord, Ronald F. Hunt and [J. Paul Craig] and each or any of them, as true and lawful agents and proxies with full power of substitution in each to represent and to vote all the shares of Sallie Mae Common Stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Student Loan Marketing Association to be held on Thursday, July __, 1997, at 11:00 a.m., eastern time,
at the [            ], Washington, DC [     ], and at any adjournments thereof,
and to vote upon any other business as may properly come before said Special Meeting, or any adjournment thereof, hereby revoking all proxies heretofore given.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side of this card. If you sign and return this card but do not mark any boxes, your shares of Sallie Mae Common Stock will be voted FOR the proposal to approve and adopt the Reorganization Agreement, as more fully described in the accompanying Proxy Statement/Prospectus dated June __, 1997, as such may be supplemented from time to time, and FOR slate of directors nominated by the CRV to save as directors of the Holding Company (the "CRV Slate"), as more fully described in the accompanying Proxy Statement Supplement of the CRV, as such may be supplemented from time to time. The persons listed above cannot vote your shares of Sallie Mae Common Stock as directed by you unless you sign and return this card.

     If you need assistance in voting your shares, please call the CRV's proxy solicitor, MacKenzie Partners,Inc., toll free at 1-800-322-2885.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                                                                SEE REVERSE SIDE

THE CRV RECOMMENDS A VOTE FOR:                   FOR        AGAINST      ABSTAIN                     [X] Please mark
                                                [   ]        [    ]       [   ]                           your votes
THE PROPOSAL TO APPROVE AND ADOPT THE                                                                      as this
REORGANIZATION AGREEMENT, which
provides for the Reorganization of the
Student Loan Marketing Association                                                                      PLEASE MARK BOX
into a subsidiary of the Holding Company                                                                    BELOW IF
and the conversion of each                                                                            SHAREHOLDER WILL BE
outstanding share of Sallie Mae Common                                                                   ATTENDING THE
Stock into one share of Holding                                                                         SPECIAL MEETING
Company Common Stock, as more fully
described in the accompanying Proxy
Statement/Prospectus, as such may be
supplemented from time to time.                                                                              [      ]



THE CRV RECOMMENDS A VOTE FOR:

THE SLATE OF NOMINEES NOMINATED BY THE              FOR                     ABSTAIN
CRV TO SERVE AS DIRECTORS OF THE HOLDING           [   ]                     [   ]      NOTE: Receipt is hereby acknowledged of the
COMPANY, which nominees include Messrs.                                                 Notice of Special Meeting and the
Brandon, Daley, Fitzpatrick, Fox, Hunt,                                                 accompanying Proxy Statement/Prospectus
Lambert, Lord Porter, Schoellkopf, Shapiro                                              and the Proxy Statement Supplement of the
and Waterfield, and Mmes. Grant and                                                     CRV.  This Proxy revokes all proxies
McDemmond, as more fully described in the                                               previously given by the undersigned
accompanying Proxy Statement Supplement                                                 with respect to all shares of Sallie Mae
of the Majority Directors, as such may                                                  Common Stock as to which the undersigned
be supplemented from time to time.                                                      has voting power.  This Proxy, when properly
                                                                                        executed by the undersigned, will be voted
                                                                                        in the manner directed.  If the votes are
                                                                                        not directed otherwise, this Proxy will be
                                                                                        voted for approval and adoption of the
                                                                                        Reorganization Agreement and for the
                                                                                        slate of directors nominated by the CRV
                                                                                        to serve as directors of the Holding
                                                                                        Company.  Votes for the CRV Slate will be
                                                                                        deemed votes for each of the nominees
                                                                                        included therein, nothwithstanding any marks
                                                                                        or purported withdrawal of authority with
                                                                                        respect to any individual nominee. A
                                                                                        majority (or if only one, then that one) of
                                                                                        the proxies or substitutes acting at the
                                                                                        Special Meeting, or at any adjournment
                                                                                        thereof, may exercise the powers conferred
                                                                                        by this Proxy.

Signature                      Signature                          Date
          --------------------            -----------------------      ---------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IX of the Registrant's By-Laws provides for indemnification of the officers and directors of SLM Holding Corporation to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law provides, in relevant part, that a corporation organized under the laws of Delaware shall have the power, and in certain cases the obligation, to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, he had no reason to believe his conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in right of the corporation, provided such person acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

     The directors and officers of the Registrant and its subsidiaries will be covered by a policy of insurance under which they will be insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this Registration
Statement.


EXHIBIT NO.                                    DESCRIPTION OF DOCUMENT
-----------       ---------------------------------------------------------------------------------
     *2        -- Form of Agreement and Plan of Reorganization by and among the Student Loan
                  Marketing Association ("Sallie Mae"), SLM Holding Corporation ("Registrant"), and
                  Sallie Mae Merger Company ("MergerCo") (Appendix A to the Proxy
                  Statement/Prospectus contained in this Registration Statement)
    **3.1A     -- Majority Director Form of Amended and Restated Certificate of Incorporation of
                  Registrant
     *3.1B     -- CRV Form of Amended and Restated Certificate of Incorporation of Registrant
    **3.2A     -- Majority Director Form of By-Laws of Registrant
     *3.2B     -- CRV Form By-Laws of Registrant
    **4A       -- Reference is made to the Form of Amended and Restated Certificate of
                  Incorporation of Registrant (Exhibit 3.1A herein)
     *4B       -- Reference is made to the Form of Amended and Restated Certificate of
                  Incorporation of Registrant (Exhibit 3.1B herein)
    **5        -- Opinion of Timothy G. Greene, Executive Vice President and General Counsel, as to
                  the legality of the securities being registered
    **8        -- Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters
   **10.1      -- Board of Directors' Restricted Stock Plan
   **10.2      -- Board of Directors' Stock Option Plan
   **10.3      -- Deferred Compensation Plan for Directors
   **10.4      -- Incentive Performance Plan
   **10.5      -- Stock Compensation Plan
   **10.6      -- 1993-1998 Stock Option Plan
   **10.7      -- Supplemental Pension Plan
   **10.8      -- Supplemental Employees' Thrift & Savings Plan
   **10.9      -- Letter Agreement dated May 27, 1997 by and between Sallie Mae and the CRV
   **21        -- Subsidiaries of the Registrant
    *23.1      -- Consent of Ernst & Young LLP

EXHIBIT NO.                                    DESCRIPTION OF DOCUMENT
-----------       ---------------------------------------------------------------------------------
   **23.2A     -- Consents of Persons Who Have Agreed to Serve as Directors of the Holding Company
    *23.2B     -- Consents of Additional Persons Who Have Agreed to Serve as Directors of the
                  Holding Company
    *27        -- Financial Data Schedule
   **99.1      -- Charter of Sallie Mae
   **99.2      -- By-Laws of Sallie Mae
   **99.3      -- Appendix F--Proxy Statement Supplement of the Majority Directors
    *99.4      -- Appendix G--Proxy Statement Supplement of the CRV


---------------

  * Filed herewith.

 ** Previously filed.


     (b) Financial statement schedules required by Regulation S-X and Item 14(e), Item 17(a) or Item 17(b)(9) of S-4 -- None


ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement, as amended to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on June 18, 1997.


                                          SLM Holding Corporation

                                          By: /s/ LAWRENCE A. HOUGH
                                            ------------------------------------
                                            Lawrence A. Hough
                                            President and Chief Executive
                                          Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, as amended has been signed by the following persons in the capacities and on the dates indicated.

/s/ LAWRENCE A. HOUGH
----------------------------------------------------
Lawrence A. Hough
President and Chief Executive Officer and Director
(Principal Executive Officer)

/s/ DENISE B. MCGLONE
----------------------------------------------------
Denise B. McGlone
Chief Financial Officer and Controller
(Principal Financial Officer and
Principal Accounting Officer)

                                 EXHIBIT INDEX


                                                                                            PAGE IN
                                                                                           SEQUENTIAL
                                                                                           NUMBERING
EXHIBIT NO.                                                                                 SYSTEM
-----------                                                                                ---------
    *2         --  Form of Agreement and Plan of Reorganization by and among the Student
                   Loan Marketing Association ("Sallie Mae"), SLM Holding Corporation
                   ("Registrant"), and Sallie Mae Merger Company ("MergerCo") (Appendix
                   A to the Proxy Statement/Prospectus contained in this Registration
                   Statement)...........................................................
   **3.1A      --  Majority Director Form of Amended and Restated Certificate of
                   Incorporation of Registrant..........................................
    *3.1B      --  CRV Form of Amended and Restated Certificate of Incorporation of
                   Registrant...........................................................
   **3.2A      --  Majority Director Form of By-Laws of Registrant......................
    *3.2B      --  CRV Form of By-Laws of Registrant....................................
   **4A        --  Reference is made to the Form of Amended and Restated Certificate of
                   Incorporation of Registrant (Exhibit 3.1A herein)....................
    *4B        --  Reference is made to the Form of Amended and Restated Certificate of
                   Incorporation of Registrant (Exhibit 3.1B herein)....................
   **5         --  Opinion of Timothy G. Greene, Executive Vice President and General
                   Counsel, as to the legality of the securities being registered.......
   **8         --  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters..............................................................
  **10.1       --  Board of Directors' Restricted Stock Plan............................
  **10.2       --  Board of Directors' Stock Option Plan................................
  **10.3       --  Deferred Compensation Plan for Directors.............................
  **10.4       --  Incentive Performance Plan...........................................
  **10.5       --  Stock Compensation Plan..............................................
  **10.6       --  1993-1998 Stock Option Plan..........................................
  **10.7       --  Supplemental Pension Plan............................................
  **10.8       --  Supplemental Employees' Thrift & Savings Plan........................
  **10.9       --  Letter Agreement dated May 27, 1997 by and between Sallie Mae and the
                   CRV..................................................................
  **21         --  Subsidiaries of the Registrant.......................................
   *23.1       --  Consent of Ernst & Young LLP.........................................
  **23.2A      --  Consents of Persons Who Have Agreed to Serve as Directors of the
                   Holding Company......................................................
   *23.2B      --  Consents of Additional Persons Who Have Agreed to Serve as Directors
                   of the Holding Company...............................................
   *27         --  Financial Data Schedule..............................................
  **99.1       --  Charter of Sallie Mae................................................
  **99.2       --  By-Laws of Sallie Mae................................................
  **99.3       --  Appendix F--Proxy Statement Supplement of the Majority Directors
   *99.4       --  Appendix G--Proxy Statement Supplement of the CRV


---------------
  * Filed herewith.


 ** Previously filed.